This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                                   =============================================

                                   COMPLETE APPRAISAL OF REAL PROPERTY

                                   The Esplanade Shopping Mail
                                   West Esplanade Avenue
                                   Kenner, Jefferson Parish, Louisiana


                                   SELF-CONTAINED FORMAT OF REPORT
                                   =============================================

                                   As of April 25, 1996



                                   Prepared For:

                                   Cadillac Fairview
                                   20 Queen Street West, 4th Floor
                                   Toronto, Ontario, M5H3R4

                                   Prepared By:

                                   Cushman & Wakefield of Connecticut, Inc.
                                   Valuation Advisory Services
                                   Four Stamford Plaza, 8th Floor
                                   107 Elm Street
                                   Stamford, Connecticut 06902

Cushman & Wakefield of Connecticut, Inc.                            CUSHMAN &
Valuation Advisory Services                                         WAKEFIELD(R)
Four Stamford Plaza, 8th Floor
107 Elm Street
Stamford, CT 06902
Tel: (203) 326-5845
Fax: (203) 348-6203

May 24, 1996



Mr. John MacDonald
Cadillac Fairview U.S., Inc.
20 Queen Street West, 4th Floor
Toronto, Ontario M5H3R4

Re:  Complete Appraisal Of Real Property
     Self-Contained Format
     The Esplanade Shopping Mail
     Town of Kenner
     Jefferson Parrish, Louisiana

Dear Mr. MacDonald:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Connecticut, Inc. is pleased to transmit our self-contained appraisal report estimating the market value of the leased fee estate in the Esplanade Mall.

     The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report This report was prepared for Cadillac Fairview and is intended only for its specified use. It may not be distributed to or relied upon by other persons or entities without written permission of Cushman & Wakefield of Connecticut, Inc.

     This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision.

     The property was inspected by and the report was prepared by Vincent S. Maniscalco under the supervision of Richard W. Latella, MAI.

Mr. John MacDonald
Cadillac Fairview U.S., Inc.
June 24,1996
Page 2

     Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of April 25, 1996, was:

                             EIGHTY MILLION DOLLARS

                                  ($80,000,000)

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF CONNECTICUT, INC.



/s/ Vincent S. Maniscalco                         /s/ Richard W. Latella, MAI
-------------------------                         ---------------------------
Vincent S. Maniscalco                             Richard W. Latella, MAI
Associate Director                                Senior Director
Valuation Advisory Services                       Valuation Advisory Services
                                                  Reviewed and Approved
                                                  Without Inspection



VSM/RWL/mlr
CT96-063



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Mr. John MacDonald
Cadilac Fairview U.S., Inc.
June 24, 1996
Page 2

     Based on our complete appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of April 25, 1996, was:

                             EIGHTY MILLION DOLLARS

                                  ($80,000,000)

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF CONNECTICUT, INC.




Vincent S. Maniscalco                             Richard W. Latella, MAI
Associate Director                                Senior Director
Valuation Advisory Services                       Valuation Advisory Services
                                                  Reviewed and Approved
                                                  Without Inspection



VSM/RWL/mlr
CT96-063



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                 The Esplanade

Location:                      West Esplanade Avenue
                               Town of Kenner
                               Jefferson Parish, Louisiana

Assessor's Parcel Number:      B-1-Al-lA-D       Mail & Underlying land
                               B-1-A1-1A         Vacant Land
                               B-1-Al-1A         Vacant Land
                               B-1-A1-1A-5D      Vacant Pad Site
                               B-1-Al-lA-6D      Vacant Pad Site
                               B-1-Al-2          Dillard's
                               B-1-Al-3          Mervin's
                               B-1-Al-4          Macy's

Interest Appraised:            Leased fee estate

Date of Value:                 April 25, 1996

Date of Inspection:            April 25, 1996

Ownership:                     CF Kenner Associates

Land Area:                     The subject property is located on a
                               80.23+/- acre site, of which 54.2+/-
                               acres is owned by the CK Kenner
                               Associates. The remainder of the site is owned by the three anchor tenant stores.

Zoning:                        PUD, Planned Urban Development

Highest and Best Use:
      If Vacant:               Build-to-suit retail development

      As Improved:             Continued retail use

Improvements
       Type: Two-story regional shopping mall with three anchor tenant stores.

       Date of Construction:   1985-1986

Building Area:
Anchor Tenants
      Dillard's(1):             177,940+/- sf
      Mervin's:                 235,518+/- sf
      Macy's:                    84,082+/- sf
      Dillard's Men's Shop       46,000+/- sf
                                ----------
      Total Anchor GLA:         544,140+/- sf


----------
(1) The Dillard's, Mervin's and Macy's stores are all owned by the respective retailer and are not part of subject of this appraisal. Dillard's Men's Shop is owned by the developer and is part of the subject.



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Summary of Salient Facts and Conclusions
================================================================================

Mall Stores:                             366,415+/-sf

Total Esplanade Mall:                    910,555+/-sf

Total Appraised GLA:                     413,015+/-sf

Mall Shop Ratio:                         40.24%

Operating Data and Forecast
     Vacancy:                            67,149+/- square feet
     Current Occupancy:                  81.67% (based on Mall Shop GLA)
     Forecasted Stabilized Occupancy:    90.0% (based on Mall Shop GLA inclusive
                                         of downtime between leases)
     Date of Stabilized Occupancy:       July 1999

Operating Expenses                       Annual Amount             Unit Rate
     C&W Forecast:                       $4,444,190                   $12.13
     Budget 1996:                        $4,434,329                   $12.10
     Actual 1995:                        $4,296,440                   $11.73
     Actual 1994:                        $4,485,397                   $12.24

Value Indicators
     Cost Approach:                      N/A

     Sales Comparison Approach:          $78,500,000 - $82,600,000

     Income Approach
          Discounted Cash Flow:          $78,100,000
          Direct Capitalization:         $77,000,000

Investment Assumptions
     Holding Period
          Calendar Year Basis:           10 years
     Rent Growth Rate:                   2% in year 1, 3.0% thereafter
     Expense Growth Rate:                3.0%
     Tax Growth Rate:                    3.0%
     Miscellaneous Income:               3.0%
     Sales Growth Rate:                  3.0%

     Tenant Improvements
          Turnover Space:                $10.00/SF
          Rollover Space:                $ 2.00/SF

     Commissions
          Turnover:                      $ 3.50/SF
          Rollover:                      $ 1.50/SF



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Summary of Salient Facts and Conclusions
================================================================================

     Vacancy between Leases:                       8 months
     Renewal Probability:                          70%
     Terminal Capitalization Rate:                 9.25%
     Cost of Sale at Reversion:                    2.0%
     Discount Rate:                                11.75%
     Indicated Value:                              $80,200,000

Value Conclusion:                                  $80,000,000

Resulting Indicators
     Calendar Year 1996 Net Income:                $7,250,461
     Implicit Overall Rate:                        9.06%
     Price Per Square Foot of Mail GLA:            $218.33
     Price Per Square Foot of Owned GLA:           $193.70

Exposure Time Implicit In
     Market Value Conclusion:                      Not more than 12 months

Special Risk Factors:                              None

     Special Assumptions:

1. Throughout this analysis, we have relied upon information provided by ownership and management which we assume to be accurate. All tenant specific assumptions are identified within the body of this report.

2. We have been provided with a rent roll and lease abstracts for all leases in the mall. We have reviewed a sampling of actual lease documents and found no meaningful discrepancies. We have reviewed all anchor lease documents, as well as the abstracts provided by ownership which we assume are accurate. Furthermore, we assume that any existing REAs and operating covenants as portrayed herein are in full force and effect.

3. The existing operating covenants with Dillard's and Macy's will expire in October 2005 and September 2001, respectively. It is an assumption of this report that the operating covenants are renewed at terms similar to the existing agreements. The anchor tenants are not obligated to report sales and as such the performance of these tenants is not known, however the overall performance of the center would suggest that continued operation of the anchors is economically feasible. The existing operating covenants require the anchors to make contributions to common area maintenance of $0.30 to $0.51 per square foot, which is supported by market parameters. Therefore renewal of the existing covenants appears reasonable.

4. The forecasts of income, expenses, and absorption of vacant space included herein are not predictions of the future. Rather, they are our best estimates of current market thinking on future income, expenses, and demand. We make no warranty or representation that these forecasts will materialize.



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Summary of Salient Facts and Conclusions
================================================================================

5. During 1990, the Americans With Disabilities Act (ADA) was passed by Congress. This is Civil Rights legislation which, among other things, provides for equal access to public places for disabled persons. It applied to existing structures as of January 1992 and new construction as of January 1993. Virtually all landlords of commercial facilities and tenants engaged in businesses that serve the public have compliance obligations under this law. While we are not experts in this field, our understanding of the law is that it is broad-based, and most existing commercial facilities are not in full compliance because they were designed and built prior to enactment of the law. We noticed no additional, "readily achievable barrier removal" problems but we recommend a compliance study be performed by qualified personnel to determine the extent of non-compliance and cost to cure.

     We understand that, for an existing structure like the subject, compliance can be accomplished in stages as all or portions of the building are periodically renovated. The maximum required cost associated with compliance-related changes is 20% of total renovation cost. A prudent owner would likely include compliance-related charges in periodic future common area and tenant area retrofit. We consider this in our future projections of capital expenditures and retrofit allowance costs to the landlord.

     At this time, most buyers do not appear to be reflecting future ADA compliance costs for existing structures in their overall rate or price per square foot decisions. This is recent legislation and many market participants are not yet fully aware of its consequences. We believe that over the next one to two years, it will become more of a value consideration. It is important to realize that ADA is a Civil Rights Law, not a building code. Its intent is to allow disabled persons to participate fully in society and not intended to cause undue hardship for tenants or building owners.

6. We are not aware of any current environmental hazards or conditions on or about the property that would detract from its market value. Our physical inspection gave us no reason to suspect that such conditions might exist. However, we are not experts in the detection of environmental contaminants, or the cost to cure them if they do exist. We recommend that appropriate experts be consulted regarding these issues. Our analysis assumes that there are no environmental hazards or conditions affecting the property.

7. Please refer to the complete list of assumptions and limiting conditions included at the end of this report. We believe, based on the assumptions employed in our cash flow analysis and based on our section of investment parameters, for the subject, the value conclusion represents a market price achievable within one year's exposure time on the open market.




                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               TABLE OF CONTENTS
================================================================================

                                                                            Page

PHOTOGRAPHS OF THE SUBJECT PROPERTY                                            1

INTRODUCTION.
     Identification of the Subject Property                                    3
     Property Ownership and Recent History                                     3
     Operating Covenants                                                       3
     Purpose, Function, and Scope of the Appraisal                             3
     Extent of the Appraisal Process                                           3
     Date of Value and Property Inspection                                     5
     Property Rights Appraised                                                 6
     Definitions of Value, Interest Appraised, and Other Pertinent Terms       6
     Legal Description                                                         7

REGIONAL ANALYSIS                                                              8

NEIGHBORHOOD ANALYSIS                                                         17

RETAIL MARKET ANALYSIS                                                        19

PROPERTY DESCRIPTION
     Site Description                                                         47
     Improvements Description                                                 48

REAL PROPERTY TAXES AND ASSESSMENTS                                           52

ZONING                                                                        53

HIGHEST AND BEST USE                                                          54

VALUATION PROCESS                                                             56

VALUATION PROCESS
     Sales Comparison Approach
     Income Approach

RECONCILIATION AND FINAL VALUE ESTIMATE

ASSUMPTIONS AND LIMITING CONDITIONS

CERTIFICATION OF APPRAISAL

ADDENDA



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             PHOTOGRAPHS OF THE SUBJECT PROPERTY
================================================================================



                                     [PHOTO]

                               [GRAPHICS OMITTED]



               Exterior View of Western Exposure Looking Northeast




                                     [PHOTO]

                               [GRAPHICS OMITTED]



               Exterior View of Eastern Exposure Looking Northwest



================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Photographs of the Subject Property
================================================================================



                                     [PHOTO]

                               [GRAPHICS OMITTED]



                         Exterior View of Mervyn's Store




                                     [PHOTO]

                               [GRAPHICS OMITTED]



                          Exterior View of Macy's Store

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Photographs of the Subject Property
================================================================================



                                     [PHOTO]

                               [GRAPHICS OMITTED]



                        Exterior View of Dillard's Store




                                     [PHOTO]

                               [GRAPHICS OMITTED]



                           Interior View of Main Court

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    INTRODUCTION
================================================================================

Identification of the Subject Property

     The subject property is the Esplanade Shopping Mall, an enclosed regional shopping center located along West Esplanade Avenue in the City of Kenner, Jefferson Parish, Louisiana. Developed in 1985 by Cadillac Fairview, the subject contains a total gross leasable area (GLA) of 910,555+/- square feet and is situated on a 80.23+/- acre site. Anchor stores occupy 544,140+/- square feet or
59.8 percent of the center's total area. The Dillard's, Mervin's and Macy's stores are individually owned and excluded from this appraisal. The only anchor tenant store included in this appraisal is the Dillard's Men's Store (46,600 SF) which is owned by Cadillac Fairview. Mall stores, inclusive of kiosks, amount to 366,415+/- square feet or 40.24 percent of the center's total area. The total GLA appraised is therefore 413,015+/- square feet.

     The Esplanade Mall is the focal point of regional retail activity for a trade area extending for approximately 25 miles around the subject. Occupancy levels have fluctuated but tend to fall in the 85 to 90 percent range. As of the date of inspection, the mail was 81.67 percent occupied based upon 67,149+/- square feet of vacant space and a mall GLA of 366,415+/- square feet.

Property Ownership and Recent History

     The subject property was developed by Cadillac Fairview of Kennesaw, Georgia from 1985 to 1986. The Cadillac Fairview has owned the center since that time. We are not aware of any ownership transfers over the last three years. According to representatives of the owners, the subject property is not presently under contract or listed for sale.

Operating Covenants

     According to information provided by Cadillac Fairview, each of the anchor tenants is encumbered by an operating covenant which requires them to continuously operate as a department store. The expiration of each operating covenant is provided in the following table:


                  =======================================
                  Store                Expiration
                  =======================================
                  Dillard's            October 31, 2005
                  Mervin's             October 31, 2010
                  Macy's               September 30, 2001
                  =======================================


Purpose, Function, and Scope of the Appraisal

     The purpose of this appraisal is to estimate the market value of the leased fee interest in the subject property, as of April 25, 1996, our date of inspection. The appraisal is to be used to establish asset value for mortgage collateralization.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we performed the following tasks:

o Inspected the exterior of all buildings and site improvements and a representative sample of shops.

o Interviewed a representative of the Cadillac Fairview and Urban Retail Properties (Leasing Agent)

o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent occupancy with the leasing manager.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

o Reviewed a detailed history of income and expense (1994-1995 as well as Budget 1996) including the budget for planned capital expenditures.

o Conducted market research of occupancies, asking rents, concessions and operating expenses at similar complexes which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

o Prepared a ten-year projected cash flow (for the purpose of discounting net income to a present value).

o Reviewed trade area specific data for the property as prepared by Equifax National Decision Systems.

o Conducted market inquiries into recent sales of similar regional malls to ascertain sales price per square foot, net income multipliers and capitalization rates.

o Reviewed lease documents, and a representative sample of actual tenant leases. We are also provided with lease abstracts, a current rent roll and forecasted sales for the tenants.

o Estimated market rental rates, absorption, and stabilized income and expenses for the subject based on available market data and the current market thinking relative to growth in market rents and market absorption.

o    Developed a value estimate of the mall through direct sales comparison.

o Prepared a detailed discount cash flow (DCF) analysis using Pro-Ject + Plus software for the purpose of discounting the forecasted net income stream to a present value of the leased fee estate for the mall in its "as is" condition.

o Prepared a forecast of income and expenses in connection with preparing an estimate of stabilized net income for direct capitalization purposes.

o Reconciled the value indications and concluded a final value estimate for the subject in its "as is" condition.

o For this assignment, a complete appraisal of the subject property was performed with the results conveyed in this self-contained report. A complete appraisal involves an estimate of market value without any departure from the Uniform Standards of Professional Appraisal Practice maintained by the Appraisal Foundation. A self-contained report makes a comprehensive presentation of the data and analyses which serve as the basis of our conclusion of value for the subject property.

Date of Value and Property Inspection

     The subject property was personally inspected by Vincent S. Maniscalco on April 25, 1996. This date will form the effective date of appraisal. Richard W. Latella, MAI did not inspect the property but has reviewed and approved the report.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

Property Rights Appraised

     We have appraised a leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

Market Value

     The definition of market value utilized in this report is taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

          1.   Buyer and seller are typically motivated;

          2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

          3.   A reasonable time is allowed for exposure in the open market;

          4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

          5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     The definition of the interest appraised which is utilized in this report is taken from The Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute (formerly the American Institute of Real Estate Appraisers), as follows:

     Leased Fee Estate

     An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Market Rent

     The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     Finally, the definition of other pertinent terms taken from another source for this report is as follows:

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

     Market Value As Is

     Estimate of the market value of a specified interest in the property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of inspection.

Legal Description

     A legal description of the subject property is included for reference purposes among the Addenda to this report.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               REGIONAL ANALYSIS
================================================================================

     The New Orleans metropolitan area encompasses 4,190+/- square miles and is situated in the southeastern part of the United States. New Orleans is located on the Mississippi River, 90 miles upstream from the Gulf of Mexico; about 350 miles east of Houston, Texas; 400 miles south of Memphis, Tennessee; and 150 miles west of Mobile, Alabama. New Orleans has a topography of coastal plains with large areas of the city below sea level and protected by levees. The City of New Orleans serves as the region's primary metropolitan center, and is the largest city in the State of Louisiana.

     The New Orleans metropolitan statistical area (MSA) is the 41st largest MSA in the country based a total population according to Sales & Marketing Management 1995 Survey of Buying Power and includes the eight parishes of Orleans, Jefferson, St. Bernard, St. Charles, St. John, St. James, St. Tammany and Plaquemines.

Population

     The New Orleans Metropolitan Statistical Area (MSA) has experienced some erratic population changes over the past few decades.


===============================================================================================================
                                               Population Trends
===============================================================================================================
                                                                                        Percent       Percent
       Area              1980            1990            1996              2001*         Change        Change
                                                                                        1980-1996     1990-1996
===============================================================================================================
City of Kenner           66,372          72,033          74,262            75,556         8.53%         3.09%
---------------------------------------------------------------------------------------------------------------
New Orleans MSA       1,308,800       1,285,270       1,310,241         1,324,271        -1.42%         1.94%
---------------------------------------------------------------------------------------------------------------
Louisiana             4,205,901       4,219,973       4,334,057         4,398,029         0.33%         2.70%
---------------------------------------------------------------------------------------------------------------
 * Projected Sources: Equifax Marketing Decision Systems, U.S Bureau of the Census
===============================================================================================================

     As presented in the preceding chart, the New Orleans MSA as a whole experienced a declining population base during the 1980s. This trend has reversed itself during the first part of the 1990s with modest gains in population. In contrast, the City of Kenner has experienced a steadily increasing population base. During the 1980s the population of Kenner increased by 5,661 or 8.53% followed by a 3.09% increase during the first half of the 1990s. These rates of growth exceed that of the state as a whole which increased by 0.33% during the 1980s and 2.70% during the 1990s. Projections by Equifax Marketing Decision Systems suggest a continuation of this trend with a 2001 population projection of 75,556 for the City of Kenner.

     The preceding table also illustrates the fact that the New Orleans MSA is the most populous portion of the state representing 30% of the state's total population.

Income

     Both the City of Kenner's and the New Orleans MSA's residents are slightly more affluent than those of the State of Louisiana. The New Orleans MSA's 1995 median household Effective Buying Income (EBI) of $34,152 ranks 174th among the nation's largest 315 metropolitan statistical areas, according to Sales and Marketing Management's 1995 Survey of Buying Power.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================


================================================================================
                        Distribution of Household Income
--------------------------------------------------------------------------------
                                                         New
                                              City of   Orleans     Sate of
                                              Kenner      MSA      Louisiana
--------------------------------------------------------------------------------
$150,000 or more                               4.76%      3.71%       2.80%
$100,000 to $149,999                           3.60%      4.06%       3.06%
$ 75,000 to $ 99,999                           6.96%      5.87%       4.55%
$ 50,000 to $ 74,999                          19.78%     16.75%      14.81%
$ 35,000 to $ 49,999                          19.15%     15.47%      15.23%
$ 25,000 to $ 34,999                          13.28%     13.01%      13.09%
$ 15,000 to $ 24,999                          13.15%     14.91%      15.96%
$  5,000 to $ 15,000                          13.93%     16.98%      20.31%
Under $5,000                                   5.40%      9.24%      10.18%
--------------------------------------------------------------------------------
1996 Est. Average HH Income                  $49,933    $44,419     $39,259
1996 Est. Median HH Income                   $38,324    $31,819     $27,716
1996 Est. Per Capita Income                  $18,455    $16,990     $14,653
================================================================================


     As can be seen from the chart above, the income levels in the City of Kenner and the New Orleans MSA are clustered in the $35,000 to $75,000 brackets with 38.93% and 32.22% of the area's population in these categories, respectively.

     Despite fluctuations, New Orleans' residents are generally more affluent today than they were three years ago. Income levels shifted upward significantly (14.61 percent) between 1993 and 1995, which is reflective of the diversified economic base of the New Orleans MSA. As the national economy slowly improves from its stagnant position, the prospects for continued growth in income levels within the MSA remains positive.

Retail Sales

     Inconsistent with the decline in population, retail sales within the New Orleans MSA have increased. According to Sales & Marketing Management retail sales have increased by 4.19% per annum between 1991 and 1995 and are now reported at $11.529 billion.

Economic Base and Employment

     Rich natural resources, excellent transportation access, and a skilled labor force contribute to a strong economic base in the New Orleans Region. Variety in business, industry and support systems continues to keep the regional financially stable even in times of high national unemployment or a depressed economy.

     Four distinct areas of economic strength include:

     o    Maritime/Port-Related Industries
     o    Oil/Gas and Related Industries
     o    Tourism
     o    Ship/Boat-Building & Aerospace Manufacturing

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

     The strong presence of education service industries and nationally-recognized universities; health services and administration; professional services; federal government offices and military operations also strengthen the economic base.

     Oil, Gas and Related Industries, such as oil refining and chemical production, and maritime-related industries are the largest economic sectors when measured in terms of basic employment. Each accounts for approximately 19 percent of the area's job base.

     Tourism accounts for about 16 percent followed by 11 percent in shipbuilding and aerospace (transportation equipment manufacturing). Educational services accounts for slightly less than 11 percent of employment; business and professional services represent about 9 percent; the utilities industry (electricity and natural gas) accounts for 6 percent; Federal and State Government generate about 4 percent. The balance of the area's job base, about 5 percent, is supported by various other industries (health services, wholesale trade, etc.).

     Based on the 1991-1994 employment growth rate, the New Orleans Region ranks 25th among all metropolitan areas in the United States with 1 million or more population. Employment opportunities increased during this three-year period by
4.24 percent (average of 1.4 percent per year). Total employment in the U.S. during this same period increased by 4.78 percent. From 1993 to 1994, the area's job growth rate rose to 2.6 percent, ranking 22nd among all metropolitan areas of 1 or more million and exceeding the growth rates of other southern metropolitan areas such as Houston, Miami, and Memphis.

     Preliminary reports for 1995 (the most recent information available) indicate that the Metropolitan Area will have experienced an approximate 1.4 to
1.6 percent employment growth over 1994. A breakdown of the 1990-1995 employment growth patterns by major industry group is presented in the following table.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================


============================================================================================================
                                      NEW ORLEANS MSA EMPLOYMENT TRENDS
                                                                                         Change, 1990-1995:
      Total Nonagricultural             1990             1994           1995*           Number       Percent
      ---------------------            -------          -------        -------          ------       -------
    Employment                         556,300          584,500        592,300          36,000         6.47%
  Mining                                17,700           13,500         13,200          -4,500       -25.42%
    Oil/Gas                             17,200           12,800         12,500          -4,700       -27.33%
  Construction                          25,300           27,000         27,200           1,900         7.51%
  Manufacturing                         49,100           48,600         48,100          -1,000        -2.04%
   Durable Goods Mfg.                   24,600           22,600         22,300          -2,300        -9.35%
    Transport. Equip. Mft.              14,300           11,900         11,500          -2,800       -19.58%
     Ship/Boat Bldng & Repair           10,800            9,400          8,900          -1,900       -17.59%
  Nondurable Goods Mfg.                 24,500           26,000         25,800           1,300         5.31%
    Food & Kindred Prds.                 6,300            5,600          5,500            -800       -12.70%
    Oil Ref. & Chem. Mfg.               11,400           12,400         12,300             900         7.89%
  Transport/Comm/Utilities              46,700           43,300         42,200          -4,500        -9.64%
   Railroads                             1,300            1,200          1,200            -100        -7.69%
   Trucking/Warehousing                  8,400            8,000          8,000            -400        -4.76%
   Water Transportation                 15,500           12,500         12,100          -3,400       -21.94%
  Wholesale Trade                       32,200           33,600         33,800           1,600        -4.97%
  Retail Trade                         104,100          111,000        113,400           9,300         8.93%
   Eating & Drinking                    36,200           42,100         44,300           8,100        22.38%
  Finance/Ins./Real Estate              32,200           29,900         29,800          -2,400        -7.45%
  Services                             154,500          175,800        183,300          28,800        18.64%
   Hotel Services                       14,200           14,000         48,500            -200        -1.41%
   Health Services                      41,200           48,000         19,700           7,300        17.72%
   Educational Services                 17,400           19,100         19,700           2,300        13.22%
   Other Services                       81,700           94,700        115,100          33,400        40.88%
  Government                            94,600          101,900        101,300           6,700         7.08%
   Federal                              17,200           16,900         16,900            -300        -1.74%
   State & Local                        77,400           85,000         84,400           7,000         9.04%

  *    Figures for 1995 are based on employment through September.
  **   "Other Services" includes Personal Services, Business & Professional Services, Amusement & Recreation
       Services (include. Gaming), and Misc. Services.
  Source: LA. Dept. of Labor
==============================================================================================================


     Over the past four years, the New Orleans Metropolitan Area has experienced almost $10 billion in capital investments and $3.3 billion in new contracts awarded to area companies. For the nine-parish region, this is the highest level of investment activity recorded in its history (based on dollar values alone). The total direct employment impact created or anticipated as a result of the capital investment exceeds 25,300 new permanent jobs. While much of the employment impact will be realized over an extended period, the recent accelerated growth rate in the Region's total job base reflects the first impact stages of the $10 billion in business investment and $3.3 billion in contract awards.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================


================================================================================
               CAPITAL INVESTMENTS & CONTRACTS AWARDED* 1991-1994
                              New Orleans Region
--------------------------------------------------------------------------------
                                                  Capital          New Permanent
                                            Investment ($000's)     Direct Jobs
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Tourism/Entertainment/Gaming                  $  3,372,089.3          13,502
Gaming/Entertainment                          $  1,374,606.5          10,200
          Tourism                             $  1,997,482.8           3,300
Transportation Infrastructure**               $  1,566,572.0             566
Petroleum/Petrochem Mfg.                      $  1,323,902.0             515
Research & Development                        $    995,220.0           3,329
Environmental-Related Projects                $    877,877.5              32
Communications                                $    429,832.3             356
Health Services                               $    404,765.5           1,676
Other Manufacturing                           $    259,244.8           4,296
Warehousing & Distribution                    $     97,637.3             610
Museums/Cultural Facilities                   $     77,100.0              47
All Other Sectors                             $    280,955.5             374
Totals, All Sectors                           $  9,685,196.2          25,303
Contracts Awarded to Region Firms             $  3,330,500.0           4,950
Totals, Cap. Investment & Contract Awards     $ 13,015,696.2          30,253
===============================================================================
Source: Complied by Metro Vision Research Department
* Investment and jobs data are for projects completed, under way, and planned in the 9-Parish Region of Orleans, Jefferson, St. Bernard, St. Charles, St. John, St. James, Plaquemines, St. Tammany, and Tangipahoa Parishes.
***  Includes port, airport and highway/roadway improvements.


Labor Force

     The labor force of the nine-parish region is estimated at some 654,400, up by 5 percent over 1990 (see facing page). For the eight-parish metropolitan area, the labor force is estimated at approximately 613,000, up by 4.1 percent from 1990. Unemployment rates have declined since 1994, and are closely in line with the national average. The unemployed labor force, estimated at 40,000 to 45,000 for the metropolitan area and at 45,000 to 50,000 for the nine-parish region represents a large pool of available workers for new and expanding business operations.

     A breakdown of the area labor force by major occupational groups is presented in the following table which also compares its relative distribution to the national labor force distribution by occupation.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================



================================================================================
                            EMPLOYMENT BY OCCUPATION
                              NEW ORLEANS MSA* 1994
                                                          MSA            U.S.
                                          Number      % of Total     % Of Total
                                          ------      ----------     ----------
Managerial/Prof. Specialty                154,033        26.1%         25.2%
Exective/Admin./Managerial                 66,863        11.3%         11.8%
Professional Specialty                     87,170        14.8%         13.4%
Technical/Sales/Admin. Support            201,612        34.2%         31.1%
Technicians & Related Support              21,828         3.7%          3.5%
Sales Occupations                          77,732        13.2%         11.6%
Admin. Support include. Clerical          102,053        17.3%         15.9%
Service Occupations                        90,153        15.3%         13.4%
Farming/Fishing/Forestry                    8,062         1.4%          2.5%
Precision Production/Crafts/Repair         63,069        10.7%         11.3%
Operatives/Fabricators/Laborers            72,806        12.3%         16.6%
Total, All Occupations                    589,735       100.0%        100.0%
--------------------------------------------------------------------------------
Source: LA.  Dept. of Labor: U.S. Dept. of Commerce
--------------------------------------------------------------------------------
* Figures are estimates by LA Dept. of Labor for 1994; % distribution for U.S. is from 1990 census.
================================================================================

     The above average concentration of workers in professional specialties, technicians, administrative support, and service occupations reflects the structure and industrial characteristics of the economy. These patterns also represent many of the strengths of the labor force in attracting and supporting business investment and expansion.

Transportation

     The New Orleans metropolitan area is well served by the Interstate Highway System. Interstate 10, which traverses the southern portion of the United States and the State of Louisiana, travels west/east through the New Orleans area. Both Interstate 55 and 59 lead into Interstate 10 within the greater New Orleans area. Interstate 55 travels south from Nashville, Tennessee through Jackson, Mississippi to Interstate 10. Interstate 59 travels south from Birmingham, Alabama to Interstate 10.

     The metropolitan area is also well served by a number of U.S. Highways, State and Local Routes. U.S. Highway 90 - Westbank Expressway travels east/west through the New Orleans metropolitan area. Another major U.S. route that services the City is U.S. Highway 60 - Airline Highway which travels east/west. Major local state highways that serve the metropolitan area include State Highway 428 - General DeGaulle Drive; State Highway 23 - Belle Chasse Highway, and State Highway 48 - Jefferson Highway. The various Interstate Highways, U.S. Highways and the state and local routes combine to provide an efficient highway network service in the metropolitan area.

     The New Orleans International Airport offers passengers direct air service to 37 major U.S. cities and 29 foreign countries. Approximately seven million domestic and international passengers arrive and depart annually on an average of 428 daily flights. New concourse construction now underway will increase the number of airline boarding gates from 40 to 45. Domestic and international air freight services are provided by 22 airlines. A $500 million capital expansion program is underway at New Orleans International, including new and extended runways, taxiway, temperature-controlled air cargo facilities, access roads, and other major improvements.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

     In addition, the New Orleans Lakefront Airport, serves general aviation, corporate, and private aircraft, while other general aviation facilities serve outlying communities in the Region. Alvin Callender Naval Air Station serves as a joint use training facility for the reserve units of the various military services.

     The Port of New Orleans has deep water access and is located at the confluence of two inland waterway systems, the Mississippi River and the Gulf Intracoastal Waterway. The combined tonnage of public and private port terminals in the area exceeds that of all other United States ports. Additionally, the Port of New Orleans operates a Foreign Trade Zone, and a similar facility is planned by the South Louisiana Port Commission (St. Charles, St. John the Baptist and St. James Parishes). These zones enable foreign goods to be brought into the area without formal customs entry and the payment of duty and taxes until and unless they leave the zone for a United States destination. No duties are paid on merchandise exported from the zone. While in the zone, the goods may be consolidated, processed, reassembled, repackaged, and commingled with domestic goods, used in manufacturing, repaired or simply stored until such time as they are needed.

     The region's port is among world leaders in terms of cargo tonnage handled both in foreign trade and domestic shipping. More than 4,000 ships call at deep-water ports in the region each year. Access to the Mississippi River waterway system and to the Gulf Intracoastal Waterway provides low-cost per ton-mile barge transportation. As the principal seaport of the vast U.S. mid-continent manufacturing and agricultural heartland, the region's port terminals link major U.S. industries and markets to Europe, Asia, Africa and Latin America.

     A five-year $200 million capital improvement program is underway at the Port of New Orleans, creating new super terminals, heavy-duty docks, and wharves. The adjoining Port of South Louisiana is developing a new intermodal cargo terminal on the Mississippi River known as "Globalplex." These capital expansions will ensure the status of the New Orleans region as a leader among world ports.

     Six major truckline railroads serve the region's industries and ports, providing single carrier access to virtually all of America's major markets. The Southern Pacific and Union Pacific link the region to the western United States. The Illinois Central and Kansas City Southern serve the central United States. CSX Transportation and Norfolk Southern serve the eastern United States. These railroads receive and deliver cargo from port terminals and industrial plants, and interchange both domestic and international cargo for distribution throughout the U.S. The New Orleans Public Belt Railroad links all six truckline railroads With maritime terminals and industrial facilities. More than 400 trains arrive and depart weekly over these six trucklines railroads; the number of railcars moving through the New Orleans gateway averages about 8,800 per day.

     In addition to the extensive rail freight services, each week 34 Amtrak trains carry passengers to and from the metropolitan area.

     Railroads, cars, trucks, ships, and planes provide an effective transportation system that links the people and businesses of metropolitan New Orleans within a 500 miles radius of 10.5 percent of the U.S. metropolitan population.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Educational Facilities

     The region has private and state run colleges and universities in addition to many vocational technical and career-oriented schools. New Orleans has 146 schools serving 84,609 students. Colleges include Tulane University (11,241), Loyola University (4,952) and the University of New Orleans (16,076).

Culture & Recreation

     New Orleans is a historically rich city and is world renown for its Cajun and Creole cuisine, Dixieland jazz, the French Quarter and Mardi Gras. The most famous is probably the French Quarter. The French Quarter was founded in 1718, and the 10 by 15-block area comprises the original city of New Orleans. Today, it is a popular tourist destination, as well as being an important residential area and commercial area. It abounds with historic structures such as St. Louis Cathedral and the Pontalba Apartments (dating from 1850 and said to be the oldest apartment in North America).

     The "Jax" brewery festival marketplace is located in the French Quarter and represents a $70 million restoration of the former Jax (beer) Brewery. It contains in excess of 245,000 square feet and now houses specialty shops and restaurants.

     The newest addition to the French Quarter is the $40 million, 16-acre Aquarium of the Americas. This consists of a 117,000+/- square foot, three story building containing 82 tanks. Other attractions in the French Quarter include Jackson Square, the French Market, Cafe Du Monde, numerous antique shops, and of course Bourbon Street. In addition, many festivals are staged throughout the year in the French Quarter.

     Mardi Gras is a pre-Lenten celebration held annually in New Orleans. It is characterized by parades, balls and, in general, unrestrained merry-making. It draws people from all over the world and may be aptly described as "the greatest free show on earth."

     Future projects for the city include the construction of a 20,000-seat enclosed stadium to be located near the New Orleans Superdome. Government and business leaders hope that the proposed arena would attract a National Basketball Association or National Hockey League franchise. This facility would also be well suited for concerts and annual events such as the circus. Construction is estimated to cost $85 million and would be paid for by refinancing the Superdome bonds. It is hoped that a 20,000-seat arena would fill a gap in entertainment facilities and be better suited for events too small for the Superdome or the Convention Center. This new facility is projected to generate approximately $200 million in spending after construction. However, opponents believe that much of the projected revenues would be taken away from the Superdome or other local arenas. The new arena has political support and construction funds could be available. This project, however, may be overshadowed by the extremely profitable casino and riverboat gambling which has recently been approved for New Orleans by both the state and city. No construction schedule has been established for the proposed arena.

Gambling

     The City of New Orleans is on the brink of the most dynamic economic and social change in its recent history. The State Legislature legalized casino gambling during the summer of 1992 and New Orleans, with the French Quarter and a major portion of its economy oriented toward tourism, has the potential to be the most prominent gambling city in the South. Louisiana has had

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

legal horse-racing for years; however, the potential of monumental economic gain from casino gambling for the state, city and casino developers has attracted the attention of most major casino operators from Las Vegas and Atlantic City. New Orleans business and government leaders see the proposed casino as an alternative to the struggling oil production and exploration business, which has been an important part of the New Orleans economy for years. Most New Orleans officials are optimistic about the economic influence of gambling; however, there are factions opposed because of the possible negative effects of the monumental economic and social influences of a New Orleans casino.

Conclusions

     New Orleans is showing continuing signs of emerging from a recessionary period which began in the latter part of the 1980s. The overall real estate market has improved slightly over the last few years with improving occupancy levels and higher rental rates. The oil-related business, which has been New Orleans' mainstay, is still depressed and it is not likely that it will recover to the healthy economic levels of a decade ago. Tourism, hospitality, convention and sporting events are now more important parts of the local economy.

     The New Orleans economy is being re-ordered around casino and riverboat gambling. The State of Louisiana and City of New Orleans have legalized and permitted a 200,000 square foot casino and approximately four gaming riverboats. Government and business leaders hope that gambling revenue will revitalize the city and create new jobs for city residents. Construction is to begin during 1994, and the casino is scheduled to open in 1995. Major business and economic changes will undoubtedly occur as the city shifts from a more traditional economy centered around oil and gas to a gambling-oriented economy.

     As we foresee a slow economic growth condition, it is our opinion that the long-term prospect for net appreciation in commercial and residential real estate values remain good. The long-term prospects for the New Orleans regional area is promising as its economic base continues to diversify and expand. The New Orleans metropolitan area should be able to sustain growth in the future by attracting major industries and retailers and maintaining a strong labor force.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

General

     A neighborhood is defined in terms of characteristics, trends and groupings of similar or complimentary land uses. As a regional center, the subject serves a much larger market than its immediate neighborhood. Essentially, the subject can be defined as one of the principal retail destination centers for an area that encompasses the western portion of the New Orleans MSA. It has excellent regional accessibility by virtue of its location near Interstate 10 and is located approximately fifteen miles west of the New Orleans Central Business District in the City of Kenner. Nonetheless, a discussion of the local environs is an important element in a total analysis of the subject property.

Neighborhood Characteristics

     The subject enjoys extensive frontage along West Esplanade Avenue and is also accessible from Williams Boulevard via 32nd Street. Both West Esplanade Avenue and Williams Boulevard are commercial arterials that are primarily developed with retail, professional office and other service type uses. The New Orleans International Airport is located approximately 1/4 mile south of the subject and is considered the dominant land use in the neighborhood. Due to the presence of the airport, several hotels and restaurants are located in the area.

     The secondary arteries are primarily residential in nature. Development along these arteries ranges from high density multi-family complexes to single-family homes. The area south of the subject, between Veterans Memorial Highway and the airport is currently being purchased on a home by home basis by the airport as a concession to the residents for the increased noise levels generated by the greater airport traffic. This will reduce the population base in the immediate area, however, these residents will mostly likely be displaced to other locations in the subject's trade area. As such the overall impact on the subject property will be minimal.

     The subject's neighborhood is generally an older established area which has been densely developed for numerous years. As such land is not readily available for new development. In exception to this, our discussions with City officials indicated two new developments in the City. A 266 unit, luxury apartment complex is planned for the intersection of West Esplanade Avenue and Loyola Drive. While a 147 lot single-family subdivision is under construction near Lake Pontchartrain.

Neighborhood Access

     The neighborhood is afforded good local and regional access. West Esplanade Avenue is a four-lane primary roadway which facilitates east/west traffic through the City of Kenner and neighboring Metaire. The subject property has extensive frontage along this artery, the majority of which has been developed with outparcels. However, during the development of the center, care was taken not to obstruct the visibility of the center and in particular the Macy's store. As such visibility of the center from West Esplanade Avenue is rated good.

     Williams Boulevard is a major traffic bearer, which traverses the City of Kenner in a north/south direction. The subject property has no direct frontage along Williams Boulevard, but is accessible via 32nd Street. As such the subject's exposure along Williams Boulevard is limited to a sign pylon located at the intersection of 32nd Street and William's Boulevard. Williams Boulevard intersects with I-10 approximately three blocks south of the subject and as such all areas of metropolitan New Orleans become readily accessible.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Neighborhood Analysis
================================================================================

Conclusion

     The subject neighborhood is an older established area which has seen little new development due to the scarcity of available land. The main arteries are developed with a variety of commercial uses which appear well tenanted and adequately maintained. The surrounding secondary roads provide a solid population base to support the commercial development and the area's accessibility lends itself to use as a regional hub.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          RETAIL MARKET ANALYSIS
================================================================================

Trade Area Overview

     A retail center's trade area contains people who are likely to patronize that particular retail center. These customers are drawn by a given class of goods and services from a particular tenant mix. A center's fundamental drawing power comes from the strength of the anchor tenants as well as the regional and local tenants which complement and support the anchors. A successful combination of these elements creates a destination for customers seeking a variety of goods and services while enjoying the comfort and convenience of an integrated shopping environment.

     The subject can be described as a regional shopping center.

     A regional shopping center (1) provides for extensive variety of goods, including a wide selection of general merchandise, apparel, and home furnishings, as well as a variety of services and recreational facilities. The major occupants of a regional center include a least one, but no more than two, full line department stores. Each full-line department store generally has an area of not less than 75,000+/- square feet. In many instances, the department stores are physically a part of the center but are independently owned. In theory, its typical size for definitive purposes is 450,000 square feet of gross leasable area; it practice it may range from 300,000 to 850,000 square feet. The regional center is the second largest type of shopping center. As such, it provides services typical of a business district yet not as extensive of those of the super regional center.

     In order to define and analyze the market potential for The Esplanade, it is important to first establish the boundaries of the trade area from which the subject will draw its customers. In some cases, defining the trade area may be complicated by the existence of other retail facilities on main thoroughfares within trade areas that are not clearly defined or whose trade areas overlap with that of the subject.

     Within both its primary and effective trade areas, the subject competes directly with the Lakeside Shopping Center, a 1+/- million square foot regional mall located approximately six miles from the subject. Lakeside Shopping Center is considered a formidable competitor within the subject's trade area, benefiting from a more diverse mall shop tenant base in larger store formats and superior proximity to the affluent communities located within Metairie and the western quadrant of New Orleans. To a far lesser degree, competition with the trade area includes the Clearview Mall, a 500,000+/- square foot enclosed regional center. While this mall presents a limited, highly local mall shop tenant base, neither of its anchors, Maison Blanche or Sears, are duplicated at the subject or at Lakeside Shopping Center, and reportedly exhibit a strong draw within the trade area.

     Competition in the immediate area is limited to traditional strip centers. These centers are anchored by discount department stores, supermarkets and specialty/category killer stores. While some cross-shopping does occur, these stores act more as a draw to the area, creating an image for the area as an established shopping district and generating more retail traffic to the area than would exist in their absence. We recognize and mention these stores and centers to the extent that they provide a complete understanding of the area's retail structure.

----------
(1) Urban Land Institute Dollars and Cents of Shopping Centers - 1996

================================================================================

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                                                                    WAKEFIELD(R)
                                                     ---------------------------
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                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     We note that big box and category killer type tenants appear to be less of a market force within the New Orleans MSA relative to other markets throughout the country which exhibit similar demographic profiles. It is the consensus of several market participants that this is the result of a true scarcity of development sites within the more populated areas of the MSA, including the City of Kenner.

Scope of Trade Area

     Traditionally, a retail center's sales are principally generated from within its primary trade area, which is typically within reasonably close geographic proximity to the center itself. Generally, between 55 and 65 percent of a center's sales are generated within its primary trade area. The secondary trade area generally refers to more outlying areas which provide less frequent customers to the center. Residents within the secondary trade area would be more likely to shop closer to home due to time and travel constraints. Typically, an additional 20 to 25 percent of a center's sales will be generated from within the secondary area. The tertiary or peripheral trade area refers to more distant areas from which occasional customers to the mail reside. These residents may be drawn to the center by a particular service or store which is not found locally. Industry experience shows that between 10 and 15 percent of a center's sales are derived from customers residing outside of the trade area. This potential is commonly referred to as inflow.

     Before the trade area can be defined, it is necessary that we thoroughly review the retail market and the competitive structure of the general marketplace, with consideration given as to the subjects position therein. Subsequent to our discussion of the area's retail structure, a profile of the department stores which anchor the subject is presented in order to fully acquaint the reader with its overall market position therein.

Retail Structure

     In order to examine the subject property in its proper context, we must first examine the nature of the competition. With respect to regional mall competition, the subject appears to be well positioned, although the Lakeside Shopping Center, which benefits from a more central location within the trade area, provides formidable competition to The Esplanade. The subject is clearly superior to the Clearview Mall, a 500,000+/- square foot regional mall located approximately 5 miles from the subject. These competitive properties are cited on the following pages.

Competition

     The following table identifies the larger alternative retail properties in the area. While there are additional regional malls within the New Orleans MSA, only those highlighted below are considered to be competitive to The Esplanade.

================================================================================

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                                                     ---------------------------
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                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================



================================================================================================================
                                       Competitive Retail Shopping Centers
================================================================================================================
                                                Year
Map                                            Opened/                                             Distance from
Key                                           Renovated         Total       Anchor Stores           Subject
                                                                 GLA
================================================================================================================
  S                The Esplanade                 1985          910,555         Dillard's
                 1401 West Esplanade                                            Macy's
                  Kenner, Louisiana                                             Mervyn's
----------------------------------------------------------------------------------------------------------------
  1          Lakeside Shopping Center            1960          990,000         JC Penney            6+/- miles
           3301 Veterans Memorial Blvd.                                        Dillard's
                Metairie, Louisiana
----------------------------------------------------------------------------------------------------------------
  2              Clearview Mall                1969/1989       484,907         Maison Blanche       5+/- miles
           4436 Veterans Memorial Blvd.                                            Sears
               Metairie, Louisiana
================================================================================================================
                      Total                                  2,385,462
================================================================================================================
   Source: Shopping Center Directory - 1995
================================================================================================================


===============================================================================

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                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Subject Retail Center

Name:                                     The Esplanade

Location:                                 1401 West Esplanade Avenue
                                          Kenner, Louisiana

Owner:                                    The Cadillac Fairview Corporation

Distance and Time from Subject:           NA

Year Opened:                              1985

Year(s) Expanded/Renovated:               1986

Total GLA:                                910,555+/- SF

Mall GLA:                                 366,415+/- SF

Mall Shop Ratio:                          40%

Anchor Tenants:                           Dillard's I                 177,940 SF
                                          Dillard's II                 46,600 SF
                                          Macy's                      235,518 SF
                                          Mervyn's                     84,082 SF
                                                                      -------
                                          Total Anchor GLA            544,140 SF

Number of Mall Shops:                     140+/-

Occupancy (Mall GLA):                     82+/-%

Average Market Rent (Mall GLA):           $15-$40/SF

Land Area:                                80+/- AC

Parking/Ratio                             6,705; 7.3 spaces per 1,000 SF of GLA

Demographics:
       Effective Trade Area Population:   341,258
       Average Household Income:          $50,509

Retail Sales (Mall GLA):                  All Reporting Tenants       $257/SF
                                          Comparable Tenants          $263/SF

================================================================================

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


                                                          Retail Market Analysis
================================================================================

Comments:

While subject offers competitive anchor alignment and mall shop tenant base, its strongest competitor, Lakeside Shopping Center, is considered to benefit from a more diverse mall shop tenant base and superior proximity to the affluent communities located within Metairie and the western quadrant of New Orleans. Conversely, The Esplanade is better-positioned to service those shoppers residing in the outlying areas of the MSA to the west and northwest Additionally, the diverse merchandise mix of Macy's is considered a formidable draw for the subject.

Overall, the mall shop tenant base has exhibited a trend of increasing sales per square foot over the last five years. For 1995, comparable mall shop tenants posted per square foot sales of $263 per square foot, while all reporting mall shop tenants posted sales of $257 per square foot.

Majority of vacancy concentrated near secondary entrances with poor proximity to anchors.

================================================================================

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


                                                          Retail Market Analysis
================================================================================

Competitive Retail Center No. 1

Name:                                        Lakeside Shopping Center

Location:                                    3301 Veterans Memorial
                                             Metairie, Louisiana

Owner:                                       The Feil Organization

Distance and Time from Subject:              6+/- miles northeast
                                             (10+/- minute drive time)

Year Opened:                                 1960

Year(s) Expanded/Renovated:                  1990

Total GLA:                                   990,000+/- SF

Mall GLA:                                    490,000+/- SF

Mall Shop Ratio:                             49%

Anchor Tenants:                              JC Penney               200,000 SF
                                             Dillard's               300,000 SF
                                                                     -------
                                             Total Anchor GLA:       500,000 SF

Number of Mall Shops:                        120+/-

Occupancy (Mall GLA):                        89%

Average Rent (Mall GLA):                     $20-50+/-/SF
                                             (per Shopping Center Directory)

Land Area:                                   60+/- AC

Parking/Ratio:                               5,500 +/- cars; 5.5 per 1,000+/- SF

Demographics:                                Primary Market Population:  525,000
                                             Average Household Income:   $39,000
                                             (per Shopping Center Directory)

Retail Sales (Mall GLA):                     $375/SF
                                             (per Directory of Major Malls)

================================================================================

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


                                                          Retail Market Analysis
================================================================================

Comments:

Lakeside Shopping Cener is considered the subject's primary competitor within its trade area. Relative to subject, Lakeside Shopping Center offers more diverse mail shop tenant base in larger store formats, and enjoys better proximity to the affluent communities located within Metairie and the western quadrant of New Orleans. The center's leasing agent verified a mall shop occupancy of 89 percent, stronger than that of The Esplanade, while mall management has reported to shopping center industry publications sales of $350-$375 per square foot.

================================================================================

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


                                                          Retail Market Analysis
================================================================================

Competitive Retail Center No. 3

Name:                                   Clearview Mall

Location:                               4436 Veteran's Memorial Boulevard
                                        Metairie, Louisiana

Owner:                                  Richards Clearview Partnership

Distance and Time from Subject:         5+/- miles
                                        (10+/- minute drive time)

Year Opened:                            1969

Year(s) Expanded/Renovated:             1989

Total GLA:                              484,907+/- SF

Mall GLA:                               112,907+/- SF

Mall Shop Ratio:                        23%

Anchor Tenants:                         Maison Blanche               230,000 SF
                                        Sears                        142,000 SF
                                                                     -------
                                        Total Anchor GLA:            342,000 SF

Number of Mall Shops                    27+/-

Occupancy (Mall GLA):                   75%

Average Rent (Mall GLA):                $15/SF

Land Area:                              60+/- AC

Parking/Ratio:                          3,000+/- cars; 6+/- per 1,000+/- SF

Demographics:                           Primary Market Population:           NA
                                        Average Household Income:            NA

Retail Sales (Mall GLA):                $200/SF (estimated)

================================================================================

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


                                                          Retail Market Analysis
================================================================================

Comments:

Clearview Mall has the only Maison Blanche north of the Mississippi, and is considered a strong draw for this center. Additionally, Sears is not duplicated at either The Esplanade or Lakeside Shopping Center. The center's leasing agent reports that for 1995, Maison Blanche posted sales of $46 million, or $200 per square foot, while Sears posted $42 million in sales, or $296 per square foot, making this unit one of Sears most productive in the country. Alternatively, the small shop space is currently 25+/- percent vacant, with a high percentage of local tenants. According to the leasing agent, current mall shop vacancy was of the mall management's own doing, having chosen not to renew several local tenants. The balance of local tenants have been given the mandate to renovate their stores or not be renewed. The new mall management is aggressively pursuing strong national and regional tenants for the center. Overall, given the center's size, lack of anchor depth and highly local mall shop tenant base, this center is considered secondary competition to the subject.

================================================================================

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


                                                          Retail Market Analysis
================================================================================

     The mall properties cited above (inclusive of the subject) comprise approximately 2.4+/- million square feet of mall space. The subject is considered to compete directly with Lakeside Shopping Center, while the smaller Clearview Mall is considered secondary competition, with its draw limited to its anchor stores. We note that the New Orleans Centre, The Plaza and Oakwood Center are all located within a twenty mile radius southeast of the subject, either within or beyond the New Orleans city limits. Due to psychological and physical barriers, such as the city itself and the Mississippi River, these centers are considered to serve well defined markets which do not overlap with that of the subject. The North Shore Square regional mall, while considered part of the New Orleans MSA, is located 40+/- miles from the Esplanade across Lake Pontchartrain, and is clearly not competitive to the subject.

Other Competition

     In addition to the facilities described, the balance of the retail inventory consists of certain neighborhood and community centers as well as free-standing retail facilities. Overall, ancillary retail development is extremely limited. Newer development has been inhibited by a scarcity of development sites. It was the consensus of the market participants with whom we spoke that the lack of development sites results from Kenner being "boxed in" by Lake Ponchartrain to the north, the Mississippi River to the south, the City of New Orleans to the east and a significant amount of undevelopable swamp land to the west. The majority of surrounding development is therefore older, and consists mainly of smaller scale and/or free-standing commercial properties. A brief description of the retail centers in the immediate area will serve to portray the balance of the neighborhood retail alignment.

     o The Pavilion, located along West Esplanade proximate to The Esplanade, is a 262,000+/- square foot community center anchored by Wal-mart and Sav-A-Center. This center was constructed in 1989 and expanded during 1992. Other tenants include the Sound Warehouse, United Artists, Walgreens and Cloth World. The center is 100 percent occupied, with the center's leasing agent reporting an average lease rate of $15 per square foot, triple net, for small shop tenants.

     o Kenner Plaza, located along Williams Boulevard at West Esplanade Avenue, is a 226,000+/- square foot community center anchored by Burlington Coat Factory in 94,000+/- square feet and a Fifty Off store in 30,000+/- square feet. Other major tenants include K&B Drugs and Old American. This center was constructed in 1973 and last renovated during 1993. The center is 100 percent leased, with small shop tenants paying between $8.50 and $10.00 per square foot, triple net. Burlington Coat Factory, which occupies a former Kmart store, reportedly pays $4.00 per square foot, triple net.

Future Regional Competition

     Jim Wilson & Associates, a Birmingham-based retail development company, has recently commenced construction of The Mall of Louisiana, a 1.2+/- million square foot super regional mall located in the southern quadrant of the Baton Rogue MSA. along Interstate 10. The center will be anchored by McRae's, Maison Blanche, Dillard's, Sears and JC Penney, and will include 352,000+/- square feet of mall shop space. It is anticipated that the mall will open during the fourth quarter of 1997.

================================================================================

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


                                                          Retail Market Analysis
================================================================================

GLA per Capita

     The data presented summarizes the extent of existing regional mall development inside the trade area. According to the National Research Bureau, the GLA per capita for the United States and State of Louisiana were 5.5+/- and 6.1+/- square feet, respectively, in 1995. This statistic pertains to centers in of 400,000 or greater square feet.

     Inclusive of the subject, the New Orleans MSA contains seven enclosed regional malls, as well as one power center, in excess of 400,000+/- square feet. This results in a total of 6.3+/- million square feet of gross leasable area contained in centers of 400,000+/- or greater square feet. With an estimated 1996 population of 1,310,241 for the New Orleans MSA (see following Trade Area population analysis), this results in approximately 4.8+/- square feet of GLA per capita. This is below the composite state and national averages, indicating that the market is not saturated and could potentially absorb some additional regional mall space and still be within the average parameters for the state and nation.

Anchor Alignment

     The anchor alignment of the subject also helps to define the potential boundaries of the subject's trade area. The subject property is anchored by Dillard's, Macy's and Mervyn's. The following is a profile of each of these anchor tenants.

     Dillard's is one of the largest department store chains with divisions based out of Arkansas, Texas, Florida and Arizona. In March 1996, Dillard's announced an extensive realignment of its operating divisions along geographic and climatic lines. Through this realignment, two operating divisions were merged into the remaining five divisions. Dillard's has been one of the most aggressive participants within the retail industry, expanding from 158 stores in 1989 to 238 stores in 23 states at the end of 1995. In 1995, Dillard's opened 11 new stores, two of which were replacement stores, and remodeled and expanded 8 stores, adding a total of 2,000,000 square feet to the company's selling space. Dillard's continues to aggressively expand, with a 1996 expansion plan of 16 new stores, one of which will be a replacement store. These new stores, along with the remodeled and expanded stores, will add 3,000,000 square feet to the company's store base. Total sales for 1995 were $5.9 billion, a 7 percent increase over 1994, with comparable sales up 2 percent over 1994. Overall, since 1985 sales have increased at nearly a 15 percent compound annual rate. Increases for the past five years were as follows:

    ============================================================================
                                   1995       1994    1993      1992     1991
    ============================================================================
        Total Sales Increase         7%        8%       9%       17%     12%
    ----------------------------------------------------------------------------
    Comparable Sales Increase        2%        5%       3%        8%      6%
    ============================================================================

     The stores feature brand name goods in the middle to upper-middle price range. Over 87 percent of sales came from apparel, cosmetics, accessories and shoes. Sales per square foot significantly increased from $147 in 1993 to $157 in 1994. Sales increased at a far more modest rate for 1995, to $159 per square foot.

================================================================================

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


                                                          Retail Market Analysis
================================================================================


==========================================================================================
                               1995         1994         1993         1992         1991
==========================================================================================
     Total Sales (000)       5,918,038   $5,545,803   $5,130,648   $4,713,987   $4,036,392
------------------------------------------------------------------------------------------
Gross Square Footage(OOO)       37,300       35,300       34,900       33,200       29,100
------------------------------------------------------------------------------------------
    Sales/Square Foot       $      159   $      157   $      147   $      142   $      138
==========================================================================================

     Dillard's strategy is to enter or further penetrate markets where it can become the dominant conventional department store operator. Over the past few years, much of their growth has been through acquisitions. Value Line projects sales to climb 9 percent over the next fiscal year and rates its financial strength A. Dillard's Private Label sales have increased to 20 percent of total sales. This strategy has allowed Dillard's to maintain a highly desirable image position with national brands while offering Private Brand pricing at savings of 25 percent or more. Standard & Poor's ranks the company "A+".

     Federated Department Stores, Inc. is one of the leading full-line department store companies in the United States. The year 1994 was a major acquisition year for the company. On December 19, 1994 the company completed a $4.1 billion purchase of Macy's and it has recently consolidated the A&S/Jordan Marsh division into Macy's East. On May 26, 1994 the company purchased Joseph Horne Co., a department store retailer operating ten units in Pittsburgh and Erie, Pennsylvania for $116.0 million, including the assumption of $40.0 million in debt and acquisition costs. Upon completion of this merger with Macy's, Federated operates 355 department stores in 35 states at urban or suburban sites, principally in densely populated areas operating under the names of Bloomingdale's, The Bon Marche, Bullocks, Burdines, Goldsmith's, Jordan Marsh, Lazarus, Rich's, Sterns and Macy's. The company also operates more than 135 specialty and clearance stores under the names of "Aeropostale," "Charter Club" and "MCO" and a mail order catalog business under the name of "Bloomingdale by Mail." The company recently announced the closure of the MCO stores.

     The properties consist primarily of stores and related retail facilities including warehouse and distribution centers. Of the 355 stores, 181 stores were entirely or mostly owned and 174 stores were entirely or mostly leased. The company owns or leases other properties including office space in New York and Cincinnati. During 1994, the company added 142 department stores and 135 specialty and clearance stores. Of the 142 department store additions, 121 were a result of the acquisition of Macy's and 10 as a result of the acquisition of Horne's. All 135 specialty and clearance stores were added through the Macy's acquisition. Federated's net sales for 1994 increased by 15 percent to $8,315.9 million, compared to $7,229.4 million reported in 1993. On a comparable store basis net sales increased by 3.1 percent. The company's retail operating division sales as of January 28, 1995 were as follows:

================================================================================

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


                                                          Retail Market Analysis
================================================================================



============================================================================================================
                                     Federated Department Stores Company
============================================================================================================
                                       Number                           Gross                 Average Sales
                                     of Stores      1994 Sales        Square Feet            Per Square Foot
============================================================================================================
 Abraham & Straus/Jordan Marsh            34          $1.441.1            8,999                      $160
------------------------------------------------------------------------------------------------------------
        Bloomingdale's                    16        $1,297.5 *            4,439            $292 ($268.57)
------------------------------------------------------------------------------------------------------------
        The Bon Marche                    40           $ 873.0            4,892                      $178
------------------------------------------------------------------------------------------------------------
           Burdines                       46          $1,248.5            7,648                      $163
------------------------------------------------------------------------------------------------------------
           Lazarus                        51          $1,130.3           10,212                      $111
------------------------------------------------------------------------------------------------------------
      Rich's/Goldsmith's                  25           $ 999.7            4,991                      $200
------------------------------------------------------------------------------------------------------------
            Sterns                        22           $ 707.4            3,946                      $179
------------------------------------------------------------------------------------------------------------
         Macy's East                      64        $3,447.7**           17,162                      $201
------------------------------------------------------------------------------------------------------------
    Macy's West/Bullocks                  57        $2,334.8**           11,845                      $197
------------------------------------------------------------------------------------------------------------
      Macy's Specialty                   122        $  128.4**              420                      $395
------------------------------------------------------------------------------------------------------------
            MCO                           14        $   83.1**              704                      $118
------------------------------------------------------------------------------------------------------------
           Total                         491          $8,315.9          75,228
============================================================================================================
*    Includes $105.3 million in sales of the company's Bloomingdale's By Mail subsidiary. Net of this allocation, sales were equal to $269 per square foot.
**   Represents sales of divisions acquired pursuant to merger.
============================================================================================================

     Federated has a C++ rating from Value Line. By fiscal 1996, savings from the closure of Macy's corporate office (second half of 1995) and other consolidation benefits may help boost Federated's share net to $2.00 to $2.10. Value Line's earning projections to 1998-2000 is that excess cash flow will enable Federated to reduce its long term debt by about $1 billion between fiscal 1996 and the end of the decade, and the operating margin will gradually widen following a market improvement in fiscal 1996.


     Federated's historical and projected sales are as follows:


                    ===================================
                    1996 *                     $15,100
                    -----------------------------------
                    1995 *                     $14,200
                    -----------------------------------
                    1994                       $ 8,316
                    -----------------------------------
                    1993                       $ 7,229
                    -----------------------------------
                    1992                       $ 7,080
                    ===================================
                    *Value Line estimated sales dollars
                    ===================================


     Federated's management believes the department store business will continue to consolidate and accordingly, intends to consider the possible acquisition of department store assets and companies from time-to-time. Future acquisitions, if any, are expected to be financed through a combination of cash on hand and from operations and possible long term debt or other securities issuance. The company's budgeted capital expenditures are approximately $2,800 million for 1995 to 1998, with approximately 68 percent budgeted for existing stores, 21 percent budgeted for new stores and 11 percent for technology.

================================================================================

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


                                                          Retail Market Analysis
================================================================================

     Dayton Hudson is one of the country's largest general merchandise retailers with 1993 revenues of $19.2 billion. This represented an increase of 7 percent over 1992. The company's 893 stores span the entire retail spectrum from discount (Target and Mervyn's) to mid-level and high end (Dayton's, Hudson's and Marshall Fields). The company reports that more than 80 percent of its revenue are derived from its discount and moderate priced divisions. Overall, over the last ten years revenues have grown by an impressive rate of 10.2 percent per annum. Standard & Poors has forecasted a continued rise in comparable store sales. They rate the company as "A". A brief profile of each follows:

     Target - Target is an upscale discounter which provides quality merchandise at attractive prices. In 1993, the 554 stores accounted for revenues of $11.743 billion or 61 percent of the company's total revenues. The units are found in 35 states. Target's total revenues were up 13 percent over 1992, while comparable sales were up 5 percent. The average sales per square foot were approximately $202. During 1993 Target added 50 new stores including a successful entry in the Chicago market. Their superstore concept "Target Greatland" has been very successful. Dayton Hudson expects to open 70 new discount stores, expanding Targets selling space by 11 percent. This will include the long awaited move into the northeast.

     Mervyn's - Mervyn's is a moderate priced family department store chain specializing in soft goods. The division operates 276 stores in 15 states in the northwest, west, southwest, southeast and Michigan. During the first quarter of 1995, they will be moving into the Minneapolis market with the purchase of eight Carson Pirie Scott stores. In 1993 Mervyn's sales were disappointing, decreasing by 1.6 percent, while comparable sales were off by 6 percent. Comparable sales were reported to be fiat in 1994. Average sales per square foot were approximately $200. The division is aggressively pursuing cost cutting measures to make it more profitable.

     Department Store Division - The Department Store Division consists of Daytons, Hudson's and Marshall Fields. The division operates 63 full service units predominantly in nine midwestern states including 19 Daytons, 21 Hudson's and 23 Marshall Fields stores. Sales in 1993 increased slightly to $3.054 billion (up 1 percent) however, operating profit was up 18 percent. The average sales per square foot were reported to be $221 per square foot, inclusive of the flagship units for the respective chains. Additions include new Daytons stores in Northbrook Court (Chicago - 1995) and Somerset North (suburban Detroit - 1996).

================================================================================

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


                                                          Retail Market Analysis
================================================================================

Trade Area Definition

     Once the trade area is defined, the area's demographics and economic profile can be analyzed. This will provide key insight into the area's dynamics as it relates to the subject. The sources of economic and demographic data for the trade are analysis are as follows: Equifax National Decision Systems (ENDS), Sales and Marketing Management's Survey of Buying Power, The Urban Land Institute's Dollars and Cents of Shopping Centers (1995),-CACI, The Sourcebook of County Demographics, and The Census of Retail Trade - 1992. The subject's primary and effective trade areas, profiled by Equifax Decision Systems, were defined based on the results of a customer survey conducted by Urban Retail Properties, Co., which included polling the mall's customers to determine the zip code of the primary residence.

     The Esplanade is well-located near Interstate-10, east of the City of New Orleans. This location makes it one of the more accessible retail locations within the area. The advantage of interstate proximity has the effect of expanding the mall's trade area by virtue of reducing travel time for residents in more distant locations. As such, the percentage of in-flow sales tends to be greater for more dominant properties. Specifically, Interstate 10 is a major route of travel for residents of outlying areas traveling to New Orleans, with The Esplanade benefiting from being the nearest regional center for those shoppers. The Esplanade also benefits from its proximity to the New Orleans Airport, given that international travelers can shop tax-free in the State of Louisiana. As the regional mail closest to the airport, The Esplanade is able to attract a significant portion of the international shopping dollar.

     As discussed in the previous section, the location and accessibility of competing centers also has direct bearing on the formation and make-up of a mall's trade area. Lakeside Shopping Center is located only 6+/- miles to the northeast from the Esplanade. The GLA devoted to mall shop space is significantly greater than that of the subject, and has resulted in a greater depth of mall shop tenants in larger store formats. Geographically, Lakeside out-positions the subject in serving the affluent community of Metairie, as well as the more affluent enclaves of the western quadrant of the City of New Orleans. Additionally, we note that inclusive of Lakeside Shopping Center and the Clearview Mall, five of the regional malls within the New Orleans MSA are located east of the subject, which has proven to effectively inhibit its penetration to the east. Conversely, the subject is clearly the most convenient regional mall for those shoppers who reside to the west in the outlying areas of the MSA.

     We believe that it is also important to note ancillary retail development such as large community centers and free-standing "category killers" represent a limited force in the market's competitive environment. As noted earlier in this report, there has existed a dearth available development sites proximate to the mall. Of those limited developments located near the subject, their primary stores (groceries, discount department stores, and drugs) are generally different from those which comprise the Esplanade. Certainly there is a place for both in most retail environments, including the 1-10 corridor. This phenomena of limited new retail development is not limited to the subject's immediate trade area. We note that many of the big box retailers which have expanded in similar markets throughout the country have not yet established a strong presence in the New Orleans MSA. For those which have (Wal-mart and Burlington Coat Factory proximate to the Esplanade; Toys 'R Us and Barnes & Noble near Lakeside), they help balance out the retail infill and act as a traffic generator that increases an area's status as a destination retail hub.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     To summarize, the foundation of our analysis for delineation of the subject's trade area may be summarized as follows:

1. The western quadrant of the City of New Orleans effectively defines the subject trade area's western border. This is significantly influenced by competition becoming much more intense east of the subject. Conversely, both the subject's primary and effective trade areas are far more expansive to the north and west given the relative scarcity of retail alternatives in these areas.

2. The subject benefits from being the most conveniently located mail for those shoppers residing in the northern and western quadrants of the MSA. The Esplanade also benefits from its proximity to the New Orleans airport, as international travelers can shop tax-free in the State of Louisiana. As the regional mail closest to the airport, The Esplanade is able to attract a significant portion of the international shopping dollar.

3. Highway accessibility including area traffic patterns, geographical constraints and nodes of residential development.

4. The position and nature of the area retail structure including the location of destination retail centers and the strength and composition of the retail infill as discussed above.

5. The size, anchor tenancy and merchandising composition of the mall tenants enhances its total market penetration.

6. Ancillary retail development has a limited impact on the subject. Adequate cross shopping occurs with the nearby strip centers, whose tenants compliment, rather than compete with the mall.

     Urban Retail Properties, Co. conducted a survey of mall shoppers, which included determining the zip code of their primary residence. This survey shows that the effective trade area of the mall extends approximately 10+/- miles east of the subject property, while to the northwest, the subject's trade area boundaries extend to points 20+/- to 25+/- miles from the subject.

     After reviewing this report in conjunction with our independent analysis of the trade area, we are in concurrence with its findings. Specifically, we have observed that within the northwestern quadrant of the MSA there are few retail alternatives to the subject, while to the east and southeast, there are five regional shopping centers, which serve to inhibit the subject's market penetration into these areas. Of these centers, only Lakeside Shopping Center and Clearview Mall are considered competitive to the subject. As such, we have elected to rely the trade area definitions as identified by the Urban Retail Properties survey. An analysis of key demographic indicators can then be performed based upon this defined trade area.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Population

     Once the market area has been established, the focus of our analysis centers on the trade area's population. Equifax National Decision Systems [ENDS] provides historical, current and forecasted population estimates for the total trade area. Patterns of development density and migration are reflected in the current levels of population estimates.

     Comparisons have been made between the New Orleans MSA and Kenner county and the trade area components lend some perspective to the dynamics of the trade area. The chart on the Facing Page compares these statistics.

     Between 1990 and 1996, ENDS reports that the population within the primary trade area increased by 3,021 to 171,682. This 1.79 percent increase (0.30 percent per annum) has lagged that of the effective trade area's growth rate of
2.01 percent (0.33 percent per annum). Expanding to the effective trade area, the current population increases to 341,528. The current projection is for marginal growth over the next five years within all segments of the trade area, specifically 0.13 and 0.12 percent per annum for the primary and effective trade areas, respectively. On balance, we note that population growth throughout the trade area has trailed that of the state and country.

     Provided on the Following Pages are graphic representations of the current population distribution and projected population growth. The first graphic depicts that the more densely developed areas are found proximate to the mall to the north, east and southeast. The second graphic shows that while areas east of the subject and closer to New Orleans are not projected to experience noticeable growth, areas west of the subject are expecting to grow at the highest rate of the effective trade area.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

   THE ESPLANADE
EFFECTIVE TRADE AREA



                                      [MAP]

                                [GRAPHIC OMITTED]
                          [DATA POINTS TO BE SUPPLIED]

                                  THE ESPLANADE
                              EFFECTIEVE TRADE AREA



                                      [MAP]

                                [GRAPHIC OMITTED]
                          [DATA POINTS TO BE SUPPLIED]

                                                          Retail Market Analysis
================================================================================

Households

     A household consists of all the people occupying a single housing unit. While individual members of a household purchase goods and services, these purchases actually reflect household needs and decisions. Thus, the household is a critical unit to be considered when reviewing market data and forming conclusions about the trade area as it impacts the retail center.

     National trends indicate that the number of households are increasing at a faster rate than the growth of the population. Several noticeable changes in the way households are being formed have caused the acceleration in this growth, specifically:

     o The population in general is living longer on average. This results in an increase of single and two person households.

     o The divorce rate increased dramatically during the last decade, again resulting in an increase in single person households.

     o Many individuals have postponed marriage, thus also resulting in more single person households.

     Between 1990 and 1996, the primary trade area added 4,165 households, increasing by 6.8 percent to 65,702 units. This growth is equivalent to a compound annual increase of 1.10 percent. Alternatively, the secondary trade area added 3,978 households to 72,975 indicating slightly slower 0.94 percent annual rate of growth. Combined, the effective trade area is currently estimated to contain 138,677 households.

     Between 1996 and 2001, the primary trade area is expected to grow by 2.9 percent (0.56 percent per annum) to 67,578 households. This rate of growth is slightly greater than that for the secondary area which is expected to grow by
2.28 percent. Overall, the total trade area is expected to grow by 2.55 percent to 142,218 households.

Trade Area Income

     A significant statistic for retailers is the income potential of a trade area's population. Income levels, either on a per capita, per family or household basis, indicate the economic level of the residents of the market area and form an important component of this total analysis. More directly, average household income, when combined with the number of households, is a major determinant of an area's retail sales potential. The trade area income figures support the profile of a broad-based middle income market. According to Equifax National Decision Systems, average household income within the primary trade area is currently $50,035.

     Available data shows an identifiable pattern of income levels throughout the total trade area as shown below along with comparisons to the state and United States.

================================================================================

                                      -38-



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================


              ==================================================
                            Average Household Income
              --------------------------------------------------
                        Area                  Average HH-Income
              ==================================================
              Primary Trade Area                         $50,035
              Secondary Trade Area                       $50,936
              Effective Trade Area                       $50,509
              New Orleans MSA                            $44,419
              State of Louisiana                         $39,259
              United States                              $49,031
              ==================================================


     These statistics show that the primary trade area has an average household income of $50,035 which increases slightly to $50,509 with the inclusion of the higher income areas in the secondary market. The total trade area's average household income is above that of the New Orleans MSA, state and country.

     Provided on the Following Page is a graphic presentation of the household income distribution throughout the total trade area. As can be seen, the subject is relatively proximate to all income levels exhibited within its trade area. Generally, the highest concentrations of wealth (average incomes of $60,000 and higher) are found directly east and west of the center, but quite proximate to the mall. We also note that average household income throughout the total trade area is forecasted to increase at compound annual rate of 5.15 percent over the next five years.

================================================================================

                                      -39-



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

   THE ESPLANADE
EFFECTIVE TRADE AREA



                                      [MAP]

                               [GRAPHICS OMITTED]
                          [DATA POINTS TO BE SUPPLIED]

                                                          Retail Market Analysis
================================================================================

Effective Buying Income

     Another measure of the ability of a trade area to support retail business is the area's effective buying income (EBI). This data is not measured by specific trade area, but rather by both the metropolitan statistical area (MSA), as well as on a county basis as reported in Sales and Marketing Management's Survey of Buying Power. At the end of 1995, Jefferson County had an aggregate EBI of $5.5 billion.

     A comparison can be made to Kenner, Jefferson County and the New Orleans metropolitan area.



====================================================================================================================================
                                                           Effective Buying Income
====================================================================================================================================
                                            1990                                     1995                    Compound Annual Change
------------------------------------------------------------------------------------------------------------------------------------
                         Total EBI (billions)     Med HHEBI       Total EBI (billions)     Med HHEBI         Total EBI     Med HHEBI
====================================================================================================================================
        Kenner                  $0.8               $27,436              $1.3               $41,889           8.74%            8.83%
------------------------------------------------------------------------------------------------------------------------------------
  Jefferson County              $5.5               $26,273              $7.9               $38,835           7.24%            8.13%
------------------------------------------------------------------------------------------------------------------------------------
  New Orleans MSA              $14.5               $22,425             $20.9               $34,152           7.67%            8.78%
------------------------------------------------------------------------------------------------------------------------------------
Source: Sales and Marketing Management, Survey of Buying Power
====================================================================================================================================

     The data above shows that at $41,889, the median household effective buying income for the Kenner area exceeds that of Jefferson County and the New Orleans metropolitan area. Between 1990 and 1995, the total EBI for the Kenner area grew at a compound annual rate of 8.74 percent, while the median household EBI grew at an annual compound rate of 8.83 percent. In comparison, the total EBI for Jefferson County grew at a compound annual rate of 7.2 percent while the median household EBI has grew at a compound annual rate of 8.1 percent. These measures have exceeded inflation over this year period.

Retail Sales

     Retail sales growth for Kenner were compared to Jefferson County and the New Orleans metropolitan area. The Kenner area has noticeably exceeded the county's composite growth, as shown below.


====================================================================================================================================
                                                                 Retail Sales
====================================================================================================================================
                                             1990                                        1995               Compound Annual Change
------------------------------------------------------------------------------------------------------------------------------------
                         Total Retail Sales        Med HH         Total Retail Sales       Med HH         Total           Med HH
                              (billions)            Sales            (billions)            Sales          Sales            Sales
====================================================================================================================================
      Kenner                    $611.3             $23,787              $863.8            $33,480         7.16%            7.08%
------------------------------------------------------------------------------------------------------------------------------------
Jefferson County              $4,193.8             $24,020            $5,537.1            $32,533         5.71%            6.26%
------------------------------------------------------------------------------------------------------------------------------------
 New Orleans MSA              $9,055.6             $18,522           $11,529.3            $24,085         4.95%            5.39%
------------------------------------------------------------------------------------------------------------------------------------
 Source: Sales and Marketing Management, Survey of Buying Power
====================================================================================================================================


     With average annual growth rate of 7.16 percent since 1990, retail sales in Kenner area grew dramatically by 41.3 percent by 1995 to $863.8 million. Similarly, retail sales per household posted an annual growth rate of 7.08 percent, or 40.7 percent, to $33,480 per household. Expenditures by households jumped in Jefferson County at a rate of 6.26 per annum over between 1990 and 1995. Households spent $8,513 more in 1995 than they did in 1990; resulting in a significant 35.4 percent increase.

================================================================================

                                      -41-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================
Mall Shop Sales

     While retail sales trends within the MSA and region lend insight into the underlying economic aspects of the market, it is the subject's sales history that is germane to our analysis.

     We have been provided with a summary of comparable mall shop sales for the years 1991 to 1995. Per square foot sales figures represent the weighted average sales for the calendar year for small shop tenants in continuous occupancy of the same suite for the previous twenty four months. These results are summarized below.

       -------------------------------------------------------
                             SUMMARY OF
                          COMPARABLE SALES
       -------------------------------------------------------
                            Comparable         Percentage
             Year            PSF Sales           Change
       -------------------------------------------------------
             1991              $239                N/A
             1992              $251               5.02%
             1993              $242              -3.59%
             1994              $248               2.48%
             1995              $263               6.05%
       -------------------------------------------------------

     As illustrated above, comparable per square foot sales increased in excess of 6 percent between 1994 and 1995 to $263 per square foot. Overall, comparable per square foot sales increased approximately 10 percent over the last five years.

     Total reporting mall shop sales for 1995 were $82.4 million. Based on a reporting GLA of 321,728 square feet, this results in mall shop sales of $257 per square foot. This measure shows reporting tenant performance only, since some tenants do not report sales by lease agreement or fail to report sales for a particular sales period. While the aggregate sales amount is reflective of the total sales generated by the mall shops, it is important to recognize that this includes all sales including sales from partial year tenants. Furthermore, since the unit rate is based upon a full reporting year, it has the effect of understating the mall shop sales performance on a unit rate basis.

     By comparison, the Urban Land Institutes Dollars and Cents of Shopping Centers (1995) reports national and regional sales averages for regional and super-regional shopping malls. Nationally, average sales at super-regional centers is reported at $203.09 per square foot, down 1.4 percent from 1993. For regional malls, average sales are reported to be $176.16, virtually even from 1993. A comparison of national and regional figures is shown on the following chart.


================================================================================

                                      -42-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

----------------------------------------------------------------------------------------------------
                                  Regional/Super-Regional Centers
----------------------------------------------------------------------------------------------------
       Area               Average              Median            Lower Decile        Upper Decile
----------------------------------------------------------------------------------------------------
   United States     $176.16/            $163.54/             $125.88/             $285.40/
                     $203.09             $198.93              $140.46              $305.23
----------------------------------------------------------------------------------------------------
       East          $204.96/            $183.05/             $126.07/             $323.74/
                     $220.64             $183.81              $130.46              $379.81
----------------------------------------------------------------------------------------------------
       West          $188.63/            $167.46/             $124.00/             $264.89/
                     $190.51             $187.64              $143.01              $258.68
----------------------------------------------------------------------------------------------------
       South         $156.27/            $154.18/             $129.63/             $195.24/
                     $210.30             $207.99              $145.75              $293.70
----------------------------------------------------------------------------------------------------
      Midwest        $178.99/            $179.24/             $125.50/             $290.57/
                     $195.03             $192.42              $148.18              $261.09
----------------------------------------------------------------------------------------------------
Source: Urban Land Institute Dollars and Cents of Shopping Centers (1995)
----------------------------------------------------------------------------------------------------


     As a regional mall in the southern part of the country, the subject's 1995 sales performance of $263 per square foot can be compared to its peers as shown below.


    ----------------------------------------------------------------------
                            Average           Subject         Variance
    ----------------------------------------------------------------------
      United States          $176               $263            149%
    ----------------------------------------------------------------------
          South              $156               $263            169%
    ----------------------------------------------------------------------


     On a relative basis, the subject is substantially outperforming its peer group on average in terms of sales productivity, particularly when compared to regional sales.

Anchor Store Sales

     With the exception the Dillard's men's store, which in 47,000+/- square feet is considered a junior anchor, the anchor stores are owned by their occupants, and therefore are not required to report sales to mall management. Our efforts to obtain specific sales included interviewing the mall manager and individual store managers. Anecdotally, all of the anchor stores report satisfactory performance. As noted earlier in this report, Dillard's, Federated Department Stores and Dayton Hudson represent some of the nation's leading department store companies.

     While the specific individual anchor store sales of the subject are not known, we provide the following department store sales information as provided by Urban Land Institute, which tracks sales of owned and non-owned department stores by selected affiliation and region. This information is summarized in the following chart.


================================================================================

                                      -43-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================





------------------------------------------------------------------------------------------------------------
                                        Department Store Sales Data
------------------------------------------------------------------------------------------------------------
                 Category/Region                      Average Sales PSF       Top 10% PSF      Top 2% PSF
------------------------------------------------------------------------------------------------------------
               Super-Regional U.S.
               Owned Dept. Stores                          $144.99              $247.99         $505.13
                 National Chain                            $146.89              $271.91         $532.63
             Non-Owned Dept. Stores                        $154.34              $243.28         $367.33
                 National Chain                            $154.34              $243.28         $367.33
                 Eastern Region                            $152.35                ---             ---
                 Western Region                            $147.26                ---             ---
                Midwestern Region                          $131.12                ---             ---
                 Southern Region                           $159.23                ---             ---
------------------------------------------------------------------------------------------------------------
       Average - All Super-Regional Centers                $148.82               251.62          443.11
------------------------------------------------------------------------------------------------------------
               Regional Malls U.S.
               Owned Dept. Stores                          $149.26              $245.53         $352.79
                 National Chain                            $149.03              $237.27         $343.94
             Non-Owned Dept. Stores                        $162.14              $215.20         $266.01
                 National Chain                            $163.08              $215.32         $266.09
                 Eastern Region                            $174.78                ---             ---
                 Western Region                            $165.36                ---             ---
                Midwestern Region                          $151.49                ---             ---
                 Southern Region                           $150.39                ---             ---

------------------------------------------------------------------------------------------------------------
          Average - All Regional Centers                   $158.19              $228.33         $307.21
------------------------------------------------------------------------------------------------------------
Source: Urban Land Institute Dollars & Cents of Shopping Centers (1995)
------------------------------------------------------------------------------------------------------------



     Data from ULI shows that the mean sales level for department stores in super-regional malls varies from $131.12 to $159.23 per square foot with an overall average of $148.82 per square foot. Stores in the top 10 percent of their peers average (unweighted) approximately $252 while the top 2 percent average approximately $443 per square foot.

     Data for department stores in regional malls shows that the mean ranges from $149.03 to $174.78 per square foot with an overall average of $158.19 per square foot. The unweighted average for the top 10 percent and 2 percent is approximately $228 and $307 per square foot, respectively.

Summary

     Within the shopping center industry, a trend toward specialization has evolved so as to maximize sales per square foot by deliberately meeting customer preferences rather than being all things to all people. This market segmentation is implemented through the merchandising of the anchor stores and the tenant mix of the mall stores. With anchor tenants of Macy's, Dillard's and Mervyn's, the subject property is clearly positioned toward the broad center of the retail market, with the more diverse merchandising of Macy's exhibiting a strong draw for the center. While traditional merchandise is well-represented among mall shop tenants, more unique mall shop tenants are not. A more diverse mix would bring a balance of retail uses to the center which would include both familiar and first time tenants to the trade area.

Conclusion

     We have analyzed the retail trade history and profile of the New Orleans MSA, the City of Kenner and Jefferson County in order to make reasonable assumptions as to the continued performance of the subjects trade area.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

     A metropolitan and locational overview was presented which highlighted important points about the study area and demographic and economic data specific to the trade area was presented. We included a brief discussion of some of the competitive retail centers in the market area as well as a profile of the anchor tenants at the mall. The trade area profile discussed encompassed an MSA and zip code based survey for the subject. Marketing information relating to these sectors was presented and analyzed in order to determine patterns of change and growth as it impacts the subject. Given that most of the anchors of The Esplanade are not required to report sales, we were unable to provide extensive mall sales analysis. Anecdotally, the subject's anchors perform at levels considered average to above average when compared to department store sales on a national and regional basis. The data is useful in giving quantitative dimensions of the total trade area, while our comments serve to provide qualitative insight into this area. The following summarizes our key conclusions:

     o The subject enjoys a visible and accessible location within the New Orleans MSA. The subject is also well-positioned to benefit from the stronger population growth projected for the western and northwest quadrants of the MSA, as compared to its competitors which are positioned farther to the east, where minimal growth is projected over the next five years. Given the scarcity of retail alternatives west and northwest of the subject, The Esplanade should benefit from the growth projected for these quadrants.

     o Its status as the regional mall farthest west of the City of New Orleans both maximizes its position in servicing the northwestern quadrant of the MSA, as well as inhibits its ability to draw customers from the east. The Esplanade is well positioned geographically to benefit from the continued growth of this quadrant of the MSA and its environs, as it is clearly the most convenient mall for current and future residents in these communities. Conversely, Lakeside Shopping Center, together with several secondary competitors, have served to limit the subject's market penetration to the east.

     o The region's affluence as measured by average household income and market expenditure potential has expanded substantially over the last decade paralleling the population growth.

     o Within its effective trade area, the subject competes directly with the more upscale Lakeside Shopping Center. It is important for ownership to focus on aggressively leasing the vacant space to national and regional retailers that are considered unique to the market. The high percentage of national and regional tenants is important to the extent that these merchants have the benefit of stronger name recognition and are more familiar to shoppers which typically results in high sales levels.

     o Peripheral retail development around the mall is minimal, with a noticeable absence of many big box and category killer type retailers which have expanded aggressively in similar markets.

     On balance, it is our opinion that with competent management and aggressive marketing, The Esplanade can fortify its position as a competitive regional mall targeted to serve the growing northwestern quadrant of the New Orleans MSA. Our outlook for the area continues to be positive with moderate to good prospects for appreciating real estate values.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Retail Market Analysis
================================================================================

Marketability and Marketing Period

     In this subsection, we consider the potential market appeal, marketability and demand for a center like the subject in light of the current real estate investment market. As discussed elsewhere in this report, the subject involves an enclosed, regional mall containing 366,415+/- square feet of mall shop GLA anchored by four anchor stores for a combined mall GLA of 910,555+/- square feet.

     We have considered the potential market demand and investor risk in our analysis and valuation of the subject property through our selection of investment parameters, growth rates, and various assumptions employed. In our analysis, we have attempted to reflect current market conditions and investor criteria. Most of the shopping center properties which have been offered for sale at a "reasonable" price, have sold within twelve months exposure to the open market or less. Properties for which seller expectations of value exceed the market's perception have required more extended marketing periods and have generally sold at below the initial asking price, or have been pulled off the market. A "reasonable" price is defined as that price which offers a sufficient return to the investor relative to the demand for and the risk associated with the property. These returns vary widely in the current market depending on the particular investment, its occupancy level, the surrounding demographics, and upside or downside of the income stream.

     The subject is characterized as a well-maintained and accessible mall which is positioned to benefit from growth within the northwestern quadrant of its effective trade area. The subject's effective trade area has a current population of approximately 342,000+/- people, which is projected to experience marginal population and household growth in the foreseeable future. We believe that if the subject were offered for sale, it would represent an important investment opportunity for a well positioned center with some upside through lease rollover and continued efforts to upgrade the tenant mix. Based on the above, it is our estimate that a market sale of the subject property should be realized within twelve months exposure on the market.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            PROPERTY DESCRIPTION
================================================================================

Site Description

Location:                S/S of West Esplanade Avenue
                         City of Kenner
                         Jefferson Parish, Louisiana

Shape:                   The site is slightly irregular in shape.


Area: The subject property is located on a 80.23+/- acre site, of which 54.2+/- acres is owned by the developer. The remainder of the site is owned by the three anchor tenant stores.

Topography:              The mall site is relatively level. Portions of the site
                         have been graded to form a gradual mound, whereby the second floor of the center is accessible.

Access: Principal access is from south side of West Esplanade Avenue, were two entrances provide access to the ring road. Secondary access is provided from William's Boulevard via 32nd Street.

Utilities:               The site is served by all utilities including municipal
                         water and sewer, electric, gas and telephone.

Soil Conditions:         The subject property is located between Lake
                         Pontchartrain and the Mississippi River. This area primarily consisted of low lying marsh land which was infilled for development. As such the soil conditions in the surrounding area are not ideal and many properties including the subject are constructed on pilings. No soil report of the subject parcel has been filed or reviewed. However, it is assumed that the soil is of sufficient load-bearing capacity to support the existing structure. No evidence to the contrary was observed upon our physical inspection of the property.
                         The parking lot has reportedly settled 18 - 24" since construction. However the settling is consistent throughout the property and has not required remediation. Drainage of the tract appears to be adequate.

Flood Hazard:            According to Community Panel # 225199 035E, National
                         Flood Insurance Rate Map, effective March 23, 1995, the subject site is in Flood Hazard Zone AE, areas inundated by 100-year flood zone, and therefore requires flood hazard insurance.


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                                      -47-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

Land Use Restrictions:   Although an authoritative report of title was not
                         provided or reviewed, there do not appear to be any easements, encroachments or restrictions that would adversely affect the utilization of any portion of the site. However, a survey is recommended for final determination of any such adverse conditions.

Wetlands:                We were not given a Wetlands survey. If subsequent
                         engineering data reveal the presence of regulated wetlands, it could materially affect property value. We recommended a wetlands survey by a competent engineering firm.

Hazardous Substances:    We observed no evidence of toxic or hazardous
                         substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Comments:                Overall, the subject site is typical of other sites
                         developed to such a use. Access is good and it appears to be functionally suitable for such a retail use.

                         Provided on the facing page is a plot plan which depicts the location of the improvements on the subject tract. Also, the plot plan identifies various potential areas of expansion including two additional anchor tenant pads and two remaining outparcels (5 and 6) located at the 32nd Street access road.

Improvements Description

     The subject site is improved with a two-level "cross-shaped" regional mall containing 910,555+/- square feet of gross leasable area. Reference is made to the plot plan on the facing page for the location of the improvements on the subject tract. A complete description of these improvements follows:

General Description
        Year Built:     The property was constructed in two consecutive phases
                         between 1985 and 1986.

    Building Area
        Dillard's:                  177,940+/- sf
        Macy's                      235,518+/- sf
        Mervyn's:                    84,082+/- sf
        Dilliard's Men's Shop:       46.600+/- sf
    Total Anchor Tenants(1):        544,140+/- sf

----------

(1) With the exception of the Dillard's Men's Shop, all of the anchor stores are owned by the respective retailer


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                                      -48-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================

         Mall Stores:          366,415+/- sf

         Total GLA:            910,555+/- sf

         Total GLA Appraised:  413,015+/- sf

Construction Detail
  Foundations:           Poured reinforced concrete.

  Framing:               Structural steel columns and beams.

  Floors: Poured reinforced concrete over compacted fill on the first level and poured concrete over corrugated steel pan on the second level.

  Exterior Walls:        Generally masonry with a mixture of brick and
                         decorative masonry block.

  Roof Structure:        Corrugated steel deck over steel bar joists

  Roof Cover:            Built-up composition roofing

  Fenestration:          Plate glass in aluminum frame. Skylights are provided
                         over center court, the food court, and side courts.

  Doors: Plate glass in aluminum frame entrance doors with metal rear access doors.

  Loading:               Most loading is via grade level metal pedestrian doors.
                         Some large tenants have depressed truck wells.

Mechanical Detail
  Heating, Ventilating
   and Air Conditioning: The property is heated and cooled by 20, roof-top, electric fired package units. Each tenant space has its own VAV box for climate control. In exception to this, each of the anchor tenants have their own mechanical systems.

  Electrical:            Standard quality service for this commercial occupancy.
                         Tenant electrical usage is separately metered.

  Plumbing:              Adequate commercial grade fixtures. Supply and waste
                         lines assumed to be of code conforming materials.

  Vertical
   Transportation:       The property contains two sets of 36" wide escalators
                         and one 5,000 lb capacity passenger elevator. In addition, the property contains five, 4000 lb capacity freight elevators.

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                                      -49-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================


  Life Safety:           All tenant areas are sprinklered.

  Layout: The subject is designed as a two-level, "cross-shaped" mall. Mervyn's is located in the central portion of the mall with its exterior entrance opening to the east parking lot. Macy's and Dillard's are located at the north and south ends of the mall, respectively. Dillard's also has a second location within the center, opposite the Mervyn's store and opens to the west parking lot. This store (46,600 square feet) was formerly Godchaux, but is currently utilized by Dillard's for their men's department. A food court is located slightly off-center along the west side of the second level of the property. Two secondary courts provide access to the east and west parking lots and were designed to accommodate additional anchor tenant stores.

                         The majority of the mall shops front along the main corridor which varies in width from approximately 30 to 40 feet. Shops have varying frontages with depths of 100 to 110 feet being typical. Side court suites are not as deep. Stores are finished in accordance with individual tenant specifications.

Interior Detail
  Flooring:              Generally terrazzo tile in common areas. Restrooms are
                         tiled.

  Ceilings:              Generally acoustical tile with some plaster ceilings
                         above the center and side courts.

  Walls:                 Painted sheetrock and painted concrete block.

  Storefronts and
    Signage: Finished in accordance with individual tenant specifications.

Site Improvements
  Parking: Asphalt paved and stripped parking for 4,477 cars is provided. This equates to a parking ratio of 4.92 spaces per 1,000 square feet of GLA which is typical of a center of this nature.

  Landscaping:           The parking lot and walkways have trees and low
                         maintenance plantings throughout.

  Other: Other site improvements consist of concrete and asphalt paving, curbing, yard lighting all underground and overhead utilities, and signage.

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                                      -50-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Property Description
================================================================================


Americans With
  Disabilities Act:      The Americans With Disabilities Act (ADA) became
                         effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

Hazardous Substances:    We are not aware of any potentially hazardous materials
                         (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials) which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist

Design Features
  and Functionality:     The subject property is a modern, two-story
                         "cross-shaped" enclosed shopping center. The property is functional and generally conforms to market standards. In exception to this, the two side courts, which were designed to accommodate future expansion, do not benefit from a substantial draw and as a result have had difficulty leasing.

Physical Condition:      The subject property was constructed in two stages
                         between 1985 and 1986. The property appears to be adequately maintained and our discussions with the property management did not indicate otherwise. The overall appearance of the center is consistent with current market standards and allows the property to successfully compete with the other properties in the local market.

                         We did not inspect the roof of the center or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

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                                      -51-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Real Property Taxes and Assessments
================================================================================

     The subject property is currently assessed for the purpose of taxation by Jefferson Parish for the 1995/1996 tax year, the most recent available. The following information summarizes the current assessments for the subject property.

     ----------------------------------------------------------------------
                                Current Assessments
     ----------------------------------------------------------------------
     Parcel ID                Land            Improvement          Total
     ----------------------------------------------------------------------
     B-1-A1-1A-D            $1,282,380        $3,598,750        $4,881,130
     B-1-A1-1A              $   14,210              --          $   14,210
     B-1-A1-1A              $      630              --          $      630
     B-1-A1-1A-5D           $   31,500              --          $   31,500
     B-1-A1-1A-6D           $   58,660              --          $   58,550
     ----------------------------------------------------------------------
     Total                  $1,387,380        $3,598,750        $4,986,020
     ======================================================================

          1. No parcel number assigned to this property, represents a small strip of land along the subject's eastern boundary.

          2. No parcel number assigned to this property, represents a small strip of land between Duncan Street & Duncan Canal.

     The preceding assessments are applicable to the mall, underlying land and two remaining outparcels. The anchor tenant stores as well as the five existing out parcels are owned by the respective retailers and as such are separately assessed. Jefferson Parish last underwent a reassessment in 1993. As such the preceding land assessments represent 10% of 1993 fair market value, while the building assessments represent 15% of 1993 fair market value. Properties in Jefferson Parish are reassessed every three years, with a reassessment due for 1996.

     The subject property is subject to the taxing jurisdiction of the City of Kenner and Jefferson Parish. The combined tax rate for the two jurisdictions is $97.66 per $1,000 of assessed value as presented in the following table:

                  ----------------------------------------------
                                 1995 Tax Rates
                  ----------------------------------------------
                  City of Kenner:                 $23.36
                  Jefferson Parish:               $74.30
                  ----------------------------------------------
                  Combined Rate:                  $97.66
                  ----------------------------------------------

     Application of this rate to the assessment shown above results in a total tax liability of approximately $486,934. In our analysis we have included a fiscal 1997 tax liability of $500,000 and have projected real estate taxes to increase at an average rate of 3.5 percent per year.

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                                      -52-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                          Zoning
================================================================================

     The subject property is designated as Planned Urban Development parcel 2-82 by the City of Kenner. This designation was granted to the subject property on June 17, 1982 per City Ordinance 3239. The designation was granted to allow development of the existing improvements and was based upon specific site plans. The original proposals allowed for expansion of the center including two additional anchor tenant stores and the development of the two remaining outparcels. Our discussions with Zoning officials indicated that any future expansion of the property would be subject to site plan review.

     Our review of the zoning files on the subject property did not reveal any mention of specific permitted or prohibited uses, however our discussions with zoning officials indicated that permitted uses for the subject property included most uses traditionally found in a regional shopping center including retail shops, restaurants, theatres, game rooms, and limited office uses.

     We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

     We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions exist.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Highest and Best Use
================================================================================

     According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute (formerly the American Institute of Real Estate Appraisers), the highest and best use of real property is defined as:

          1. The reasonable and probable use that supports the highest present value of vacant land or improved property, as defined, as of the date of the appraisal.

          2. The reasonably probable and legal use of land or sites as though vacant, found to be physically possible, appropriately supported, financially feasible, and that results in the highest present land value.

          3.   The most profitable use.

     We evaluated the site's highest and best use both as currently improved and as if vacant. The highest and best use of this land must meet four criteria. The use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive.

As Vacant

     The first test is what is physically possible. As discussed in the "Property Description", the site's size, soil, and topography do not physically limit its use. A 80+/- acre site is large enough to accommodate almost all uses, including office, retail, hotel, residential, or manufacturing. Development of the site does not appear to be negatively impacted by soil conditions, nor by topographical features. The site has fair-to-good visibility and accessibility, by virtue of the infrastructure system serving it. Its physical location in proximity to an interstate interchange strongly supports its regional accessibility.

     The second test concerns permitted uses. The subject property is designated as PUD 2-82, which was granted specifically for the development of the existing improvements. Prior to the PUD overlay, the subject property was located in the R-1, single-family residential district. Our discussions with the City of Kenner Zoning officials indicated that if the site were vacant today, a commercial designation for the site would be likely. Under this premise, the most obvious use would be for retail.

     The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. As indicted in the Regional, Neighborhood, and Trade Area Analyses within this report, the subject property is located in a good suburban location in a major metropolitan area. The area is characterized by macro economic conditions that, while having suffered during the most recent recession, have begun a modest recovery. The retail market has not been as negatively impacted by the over-building and concessions which have plagued other commercial markets. In addition, we see no significant changes in the local demographics which might threaten the economic viability of the subject site. The subject property, along with Lakeside Plaza and to a lesser extent Clearview Plaza service a trade area which encompasses over 170,000 persons with an effective buying income of over $20.9 billion. The development of the new center in Baton Rouge will limit the subject's penetration to the west, however a sufficient market share will still exist to support large scale retail development on the subject site.

     It is therefore our opinion that the highest and best use of the subject site as if vacant, is for large scale retail development.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Highest and Best Use
================================================================================

As Improved

     The first constraint imposed on the possible use of the site is dictated by the physical aspects of the parcel itself. As noted in our Property Description section of the report, the mall site is of sufficient size to accommodate not only the existing improvements, but also an expansion with a fourth and fifth department store. It is generally level, paved and has all necessary utilities available. Furthermore, the soil and topography do not physically limit its use. The site has good visibility and excellent accessibility by virtue of the extensive infrastructure system serving it. Its physical location proximate to a good highway system as well as an interstate interchange strongly supports its regional accessibility and concurrently, its use as a destination center. The existing improvements display a two-level, regional mall whose design and layout is considered to be quite conducive to a retail utilization.

     Finally, compatibility with existing neighboring uses is also an important consideration. In the case of the subject, the mall has acted as a catalyst for growth that has transformed the area into a retail hub. With all of this in mind, we are of the opinion that the current use of the site is physically possible.

     Legal restrictions, as they apply to the subject property, are private restrictions and the public restrictions of zoning. As noted, there are no private restrictions which are known to adversely affect the utilization of the site, and the property complies with all of the zoning requirements as established by the City of Kenner. Furthermore, we are not aware of any environmental controls which may impact the property. Finally, it is recognized that the property has received all permits and has been in operation as a retail use for a number of years. As such, the existing leases which are in place dictate a retail use for the property. Thus, retail utilization of the property is a permissible use.

     After analyzing the physically possible and legally permissible aspects of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

     As discussed in the various "Locational" and "Retail Market" sections of this report, The Esplanade is considered to be one of the principal shopping destinations for a substantial trade area. In the Income Approach to the valuation of the subject property, we have provided a detailed analysis of the subject's anticipated revenue producing ability as a shopping center. These projections have relied upon certain market based assumptions that, in our opinion, closely mirror the subject's position in the marketplace. Accordingly, we find that the property, under the concept of continued use, will produce a sufficient income stream to an investor. A conversion to an alternative use would not be economically justifiable and, as a result, fail the test of financial feasibility and maximum productivity. In our opinion, no other use of the site would provide as great a return. Therefore, we have concluded that the highest and best use of the site as improved is its continued retail use.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Valuation Process
================================================================================

     Appraisers typically use three approaches in valuing real property: The Cost Approach, the Income Approach and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.

     The Cost Approach renders an estimate of value based upon the price of obtaining a site and constructing improvements, both with equal desirability and utility as the subject property. Historically, investors have not emphasized cost analysis in purchasing investment grade properties. The estimation of obsolescence for functional and economic conditions as well as depreciation on improvements makes this approach difficult at best. Furthermore, the Cost Approach fails to consider the value of department store commitments to regional shopping centers and the difficulty of site assemblage for such properties. As such, the Cost Approach will not be employed in this analysis due to the fact that the marketplace does not rigidly trade leased shopping centers on a cost/value basis.

     The Sales Comparison Approach is based on an estimate of value derived from the comparison of similar type properties which have recently been sold. Through an analysis of these sales, efforts are made to discern the actions of buyers and sellers active in the marketplace, as well as establish relative unit values upon which to base comparisons with regard to the mall. This approach has a direct application to the subject property. Furthermore, this approach has been used to develop investment indices and parameters from which to judge the reasonableness of our principal approach, the Income Approach.

     By definition, the subject property is considered an income/investment property. Properties of this type are historically bought and sold on the ability to produce economic benefits, typically in the form of a yield to the purchaser on investment capital. Therefore, the analysis of income capabilities are particularly germane to this property since a prudent and knowledgeable investor would follow this procedure in analyzing its investment qualities. Therefore, the Income Approach has been emphasized as our primary methodology for this valuation. This valuation concludes with a final estimate of the subject's market value based upon the total analysis as presented herein.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================
Methodology

     The Sales Comparison Approach provides an estimate of market value by comparing recent sales of similar properties in the surrounding or competing area to the subject property. Inherent in this approach is the principle of substitution, which holds that, when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, market value and price trends can be identified. Comparability in physical, locational, and economic characteristics is an important criterion when comparing sales to the subject property. The basic steps involved in the application of this approach are as follows:

          1. Research recent, relevant property sales and current offerings throughout the competitive marketplace;

          2. Select and analyze properties considered most similar to the subject, giving consideration to the time of sale, change in economic conditions which may have occurred since date of sale, and other physical, functional, or locational factors;

          3. Reduce the sale prices to a common unit of comparison, such as price per square foot of gross leasable area sold;


          4. Make appropriate adjustments between the comparable properties and the property appraised;

          5. Identify sales which include favorable financing and calculate the cash equivalent price; and

          6. Interpret the adjusted sales data and draw a logical value conclusion.

     The most widely-used, market-oriented units of comparison for properties such as the subject are the sale price per square foot of gross leasable area
(GLA) purchased, and the overall capitalization rate extracted from the sale. This latter measure will be addressed in the Income Approach which follows this methodology. An analysis of the inherent sales multiple also lends additional support to this methodology.

Market Overview

     The typical purchaser of properties of the subject's caliber includes both foreign and domestic insurance companies, large retail developers, pension funds, and real estate investment trusts (REIT's). The large capital requirements necessary to participate in this market and the expertise demanded to successfully operate an investment of this type, both limit the number of active participants and, at the same time, expand the geographic boundaries of the marketplace to include the international arena. Due to the relatively small number of market participants and the moderate amount of quality product available in the current marketplace, strong demand exists for the nation's quality retail developments.

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                                      -57-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     Most institutional grade retail properties are existing, seasoned centers with good inflation protection. These centers offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. They tend to be characterized as having three to five department store anchors, most of which are dominant in the market. Mall shop sales are at least $300 per square foot and the trade area offers good growth potential in terms of population and income levels. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated their renovation and remerchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities continue to be serious impediments to new retail developments.

     Over the past 18 months we have seen real estate investment return to favor as an important part of many of the institutional investors' diversified portfolios. Banks are aggressively competing for business trying to regain market share they lost to Wall Street and the more secure life insurance companies have reentered the market. The re-emergence of real estate investment trusts (REITs) has helped to provide liquidity within the real estate market, pushing demand for well-tenanted, quality property, particularly regional malls. Currently, REITs are one of the most active segments of the industry and are particularly attractive to institutional investors due to their liquidity.

     The market for dominant Class A institutional quality malls is tight, as characterized by the limited amount of good quality product available. It is the consensus that Class A property would trade in the 7.0 to 8.0 percent capitalization rate range. Conversely, there are many second tier and lower quality malls offered on the market at this time. With limited demand from a much thinner market, cap rates for this class of malls are felt to be in the much broader 8.5 to 15.0 percent range. Reportedly, there are 50+/- malls on the market currently. Pessimism about the long term viability of many of these lower quality malls has been fueled by the recent turmoil in the retail industry. It is felt that the subject fits into this latter category.

     o When analyzing an investment opportunity, some of the more important" "hot buttons" as measured by the recurrence of the responses include:

          1. Occupancy Costs - This "health ratio" measure is of fundamental concern today. Investors like to see ratios under 13.0 percent and become quite concerned when they exceed 15.0 percent. This appears to be by far the most important issue to an investor today. Investors are looking for long term growth in the cash flow and want to realize this growth through real rent increases. High occupancy costs limit the amount of upside through lease rollovers.

          2. Market Dominance - The mall should truly be the dominant mall in the market, affording it a strong barrier to entry. Some respondents feel this is more important than the size of the trade area itself.

          3. Strong Anchor Alignment - Having at least three department stores, two of which are dominant in that market. The importance of the traditional department store as an anchor tenant has returned to favor after several years of weak performance and confusion as to the direction of the industry. As a general rule, most institutional investors would not be attracted to a two-anchor mall.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

          4. Dense Marketplace - Several of the institutional investors favor markets of 300,000 to 500,000 people (at least 150,000 households) or greater within a 5 to 7 mile radius. Population growth in the trade area is also very important. One advisor likes to see growth 50.0 percent better than the U.S. average. Another investor cited that they will look at trade areas of 200,000+/- but that if there is no population growth forecasted in the market, a 50+/- basis point adjustment to the cap rate at the minimum is warranted.

          5. Income Levels - Household incomes of $50,000+ which tends to be limited in many cases to top 50 MSA locations.

          6. Good Access - Interstate access with good visibility and a location within or proximate to the growth path of the community.

          7. Tenant Mix - A complimentary tenant mix is important. Mall shop ratios of 35+/- percent of total GLA are considered average with 75 to 80 percent allocated to national tenants. Mall shop sales of at least $250 per square foot with a demonstrated positive trend in sales is also considered to be important.

          8. Physical Condition - Malls that have good sight lines, an updated interior appearance and a physical plant in good shape are looked upon more favorably. While several developers are interested in turn-around situations, the risk associated with large capital infusions can add at least 200 to 300 basis points onto a cap rate.

          9. Environmental Issues - The impact of environmental problems cannot be understated. There are several investors who won't even look at a deal if there are any potential environmental issues no matter how seemingly insignificant.

          10. Operating Covenants - Some buyers indicated that they would not be interested in buying a mall if the operating covenants were to expire over the initial holding period. Others weigh each situation on its own merit. If it is a dominant center with little likelihood of someone coming into the market with a new mall, they are not as concerned about the prospects of loosing a department store. If there is a chance of loosing an anchor, the cost of keeping them must be weighed against the benefit. In many of their malls they are finding that traditional department stores are not always the optimum tenant but that a category killer or other big box use would be a more logical choice.

     In the following section we will discuss trends which have become apparent over the past several years involving sales of regional malls.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

Regional Mall Property Sales

     Evidence has shown that mall property sales which include anchor stores have lowered the square foot unit prices for some comparables, and have affected investor perceptions. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues affecting department store anchors. Traditionally, department stores have been an integral component of a successful shopping center and, therefore, of similar investment quality if they were performing satisfactorily.

     During the 1980s a number of acquisitions, hostile takeovers and restructurings occurred in the department store industry which changed the playing field forever. Weighted down by intolerable debt, combined with a slumping economy and a shift in shopping patterns, the end of the decade was marked by a number of bankruptcy filings unsurpassed in the industry's history. Evidence of further weakening continued into 1991-1992 with filings by such major firms as Carter Hawley Hale, P.A. Bergner & Company, and Macy's. In early 1994, Woodward & Lothrop announced their bankruptcy involving two department store divisions that dominate the Philadelphia and Washington D.C. markets. Recently, most of the stores were acquired by the May Department Stores Company effectively ending the existence of the 134 year old Wanamaker name, the nation's oldest department store company. More recently, however, department stores have been reporting a return to profitability resulting from increased operating economies and higher sales volumes. Sears, once marked by many for extinction, has more recently won the praise of analysts. Federated Department Stores has also been acclaimed as a text book example on how to successfully emerge from bankruptcy. They have merged with Macy's and more recently acquired the Broadway chain to form one of the nation's largest department store companies.

     With all this in mind, investors are looking more closely at the strength of the anchors when evaluating an acquisition. Most of our survey respondents were of the opinion that they were indifferent to acquiring a center that included the anchors versus stores that were independently owned if they were good performers. However, where an acquisition includes anchor stores, the resulting cash flow is typically segregated with the income attributed to anchors (base plus percentage rent) analyzed at a higher cap rate then that produced by the mall shops.

     However, more recent data suggests that investors are becoming more troubled by the credit worthiness of the mall shops. With an increase in bankruptcies, store closures and consolidations, we see investors looking more closely at the strength and vulnerabilities of the in-line shops. As a result, there has been a marked trend of increasing capitalization rates.

     Cushman & Wakefield has extensively tracked regional mall transaction activity for several years. In this analysis we will show sales trends since 1991. Summary charts for the older sales (1991-1993) are provided in the Addenda. The more recent sales (1994/1995) are provided herein. These sales are inclusive of good quality Class A or B+/- properties that are dominant in their market. Also included are weaker properties in second tier cities that have a narrower investment appeal. As such, the mall sales (1991-95) presented in this analysis show a wide variety of prices on a per unit basis, ranging from $59 per square foot up to $556 per square foot of total GLA purchased. When expressed on the basis of mall shop GLA acquired, the range is more broadly seen to be $93 to $647 per square foot.

================================================================================

====================================================================================================================================
REGIONAL MALL SALES                                                                                                             1994
1994 Transaction Chart
Cushman & Wakefield, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Sale                               Sale       Year                       Total         Sold          Shop           Shop      Occu-
No.    Property/Location           Date      Built     Sale Price         GLA           GLA           GLA          Ratio      pancy
====================================================================================================================================
94- 1  Independence Center        Dec-94     1974/     $53,400,000      863,986       392,524       392,524        45.4%      84.0%
(1)    Independence, MO                        88
------------------------------------------------------------------------------------------------------------------------------------
94- 2  Biltmore Fashion Park      Dec-94     1963/    $110,000,000      554,503       372,000       219,000        39.5%      97.0%
(2)    Phoenix, Arizona                        92
------------------------------------------------------------------------------------------------------------------------------------
94- 3  Confidential               Dec-94     1981/    $108,000,000     1,123,580      333,468       333,468        29.7%      95.0%
       Major Southwest MSA                     93
------------------------------------------------------------------------------------------------------------------------------------
94- 4  CPI Portfolio              Dec-94              $151,500,000     2,110,051    1,142,386       750,436        35.6%      90.0%
(3)    1) Orange Park Mall                   1975
          Orange Park, Florida                91
       2) University Mall                    1974/
          Pensacola, Florida                  90
       3) Broadway Square Mall               1975/
          Tyler, Texas                        89
------------------------------------------------------------------------------------------------------------------------------------
94- 5  Fashion Valley Center      Nov-94     1969/    $128,500,000     1,370,262      518,900       373,725        27.3%      91.0%
       San Diego, California                 81/84
------------------------------------------------------------------------------------------------------------------------------------
94- 6  Mall of the Americas       Oct-94     1970/     $76,200,000       678,000      678,000       225,000        33.2%      98.5%
       Miami, Florida                         93+
------------------------------------------------------------------------------------------------------------------------------------
94- 7  Corte Madera T.C.          Sep-94     1958/     $70,500,000       425,572      425,572       237,453        55.8%      93.5%
(4)    Marin County, California                85
------------------------------------------------------------------------------------------------------------------------------------
94- 8  Layton Hills Mall          Sep-94     1980/     $51,375,000       710,030      620,030       399,001        56.2%      94.0%
       Layton, Utah                            91
------------------------------------------------------------------------------------------------------------------------------------
94- 9  North Shore Square         Jul-94     1985      $34,150,000       624,000      358,709       178,326        28.6%      94.0%
       Slidell, Louisiana
------------------------------------------------------------------------------------------------------------------------------------
94- 10 Chesterfield T.C.          Jun-94     1986/     $93,600,000       605,161      605,161       291,744        48.2%      95.0%
(5)    Richmond, Virgina                     87/89
------------------------------------------------------------------------------------------------------------------------------------
94- 11 Waterside Shops            Jun-94     1992      $65,500,000       250,000      250,000       173,930        69.6%      99.0%
       Naples, Florida
------------------------------------------------------------------------------------------------------------------------------------
94- 12 Crossroads Mall            Apr-94     1974      $51,500,000     1,114,720      378,704       378,704        34.0%      95.0%
       Oklahoma City, Oklahoma
------------------------------------------------------------------------------------------------------------------------------------
94- 13 Riverchase Galleria        Feb-94     1986     $175,000,000     1,251,142      462,612       350,504        28.0%      95.0%
       Hoover, Alabama
------------------------------------------------------------------------------------------------------------------------------------
94- 14 Stratford Square Mall      Jan-94     1981/    $119,000,000     1,294,682      493,404       493,404        38.1%      98.5%
       Bloomingdale, Illinois                88/91
====================================================================================================================================
       Survey Low                                      $34,150,000       250,000       250,000     $173,930        27.3%      84.0%
       Survey High                                    $175,000,000     2,110,051     1,142,386     $750,436        69.6%      99.0%
------------------------------------------------------------------------------------------------------------------------------------
       Survey Mean:                                    $92,016,071       926,835       502,248      342,659        40.6%      94.3%
====================================================================================================================================


====================================================================================================================================
                                                                      Capitalization Rates           Unit Price Comparison
                                                                      --------------------           ---------------------
Sale                                   Shop                           Going-In    Terminal           Price/GLA  Price/Mall    Sales
No.    Property/Location             Sales/sf       NOI      NOI/sf      OAR       OAR      IRR    Purchased   Shop GLA   Multiple
====================================================================================================================================
94- 1  Independence Center             $200     $4,592,000   $11.70     8.60%          --        --    $136        $136       0.68
(1)    Independence, MO
------------------------------------------------------------------------------------------------------------------------------------
94- 2  Biltmore Fashion Park           $380     $8,600,000   $23.12     7.82%          --        --    $296        $502       1.32
(2)    Phoenix, Arizona
------------------------------------------------------------------------------------------------------------------------------------
94- 3  Confidential                    $300     $7,538,400   $22.61     6.98%       7.25%    10.70%    $324        $324       1.08
       Major Southwest MSA
------------------------------------------------------------------------------------------------------------------------------------
94- 4  CPI Portfolio                   $250     $13,350,000  $11.69     8.81%          --        --    $133        $202       0.81
(3)    1) Orange Park Mall
          Orange Park, Florida
       2) University Mall
          Pensacola, Florida
       3) Broadway Square Mall
          Tyler, Texas
------------------------------------------------------------------------------------------------------------------------------------
94- 5  Fashion Valley Center           $325     $9,637,500   $18.57     7.50%       8.00%    11.00%    $248        $344       1.06
       San Diego, California
------------------------------------------------------------------------------------------------------------------------------------
94- 6  Mall of the Americas            $325     $6,706,000    $9.89     8.80%          --    11.80%    $112        $339       1.04
       Miami, Florida
------------------------------------------------------------------------------------------------------------------------------------
94- 7  Corte Madera T.C.               $325     $5,900,000   $13.86     8.37%       9.00%    11.00%    $166        $297       0.91
(4)    Marin County, California
------------------------------------------------------------------------------------------------------------------------------------
94- 8  Layton Hills Mall               $226     $4,730,000    $7.63     9.21%          --        --     $83        $129       0.57
       Layton, Utah
------------------------------------------------------------------------------------------------------------------------------------
94- 9  North Shore Square              $218     $3,073,000    $8.57     9.00%          --        --     $95        $192       0.88
       Slidell, Louisiana
------------------------------------------------------------------------------------------------------------------------------------
94- 10 Chesterfield T.C.               $290     $8,424,000   $13.92     9.00%          --        --    $155        $321       1.11
(5)    Richmond, Virgina
------------------------------------------------------------------------------------------------------------------------------------
94- 11 Waterside Shops                 $400     $5,043,500   $20.17     7.70%          --        --    $262        $377       0.94
       Naples, Florida
------------------------------------------------------------------------------------------------------------------------------------
94- 12 Crossroads Mall                 $189     $5,300,000   $14.00    10.29%          --        --    $136        $136       0.72
       Oklahoma City, Oklahoma
------------------------------------------------------------------------------------------------------------------------------------
94- 13 Riverchase Galleria             $350    $13,295,000   $28.74     7.60%          --    11.50%    $378        $499       1.43
       Hoover, Alabama
------------------------------------------------------------------------------------------------------------------------------------
94- 14 Stratford Square Mall           $260     $8,962,500   $18.16     7.53%       8.25%    11.00%    $241        $241       0.93
       Bloomingdale, Illinois
====================================================================================================================================
       Survey Low                      $189     $3,073,000    $7.63     6.98%       7.25%    10.70%     $83        $129       0.57

       Survey High                     $400    $13,350,000   $28.74    10.29%       9.00%    11.80%    $378        $502       1.43
------------------------------------------------------------------------------------------------------------------------------------
       Survey Mean:                    $288     $7,510,850   $15.90     8.37%       8.13%    11.17%    $197        $288       0.96
====================================================================================================================================

----------------
(1) Inclusive of $2.4 million held back for deferred maintenance
(2) Inclusive of partnership units.
(3) Net of allocation to excess land.
(4) Sale includes 75.712 square foot professional building.
(5) Adjusted to reflect 100% interest.
====================================================================================================================================


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     Alternatively, the overall capitalization rates that can be extracted from each transaction range from 5.60 percent to rates in excess of 11.0 percent. One obvious explanation for the wide unit variation is the inclusion or exclusion of anchor store square footage which has the tendency to distort unit prices for some comparables. Other sales include only mall shop area where small space tenants have higher rents and higher retail sales per square foot. A shopping center sale without anchors, therefore, gains all the benefits of anchor/small space synergy without the purchase of the anchor square footage. This drives up unit prices to over $250 per square foot, with most sales over $300 per square foot of salable area. A brief discussion of historical trends in mall transactions follows.

          o The fourteen sales included for 1991 show an average price per square foot sold of $282. On the basis of mall shop GLA sold, these sales present a mean of $357. Sales multiples range from .74 to 1.53 with a mean of 1.17. Capitalization rates range from
               5.60 to 7.82 percent with an overall mean of 6.44 percent. The mean terminal capitalization rate is approximately 100 basis points higher, or 7.33 percent. Yield rates range between 10.75 and 13.00 percent, with a mean of 11.52 percent for those sales reporting IRR expectancies.

          o In 1992, the eleven transactions display prices ranging from $136 to $511 per square foot of GLA sold, with a mean of $259 per square foot. For mall shop area sold, the 1992 sales suggest a mean price of $320 per square foot. Sales multiples range from .87 to 1.60 with a mean of 1.07. Capitalization rates range between 6.00 and 7.97 percent with the mean cap rate calculated at 7.31 percent for 1992. For sales reporting a going-out cap rate, the mean is shown to be 7.75 percent. Yield rates again range from 10.75 to around 12.00 percent with a mean of 11.56 percent.

          o For 1993, a total of sixteen transactions have been tracked. These sales show an overall average sale price of $242 per square foot based upon total GLA sold and $363 per square foot based solely upon mall GLA sold. Sales multiples range from .65 to 1.82 and average 1.15. Capitalization rates continued to rise in 1993, showing a range between 7.00 and 10.10 percent. The overall mean has been calculated to be 7.92 percent. For sales reporting estimated terminal cap rates, the mean is also equal to 7.92 percent. Yield rates for 1993 sales range from 10.75 to 12.50 percent with a mean of 11.53 percent for those sales reporting IRR expectancies. On balance, the year was notable for the number of dominant Class A malls which transferred.

          o Sales data for 1994 shows fourteen confirmed transactions with an average unit price per square foot of $197 per square foot of total GLA sold and $288 per square foot of mall shop GLA. Sales multiples range from .57 to 1.43 and average .96. The mean going-in capitalization rate is shown to be 8.37 percent. The residual capitalization rates average 8.13 percent. Yield rates range from 10.70 to 11.50 percent and average 11.17 percent. During 1994 many of the closed transactions involved second and third tier malls. This accounted for the significant drop in unit rates and corresponding increase in cap rates. Probably the most significant sale involved the Riverchase Galleria, a 1.2 million square foot center in Hoover, Alabama. LaSalle Partners purchased the mall on behalf of the Pennsylvania Public School Employment Retirement System for $175.0 million. The reported cap rate was approximately 7.4 percent.

================================================================================

                                      -61-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

=================================================================================================================================
REGIONAL MALL SALES                                                                                                         1995
1995 Transaction Chart
Cushman & Wakefield, Inc.

---------------------------------------------------------------------------------------------------------------------------------

 Sale                         Sale       Year                         Total           Sold           Shop     Shop    Occu-
  No  Property/Location       Date       Built      Sale Price         GLA            GLA             GLA     Ratio   pancy
=================================================================================================================================
95-1  Natick Mall            Dec-95      1994     $265,000,000      1,160,733        646,733        436,733   37.6%   99.0%
      Natick, MA                       (redevel.)
---------------------------------------------------------------------------------------------------------------------------------
95-2  Smith Haven Mall       Dec-95      1969/    $221,000,000      1,351,913        813,786        505,626   37.4%   93.0%
      Lake Grove, NY                      86
---------------------------------------------------------------------------------------------------------------------------------
95-3  Capitola Mall          Dec-95      1977/     $52,500,000        577,396        577,396        197,396   34.2%   92.0%
(1)   Capitola, CA                         88
---------------------------------------------------------------------------------------------------------------------------------
95-4  Centre at Salisbury    Aug-95      1990      $78,000,000        884,825        744,825        278,915   31.5%   89.0%
      Salisbury, MD
---------------------------------------------------------------------------------------------------------------------------------
95-5  Piedmont Mall          Jul-95      1983/     $39,000,000        534,135        409,135        188,049   35.2%     --
      Danville, VA                        84
---------------------------------------------------------------------------------------------------------------------------------
95-6  River Oaks Center      Jul-95      1978      $26,200,000        574,657        493,791        219,099   38.1%     --
      Decatur, AL
---------------------------------------------------------------------------------------------------------------------------------
95-7  Columbia Mall          Jul-95      1998      $27,650,000        351,364        351,364        128,024   36.4%   96.0%
      Bloomsberg, PA
---------------------------------------------------------------------------------------------------------------------------------
95-8  Hot Springs Mall       Jun-95      1982      $22,775,000        389,914        318,033        156,000   40.0%   83.0%
      Hot Springs, AR
---------------------------------------------------------------------------------------------------------------------------------
95-9  Westgate Mall          May-95      1960/     $43,000,000        649,185        448,268        253,993   39.1%   77.9%
      San Jose, CA                        89
---------------------------------------------------------------------------------------------------------------------------------
95-10 Silver City Galleria   Apr-95      1992     $159,106,000      1,005,595        749,595        349,107   34.7%   96.0%
      East Taunton, MA
---------------------------------------------------------------------------------------------------------------------------------
95-11 Westgate Mall          Apr-95      1975      $25,300,000        768,000        449,974        272,630   35.5%   85.0%
      Spartanburg, SC
---------------------------------------------------------------------------------------------------------------------------------
95-12 Hanover Mall           Jan-95     1971/      $38,000,000        649,130        649,130        298,531   46.0%   90.0%
      Hanover, MA                        93
---------------------------------------------------------------------------------------------------------------------------------
95-13 Greenbrier Mall        Jan-95     1981       $84,700,000        774,201        594,201        318,595   41.2%   96.0%
      Chesapeake, VA
---------------------------------------------------------------------------------------------------------------------------------
95-14 Galleria at Tyler      Jan-95     1970/     $123,750,000      1,044,536        431,640        411,640   39.4%   86.0%
(2)   Riverside, CA                       91
=================================================================================================================================

        Survey Low:                                $22,775,000        351,364        318,033        128,024   31.5%   77.9%
        Survey High:                              $265,000,000      1,351,913        813,786        505,626   46.0%   99.0%
---------------------------------------------------------------------------------------------------------------------------------
        Survey Mean:                               $86,141,500        765,399        548,419        286,738   37.6%   90.2%
=================================================================================================================================

---------------------------------------------------------------------------------------------------------------------------------
                                                               Capitalization Rates            Unit Rate     Comparison
 Sale                            Shop                          Going-in  Terminal              Price/GLA     Price/Mall  Sales
  No  Property/Location         Sales/sf     NOI        NOI/sf    OAR      OAR    IRR          Purchased      Shop GLA  Multiple
=================================================================================================================================
95-1  Natick Mall                $416    $21,311,000   $32.95    8.04%   8.00%   10.75%           $410           $607    1.46
      Natick, MA
--------------------------------------------------------------------------------------------------------------------------------
95-2  Smith Haven Mall           $420   $165,000,000   $20.28    7.47%     --       --            $272           $437    1.04
      Lake Grove, NY
--------------------------------------------------------------------------------------------------------------------------------
95-3  Capitola Mall              $262     $4,987,500    $8.64    9.50%     --       --             $91           $266    1.02
(1)   Capitola, CA
--------------------------------------------------------------------------------------------------------------------------------
95-4  Centre at Salisbury        $257     $7,020,000    $9.43    9.00%     --       --            $105           $280    1.09
      Salisbury, MD
--------------------------------------------------------------------------------------------------------------------------------
95-5  Piedmont Mall              $250     $3,600,000    $8.80    9.23%     --       --             $95           $207    0.83
      Danville, VA
--------------------------------------------------------------------------------------------------------------------------------
95-6  River Oaks Center          $200     $2,908,200    $5.89   11.10%     --       --             $53           $120    0.60
      Decatur, AL
--------------------------------------------------------------------------------------------------------------------------------
95-7  Columbia Mall              $165     $2,958,500    $8.42   10.70%     --       --             $79           $216    1.31
      Bloomsberg, PA
--------------------------------------------------------------------------------------------------------------------------------
95-8  Hot Springs Mall           $240     $2,277,500    $7.16   10.00%     --       --             $72           $146    0.61
      Hot Springs, AR
--------------------------------------------------------------------------------------------------------------------------------
95-9  Westgate Mall              $191     $4,096,457    $9.14    9.53%     --       --             $96           $169    0.89
      San Jose, CA
--------------------------------------------------------------------------------------------------------------------------------
95-10 Silver City Galleria       $290    $13,219,000   $17.63    8.31%   8.00%   11.00%           $212           $456    1.57
      East Taunton, MA
--------------------------------------------------------------------------------------------------------------------------------
95-11 Westgate Mall              $240     $2,403,500    $5.34    9.50%     --       --             $56            $93    0.39
      Spartanburg, SC
--------------------------------------------------------------------------------------------------------------------------------
95-12 Hanover Mall               $204     $3,811,400    $5.87   10.03%     --       --             $59           $127    0.62
      Hanover, MA
--------------------------------------------------------------------------------------------------------------------------------
95-13 Greenbrier Mall            $250     $6,600,000   $11.11    7.79%   8.00%   11.50%           $143           $266    1.06
      Chesapeake, VA
--------------------------------------------------------------------------------------------------------------------------------
95-14 Galleria at Tyler          $244     $9,600,000   $22.24    7.76%   8.00%   10.50%           $287           $301    1.23
(2)   Riverside, CA
=================================================================================================================================

        Survey Low:              $165     $2,277,500    $5.34    7.47%   8.00%   10.50%            $53            $93    0.39
        Survey High:             $420    $21,311,000   $32.95   11.10%   8.00%   11.50%           $410           $607    1.57
--------------------------------------------------------------------------------------------------------------------------------
        Survey Mean:             $259     $7,235,218   $12.35    9.14%   8.00%   10.94%           $145           $264    0.98
=================================================================================================================================

----------

(1)  Cash equivalent price
(2)  Net of allocation for excess land Sale includes cinema.
================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

          o Cushman & Wakefield has researched 14 mall transactions which have occurred during 1995. With the exception of Sale No. 95-1 (Natick Mall) and 95-2 (Smith Haven Mall), by and large the quality of malls which have sold are lower than what has been shown for prior years. For example, the average transaction price has been slipping. In 1993, the peak year, the average deal was nearly $133.8 million. Currently, it is shown to be $90.7 million which is even skewed upward by Sale Nos. 95-1 and 95-2. The average price per square foot of total GLA is calculated to be $152 per square foot. The range in values of mall GLA sold are $93 to $607 with an average of $275 per square foot. Characteristic of these lesser quality malls would be higher initial capitalization rates. The range for these transactions is
               7.47 to 11.1 percent with a mean of 9.14 percent, the highest average over the past five years. Most market participants feel that continued turmoil in the retail industry will force cap rates to move higher over the ensuing year.

     While these unit prices implicitly contain both the physical and economic factors affecting the real estate, the statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has limited direct application. The price per square foot of mall shop GLA acquired yields one common form of comparison. However, this can be distorted if anchor and/or other major tenants generate a significant amount of income. The following chart summarizes the range and mean for this unit of comparison by year of sale.


  --------------------------------------------------------------------
  Transaction Year   Unit Rate Range*        Mean       Sales Multiple
  --------------------------------------------------------------------
      1991            $203 - $556            $357            1.17
  --------------------------------------------------------------------
      1992            $226 - $511            $320            1.07
  --------------------------------------------------------------------
      1993            $173 - $647            $363            1.15
  --------------------------------------------------------------------
      1994            $129 - $502            $288             .96
  --------------------------------------------------------------------
      1995            $ 93 - $607            $264             .98
  --------------------------------------------------------------------
          *Includes all sales by each respective year.
  --------------------------------------------------------------------



     As discussed, one of the factors which may influence the unit rate is whether or not anchor stores are included in the total GLA which is transferred. Thus, a further refinement can be made between those malls which have transferred with anchor space and those which have included only mall GLA. Chart A, shown below makes this distinction.

--------------------------------------------------------------------------------------------------------------------
                                                      CHART A
                                                Regional Mall Sales
                                           Involving Mall Shop Space Only
--------------------------------------------------------------------------------------------------------------------
          1991                         1992                           1993                          1994
---------------------------  ---------------------------   ---------------------------  ----------------------------
Sale      Unit      NOI       Sale      Unit      NOI       Sale      Unit      NOI       Sale      Unit      NOI
No.       Rate     Per SF     No.       Rate     Per SF     No.       Rate     Per SF     No.       Rate     Per SF
--------------------------------------------------------------------------------------------------------------------
91- 1     $257     $15.93     92- 2     $348     $25.27     93- 1*    $355     $23.42     94- 1     $136     $11.70
--------------------------------------------------------------------------------------------------------------------
91- 2     $232     $17.65     92- 9     $511     $33.96     93- 4     $471     $32.95     94- 3     $324     $22.61
--------------------------------------------------------------------------------------------------------------------
91- 5     $203     $15.89     92-11     $283     $19.79     93- 5     $396     $28.88     94-12     $136     $14.00
--------------------------------------------------------------------------------------------------------------------
91- 6     $399     $24.23                                   93- 7     $265     $20.55     94-14     $241     $18.16
--------------------------------------------------------------------------------------------------------------------
91- 7     $395     $24.28                                   93-14     $268     $19.18
--------------------------------------------------------------------------------------------------------------------
91- 8     $320     $19.51
--------------------------------------------------------------------------------------------------------------------
91-10     $556     $32.22
====================================================================================================================
Mean      $337     $21.39     Mean     $381      $26.34     Mean      $351     $25.00     Mean      $209     $16.62
====================================================================================================================
* Sale included peripheral GLA
--------------------------------------------------------------------------------------------------------------------

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     From the above we see that the mean unit rate for sales involving mall shop GLA only has ranged from approximately $209 to $381 per square foot. We recognized that these averages may be skewed somewhat by the size of the sample. It is noted that in 1995 there were no transactions involving only mall shop GLA.

     Alternately, where anchor store GLA has been included in the sale, the unit rate is shown to range widely from $53 to $410 per square foot of salable area, indicating a mean of $227 per square foot in 1991, $213 per square foot in 1992, $196 per square foot in 1993, $193 per square foot in 1994 and $145 per square foot in 1995. Chart B following depicts this data.

-----------------------------------------------------------------------------------------------------
                                                CHART B
                                          Regional Mall Sales
                                  Involving Mall Shops and Anchor GLA
-----------------------------------------------------------------------------------------------------
          1991                              1992                                 1993
---------------------------       ---------------------------      ----------------------------------
Sale       Unit       NOI         Sale      Unit       NOI          Sale        Unit         NOI
No.        Rate      Per SF       No.       Rate      Per SF        No.         Rae         Per SF
-----------------------------------------------------------------------------------------------------
91- 3      $156      $11.30       92- 1     $258      $20.24        93- 2       $225         $17.15

-----------------------------------------------------------------------------------------------------
91- 4      $228      $16.50       92- 3     $197      $14.17        93- 3       $135         $11.14

-----------------------------------------------------------------------------------------------------
91- 9      $193      $12.33       92- 4     $385      $29.43        93- 6       $224         $16.39

-----------------------------------------------------------------------------------------------------
91-11      $234      $13.36       92- 5     $182      $14.22        93- 7       $ 73         $ 7.32

-----------------------------------------------------------------------------------------------------
91-12      $287      $17.83       92- 6     $203      $16.19        93- 9       $279         $20.66

-----------------------------------------------------------------------------------------------------
91-13      $242      $13.56       92- 7     $181      $13.60        93-10       $ 97         $ 9.13

-----------------------------------------------------------------------------------------------------
91-14      $248      $14.87       92- 8     $136      $ 8.18        93-11       $289         $24.64

-----------------------------------------------------------------------------------------------------
                                  92-10     $161      $12.07        93-12       $194         $13.77
-----------------------------------------------------------------------------------------------------

                                                                    93-13       $108         $ 9.75
-----------------------------------------------------------------------------------------------------

                                                                    93-14       $322         $24.10
-----------------------------------------------------------------------------------------------------

                                                                    93-15       $214         $16.57
======================================================================================================
Mean      $227      $14.25       Mean        $213     $16.01        Mean        $196         $15.51
======================================================================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

--------------------------------------------------------------------------------
                                     CHART B
                               Regional Mall Sales
                       Involving Mall Shops and Anchor GLA
--------------------------------------------------------------------------------
                 1994                                      1995
------------------------------------       -------------------------------------
  Sale          Unit         NOI           Sale           Unit          NOI
  No.           Rate        Per SF          No.           Rate         Per SF
--------------------------------------------------------------------------------
  94- 2         $296        $23.12         95- 1          $410         $32.95
--------------------------------------------------------------------------------
  94- 4         $133        $11.69         95- 2          $272         $20.28
-------------------------------------------------------------------------------
  94- 5         $248        $18.57         95- 3          $ 91         $ 8.64
--------------------------------------------------------------------------------
  94- 6         $112        $ 9.89         95- 4          $105         $ 9.43
--------------------------------------------------------------------------------
  94- 7         $166        $13.86         95- 5          $ 95         $ 8.80
--------------------------------------------------------------------------------
  94- 8         $ 83        $ 7.63         95- 6          $ 53         $ 5.89
--------------------------------------------------------------------------------
  94- 9         $ 95        $ 8.57         95- 7          $ 79         $ 8.42
--------------------------------------------------------------------------------
  94-10         $155        $13.92         95- 8          $ 72         $ 7.16
--------------------------------------------------------------------------------
  94-11         $262        $20.17         95- 9          $ 96         $ 9.14
--------------------------------------------------------------------------------
  94-13         $378        $28.74         95-10          $212         $17.63
--------------------------------------------------------------------------------
                                           95-11          $ 56         $ 5.34
--------------------------------------------------------------------------------
                                           95-12          $ 59         $ 5.87
--------------------------------------------------------------------------------
                                           95-13          $143         $11.11
--------------------------------------------------------------------------------
                                           95-14          $287         $22.24
================================================================================
  Mean          $193       $15.62          Mean           $145         $12.35
================================================================================
* Sale included peripheral GLA.
--------------------------------------------------------------------------------


Analysis of Sales

     Within Chart B, we have presented a summary of recent transactions (1991-1995) involving regional and super-regional-sized retail shopping malls from which price trends may be identified for the extraction of value parameters. These transactions have been segregated by year of acquisition so as to lend additional perspective on our analysis. Comparability in both physical and economic characteristics are the most important criteria for analyzing sales in relation to the subject property. However, it is also important to recognize the fact that regional shopping malls are distinct entities by virtue of age and design, visibility and accessibility, the market segmentation created by anchor stores and tenant mix, the size and purchasing power of the particular trade area, and competency of management. Thus, the "Sales Comparison Approach", when applied to a property such as the subject can, at best, only outline the parameters in which the typical investor operates. The majority of these sales transferred either on an all cash (100 percent equity) basis or its equivalent utilizing market-based financing. Where necessary, we have adjusted the purchase price to its cash equivalent basis for the purpose of comparison.

     As suggested, sales which include anchors typically have lower square foot unit prices. In our discussions with major shopping center owners and investors, we learned that capitalization rates and underwriting criteria have become more sensitive to the contemporary issues dealing with the department store anchors. As such, investors are looking more closely than ever at the strength of the anchors when evaluating an acquisition.

     As the reader shall see, we have attempted to make comparisons of the transactions to the subject primarily along economic lines. For the most part, the transactions have involved dominant or strong Class A centers in top 50 MSA locations which generally have solid, expanding trade areas and good income profiles. Some of the other transactions are in decidedly inferior second tier locations with limited growth potential and near term vacancy problems. These sales tend to reflect lower unit rates and higher capitalization rates.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     Because the subject is theoretically selling both only mall shop GLA and owned department stores (Dillard's Mens Shop), we will look at the recent sales involving both types in Chart B more closely. As a basis for comparison, we will analyze the subject based upon projected NOI. The NOI has been projected to be $17.55 per square foot in the first full year of stabilized occupancy (FY 1997), based upon 413,015+/- square feet of owned GLA. Derivation of the subject's projected net operating income is presented in the "Income Approach" section of this report as calculated by the Pro-Ject model. With projected NOI of $17.55 per square foot, the subject is slightly higher than the average established by 14 regional malls which sold in 1995.

     Since the income that an asset will produce has direct bearing on the price that a purchaser is willing to pay, it is obvious that a unit price which falls toward the middle of the range indicated by the comparables would be applicable to the subject. The subject's anticipated net income can be initially compared to the composite mean of the annual transactions in order to place the subject in a frame of reference. This is shown on the following chart.

      ------------------------------------------------------------------
      Sales Year      Mean NOI        Subject Forecast     Subject Ratio
      ------------------------------------------------------------------
          1991         $14.25             $17.55              123.16%
      ------------------------------------------------------------------
          1992         $16.01             $17.55              109.62%
      ------------------------------------------------------------------
          1993         $15.51             $17.55              113.15%
      ------------------------------------------------------------------
          1994         $15.62             $17.55              112.36%
      ------------------------------------------------------------------
          1995         $12.35             $17.55              142.11%
      ------------------------------------------------------------------

     With first year NOI forecasted at approximately 110 to 142 percent of the mean of these sales in each year, the unit price which the subject property would command should be expected to fall within a relative range.

Net Income Multiplier Method

     Many of the comparables were bought on expected income, not gross leasable area, making unit prices a somewhat subjective reflection of investment behavior regarding regional malls. In order to quantify the appropriate adjustments to the indicated per square foot unit values, we have compared the subject's first year pro forma net operating income to the pro forma income of the individual sale properties. In our opinion, a buyer's criteria for the purchase of a retail property is predicated primarily on the property's income characteristics. Thus, we have identified a relationship between the net operating income and the sales price of the property. Typically, a higher net operating income per square foot corresponds to a higher sales price per square foot. Therefore, this adjustment incorporates factors such as location, tenant mix, rent levels, operating characteristics, and building quality.

     Provided below, we have extracted the net income multiplier from each of the improved sales. We have included only the recent sales data (1995). The equation for the net income multiplier (NIM), which is the inverse of the equation for the capitalization rate (OAR), is calculated as follows:

   NIM =      Sales Price
           --------------------
           Net Operating Income

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

              ---------------------------------------------------------
                        Net Income Multiplier Calculation
              ---------------------------------------------------------
                                                            Net Income
               Sale No.      NOI/SF        Price/SF         Multiplier
              ---------------------------------------------------------
                95- 1        $32.95         $410             12.44
              ---------------------------------------------------------
                95- 2        $20.28         $272             13.41
              ---------------------------------------------------------
                95- 3        $ 8.64         $ 91             10.53
              ---------------------------------------------------------
                95- 4        $ 9.43         $105             11.13
              ---------------------------------------------------------
                95- 5        $ 8.80         $ 95             10.80
              ---------------------------------------------------------
                95- 6        $ 5.89         $ 53              9.00
              ---------------------------------------------------------
                95- 7        $ 8.42         $ 79              9.38
              ---------------------------------------------------------
                95- 8        $ 7.16         $ 72             10.06
              ---------------------------------------------------------
                95- 9        $ 9.14         $ 96             10.50
              ---------------------------------------------------------
                95-10        $17.63         $212             12.02
              ---------------------------------------------------------
                95-11        $ 5.34         $ 56             10.49
              ---------------------------------------------------------
                95-12        $ 5.87         $ 59             10.05
              ---------------------------------------------------------
                95-13        $11.11         $143             12.87
              ---------------------------------------------------------
                95-14        $22.24         $287             12.90
              =========================================================
                Mean         $12.35         $145             11.11
              =========================================================

     Valuation of the subject property utilizing the net income multipliers
(NIM) from the comparable properties accounts for the disparity of the net operating incomes ($NOI's) per square foot between the comparables and the subject. Within this technique, each of the adjusted NIM's are multiplied by the $NOI per square foot of the subject, which produces an adjusted value indication for the subject. The net operating income per square foot for the subject property is calculated for the first year of stabilized occupancy, as detailed in the "Income Approach" section of this report.


              ---------------------------------------------------------
                           Adjusted Unit Rate Summary
              ---------------------------------------------------------
                            Subject       Net Income    Indicated Price
              Sale No.       NOI/SF       Multiplier         $/SF
              ---------------------------------------------------------
                95- 1        $17.55         12.44            $218
              ---------------------------------------------------------
                95- 2        $17.55         13.41            $235
              ---------------------------------------------------------
                95- 3        $17.55         10.53            $185
              ---------------------------------------------------------
                95- 4        $17.55         11.13            $195
              ---------------------------------------------------------
                95- 5        $17.55         10.80            $190
              ---------------------------------------------------------
                95- 6        $17.55          9.00            $158
              ---------------------------------------------------------
                95- 7        $17.55          9.38            $165
              ---------------------------------------------------------
                95- 8        $17.55         10.06            $177
              ---------------------------------------------------------
                95- 9        $17.55         10.50            $184
              ---------------------------------------------------------
                95-10        $17.55         12.02            $211
              ---------------------------------------------------------
                95-11        $17.55         10.49            $184
              ---------------------------------------------------------
                95-12        $17.55         10.05            $176
              ---------------------------------------------------------
                95-13        $17.55         12.87            $226
              ---------------------------------------------------------
                95-14        $17.55         12.90            $226
              =========================================================
                Mean         $17.55         11.11            $195
              =========================================================

     From the process above, we see that the indicated net income multipliers range from 9.00 to 13.41 with a mean of 11.11. The adjusted unit rates range from $158 to $235 per square foot of owned GLA with a mean of $195 per square foot.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

     We recognize that the sale price per square foot of gross leasable area, including land, implicitly contains both the physical and economic factors of the value of a shopping center. Such statistics by themselves, however, do not explicitly convey many of the details surrounding a specific income producing property like the subject. Nonetheless, the process we have undertaken here is an attempt to quantify the unit price based upon the subject's income producing potential.

     The subject property is well positioned within a major metropolitan area. The property competes directly with Lakeside Shopping Center within its primary trade area but faces limited secondary competition. Future addition to the existing inventory will be limited by the lack of available land for development. However the proposed center in Baton Rouge will impact the subject, limiting its draw from the west. The subject property contains a total G~LA of 910,555 square feet including three anchor tenant stores, which are owned by their respective retailers. The property was constructed in 1985 and has been maintained in good condition. Since its construction the property has maintained strong occupancy levels (80 - 90%) and achieved sales in excess of $260 per square foot.

     Considering the preceding factors, we believe that a unit rate range of $190 to $200 per square foot is appropriate. Applying this unit rate range to 413,015+/- square feet of owned GLA results in a value of approximately $78.5 million to $82.6 million for the subject as presented below:

                 413,015 SF                    413,015 SF
                x      $190                   x      $200
                -----------                   -----------
                $78,472,850                   $82,603,000

           Rounded Value Estimate - Market Sales Unit Rate Comparison
                           $78,500,000 to $82,600,000

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Introduction

     The Income Approach is based upon the economic principle that the value of a property capable of producing income is the present worth of anticipated future net benefits. The net income projected is translated into a present value indication using the capitalization process. There are various methods of capitalization that are based on inherent assumptions concerning the quality, durability and pattern of the income projection.

     Where the pattern of income is irregular due to existing leases that will terminate at staggered, future dates, or to an absorption or stabilization requirement on a newer development, the discounted cash flow analysis is the most accurate.

     Discounted Cash Flow Analysis (DCF) is a method of estimating the present worth of future cash flow expectancies by individually discounting each anticipated collection at an appropriate discount rate. The indicated market value by this approach is the accumulation of the present worth of future projected years' net income (before income taxes and depreciation) and the present worth of the reversion of the estimated property value at the end of the projection period. The estimated value of the reversion at the end of the projection period is based on the capitalization of the next year's projected net income. This is the more appropriate method to use in this assignment, given the step-up in lease rates and the long term tenure of retail tenants.

     A second method of valuation, using the Income Approach, is to directly capitalize a stabilized net income based on rates extracted from the market or built up through mortgage equity analysis. This is a valid method of estimating the market value of a property which is operating at a stabilized level. In the case of the subject, operations are considered to be reasonable close to stabilization. Thus, the direct capitalization method will provide additional support in the valuation process.

Discounted Cash Flow Analysis

     The Discounted Cash Flow (DCF) produces an estimate of value through an economic analysis of the subject property in which the net income generated by the asset is converted to a capital sum at an appropriate rate. First, the revenues which a fully informed investor can expect the subject to produce over a specified time horizon are established through an analysis of the current rent roll, as well as the rental market for similar properties. Second, the projected expenses incurred in generating these gross revenues are deducted. Finally, the residual net income is discounted into a capital sum at an appropriate rate which is then indicative of the subject property's current value in the marketplace.

     In this Income Approach to the valuation of the subject, we have utilized a 10-year holding period for the investment with the cash flow analysis commencing on June 1, 1996. Although an asset such as the subject has a much longer useful life, an investment analysis becomes more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor. A 10-year holding period for this investment is long enough to model the assets performance and benefit from its continued lease-up, but short enough to reasonably estimate the expected income and expenses of the real estate.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     The revenues and expenses which an informed investor may expect to incur from the subject property will vary, without a doubt, over the holding period. Major investors active in the market for this type of real estate establish certain parameters in the computation of these cash flows and criteria for decision making which this valuation analysis must include if it is to be truly market-oriented. These current computational parameters are dependent upon market conditions in the area of the subject property as well as the market parameters for this type of real estate which we view as being national in scale.

     By forecasting the anticipated income stream and discounting future value at reversion to current value, the capitalization process may be applied to derive a value that an investor would pay to receive that particular income stream. Typical investors price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation endeavors to reflect the most likely actions of typical buyers and sellers of property interest similar to the subject. In this regard we see the subject as a long term investment opportunity for a competent owner/developer.

     An analytical real estate computer model that simulates the behavioral aspects of the property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, it is the PRO-JECT Plus+ computer model. Since investors are the basis of the marketplace in which the subject property will be bought and sold, this type of analysis is particularly germane to the appraisal problem at hand. On the facing page is a summary of the expected annual cash flows from the operation of the subject over the stated investment holding period.

     A general outline summary of the major steps involved may be listed as follows:

     1. Analysis of the income stream: establishment of an economic (market) rent for the tenant space; projection of future revenues annually based upon the existing and pending leases, probable renewals at market rentals, and expected vacancy experience;

     2. An estimate of a reasonable period of time to achieve stabilized occupancy of the existing property and make all necessary improvements for marketability (if necessary);

     3. Analysis of projected escalation recovery income based upon an analysis of the property's history as well as the experiences of reasonably similar properties;

     4. A derivation of the most probable net operating income and pre-tax cash flow (net operating income) less reserves, tenant improvements, leasing commissions and any extraordinary expenses to be generated by the property by subtracting all property expenses from the effective gross income;

     5. Estimation of a reversionary sales price based upon a capitalization of the net operating income (before reserves, tenant improvements and leasing commissions or other capital items).

     Following is a detailed discussion of the components which form the basis of this analysis.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Potential Gross Revenues

     The total potential gross revenues generated by the subject property are composed of a number of distinct elements; a minimum rent determined by lease agreement, an additional overage rent based upon a percentage of retail sales, a reimbursement of certain expenses incurred in the ownership and operation of the real estate, and other miscellaneous revenues.

     The minimum base rent represents a legal contract establishing a return to the investors in the real estate, while the passing of certain expenses onto the tenants serves to maintain this return in an era of continually rising costs of operation. The additional rent based upon a percentage of retail sales experienced at the subject property serves to preserve the purchasing power of the residual income to an equity investor over time. In the initial year of the investment, FY1997, it is projected that the subject property will generate approximately $11,794,604 in potential gross revenues, equivalent to $28.56 per square foot of total appraised GLA of 413,015 square feet. These forecasted revenues may be allocated to the following components:

          -----------------------------------------------------------
                                  The Esplanade
                                 Revenue Summary
                    Initial Year of Investment - Fiscal 1997
          -----------------------------------------------------------
          Revenue Component            Amount       Unit       Income
                                                    Rate        Ratio
          -----------------------------------------------------------
          Minimum Rent              $7,053,887     $17.08      59.81%
          Overage Rent              $  244,662     $ 0.59       2.07%
          Expense Recoveries        $4,470,742     $10.82      37.90%
          Miscellaneous                $25.313      $0.06       0.21%
          -----------------------------------------------------------
          Total                    $11,794,604     $28.56     100.00%
         -----------------------------------------------------------
          *Reflects total owned GLA of 413,015 SF, figure may not add due to rounding.

Minimum Rental Income

     The minimum rent produced by the subject property is derived from that paid by the various tenant types. The projection utilized in this analysis is based upon the actual rent roll and our projected leasing schedule in place as of the date of appraisal, together with our assumptions as to the absorption of the vacant space, market rent growth rates and renewal/turnover probability.

     The rental income which an asset such as the subject property will generate for an investor is analyzed as to its quality, quantity and durability. The quality and probable duration of income will affect the amount of risk which an informed investor may expect over the property's useful life. The segregation of the income stream along these lines allows us to control the variables related to the centers forecasted performance with greater accuracy. Each tenant type lends itself to a specific weighting of these variables as the risk associated with each varies.

     The minimum rents forecasted at the subject property are essentially derived from various tenant categories: major tenant revenue consisting of base rent obligations of the one leased anchor store and mall tenant revenues consisting of all in-line mall shops (As a sub-category of in-line shop rents, we have segregated food court revenues).

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     In our investigation and analysis of the marketplace, we have surveyed, and ascertained where possible, rent levels being commanded by competing centers. However, it should be recognized that large retail shopping malls are generally considered to be separate entities by virtue of age and design, accessibility, visibility, tenant mix and the size and purchasing power their trade area. Consequently, the best measure of minimum rental income is its actual rent roll leasing schedule.

     As such, our analysis of recently negotiated leases for new and relocation tenants at the subject provides important insight into perceived market rent levels for the mall. Inasmuch as a tenant's ability to pay rent is based upon expected sales achievement, the level of negotiated rents is directly related to the individual tenant's perception of their expected performance at the mall.

Mall Shops

     Rent from all mall tenants comprises the majority of minimum rent. Aggregate rent from these tenants is forecasted to be $6,876,237, or $18.77 per square foot. Minimum rent may be allocated to the following components:

 ------------------------------------------------------------------------------
                                  The Esplanade
                             Minimum Rent Allocation
                               Interior Mall Shops
 ------------------------------------------------------------------------------
                      FY97 Revenue          Applicable GLA*     Unit Rate (SF)
 ------------------------------------------------------------------------------
   Mall Shops          $6,496,140              357,829 SF         $ 18.15
 ------------------------------------------------------------------------------
   Food Court          $  382,997                8,586 SF         $ 44.61
 ------------------------------------------------------------------------------
   Total               $6,876,237              366,415 SF         $ 18.77
 ==============================================================================
   * Represents leasable area as opposed to actual leased or occupied area exclusive of non-owned space.
 ==============================================================================

     Our analysis of market rent levels for the in-line shops has resolved itself to a variety of influencing factors. Although it is typical that larger tenant spaces are leased at lower per square foot rates and lower percentages, the type of tenant as well as the variable of location within the mall can often distort this size/rate relationship. In the initial step of our analysis, we will look at the actual achieved rents involving leased space only.

     The following table presents an analysis of minimum rent levels achieved within the subject property for in-line space as of the date of the appraisal. The revenues reflect leased in-line mall shop spaces including major tenants (over 10,000 square feet) and exclude kiosks, food court and department stores (these tenant types are treated separately in a subsequent section of this report). Note that these are achieved rents for all leases in place as of this analysis.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

       ------------------------------------------------------------------
                            Current Rent Achievements
       ------------------------------------------------------------------
                 Tenant                 Achieved     Applicable     Rent
              Classification              Rent          GLA         PSF
       ------------------------------------------------------------------
        0 - 750 SF                      $221,255         4,299    $51.47
        751 -1,200 SF                   $597,252        17,445    $34.24
        1,201 - 2,000 SF                $904,864        32,666    $27.70
        2,001 - 3,500 SF              $1,420,320        71,868    $19.76
        3,501 - 5,000 SF                $806,907        41,670    $19.36
        5,000 - 1 0,000 SF            $1,506,052        79,020    $19.06
        10,001 & above                  $674,584        36,167    $18.65
       ------------------------------------------------------------------
        Average Center                $6,131,234        283,135   $21.65
       ==================================================================

     From the chart, we would expect to see a general pattern of an inverse relationship between suite size and rent per square foot. That is, as the suite size increases, the average unit base rent achieved declines. Overall, for the 283,135 square feet of in-line shop tenants surveyed, the average attained base rent for the mall is shown to be $21.65 per square foot. The objective here is to demonstrate a reasonably quantifiable pattern between suite size and rent per square foot. As such, a declining rent per square foot trend relative to suite size is generally evidenced. Category 1 (less than 750 square feet) shows an average of $51.47 per square foot, while Category 7 (greater than 10,000 square feet) shows an average of $18.65 per square foot.

     These leases transactions support the assumption that, typically, there is an inverse correlation between unit rates and the amount of space being leased, and they reflect average rates. We recognize that, in practice, there are unit rate graduations within the tenant categories based on such attributes as location within the center/building, unit frontage and depth, tenant type and credit worthiness, concessions, tenant allowances, etc. However, as the tenant mix and configuration may not be fixed over time, it is more appropriate to estimate what the average base rental levels paid at the property would be for the different tenant categories.

     From reviewing the rent schedule, we found that lease terms typically range from five to twenty years, with ten year leases being most typical. We also found that most leases carry one or more steps in rent over the lease term.

Market Comparisons - Occupancy Cost Ratios

     In further support of developing a forecast for market rent levels, we have undertaken a comparison of minimum rent to projected sales and total occupancy costs to sales ratios. Generally, our research and experience with other regional malls shows that the ratio of minimum rent to sales falls within the 8 to 12 percent range in the initial year of the lease with 8 percent to 10 percent being most typical. By adding additional costs to the tenant, such as real estate tax and common area maintenance recoveries, a total occupancy cost may be derived. Expense recoveries and other tenant charges can add up to 100 percent of minimum rent and comprise the balance of total tenant costs.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     The typical range for total occupancy cost-to-sales ratios falls between 12 and 15 percent. As a general rule, where sales exceed $250 to $275 per square foot, 15 percent would be a reasonable cost of occupancy. Experience and research show that most tenants will resist total occupancy costs that exceed 16 to 18 percent of sales. However, ratios of upwards to 20 percent are not uncommon. Obviously, this comparison will vary from tenant to tenant and property to property.

     In higher end markets where tenants are able to generate sales above industry averages, tenants can generally pay rents which fall toward the upper end of the ratio range. Moreover, if tenants perceive that their sales will be increasing at real rates that are in excess of inflation, they will typically be more inclined to pay higher initial base rents. Obviously, the opposite would be true for poorer performing centers in that tenants would be squeezed by the thin margins related to below average sales. With fixed expenses accounting for a significant portion of the tenants' contractual obligation, there would be little room left for base rent.

     In this context, we have provided an occupancy cost analysis for several regional malls with which we have had direct insight over the past year. This information is provided on the following page. On average, these ratio comparisons provide a realistic check against projected market rental rate assumptions.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

====================================================================================================================================
OCCUPANCY COST ANALYSIS/COMPARISON
Cushman & Wakefield, Inc.
====================================================================================================================================
                                    Budget     Year    No.    Total     Shop      Avg.    Rec-        Avg.  Rent-   Total
No.       Area Location        State Year     Built  Stories   GLA       GLA      Rent   overies      Sales Sales    Cost   Location
====================================================================================================================================
** ULI - Super-Regional Malls   US   1995      --      --     999,544   342,260  $16.30    $8.72    $203.09  8.0%   12.3%
------------------------------------------------------------------------------------------------------------------------------------
** ULI - Regional Malls         US   1995      --      --     582,893   261,553  $12.05    $5.82    $176.16  6.8%   10.1%
------------------------------------------------------------------------------------------------------------------------------------
** ICSC-All Enclosed Malls      US   1995      --      --     582,893   261,553  $12.05    $5.82    $176.16  6.8%   10.1%
------------------------------------------------------------------------------------------------------------------------------------
** ISCS-Malls > 1,000,000sf     US   1995      --      --   1,206,874   407,060  $20.01   $12.57    $271.64  7.4%   12.0%
====================================================================================================================================
 1 Saratoga County MSA          NY   1995  1990/91/93   1     656,501   256,668  $15.79   $15.54    $194.00  8.1%   16.1%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 2 Syracuse MSA                 NY   1995    1954/96    2   1,035,525   410,818  $17.00   $12.90    $208.00  8.2%   14.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 3 Syracuse MSA                 NY   1995    1988/94    1     776,571   311,557  $17.00   $12.12    $198.00  8.6%   14.7%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 4 Rochester MSA                NY   1995    1967/93    2   1,533,574   495,040  $18.00   $13.03    $247.00  7.3%   12.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 5 Jefferson County MSA         NY   1995    1986/93    1     635,765   209,873  $21.96   $15.89    $231.00  9.5%   16.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 6 Buffalo MSA                  NY   1996    1985/89    1     753,105   285,771  $19.67   $14.83    $250.00  7.9%   13.8%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 7 White Plains MSA             NY   1995    1980/93    4     882,689   326,774  $34.00   $25.31    $380.00  8.9%   15.6%   Urban
------------------------------------------------------------------------------------------------------------------------------------
 8 Fairfield County MSA         CT   1995    1986/91    2   1,270,146   499,868  $32.00   $17.20    $425.00  7.5%   11.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
 9 Meriden MSA                  CT   1994    1971/94    2     711,626   292,877  $27.00  $142.00    $333.00  8.1%   12.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
10 Worcester County MSA         MA   1996    1971/87    1     445,875   182,372  $22.36   $14.93    $288.00  7.8%   12.9%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
11 Boston MSA                   MA   1995    1980/93    1     322,120   155,080  $18.50   $17.40    $208.00  8.9%   17.3%   Urban
------------------------------------------------------------------------------------------------------------------------------------
12 Bristol County MSA           MA   1995     1992      2   1,005,595   349,107  $21.50   $22.09    $280.00  7.7%   15.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
13 Bristol County MSA           MA   1995    1987/89    2     967,363   374,630  $31.00   $21.71    $404.00  7.7%   13.0%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
14 Essex County MSA             MA   1995    1993/94    2     863,344   329,065  $36.95   $11.27    $350.00 10.6%   13.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
15 Kingston MSA                 MA   1994    1989/92    1     771,007   295,562  $18.44   $14.32    $211.00  8.7%   15.5%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
16 Burlington MSA               VT   1995  1979/89/92   1     490,424   185,398  $23.00    $9.51    $294.00  7.8%   11.1%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
17 Bucks County MSA             PA   1995    1968/75    1     348,309   305,212  $19.35   $10.00    $239.00  8.1%   12.3%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
18 Monmouth County MSA          NJ   1994  1990/91/94   2   1,153,396   525,741  $31.00   $15.70    $338.00  9.2%   13.8%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
19 Westminster MSA              MD   1995    1987/94    1     524,964   193,557  $16.74   $17.93    $228.00  7.3%   15.2%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
20 Washington-Baltimore         MD   1995    1979/93    2     661,639   245,217  $22.10   $19.86    $285.00  7.8%   14.7%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
21 Baltimore MSA                MD   1995    1956/91    1     863,376   242,376  $19.87   $14.93    $214.00  9.3%   16.3%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
22 Prince William Cty, MSA      VA   1995    1972/96    1     716,796   278,494  $21.50   $15.11    $236.00  9.1%   15.5%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
23 Arlington MSA                VA   1994     1986      4     491,057   222,800  $28.00   $12.98    $300.00  9.3%   13.7%   Urban
------------------------------------------------------------------------------------------------------------------------------------
24 Bloomingdale MSA             IL   1995  1981/88/91   2   1,292,186   427,609  $21.84   $10.37    $250.00  8.7%   12.9%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
25 Minneapolis MSA              MN   1995    1962/94    1     982,228   201,561  $21.00   $22.51    $262.00  8.0%   16.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
26 Genesee County MSA           MI   1995    1980/93    1     451,036   230,625  $16.00    $9.01    $219.00  7.3%   11.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
27 Indianapolis MSA             IN   1995    1968/87    1   1,239,059   260,359  $22.43    $9.00    $235.00  9.5%   13.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
28 Tampa MSA                    FL   1995     1995      1     977,047   359,579  $27.00   $12.77    $300.00  9.0%   13.3%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
29 Plantation MSA               FL   1995    1979/93    1   1,004,061   282,952  $28.22   $12.40    $314.00  9.0%    9.0%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
30 Miami MSA                    FL   1995     1982      1   1,120,827   290,385  $29.36    16.55    $355.00  8.3%   12.9%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
31 Coral Springs MSA            FL   1995    1984/96    1   1,171,127   293,183  $25.90   $11.55    $284.00  9.1%   13.2%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
32 North/Central Kansas         KS   1995    1987/90    1     400,307   185,324  $14.97   $10.31    $212.00  7.1%   11.9%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
33 Amarillo MSA                 TX   1995    1982/86    1     889,508   316,190  $18.00    $7.53    $200.00  9.0%   12.8%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
34 Las Vegas MSA                NV   1995     1992      1     241,580   241,580  $91.50   $22.04  $1,183.00  7.7%    9.6%   Urban
------------------------------------------------------------------------------------------------------------------------------------
35 Las Vegas MSA                NV   1994    1981/93    2     819,374   286,936  $35.00   $13.21    $405.00  8.6%   11.9%   Urban
------------------------------------------------------------------------------------------------------------------------------------
36 Knoxville MSA                TN   1995    1972/94    1     133,018   382,150  $23.80   $14.00    $333.00  7.1%   11.4%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
37 Nashville MSA                TN   1995     1990      2     716,462   373,662  $15.25   $13.30    $180.00  8.5%   15.9%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
38 Riverside County MSA         CA   1995    1970/91    1   1,044,536   411,640  $22.59   $17.00    $250.00  9.0%   15.8%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
39 Orange County MSA            CA   1994    1975/94    1     810,470   273,970  $21.00   $10.28    $270.00  7.8%   11.6%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
40 Bellingham MSA               WA   1994     1988      1     769,187   337,557  $20.85   $12.54    $283.00  7.4%   11.8%   Suburban
------------------------------------------------------------------------------------------------------------------------------------
41 Seattle MSA                  WA   1995    1979/95    1   1,012,754   311,019  $27.35    $7.86    $325.00  8.4%   10.8%   Suburban

====================================================================================================================================
   Survey Mean:                                               833,950   304,724  $23.89   $13.86    $289.51  8.3%   13.4%
====================================================================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     From this analysis we see that the ratio of base rent to sales ranges from
6.8 to 10.6 percent, while the total occupancy cost ratios vary from 9.6 to 17.3 percent when all recoverable expenses are included. The surveyed mean for the forty-one malls analyzed is 8.3 percent and 13.4 percent, respectively. Some of the higher ratios are found in older malls situated in urban areas that have higher operating structures due to less efficient layout and designs, older physical plants, and higher security costs, which in some malls can add upwards of $2.00 per square foot to common area maintenance.

     These relative measures can be compared with two well known publications, The Score by the International Council of Shopping Centers and Dollars & Cents of Shopping Centers (1995) by the Urban Land Institute. The most recent publications indicate base rent to sales ratios of 6.8 to 8.0 percent and total occupancy cost ratios of 10.1 and 12.3 percent, respectively.

     In general, while the rental ranges and ratio of base rent to sales vary substantially from mall to mall and tenant to tenant, they do provide general support for the rental ranges and ratio which is projected for the subject property.

Conclusion - Market Rent Estimate for In-Line Shops

     Based upon the existing tenant profile we have conclude market rents for the various in-line shop categories of $18.00 to $38.00 per square foot gross. As presented in the following table:

-------------------------------------------------------------------------------------
         Tenant            Existing    Market      Applicable    Pro Rata    Weighted
      Classification        Rent        Rent          GLA         Share       Average
-------------------------------------------------------------------------------------
0 - 750 SF                 $51.47      $38.00        7,019         1.96%       $0.74
751 -1,200 SF              $34.24      $30.00       23,685         6.62%       $1.99
1,201 - 2,000 SF           $27.70      $27.00       47,789        13.36%       $3.61
2,001 - 3,500 SF           $19.76      $20.00       95,216        26.63%       $5.33
3,501 - 5,000 SF           $19.36      $20.00       62,843        17.57%       $3.51
5,000 - 10,000 SF          $19.06      $19.00       84,888        23.74%       $4.51
10,001 & above             $18.65      $18.00       36,167        10.11%       $1.82
-------------------------------------------------------------------------------------
Average Total              $21.65                   357,607       100.00%     $21.51
=====================================================================================


     As presented in the preceding table, our concluded market rents are generally in-line with the existing rent schedule of the subject property. In exception to this we have lowered the rental applicable to stores of 750 square feet or less. This was done as the average for this category is skewed upwards by the inclusion of one tenant (Great American Company) which pays in excess of $100 per square foot. The overall average rent is slightly lower than the existing profile. This is a function of the weighted average for the existing rent schedule which includes older leases. Given recent trends in the retail market, we feel a market rent level slightly lower than the existing profiles is warranted.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Occupancy Cost - Test of Reasonableness

     As a further test of the reasonableness of our concluded rentals, we have compared the total occupancy costs for the in-line tenants with the 1995 average sales levels.



--------------------------------------------------------------------------------
                                     Total                 Base    Total
Market                             Occupancy      1995     Rent   Occ. Cost
Rent      CAM   Taxes     HVAC        Cost        Sales    Ratio    Ratio
--------------------------------------------------------------------------------
$21.51   $7.76  $1.48     $4.83      $35.58     $263.00    8.18%   13.53%
================================================================================

     The base rent to sales ratio is shown to be 8.18 percent for the subject property. This percentage is slightly below our survey which is shown to be 8.3 percent. Total occupancy cost as a percentage of sales ranges are shown to be
13.53 percent for the subject. This average is slightly higher but generally consistent with the average for the centers surveyed of 13.4 percent. Based on these parameters our conclusions of market rent appear well supported.

     In addition to size, we have also considered the effect of retail product type on market rent. Industry statistics reveal that certain product types, such as jewelry stores are able to achieve sales levels far in excess of the mall average. Correspondingly these tenants are able to afford rentals significantly higher than comparable space occupied by other types of retails. However, the success of a mall is dependent upon the synergy of various product types and as such we have based our projections on a typical tenant mix.

Food Court

     It is considered appropriate to ascribe an individual unit rate to the food court tenants. the leasing plan provides for a 8,586+/- square foot food court with 8 units, indicating an average size of 1,073+/- square feet.

     As of the date of inspection, 7 of the 8 food court spaces were occupied. In aggregate the seven tenants pay $382,997 per annum and occupy 8,097 square feet, indicating an average rental for the food court tenants of $47.30 per square foot. In 1995, tenant sales approximated $529 per square foot, indicating an occupancy cost ratio of 13.47%.

-------------------------------------------------------------------------------------------------------
                           Food Court Occupancy Ratio
-------------------------------------------------------------------------------------------------------
Market             Food                 Other        Total        1995     Base Rent    Total Occ. Cost
 Rent      CAM     Court     Tax       Charges     Occ. Cost      Sales   Sales Ratio     Sales Ratio
-------------------------------------------------------------------------------------------------------
$40.00    $7.76   $10.79    $1.48      $11.20       $71.23        $529      7.56%           13.47%
=======================================================================================================

     Given the relative high cost of occupancy for this space, we believe a market rental towards the lower end of that currently being achieved is appropriate and we have therefore concluded a market rent of $40.00 per square foot.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Anchor Tenant Rent

     The final category of minimum rent at the subject property involves anchor tenant stores. As previously noted, the only anchor tenant store included as part of this appraisal is the Dillard's Men Shop. This store is encumbered by a long term agreement which, including options, extends beyond our projection period. The tenant is obligated to pay a nominal base rent amount ($3.75 per square foot), percentage rent and a contribution towards both common area maintenance (CAM) and real estate taxes. The reader is referred to the addenda for complete summary of this tenant's obligations.

Concessions

     Free rent is an inducement offered by developers to entice a tenant to locate in their project over a competitor's. This marketing tool has become popular in the leasing of office space, particularly in view of the over-building which has occurred in many markets. As a rule, most major retail developers have been successful in negotiating leases without including free rent. Our experience with regional malls shows that free rent is generally limited to new projects in marginal locations without strong anchor tenants that are having trouble leasing, as well as older centers that are losing tenants to new malls in their trade area. Management reports that free rent has been a relative non-issue with new retail tenants. A review of the most recent leasing confirms this observation. It has generally been limited to one or two months to prepare a suite for occupancy when it has been given.

     Accordingly, we do not believe that it will be necessary to offer free rent to retail tenants at the subject. It is noted that while we have not ascribed any free rent to the retail tenants, we have, however, made rather liberal allowances for tenant workletters which acts as a form of inducement to convince a tenant to locate at the subject. These allowances are liberal to the extent that ownership has been relatively successful in leasing space "as is" to tenants. As will be explained in a subsequent section of this appraisal, we have made allowances of $10.00 per square foot to new (currently vacant) space and turnover space. We have also ascribed a rate of $2.00 per square foot to rollover space. This assumption offers further support for the attainment of the rent levels previously cited.

Absorption

     Finally, our analysis concludes that the current vacant retail space will be absorbed over a three year period through July 1999. We have identified 67,149 square feet of vacant space, net of newly executed leases. This is equivalent to 18.33 percent of mall GLA and 7.37 percent overall. The majority of the vacant space is located along the side courts which do not benefit from a strong anchor draw and are thus considered less desirable. The chart on the facing page details our projected absorption schedule.

     The absorption of the in-line space over a three year period is equal to 5,596+/- square feet per quarter. Based on this lease-up assumption, the following chart tracks occupancy through 2000, the first full year of stabilized occupancy.

                              ------------------------
                                  Annual Average
                                Occupancy (Mall GLA)
                              ------------------------
                              1996               80.19
                              1997               84.98
                              1998               92.33
                              1999               97.71
                             -------------------------

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Rent Growth Rates

     Market rent will, over the life of a prescribed holding period, quite obviously follow an erratic pattern. A review of investor's expectations regarding income growth shows that projections generally range between 3.00 and
4.00 percent for retail centers. Cushman & Wakefield's Winter 1995 survey of pension funds, REITs, bank and insurance companies, and institutional advisors reveals that current income forecasts are utilizing average annual growth rates between zero and 5.0 percent. The low and high mean is shown to be 2.8 and 3.9 percent, respectively. (see Addenda for survey results). The Peter F. Korpacz Investor Survey (Fourth Quarter 1995) shows slightly more conservative results with average annual rent growth of 3.16 percent.

     It is not unusual in the current environment to see investors structuring no growth or even negative growth in the short term. Our review of tenant sales figures for The Esplanade indicates modest growth over the past three years. However, the subject property contains a substantial amount of vacant space. In addition future growth in sales could be impacted by the construction of a new centers to the west of the subject. The tenants' ability to pay rent is closely tied to its increases in sales. However, rent growth can be more impacted by competition and management's desire to attract and keep certain tenants that increase the mall's synergy and appeal. As such, we have been conservative in our rent growth forecast.

                        --------------------------------
                        Market Rent Growth Rate Forecast
                        --------------------------------
                        Period       Annual Growth Rate*
                        --------------------------------
                         1996               Flat
                         1997               +2.0%
                        --------------------------------
                         Thereafter         +3.0%
                        --------------------------------
                        * Indicated growth rate over the
                          previous year's rent
                        --------------------------------

Releasing Assumption

     The typical lease term for new in-line retail leases in centers such as the subject generally ranges from five to twenty years. Market practice dictates that in longer lease terms, it is not uncommon to get rent bumps throughout the lease terms either in the form of fixed dollar amounts or a percentage increase based upon changes in some index, usually the Consumer Price Index (CPI). Often the CPI clause will carry a minimum annual increase and be capped at a higher maximum amount.

     For new tenants in regional malls, ten year terms are most typical. Essentially, the developer will deliver a "vanilla" suite with mechanical services roughed-in and minimal interior finish. This allows the retailer to finish the suite in accordance with their individual interior finish. Because of the up-front costs incurred by the tenants, a ten-year lease term is usually required to adequately amortize these costs. A review of the leasing structure at the subject property suggests lease terms of approximately ten years. We have incorporated this assumption into our analysis.

     Upon lease expiration, it is our best estimate that there is a 70 percent probability that existing tenants will renew their lease while the remaining 30 percent will vacate their space at this time.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     As stated above, it is not uncommon to get increases in base rent over the life of a lease. The subject's recent leasing activity attests to this observation as presented in the addenda of this report. In our analysis we have assumed that new tenants will sign ten-year lease terms at market rents. The rent for each tenant is projected to remain flat for the first five years of the lease and include a step of 10% for the second five years.

     Upon lease rollover/turnover, the space is forecasted to be released at the higher of the last effective rent (defined as minimum rent plus overage rent if any) and the ascribed market rent as detailed previously increasing by our market rent growth rate assumption.

Conclusion - Minimum Rent

     In the initial full year of the investment (FY 1997), it is projected that the subject property will produce approximately $7,053,887 in minimum rental income. This estimate of base rental income is equivalent to $17.08 per square foot of total owned GLA. Alternatively, minimum rental income accounts for 59.81 percent of all potential gross revenues. Further analysis shows that over the holding period (FY 1997-2006), minimum rent advances at an average compound annual rate of 3.59 percent. This increase is a synthesis of the mall's lease-up, fixed rental increases as well as market rents from rollover or turnover of space.

Overage Rent

     In addition to the minimum base rent, many of the tenants of the subject property have contracted to pay a percentage of their gross annual sales over a pre-established base amount as overage rent. Many leases have a natural breakpoint although an equal number do have stipulated breakpoints. The average overage percentage for small space retail tenants is in a range of 5 to 6 percent.

     Traditionally, it takes a number of years for a retail center to mature and gain acceptance before generating any sizable percentage income. As a center matures, the level of overage rents typically becomes a larger percentage of total revenue. It is a major ingredient protecting the equity investor against inflation.

     In the "Retail Market Analysis" section of this report, we discussed the historic and forecasted sales levels for the mall tenants.

     Because of the dynamics of the economy and marketplace, it is difficult to predict with accuracy what sales will be on an individual tenant level. As such, we have employed the following methodology.

     o For existing tenants who report sales, we have forecasted that sales will continue at our projected sales growth rate as discussed herein.

     o For tenants who do not report sales or who do not have percentage clauses, we have assumed that a non-reporting tenant will always occupy that particular space.

     o For new tenants, we have projected sales at the forecasted average for the center at the start of the lease. In 1996 this would be approximately $265 per square foot.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     Thus, in the initial full year of the investment holding period, overage revenues are estimated to amount to $244,662 (net of recaptures) equivalent to $0.59 per square foot of owned GLA and 2.07 percent of potential gross revenues. A large portion of this percentage rent ($61,780) is attributable to Banana Republic, who pays 5% of gross sales in lieu of base rent. Beginning in August 1997, this tenant reverts to a more typical lease structure and as a result percentage rent declines.

     On balance, our forecasts are deemed to be conservative. In addition, over the ten year projection period income from this source is not anticipated to appreciate significantly.

Sales Growth Rates

     In the "Retail Market Analysis" section of this report, we discussed that retail sales in the New Orleans MSA have been increasing at a compound annual rate of 4.2 percent per annum since 1991, according to Sales and Marketing Management. According to both the Cushman & Wakefield and Korpacz surveys, major investors are looking at a range of growth rates of 0 percent initially to a high of 5 percent in their computational parameters. Most typically, growth rates of 3 percent to 4 percent are seen in these surveys.

     Nationally, total retail sales have been increasing at a compound annual rate of 6.2 percent since 1980 and 4.9 percent per annum since 1990. Between 1990 and 1994, GAFO sales have grown at a compound annual rate of 5.83 percent per year. Through 2000, total retail sales are forecasted to increase by 4.12 percent per year nationally, while GAFO sales are projected to grow by 5.04 percent annually.

     After considering all of the above, we have forecasted tenant sales to remain flat through 1997 and increase at an annual rate of 3.0% beginning in 1998.

     In all, we believe we have been conservative in our sales forecast for new and turnover tenants upon the expiration of an initial lease. At lease expiration, we have forecasted a 30 percent probability that a tenant will vacate. For new tenants, sales are established based on the mall's average sales level. Generally, for existing tenants we have assumed that sales continue subsequent to lease expiration at their previous level unless they were under-performers that prompted a 100 percent turnover probability then sales are reset to the corresponding mall overage. In most instances, no overage rent is generated from new tenants.

Expense Reimbursement Structure

     By lease agreement, tenants are required to reimburse the lessor for certain operating expenses. Included among these operating items are real estate taxes, common area maintenance (CAM) and certain miscellaneous charges including mall electric. Common area maintenance and real estate tax recoveries are generally based upon the tenants pro-rata share of the expense item. Because it is an older center, there exists numerous variations to the calculation procedure of each. We have relied upon ownership's calculation for the various recovery formula's for taxes and CAM. At rollover, all of the tenants are assumed to be subject to the standard lease form described below. The standard lease provides for the recovery of these expenses plus a 15 percent administrative fee.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Department Store and Major Tenant Obligations

     Department stores have specified expense obligations. Summaries of the various operating covenants are provided in the addenda for each department store. Below is a summary of some of the pertinent terms of each of the anchor stores:

          ---------------------------------------------------------------
                         Major Tenant CAM Reimbursement
          ---------------------------------------------------------------
                                                   1996 CAM          CAM
          Tenant                      Area        Contribution       PSF
          ---------------------------------------------------------------
          Mervyn's                   84,082         $25,225         $0.30
          Dillard's                 177,940        $163,705         $0.92
          Macy's                    235,518        $120,114         $0.51
          ---------------------------------------------------------------

Mall Shop Common Area Maintenance

     Under the standard lease, the mall tenants will pay their pro-rata share of the balance of the CAM expense plus an administrative charge of 15 percent after the anchor contribution.

     Provided below is a summary of the standard clause that exists for a new tenant at the mall.

--------------------------------------------------------------------------------
                  Common Area Maintenance Recovery Calculation
--------------------------------------------------------------------------------
CAM Expense     Actual hard cost for year exclusive of interest and depreciation
--------------------------------------------------------------------------------
Add             Amortization of Capital Items
--------------------------------------------------------------------------------
Add             15% Administration fee
--------------------------------------------------------------------------------
Less            Contributions from department stores, restaurant & temporary tenants
--------------------------------------------------------------------------------
Equals:         Net pro-ratable CAM billable to mall tenants
--------------------------------------------------------------------------------

     Amongst the existing tenancy, pro rata share is determined both on the basis of gross leasable area (GLA) and leased occupied area (LOA) without an apparent preference for either formula. Discussions with management indicated that the standard lease for the center is based on a leased occupied area and that most new tenants are based on this formula. We have this formula into our projections for all new tenants.

Real Estate Taxes

     Each of the anchor tenants s separately assessed and as such pays real estate taxes directly to the City and parish. In exception to this Dillard's Men Shop is assessed as part of the shopping center and contributes their full pro rata share of taxes.

     Other tenants have various contribution methods. In general, the mall standard will be for the mall tenants to pay their pro-rata share based upon average occupied area during the year after major tenant, restaurant and temporary tenant contributions.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Other Reimbursable Expenses

     Other reimbursable expenses include HVAC, water, sewer and trash removal. The standard lease form at the subject property calls for the tenant to conduct an energy audit to determine the cost of heating and cooling their particular unit. An allocation for common area HVAC as well as water, sewer and trash removal are added to this figure to determine the tenants total contribution. Until the energy audit is conducted the mall tenants are charged $5.00 per square foot and the food court tenants are charged $12.00 per square foot. Discussions with the mall manager indicated that many tenants elect not to conduct an audit and continue to pay the base amounts. Our review of the 1996 budget indicated that tenant contributions ranged from $0.06 to $13.84 per square foot for mall tenants and $2.86 to $22.15 for food court tenants. The average contribution was $4.83 and $11.20 by mall tenants and food court tenants, respectively. In our analysis we have included existing tenants based upon actual 1995 contributions and have included new tenants at the mall averages.

Miscellaneous Income

     The final revenue category consists of a number of sources including: temporary leasing of in-line space, kiosks and push carts and other miscellaneous income. We have assumed these revenues are net of our credit loss provision and will increase by 3% per annum.

Specialty Leasing

     Specialty leasing is typically related to tenants that temporarily occupy vacant in-line space as well as seasonal kiosks. In the subject property the permanent kiosks are all leased on a short term basis (generally 12 months) and as such are also treated as specialty leasing. Management has been relatively successful with this procedure. Tenants are given either straight fixed rent deals or are put on a percentage deal until management can better gauge their potential. Typically, the leases are written on a gross basis and tenants are not assessed any mall charges. Bump backs which consists of shallow temporary demising walls are generally written as percentage only leases. Seasonal kiosks are the push carts or displays that are typically brought in around Christmas time. Our experience has shown that the typical rate for push carts ranges from approximately $6,000 to $10,000 for the two month Christmas period and $1,200 to $1,500 per month thereafter.

     In the initial year of the investment we have forecasted specialty leasing revenues of $250,000. We project that temporary leasing will grow by 3.0 percent per year throughout the remainder of the analysis.

Allowance for Vacancy and Credit Loss

     The investor of an income producing property is primarily interested in the cash revenues that an income-producing property is likely to produce annually over a specified period of time rather than what it could produce if it were always 100 percent occupied and all the tenants were actually paying rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment or slow payment by tenants. Over the past five years, the subject property has been operating between 80% and 90% occupancy. We have reflected a 10 percent stabilized contingency for both stabilized and unforeseen vacancy and credit loss. Please note that this vacancy and credit loss provision is applied to all mall tenants equally.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     In this analysis, we have also forecasted that there is a 70 percent probability that an existing tenant will renew their lease. Upon turnover, we have forecasted that rent loss equivalent to eight months would be incurred to account for the time and/or costs associated with bringing the space back on line. Thus, minimum rent as well as overage rent and certain other income has been reduced by this forecasted probability.

     We have calculated the effect of the total provision of vacancy and credit loss on the in-line shops. Through the 10-years of this cash flow analysis, the total allowance for vacancy and credit loss, including provisions for downtime, ranges from a low of 10.77 percent of total potential gross revenues to a high of 22.81 percent. On average, the total allowance for vacancy and credit loss over the 10-year projection period averages 14.05 percent of these revenues.

         -----------------------------------------------------
                      Total Rent Loss Forecast
         -----------------------------------------------------
            Year        Global         Down-      Total Loss
                       Vacancy         time       Provision
         -----------------------------------------------------
            1997         3.0%         19.81%        22.81%
            1998         5.0%         15.02%        20.02%
            1999        10.0%          7.67%        17.67%
            2000        10.0%          2.29%        12.29%
            2001        10.0%          1.34%        11.34%
            2002        10.0%          1.14%        11.14%
            2003        10.0%          0.87%        10.87%
            2004        10.0%          0.77%        10.77%
            2005        10.0%          1.21%        11.21%
            2006        10.0%          2.37%        12.37%
         -----------------------------------------------------
            Avg.         8.8%          5.25%        14.05%
         =====================================================

     On balance, the aggregate deductions of all gross revenues reflected in this analysis are based upon overall long-term market occupancy levels and are considered what a prudent investor would conservatively allow for credit loss. The remaining sum is effective gross income which an informed investor may anticipate the subject property to produce. We believe this is reasonable in light of overall vacancy in this subject's market area as well as the current leasing structure at the subject.

Effective Gross Income

     In the initial full year of the investment, FY 1997, effective gross revenues are forecasted to amount to approximately $11,694,651, equivalent to $28.32 per square foot of total owned GLA.

--------------------------------------------------------------------------------
                           Effective Gross Revenue Summary
                           Initial Year of Investment - FY1997
--------------------------------------------------------------------------------
                                   Aggregate Sum      Unit Rate     Income Ratio
--------------------------------------------------------------------------------
    Potential Gross Income           $12,0470729     $29.17            100.00%
    Less: Vacancy and Credit Loss    $   353,078     $ 0.85              2.93%
--------------------------------------------------------------------------------
    Effective Gross Income           $11,694,651     $28.32             97.07%
================================================================================


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Expenses

     The total expenses incurred in the production of income from the subject property are divided into two categories: reimbursable and non-reimbursable items. The major expenses which are reimbursable include real estate taxes, common area maintenance and electric. The non-reimbursable expenses associated with the subject property include certain general and administrative expenses, ownership's contribution to the merchant's association/marketing fund, management charges and miscellaneous expenses. Other expenses include a reserve for the replacement of short-lived capital components, alteration costs associated with bringing the space up to occupancy standards, leasing commissions and a provision for capital expenditures.

     The various expenses incurred in the operation of the subject property have been estimated from information provided by a number of sources. We have reviewed the subject's component operating history for prior years as well as the owner's 1996 budget for these expense items. This information is provided in the Addenda. We have compared this information to published data which are available, as well as comparable expense information. Finally, this information has been tempered by our experience with other regional shopping centers.

Expense Growth Rates

     Expense growth rates are generally forecasted to be more consistent with inflationary trends than competitive market forces. The Winter 1995 Cushman & Wakefield survey of regional malls found the low and high mean from each respondent to be 3.75 percent. The Fourth Quarter 1995 Korpacz survey reports that the range in expense growth rates was from 3.0 percent to 5.0 percent with an average of 3.98 percent, down 13 basis points from one year ago. Unless otherwise cited, expenses are forecasted to grow by 3.0 percent per annum over the holding period.

Reimbursable Operating Expenses

     We have analyzed each item of expense individually and attempted to project what the typical investor in a property like the subject would consider reasonable, based upon informed opinion, judgment and experience. The following is a detailed summary and discussion of the reimbursable operating expenses incurred in the operation of the subject property during the initial year of the investment holding period. It is noted that the following discussion of expense is on a calendar year basis. In our cash flow projection all expenses have been converted to a fiscal year based upon our projected growth rate.

     Common Area Maintenance - This expense category includes the annual cost of miscellaneous building maintenance contracts, recoverable labor and benefits, security, insurance, landscaping, snow removal, cleaning and janitorial, exterminating, supplies, trash removal, exterior lighting, common area energy, gas and fuel, equipment rental, interest and depreciation, and other miscellaneous charges. In malls where the CAM budget is high, discretion must be exercised in not trying to pass along every charge as the tenants will resist. As discussed, the standard lease agreement allows management to pass along the CAM expense to tenants on the basis of occupied gross leasable area. Tenants are subject to a 15 percent administrative surcharge. Anchor tenant contributions are then deducted for billing purposes.

================================================================================

                                      -84-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================


     Provided on the facing page are actual CAM expense comparables for mall which we have recent information. This data shows CAM budgets which typically range from $5.00 to $8.00 per square foot. This is also consistent with data provided in many of the recent publications of industry operating statistics. After considering all of the above, we have estimated common area maintenance to be approximately $2,220,000 on an annualized basis in calendar year 1996. This is equal to $5.38 per square foot of owned GLA (413,015 square feet). This figure is in-line with management's forecast and national averages.

     Real Estate Taxes - The projected taxes to be incurred in calendar year 1996 are equal to $500,000 or $1.21 per square foot of owned GLA. As discussed, the standard recovery for the mall is charged on the basis of average occupied area of non-major mall tenant GLA. Taxes are charged to the mall tenants after first deducting major tenant, restaurant and temporary tenant contributions which are estimated at $68,508 (net of direct payments) in 1996.

     Utilities - This expense covers the cost of heating and cooling the center. As discussed in the Property Description section of this report, the subject property is heated and cooled by 20 roof-top package units and is distributed to each tenant space via VAV boxes. The tenants are assessed a charge for utilities which is based upon an energy of their individual space. We have estimated a calendar year 1996 utility expense of $990,000 or $2.40 per square foot of owned GLA.

     Contract Services - This expense category covers the cost of trash removal, water and sewer. This expense are pass through to the tenants along with HVAC charges as other reimbursements. In 1996 management has estimated the cost of this expense at $89,830 which we have rounded to $90,000 for our analysis.

     Food Court Expense - The food court expense is broken out separately from CAM and recovered from food court tenants by separate billing. Included in this expense are the additional expenses associated with maintaining the common seating area, including janitorial, security and utilities. For 1996, an expense of $54,676 has been projected, which we have rounded to $55,000.

Non-Reimbursable Expenses

     The total annual non-reimbursable expenses of the subject property are projected from accepted practices and industry standards. Again, we have analyzed each item of expenditure in an attempt to project what the typical investor in a property similar to the subject would consider reasonable, based upon actual operations, informed opinion and experience. The following is a detailed summary and discussion of non-reimbursable expenses incurred in the operation of the subject property for the initial year. Unless otherwise stated, it is our assumption that these expenses will increase by 3.0 percent per annum thereafter.

     General and Administrative - Expenses related to the administrative aspects of the mall include salaries, travel and entertainment, and dues and subscriptions. A provision is also made for professional services including legal and accounting fees and other professional consulting services. In 1996, we reflect general and administrative expenses of $183,000.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     Merchant's Association - Merchant's Association charges represent the landlord's contribution to the cost of the association for the property. In the initial year, the cost is forecasted to amount to $90,000.

     Miscellaneous - This catch-all category is provided for various miscellaneous and sundry expenses that ownership will typically incur. Such items as unrecovered repair costs, preparation of suites for temporary tenants, certain nonrecurring expenses, expenses associated with maintaining the vacant space and bad debts in excess of our credit loss provision would be included here. In the initial year, these miscellaneous items are forecasted to amount to approximately $36,500.

     Management - The annual cost of managing the subject property is projected to be 3.5 percent of minimum and percentage rent. In the initial year of our analysis, this amount is shown to be $218,956. Alternatively, this amount is equivalent to approximately 1.87 percent of effective gross income. Our estimate is reflective of a typical management agreement with a firm in the business of providing professional management services. This amount is considered typical for a retail complex of this size. Our investigation into the market for this property type indicates an overall range of fees of 3 to 5 percent. Since we have reflected a structure where ownership separately charges leasing commissions, we have used the lower end of the range as providing for compensation for these services.

     Alterations - The principal component of this expense is ownership's estimated cost to prepare a vacant suite for tenant use. At the expiration of a lease, we have made a provision for the likely expenditure of some monies on ownership's part for tenant improvement allowances. In this regard, we have forecasted a cost of $10.00 per square foot for turnover space (initial cost growing at expense growth rate) weighted by our turnover probability of 30 percent. We have forecasted a rate of $2.00 per square foot for renewal (rollover) tenants, based on a renewal probability of 70 percent. The blended rate based on our 70/30 turnover probability is therefore $4.40 per square foot. The provision made here for tenant work lends additional conservatism our analysis. These costs are forecasted to increase at our implied expense growth rate.

     Leasing Commissions - Many owners now charge leasing commissions internally. A typical structure is either a flat amount per square foot or a percentage of the rent payment. We have chosen a rate of $3.50 per square foot for new tenants and $1.50 per square foot for renewal tenants. This structure implies a layout up front at the start of a lease. We have elected to model this formula as it is within the range of charges we have seen for these services. The cost is weighted by our 70/30 percent renewal/turnover probability. Thus, upon lease expiration, a leasing commissions charge of $2.10 per square foot would be incurred.

     Replacement Reserves - It is customary and prudent to set aside an amount annually for the replacement of short-lived capital items such as the roof, parking lot and certain mechanical items. We feel that over a holding period, some repairs or replacements will be needed that will not be passed on to the tenants. For purposes of this report, we have estimated an expense of $0.20 per square foot of owned GLA during the first year, thereafter increasing by our expense growth rate throughout our cash flow analysis.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Net Income/Net Cash Flow

     The total expenses of the subject property including alterations, commissions, capital expenditures, and reserves are annually deducted from total income, thereby leaving a residual net operating income or net cash flow to the investors in each year of the holding period before debt service. In the initial year of investment, the net income is forecasted to be equal to approximately $7.25 million which is equivalent to 62 percent of effective gross income. Deducting other expenses including capital items results in a net cash flow before debt service of approximately $6.85 million.

------------------------------------------------------------------------------------------
                                 The Esplanade
                               Operating Summary
                      Initial Year of Investment - FY1997
------------------------------------------------------------------------------------------
                                         Aggregate Sum        Unit Rate*   Operating Ratio
------------------------------------------------------------------------------------------
   Effective Gross Income                 $11,694,651           $28.32         100.0%
   Operating Expenses                      $4,444.190           $10.76          38.0%
   Net Income                              $7,250,461           $17.55          62.0%
   Other Expenses                            $397,273            $0.96           3.4%
   Cash Flow                               $6,853,188           $16.59          58.6%
------------------------------------------------------------------------------------------
 * Based on total owned GLA of 413,015 square feet
------------------------------------------------------------------------------------------

     Our cash flow model has forecasted the following compound annual growth rates over the thirteen year holding period 1997-2006.

               Net Income:                      2.57%
               Cash Flow:                       2.43%

     Growth rates are shown to be 2.57 and 2.43 percent, respectively, which is a reasonable forecast for a real estate investment of the subject's caliber.

Investment Parameters

     After projecting the income and expense components of the subject property, investment parameters must be set in order to forecast property performance over the holding period. These parameters include the selection of capitalization rates (both initial and terminal) and application of the appropriate discount or yield rate, also referred to as the internal rate of return (IRR).

Selection of Capitalization Rates

     Overall Rate

     The overall capitalization rate bears a direct relationship between net operating income generated by the real estate in the initial year of investment (or initial stabilized year) and the value of the asset in the marketplace. Overall rates are also affected by the existing leasing schedule of the property, the strength or weakness of the local rental market, the property's position relative to competing properties, and the risk/return characteristics associated with competitive investments.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     The trend has been for rising capitalization rates. We feel that much of this has to do with the quality of the product that has been selling. Sellers of the better performing dominant Class A malls have been unwilling to waver on their pricing. Many of the malls which have sold over the past 18 to 24 months are found in less desirable second or third tier locations or represent turnaround situations with properties that are poised for expansion or remerchandising. With fewer buyers for the top performing assets, sales have been somewhat limited.

         --------------------------------------------------------------
                          Overall Capitalization Rates
                              Regional Mall Sales
         --------------------------------------------------------------
          Year             Range           Mean     Basis Point Change
         --------------------------------------------------------------
          1988         5.00% -  8.00%      6.16%            --
          1989         4.58% -  7.26%      6.05%           -11
          1990         5.06% -  9.11%      6.33%           +28
          1991         5.60% -  7.82%      6.44%           +11
          1992         6.00% -  7.97%      7.31%           +87
          1993         7.00% - 10.10%      7.92%           +61
          1994         6.98% - 10.29%      8.37%           +45
          1995         7.47% - 11.10%      9.14%           +77
         --------------------------------------------------------------

     The data above shows that, with the exception of 1989, the average cap rate has shown a rising trend each year. Between 1988 and 1989, the average rate declined by 11 basis points. This was partly a result of dramatically fewer transactions in 1989 as well as the sale of Woodfield Mall at a reported cap rate of 4.58 percent. In 1990, the average cap rate jumped 28 basis points to
6.33 percent. Among the 16 transactions we surveyed that year, there was a marked shift of investment criteria upward with additional basis point risk added due to the deteriorating economic climate for commercial real estate. Furthermore, the problems with department store anchors added to the perceived investment risk.

     1992 saw owners become more realistic in their pricing as some looked to move product because of other financial pressures. The 87 basis point rise to
7.31 percent reflected the reality that, in many markets, malls were not performing as strongly as expected. A continuation of this trend was seen in 1993 as the average rate increased by 61 basis points. The trend in deals over the past two year period shows a respective rise in average cap rates of 45 and 77 basis points. For the year, 1994 transactions were a mix of quality ranging from premier, institutional grade centers (Biltmore Fashion Park, Riverchase Galleria) to B-centers such as Corte Madera Town Center and Crossroads Mall. The continuation of this trend into 1995 is in evidence as owners of the better quality malls are either aggressively pricing them or keeping them off of the market until it improves further. Also, the beating that REIT stocks took has forced up their yields thereby putting pressure on the pricing levels they can justify.

     Much of the buying over the past 18 to 24 months has been opportunistic acquisitions involving properties selling near or below replacement cost. Many of these properties have languished due to lack of management focus or expertise as well as a limited ability to make the necessary capital commitments for growth. As these opportunities become harder to find, we believe that investors will again begin to focus on the stable returns of the dominant Class A product.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     The Cushman & Wakefield's Winter 1995 survey reveals that going-in cap rates for regional shopping centers range between 7.0 and 9.0 percent with a low average of 7.47 and high average of 8.25 percent, respectively; a spread of 78 basis points. Generally, the change in average capitalization rates over the Spring 1995 survey shows that the low average decreased by 3 basis points, while the upper average increased by 15 points. Terminal, or going-out rates are now averaging 8.17 and 8.83 percent, representing an increase of 22 basis points and 23 basis points, from Spring 1995 averages.

------------------------------------------------------------------------------------------------------------------------------------
                                          Cushman & Wakefield Valuation Advisory Services
                                           National Investor Survey - Regional Malls (%)
------------------------------------------------------------------------------------------------------------------------------------
                               Winter 1994                             Spring 1995                             Winter 1995
Investment             ---------------------------------       -------------------------------     ---------------------------------
Parameters               Low                 High                 Low                High                Low                 High
------------------------------------------------------------------------------------------------------------------------------------
  OAR/Going-In         6.50 -  9.50         7.50 -  9.50       7.00 -  8.50       7.50 -  8.50      7.00 -  8.00        7.50 -  9.00
                           7.6                  8.4                7.50               8.1               7.47                8.25
------------------------------------------------------------------------------------------------------------------------------------
  OAR/Terminal         7.00 -  9.50         7.50 - 10.50       7.50 -  8.75       8.00 -  9.25      7.00 -  9.00        8.00 - 10.00
                           8.0                  8.8                7.95               8.6               8.17                8.83
------------------------------------------------------------------------------------------------------------------------------------
    IRR               10.00 - 11.50        10.00 - 13.00      10.00 - 11.50      11.00 - 12.00     10.00 - 11.50       10.50 - 12.00
                          10.5                 11.5               10.70              11.4              10.72               11.33
------------------------------------------------------------------------------------------------------------------------------------


The Fourth Quarter 1995 Peter F. Korpacz survey finds that cap rates have remained relatively stable. They recognize that there is extreme competition for the few premier malls that are offered for sale which should exert downward pressure on rates. However, most of the available product is B or C quality which are not attractive to most institutional investors. The survey did, however, note a dramatic change for the top tier investment category of 20 to 30 true "trophy" assets in that investors think it is unrealistic to assume that cap rates could fall below 7.0 percent.

----------------------------------------------------------------------------------------------
                                National Regional Mall Market
                                     Fourth Quarter 1995
----------------------------------------------------------------------------------------------
Key Indicators                Current Quarter          Last Quarter             Year Ago
----------------------------------------------------------------------------------------------
Free & Clear Equity IRR
----------------------------------------------------------------------------------------------
RANGE                          10.00%-14.00%           10.00%-14.00%            10.00%-14.00%
AVERAGE                            11.55%                  11.55%                   11.60%
----------------------------------------------------------------------------------------------
CHANGE (Basis  Points)              --                       0                       -5
----------------------------------------------------------------------------------------------
Free & Clear Going-In Cap Rate
----------------------------------------------------------------------------------------------
RANGE                           6.25%-11.00%            6.25%-11.00%             6.25%-11.00%
AVERAGE                             7.86%                   7.84%                    7.73%
----------------------------------------------------------------------------------------------
CHANGE (Basis Points)               --                       +2                      +13
----------------------------------------------------------------------------------------------
Residual Cap Rate
----------------------------------------------------------------------------------------------
RANGE                           7.00%-11.00%            7.00%-11.00%             7.00%-11.00%
AVERAGE                             8.45%                   8.45%                    8.30%
----------------------------------------------------------------------------------------------
CHANGE (Basis Points)               --                       0                       +15
----------------------------------------------------------------------------------------------
Source: Peter Korpacz Associates, Inc. - Real Estate Investor Survey Fourth
  Quarter - 1995
----------------------------------------------------------------------------------------------

     As can be seen from the above, the average IRR has decreased by 5 basis points to 11.55 percent from one year ago. However, it is noted that this measure has been relatively stable over the past three months. The quarter's average initial free and clear equity cap rate rose 13 basis points to 7.86 percent from a year earlier, while the residual cap rate increased 15 basis points to 8.45 percent.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     Most retail properties that are considered institutional grade are existing, seasoned centers with good inflation protection that offer stability in income and are strongly positioned to the extent that they are formidable barriers to new competition. Equally important are centers which offer good upside potential after face-lifting, renovations, or expansion. With new construction down substantially, owners have accelerated renovation and re-merchandising programs. Little competition from over-building is likely in most mature markets within which these centers are located. Environmental concerns and "no-growth" mentalities in communities are now serious impediments to new retail development.

     Finally, investors have recognized that the retail landscape has been fundamentally altered by consumer lifestyles changes, industry consolidations and bankruptcies. This trend was strongly in evidence as the economy enters 1996 in view of the wave of retail chains whose troublesome earnings are forcing major restructures or even liquidation's. (The reader is referred to the National Retail Overview in the Addenda of this report). Trends toward more casual dress at work and consumers growing pre-occupation with their leisure and home lives have created the need for refocused leasing efforts to bring those tenants to the mall that help differentiate them from the competition. As such, entertainment, a loosely defined concept, is one of the most common directions malls have taken. A trend toward bringing in larger specialty and category tenants to the mall is also in evidence. The risk from an owner's standpoint is finding that mix which works the best.

     Nonetheless, the cumulative effect of these changes has been a rise in rates as investors find it necessary to adjust their risk premiums in their underwriting.

     Based upon this discussion, we are inclined to group and characterize regional malls into the general categories following:

     Cap Rate Range        Category

     7.0% to 7.5%           Top 20 to 25+/- malls in the country.

     7.5% to 8.5%           Dominant Class A investment grade property, high
                            sales levels, relatively good health ratios, excellent demographics (top 50 markets), and considered to present a significant barrier to entry within its trade area.

     8.5% to 10.5%          Somewhat broad characterization of investment
                            quality properties ranging from primary MSAs to second tier cities. Properties at the higher end of the scale are probably somewhat vulnerable to new competition in their market.

     10.5% to 12.0%         Remaining product which has limited appeal or
                            significant risk which will attract only a smaller, select group of investors.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                            Income Approach
================================================================================

Conclusion - Initial Capitalization Rate

     The Esplanade Mall is located in Kenner, Louisiana, a suburb of the New Orleans MSA. The overall demographics of this area are favorable to retail development and would attract investors and developers to the area. The subject property competes directly with Lakeside Mall which is located approximately 6 miles from the subject. Despite the presence of this competition, the subject has achieved healthy tenant sales figures, in excess of $260 per square foot. However the subject property will face additional competition form a new regional mall which is being constructed in Baton Rouge, approximately 30 miles west of the subject. The subject property was constructed in 1985 and has been adequately maintained. The property's design and appeal should allow it to effectively compete with the added supply.

     On balance, we believe that a property with the sought after characteristics of the subject would potentially trade at an overall rate between 8.75 and 9.25 percent based on first year income if it were operating on a stabilized basis.

     Terminal Capitalization Rate

     The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analyses in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is harder to visualize hence a slightly higher rate is warranted for added risks in forecasting. On average, our rate survey shows a 38 basis point differential.

     Therefore, to the range of stabilized overall capitalization rates, we have added 25 basis points to arrive at a projected terminal capitalization rate ranging from 9.00 to 9.50 percent. This provision is made for the risk of lease-up and maintaining a certain level of occupancy in the center, its level of revenue collection, the prospects of future competition, as well as the uncertainty of maintaining the forecasted growth rates over such a holding period. In our opinion, this range of terminal rates would be appropriate for the subject. Thus, this range of rates is applied to the following year's net operating income before reserves, capital expenditures, leasing commissions and alterations as it would be the first received by a new purchaser of the subject property. Applying a rate of 9.25 percent for disposition, a current investor would dispose of the subject property at the end of the investment holding period for an amount of approximately $103.4 million based on 2007 net income of approximately $9.6 million.

     From the projected reversionary value to an investor in the subject property, we have made a deduction to account for the various transaction costs associated with the sale of an asset of this type. These costs consist of 2.0 percent of the total disposition price of the subject property as an allowance for transfer taxes, professional fees, and other miscellaneous expenses including an allowance for alteration costs that the seller pays at final closing. Deducting these transaction costs from the computed reversion renders the pre-tax net proceeds of sale to be received by an investor in the subject property at the end of the holding period.




================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

---------------------------------------------------------------------------------------
                              Net Proceeds at Reversion
=======================================================================================
Net Income 2007       Gross Sale Price     Less Costs of Sale and
                                         Miscellaneous Expenses @ 2.0%     Net Proceeds
---------------------------------------------------------------------------------------
$9,561,833            $103,371,168              $2,067,423                 $101,303,744
---------------------------------------------------------------------------------------


Selection of Discount Rate

     The discounted cash flow analysis makes several assumptions which reflect typical investor requirements for yield on real property. These assumptions are difficult to directly extract from any given market sale or by comparison to other investment vehicles. Instead, investor surveys of major real estate investment funds and trends in bond yield rates are often cited to support such analysis.

     A yield or discount rate differs from an income rate, such as cash-on-cash (equity dividend rate), in that it takes into consideration all equity benefits, including the equity reversion at the time of resale and annual cash flow from the property. The internal rate of return is the single-yield rate that is used to discount all future equity benefits (cash flow and reversion) into the initial equity investment. Thus, a current estimate of the subject's present value may be derived by discounting the projected income stream and reversion year sale at the property's yield rate.

     Yield rates on long term real estate investments range widely between property types. As cited in Cushman & Wakefield's Winter 1995 survey, investors in regional malls are currently looking at broad rates of return between 10.0 and 12.0 percent, down slightly from our last two surveys. The indicated low and high means are 10.72 and 11.33 percent, respectively. Peter F. Korpacz reports an average internal rate of return of 11.55 percent for the Fourth Quarter 1995, down 5 basis points from the year ago level.

     The yield rate on a long term real estate investment can also be compared with yield rates offered by alternative financial investments since real estate must compete in the open market for capital. In developing an appropriate risk rate for the subject, consideration has been given to a number of different investment opportunities. The following is a list of rates offered by other types of securities.

                =======================================================
                   Market Rates and Bond Yields (%)            May 1996
                =======================================================
                      Reserve Bank Discount Rate                  5.63
                -------------------------------------------------------
                      Prime Rate (Monthly Average)                8.25
                -------------------------------------------------------
                          U.S. Treasury (1-10 yr)                 6.42
                -------------------------------------------------------
                          U.S. Treasury (10 yr +)                 7.29
                -------------------------------------------------------
                      Corporate Bonds (1 - 10 yr) AAA-AA          7.07
                =======================================================
                 Source: Wall Street Journal
                =======================================================

     This compilation of yield rates from alternative investments reflects varying degrees of risk as perceived by the market. Therefore, a riskless level of investment might be seen in the reserve bank discount rate at 5.63 percent. A more risky investment, such as corporate bonds, would currently yield a much higher rate of 7.07 percent. The prime rate is currently 8.25 percent. One to ten year treasury notes are currently yielding around 6.42 percent, while bonds of ten-year or more are at 7.29 percent.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     Real estate investment typically requires a higher rate of return (yield) and is greatly influenced by the relative health of financial markets. A retail center investment tends to incorporate a blend of risk and credit based on the tenant mix, the anchors that are included (or excluded) in the transaction, and the assumptions of growth incorporated within the cash flow analysis. An appropriate discount rate selected for a retail center thus attempts to consider the underlying credit and security of the income stream, and includes an appropriate premium for liquidity issues relating to the asset.

     There has historically been a consistent relationship between the spread in rates of return for real estate and the "safe" rate available through long-term treasuries or high-grade corporate bonds. A wider gap between return requirements for real estate and alternative investments has been created in recent years due to illiquidity issues, the absence of third party financing, and the decline in property values.

     Investors have suggested that the regional mall market has become increasingly "tiered" over the past two years. The country's premier malls are considered to have the strongest trade areas, excellent anchor alignments, and significant barriers to entry for future competitive supply. These and other "dominant" malls will have average mall shop sales above $300 per square foot and be attractive investment vehicles in the current market. It is our opinion that the subject would attract high interest from institutional investors if offered for sale in the current marketplace. There is not an abundance of regional mall assets of comparable quality currently available, and many regional malls have been included within REITs, rather than offered on an individual property basis. However, we must further temper our analysis due to the fact that there remains some risk that the inherent assumptions employed in our model come to full fruition.

     Finally, application of these rate parameters to the subject should entail some sensitivity to the rate at which leases will be expiring over the projection period. Provided below is a summary of the forecasted lease expiration schedule for the subject. A complete expiration report is included in the Addenda.

        ----------------------------------------------------------
                           Lease Expiration Schedule*
        ----------------------------------------------------------
           Calendar Year     No. of Leases    GLA(SF)  Cumulative
        ----------------------------------------------------------
             1997                  19         32,578       8
             1998                  15         32,465       16
             1999                  11         32,694       24
             2000                  11         15,518       27
             2001                  7          20,428       32
             2002                  5          16,021       36
             2003                  4          21,394       41
             2004                  6          20,548       46
             2005                  9          33,386       54
             2006                  20         57,387       68
             2008                  10         19,962       73
         ==========================================================
         *    Includes mall shops, kiosks, food court and satellite
              tenants.
         ==========================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     From the above, we see that a relatively small percentage (27 percent) of the GLA will expire by 2000. The largest expiration year is 2006 when leases totaling 57,387+/- square feet of the center will expire. Over the total projection period, 73% at the mall (excluding anchors) will turnover. Overall, consideration is given to this in our selection of an appropriate risk rate. We would also note that much of the risk factored into such an analysis is reflected in the assumptions employed within the cash flow model, including rent and sales growth, turnover, reserves, and vacancy provisions.

     We have briefly discussed the investment risks associated with the subject. On balance, it is our opinion that an investor in the subject property would require an internal rate of return between 11.50 and 12.00 percent.

Present Value Analysis

     Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken, and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for the majority of institutional grade real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over a ten-year period commencing on June 1, 1996.

     A sale or reversion is deemed to occur at the end of the 10th year (May
2006), based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 11th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

     The present value is formulated by discounting the property cash flows at various yield rates. The yield rate utilized to discount the projected cash flow and eventual property reversion has been based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect-acceptable expectations of yield to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from comparable property sales.

     ---------------------
     Cash Flow Assumptions
     ---------------------

     Our cash flows forecasted for the mall have been presented. To reiterate, the formulation of these cash flows incorporated into our computer model the following general assumptions.

     1. The pro forma is presented on a fiscal year basis commencing on June 1, 1996. The present value analysis is based on a 10 year holding period commencing from June 1, 1996. In this regard, we have projected that the investment will be sold at the year ending May 2006.

     2. Existing lease terms and conditions remain unmodified until their expiration. At expiration, it has been assumed that there is an 70 percent probability that the existing retail tenants will renew their lease. Executed and high probability pending leases have been assumed to be signed in accordance with negotiated terms as of the date of valuation.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     3. 1996 base date market rental rates for existing tenants have been established according to tenant size with consideration given to location within the mall, the specific merchandise category, as well as the tenants sales history. Lease terms throughout the total complex vary but for new in-line mall tenants' are generally 5 to 12 years. While some have been flat, others have one or two step-ups over the course of the term. Upon renewal, it is assumed that new and renewal leases are written for 10 years with a 10% step in the sixth year of the lease term.

     4. Market rents have been established for 1996 based upon an overall average of about $21.55 per square foot for in-line mall shop space. Subsequently, it is our assumption that market rental rates for mall tenants will increase by 2 percent in 1997 and 3 percent per year thereafter.

     5. Most tenants have percentage rental clauses providing for the payment of overage rent. We have relied upon average sales data as provided by management. In our analysis, we have forecasted that sales will increase by 3 percent throughout the balance of the holding period.

     6. Expense recoveries are based upon terms specified in the various lease contracts. The standard lease contract for real estate taxes and common area maintenance billings for interior mall tenants is based upon a tenants' pro rata share with the latter carrying an administrative surcharge of 15 percent. Pro-rata share is generally calculated on leased occupied area (LOA) as opposed to gross leasable area (GLA). Department store contributions are deducted before pass through to the mall shops.

     7. Income lost due to vacancy and non-payment of obligations has been based upon our turnover probability assumption as well as a global provision for credit loss. Upon the expiration of a lease, there is 30 percent probability that the retail tenant will vacate the suite. At this time we have forecasted that rent loss equivalent to 8 months rent would be incurred to account for the time associated with bringing the space back on-line. In addition, we have forecasted an annual global vacancy and credit loss of gross rental income of 10 percent. This global provision is applied to all tenants excluding anchor department stores.

     8. Operating expenses have been developed from the historical experience of the subject and management's budget from which we have recast certain expense items. Expenses have also been compared to industry standards as well as our general experience in appraising regional malls throughout the northeast. Operating expenses are generally forecasted to increase by 3 percent per year except for management which is based upon 3.5 percent of minimum and percentage rent annually. Taxes are also forecasted to grow at 3 percent per year. Alteration costs are assumed to escalate at our forecasted expense inflation rate.

     9. A provision for initial capital reserves of approximately $82,000 equal to approximately $0.10 per square foot of owned GLA has been reflected. An alteration charge of $15.00 per square foot has been utilized for new mall tenants. Renewal tenants have been given an allowance of $5.00 per square foot. Leasing commissions reflect a rate structure of $3.00 per square foot for new leases and $1.50 per square foot for renewal leases.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach

================================================================================

     For a property such as the subject, it is our opinion that an investor would require an overall discount rate in the range of 11.50 to 12.5 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value so as to yield 11.50 to 12.50 percent at 25 basis point intervals on equity capital over the holding period. This range of rates reflects the risks associated with the investment. Discounting these cash flows over the range of yield and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject appears on the facing page.

     Through such a sensitivity analysis, it can be seen that the present value of the subject property varies from approximately $78.1 to $82.4 million. Giving consideration to all of the characteristics of the subject previously discussed, we feel that a prudent investor would require a yield which falls near the middle of the range outlined above for this property. Accordingly, we believe that, based upon all of the assumptions inherent in our cash flow analysis, an investor would look toward an IRR around 11.75 percent and a terminal rate around 9.25 percent as being most representative of the subject's value in the market.

     In view of the analysis presented here, it becomes our opinion that the discounted cash flow analysis indicates a market value of $80.2 million for the subject property as of April 25, 1996. The indices of investment generated through this indicated value conclusion are shown on the following facing page.

     We note that the computed equity yield is not necessarily the true rate of return on equity capital. This analysis has been performed on a pre-tax basis. The tax benefits created by real estate investment will serve to attract investors to a pre-tax yield which is not the full measure of the return on capital.

Direct Capitalization

     To further support our value conclusion derived via the discounted cash flow analysis, we have also utilized the direct capitalization method. In direct capitalization an overall rate is applied to the net operating income of the subject property. In this case, we will again consider the indicated overall rates from the comparable sales in the Sales Comparison Approach as well as those rates established in our Investor Survey. The sales displayed in our summary charts developed overall rates ranging from 5.60 to 9.0 percent. More recently, the mean was 7.64 percent for 1993 transactions, 8.37 percent for 1994 transactions and 8.96 percent for 1995. These rates are summarized in the following chart.

       ================================================================
                          Overall Capitalization Rates
       ================================================================
                  Source                             Average Rate (%)
        Cushman & Wakefield Survey               Low              7.5
       ----------------------------------------------------------------
        Korpacz Survey                           High             8.1
       ----------------------------------------------------------------
        Recent Transactions (1994-1995)                   8.37 - 8.96
       ================================================================

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

     Generally, new construction and centers leased at economic rates tend to sell for relatively high overall capitalization rates. Conversely, centers that are older, contain below market leases, and reflect leasing profiles with good upside potential tend to sell with lower overall capitalization rates. The subject property is located in a major metropolitan area, but faces direct competition from the Lakeside's shopping center. Despite this competition the subject has maintained strong sales levels, however, additional competition in the form of a new regional center in Baton Rouge looms on the horizon. Furthermore, investors of late have shown a conservative posture in their forecasts for retail properties in view of some of the uncertainty which exists in the retail industry particularly with some of the national and regional apparel chains.

     In view of all of this analysis, we would anticipate that at the subject would trade at an overall rate of approximately 9.00% to 9.50% applied to the first year income. As described earlier, first year (FY 1997) net income is calculated by PRO-JECT to be $7,250,461. The sensitivity of the subject's net income is demonstrated as follows:

                 -----------------------------------------------
                          Direct Capitalization Method
                 ===============================================
                                                1996 Net Income
                   Capitalization Rates            $7,250,461
                 -----------------------------------------------
                          9.00%                    $80,560,677
                 -----------------------------------------------
                          9.25%                    $78,383,362
                 -----------------------------------------------
                          9.50%                    $76,320,642
                 -----------------------------------------------

     From the above, we see a range of values of approximately $76.3 million to $80.6 million. Giving consideration to all of the above, we would be inclined to conclude at a value of approximately $79 million by direct capitalization, as of April 25, 1996. This would indicate an overall rate of 9.18 percent and confirms the results of the discounted cash flow methodology. While falling towards the middle of the range, we are giving recognition to the property's potential including its near term outlook.



================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

     Application of the Sales Comparison and Income Approaches used in the valuation of the subject property has produced results which fall within a reasonably acceptable range. Restated, these are:

              =============================================================
               Methodology                    Market Value Conclusion
              =============================================================
               Sales Comparison Approach         $78,500,000 - $82,600,000
              -------------------------------------------------------------
               Income Approach
                 Discounted Cash Flow            $80,200,000
                 Direct Capitalization           $79,000,000
              =============================================================

     This is considered a narrow range in possible value given the magnitude of the value estimates. Both approaches are well supported by data extracted from the market. There are, however, strengths and weaknesses in each of these two approaches which require reconciliation before a final conclusion of value can be rendered.

Sales Comparison Approach

     The Sales Comparison Approach arrived at a value indicted for the property by analyzing historical arms-length transactions, reducing the gathered information to common units of comparison, adjusting the sale data for differences with the subject and interpreting the results to yield a meaningful value conclusion. The basis of these conclusions was the cash-on-cash return based on net income and the adjusted price per square foot of gross leasable area sold. An analysis of the subject on the basis of its implicit sales multiple was also utilized.

     The process of comparing historical sales data to assess what purchasers have been paying for similar type properties is weak in estimating future expectations. Although the unit sale price yields comparable conclusions, it is not the primary tool by which the investor market for a property like the subject operates. In addition, no two properties are alike with respect to quality of construction, location, market segmentation and income profile. As such, subjective judgment necessarily becomes a part of the comparative process. The usefulness of this approach is that it interprets specific investor parameters established in their analysis and ultimate purchase of a property. In light of the above, the writers are of the opinion that this methodology is best suited as support for the conclusions of the Income Approach. It does provide useful market extracted rates of return such as overall rates to simulate investor behavior in the Income Approach.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         Reconciliation and Final Value Estimate
================================================================================

Income Approach

     Discounted Cash Flow Analysis

     The subject property is highly suited to analysis by the discounted cash flow method as it will be bought and sold in investment circles. The focus on property value in relation to anticipated income is well founded since the basis for investment is profit in the form of return or yield on invested capital. The subject property, as an investment vehicle, is sensitive to all changes in the economic climate and the economic expectations of investors. The discounted cash flow analysis may easily reflect changes in the economic climate of investor expectations by adjusting the variables used to qualify the model. In the case of the subject property, the Income Approach can analyze existing leases, the probabilities of future rollovers and turnovers and reflect the expectations of overage rents. Essentially, the Income Approach can model many of the dynamics of a complex shopping center. The writers have considered the results of the discounted cash flow analysis because of the applicability of this method in accounting for the particular characteristics of the property, as well as being the tool used by many purchasers.

     Direct Capitalization

     Direct capitalization has its basis in capitalization theory and uses the premise that the relationship between income and sales price may be expressed as a rate or its reciprocal, a multiplier. This process selects rates derived from the marketplace, in much the same fashion as the Sales Comparison Approach, and applies this to a projected net operating income to derive a sale price. The weakness here is the idea of using one year of cash flow as the basis for calculating a sale price. This is simplistic in its view of expectations and may sometimes be misleading. If the year chosen for the analysis of the sale price contains an income steam that is over or understated, this error is compounded by the capitalization process. Nonetheless, real estate of the subject's caliber is commonly purchased on a direct capitalization basis. Overall, this methodology was given important consideration in our total analysis of the subject, with principal credence given to the discounted cash flow.

     Conclusions

     We have briefly discussed the applicability of each of the methods presented. Because of certain vulnerable characteristics in the Sales Comparison Approach, it has been used as supporting evidence and as a final check on the value conclusion indicated by the Income Approach methodology. The value exhibited by the Income Approach is consistent with the leasing profile of the mall. Overall, it indicates complimentary results with the Sales Comparison Approach, the conclusions being supportive of each method employed, and neither range being extremely high nor low in terms of the other.

     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of April 25, 1996, was:

                          EIGHTY EIGHT MILLION DOLLARS
                                   $80,000,000

================================================================================

                                      -99-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. This is a Summary Appraisal Report which is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for a Summary Appraisal Report. As such, it presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop the appraiser's opinion of value. Supporting documentation concerning the data, reasoning, and analyses is retained in the appraiser's file. The depth of discussion contained in this report is specific to the needs of the client and for the intended use stated below. The appraiser is not responsible for unauthorized use of this report. We are providing this report as an update to our last analysis which was prepared as of January 1, 1995. As such, we have primarily reported only changes to the property and its environs over the past year.

2. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

3. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

4. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

5. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

7. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

8. The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================

     We certify that, to the best of our knowledge and belief:

1. Vincent S. Maniscalco inspected the property. Richard W. Latella, MAI did not inspect the property but has reviewed and approved the report.

2.   The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Richard W. Latella, MAI has completed the requirements of the continuing education program of the Appraisal Institute.

      /s/Richard W. Latella                          /s/Vincent S. Maniscalco
      ----------------------------                   ---------------------------
      Richard W. Latella, MAI                        Vincent S. Maniscalco
      Senior Director                                Associate Director
      Retail Valuation Group                         Valuation Advisory Services


================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         ADDENDA
================================================================================


                               TENANT SALES REPORT

                      RENT ROLL (AS PROVIDED BY MANAGEMENT)

                            ENDS DEMOGRAPHICS REPORT

                         PRO-JECT LEASE ABSTRACT REPORT

                      PRO-JECT PROLOGUE ASSUMPTIONS REPORT

                         PRO-JECT TENANT REGISTER REPORT

                        PRO-JECT LEASE EXPIRATION REPORT

                       CUSHMAN & WAKEFIELD INVESTOR SURVEY

                         NATIONAL RETAIL MARKET OVERVIEW

                           APPRAISERS' QUALIFICATIONS

                        LOUISIANA TEMPORARY CERTIFICATION



================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

=================================================================================================================================

REGIONAL MALL SALES                                                                                                         1993
1993 Transaction Chart
Cushman & Wakefield, Inc.
=================================================================================================================================


Sale                                    Sale        Year                             Total        Sold        Shop       Shop
No.            Property/Location        Date        Built           Sale Price        GLA         GLA         GLA        Ratio
=================================================================================================================================
93-1    The Galleria @                 Dec-93       1964/           $125,800,000   1,088,317     401,362     354,396     32.6%
(1)     Ft. Lauderdale, Florida                     80/83
---------------------------------------------------------------------------------------------------------------------------------
93-2    Kenwood Town Ctr.              Dec-93       158/            $194,000,000   1,076,337     862,936     424,045     39.4%
        Cincinnati, Ohio                             88
---------------------------------------------------------------------------------------------------------------------------------
93-3    Westgate Mall                  Dec-93       1982             $71,000,000     895,000     526,000     321,000     35.9%
        Amarillo, Texas
---------------------------------------------------------------------------------------------------------------------------------
93-4    Arden Fair Mail                Dec-93      1957/81          $192,400,000   1,065,000     408,700     408,700     38.4%
(2)     Sacramento, California                      90/93
---------------------------------------------------------------------------------------------------------------------------------
93-5    Fiesta Mall                    Dec-93       1979/           $124,000,000   1,036,743     313,187     313,187     30.2%
        Mesa, Arizona                               89/90
---------------------------------------------------------------------------------------------------------------------------------
93-6    Coronado Center                Sep-93       1964/           $115,000,000   1,140,570     512,284     394,012     34.5%
        Albuquerque, New Mexico                      84
---------------------------------------------------------------------------------------------------------------------------------
93-7    Montgomery Mall                Sep-93       1970/            $44,500,000     726,703     613,703     256,783     35.3%
        Montgomery, Alabama                          88
---------------------------------------------------------------------------------------------------------------------------------
93-8    Clackamas Town Ctr.            Jul-93       1979/           $114,827,000   1,206,824     433,000     433,000     35.9%
(2)     Portland, Oregon                            81/93
---------------------------------------------------------------------------------------------------------------------------------
93-9    Garden State Plaza             Jul-93      1957/82          $380,000,000   1,361,000   1,361,000     587,400     43.2%
        Paramus, New Jersey                         84/92
---------------------------------------------------------------------------------------------------------------------------------
93-10   Stroud Mall                    Jul-93      1979/80           $43,500,000     449,167     449,167     160,178     35.7%
(3)     Stroudsburg, Pennsylvania                   88/94
---------------------------------------------------------------------------------------------------------------------------------
93-11   Lakewood Center                Jun-93       1975            $172,000,000   1,875,953     596,021     348,645     18.6%
(4)     Lakewood, California
---------------------------------------------------------------------------------------------------------------------------------
93-12   Carolina Place                 Jun-93       1991            $116,000,000   1,097,826     598,920     318,528     29.0%
(2)     Charlotte, North Carolina
---------------------------------------------------------------------------------------------------------------------------------
93-13   Rivercenter                    May-93       1988            $100,000,000   1,060,271     922,656     225,000     21.2%
        San Antonio, Texas
---------------------------------------------------------------------------------------------------------------------------------
93-14   The Florida Mall               Mar-93       1986            $163,000,000   1,107,864     506,232     368,018     33.2%
        Orlando, Florida
---------------------------------------------------------------------------------------------------------------------------------
93-15   North Riverside Park           Jan-93      1975/89          $100,000,000   1,097,974     467,813     397,085     36.2%
(2)     Riverside, Illinois
---------------------------------------------------------------------------------------------------------------------------------
93-16   Sarasota Square Mall           Jan-93      1977/89           $84,000,000     894,061     313,511     313,511     35.1%
        Sarasota,Florida
=================================================================================================================================


        Survey Low                                                   $43,500,000     449,167     313,187     160,178     18.6%

        Survey High                                                 $380,000,000   1,875,953   1,361,000     587,400     43.2%
---------------------------------------------------------------------------------------------------------------------------------

        Survey Mean:                                                $133,751,688   1,073,726     580,406     351,468     33.4%
=================================================================================================================================


====================================================================================================================================
                                                                           Capitalization Rates    Unit Rate Comparison
                                                                           -----------------      ----------------------
Sale                                Occu-    Shop                          Going-In Terminal      Price/GL    Price/Mall   Sales
No.            Property/Location    pancy    Sales/sf   NOI       NOI/sf   OAR      OAR    IRR    Purchased    Shop GLA  Multiples
====================================================================================================================================
93-1    The Galleria @              90.0%    $384   $9,400,000    $23.42    7.47%      --    11.50%  $313          $355         0.92
(1)     Ft. Lauderdale, Florida
------------------------------------------------------------------------------------------------------------------------------------
93-2    Kenwood Town Ctr.           97.0%    $413  $14,800,000    $17.15    7.63%     7.50%  11.00%  $225          $457         1.11
        Cincinnati, Ohio
------------------------------------------------------------------------------------------------------------------------------------
93-3    Westgate Mall               89.0%    $230   $5,857,500    $11.14    8.25%     8.50%  12.00%  $135          $221         0.96
        Amarillo, Texas
------------------------------------------------------------------------------------------------------------------------------------
93-4    Arden Fair Mail             90.0%    $405  $13,468,000    $32.95    7.00%      --      --    $471          $471         1.16
(2)     Sacramento, California
------------------------------------------------------------------------------------------------------------------------------------
93-5    Fiesta Mall                 98.4%    $341   $9,045,200    $28.88    7.29%     7.50%  11.50%  $396          $396         1.16
        Mesa, Arizona
------------------------------------------------------------------------------------------------------------------------------------
93-6    Coronado Center             99.7%    $250   $8,395,000    $16.39    7.30%     7.25%  10.75%  $224          $292         1.17
        Albuquerque, New Mexico
------------------------------------------------------------------------------------------------------------------------------------
93-7    Montgomery Mall             86.5%    $265   $4,493,350     $7.32   10.10%      --      --     $73          $173         0.65
        Montgomery, Alabama
------------------------------------------------------------------------------------------------------------------------------------
93-8    Clackamas Town Ctr.         95.0%    $302   $8,899,100    $20.55    7.75%     8.00%  11.50%  $265          $265         0.88
(2)     Portland, Oregon
------------------------------------------------------------------------------------------------------------------------------------
93-9    Garden State Plaza          98.0%    $434  $28,120,000    $20.66    7.40%     8.25%  11.50%  $279          $647         1.49
        Paramus, New Jersey
------------------------------------------------------------------------------------------------------------------------------------
93-10   Stroud Mall                 90.0%    $260   $4,100,000     $9.13    9.43%     9.00%  12.00%   $97          $272         1.04
(3)     Stroudsburg, Pennsylvania
------------------------------------------------------------------------------------------------------------------------------------
93-11   Lakewood Center             96.4%    $300  $14,687,800    $24.64    8.54%      --      --    $289          $493         1.64
(4)     Lakewood, California
------------------------------------------------------------------------------------------------------------------------------------
93-12   Carolina Place              75.0%    $200   $8,248,000    $13.77    7.11%     7.00%  12.00%  $194          $364         1.82
(2)     Charlotte, North Carolina
------------------------------------------------------------------------------------------------------------------------------------
93-13   Rivercenter                 92.0%    $350   $9,000,000     $9.75    9.00%      --    12.50%  $108          $444         1.27
        San Antonio, Texas
------------------------------------------------------------------------------------------------------------------------------------
93-14   The Florida Mall            98.0%    $447  $12,200,000    $24.10    7.48%      --    11.00%  $322          $443         0.99
        Orlando, Florida
------------------------------------------------------------------------------------------------------------------------------------
93-15   North Riverside Park        92.4%    $240   $7,750.000    $16.57    7.75%      --    11.10%  $214          $252         1.05
(2)     Riverside, Illinois
------------------------------------------------------------------------------------------------------------------------------------
93-16   Sarasota Square Mall        95.0%    $245   $6,012,000    $19.18    7.16%      --      --    $268          $268         1.09
        Sarasota,Florida
====================================================================================================================================


        Survey Low                  75.0%    $200   $4,100,000     $7.32    7.00%     7.00%  10.75%   $73          $173         0.65

        Survey High                 99.7%    $447  $28,120,000    $32.95   10.10%     9.00%  12.50%  $471          $647         1.82
------------------------------------------------------------------------------------------------------------------------------------

        Survey Mean:                92.7%    $317  $10,279,747    $18.48    7.92%     7.88%  11.53%  $242          $363         1.16
====================================================================================================================================

----------
(1)  Includes 47,000 square feet of outparcel GLA.
(2)  Adjusted to reflect 100% interest.
(3)  Price includes $13 million for expansion.
(4)  Adjusted to reflect 100% interest, price includes strip center and outparcels.
===============================================================================


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                             PAGE 1
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9114: ESPLANADE, THE

                            <----------------  DECEMBER ------------->   <-------------- YEAR TO DATE ------------>
                               AREA      1995        1994        +/-%      AREA       1995         1994       +/-%
                             -------   ----------  ---------    -----    -------    ----------  ----------   -----
*** ALL COMPARABLE TENANTS EXCLUDING ANCHORS ***
                             285,907   15,040,871  13,941,195     7.9    246,039    64,767,713  60,649,258     6.8

----------------------------------------------------------------------------------------------------------------------
*** ALL COMPARABLE TENANTS INCLUDING ANCHORS ***
                             285,907   15,040,871  13,941,195     7.9    246,039    64,767,713  60,649,258     6.8
----------------------------------------------------------------------------------------------------------------------
*** NON COMPARABLE TENANTS ***
ACTIVE MALL SHOPS             35,821    1,183,668           0     0.0     75,689    14,650,397   6,152,513   138.1
INACTIVE MALL SHOPS           11,621      218,169   1,367,210   -84.0     11,621     2,940,653   8,566,715   -65.7
ACTIVE MAJORS                      0            0           0     0.0          0       336,537     353,949    -4.9
INACTIVE MAJORS                    0            0           0     0.0          0             0           0     0.0
----------------------------------------------------------------------------------------------------------------------

                                                   <----------------------- ROLLING 12 MONTHS THROUGH -------------->
                                                   AREA       12/95        PSF          12/94     PSF         +/-%
                                                  -------   ---------     ------    ----------    ------      ------
*** ALL COMPARABLE TENANTS EXCLUDING ANCHORS ***
                                                  246,039   64,767,713    263.24    60,649,258    246.50        6.8
----------------------------------------------------------------------------------------------------------------------
*** ALL COMPARABLE TENANTS INCLUDING ANCHORS ***

                                                  246,039   64,767,713    263.24    60,649,258    246.50        6.8
----------------------------------------------------------------------------------------------------------------------
NON COMPARABLE TENANTS
ACTIVE MALL SHOPS
INACTIVE MALL SHOPS                                75,689   14,650,397    193.56     6,152,513     81.29      138.1
ACTIVE MAJORS                                      11,621    2,940,653    253.05     8,566,715    737.18      -65.7
INACTIVE MAJORS                                         0      336,537      0.00       353,949      0.00       -4.9
                                                        0            0      0.00             0      0.00        0.0

ACTIVE NONCOMPARABLE TENANTS are tenants which DO NOT have sales reported for each month of th reporting period (month, year-to-date, rolling-12) but which are still operating in the center. INACTIVE NONCOMPARABLE TENANTS are tenants which have CLOSED in the last twenty four months.
----------------------------------------------------------------------------------------------------------------------------------

*** TOTAL MALL SHOP SALES ***
LEASED SALES AREA            321,728   16,442,709  15,308,404     7.4    321,728    82,358,763  75,368,487     9.3

LEASED SALES AREA                                 321,728   82,358,763    255.99    75,368,487    235.60        9.3

LEASED SALES AREA uses area of open sales reporting tenants as the sales per square foot divisor, and sales from all stores.
----------------------------------------------------------------------------------------------------------------------------------

TOTAL SALES
SALES REPORTING AREA         321,728   16,442,709  15,308,404     7.4    321,728    82,695,300  75,798,666     9.1

SALES REPORTING AREA                              321,728   82,695,300    257.03    75,798,666     235.60       9.1

SALES REPORTING AREA uses area of open sales reporting tenants INCLUDING MAJORS as the sales per square foot divisor.
----------------------------------------------------------------------------------------------------------------------------------


TOTAL SALES IN 1994:                   75,787,392                                      COMPARABLE MALL SHOP SALES PER SQUARE FOOT
NONREPORTING SQUARE FOOTAGE:               32,196                                               CURRENT YEAR        PREVIOUS YEAR
GROSS LEASABLE AREA OF MALL:              365,545                                      MONTHLY:     52.60                48.76
PERCENTAGE OF MALL AREA WITH 12-MONTH COMPARABLE SHOPS: 67.30                     YEAR TO DATE:    263.24               246.50
PERCENTAGE OF SALES REPORTING TENANTS THAT ARE 12-MONTH COMPARABLE:  78.63        ROLLING YEAR:    263.24               246.50



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                            PROPERTY MANAGEMENT INFORMATION SYSTEM                                 PAGE 2
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                         COMPARABLE SUMMARY
                                                        9114: ESPLANADE, THE

             --------------     <-------------- DECEMBER ------------>       <------------ YEAR TO DATE ----------->
                                 AREA         1995         1994   +/-%         AREA         1995        1994    +/-%
                                -----     --------    ---------   ----       ------   ----------   ----------    ---
FOOD SPECIALTY                  5,348      259,589      238,380    8.9        5,348    1,693,910    1,459,960   16.0
RESTAURANTS                     7,987      363,881      356,561    2.1        7,987    2,482,683    2,373,549    4.6
FOOD COURT                      3,159      245,635      236,328    3.9        3,159    1,672,477    1,599,474    4.6
WOMEN'S SPECIALTY              10,890      674,641      638,265    5.7       10,090    2,697,301    2,708,065   -0.4
WOMEN'S READY-TO-WEAR          73,316    2,261,811    2,463,543   -8.2       60,312   11,161,992   11,108,590   -0.2
MEN'S READY-TO-WEAR            12,211      621,261      659,358   -7.3       12,211    2,782,349    2,630,663    5.8
UNISEX APPAREL                 26,788    1,787,308    1,472,706   21.4       26,788    7,901,160    6,790,948   16.3
OTHER APPAREL                   4,260      339,351      303,033   12.0        2,900    1,142,109      963,970   18.5
FAMILY SHOES                    9,841      334,287      310,691    7.6        4,071    1,047,973    1,053,479   -0.5
WOMEN'S SHOES                   7,914      367,804      374,625   -1.8        7,914    2,532,573    2,413,349    4.9
MEN'S & BOYS' SHOES             1,732       45,988       61,806  -25.6        1,732      310,928      307,073    1.3
CHILDREN'S SHOES                1,087       38,084       32,117   18.6        1,087      402,654      375,614    7.2
ATHLETIC SHOES                 14,184      721,258      600,670   20.1        3,233    2,418,535    2,265,466    6.8
HOME FURNISHINGS                9,098      534,311      486,561    9.8        9,098    2,607,541    2,487,981    4.8
MUSIC & ELECTRONICS            18,910    1,349,407    1,224,037   10.2       17,900    4,434,445    4,288,077    3.4
HOBBY & SPECIAL INTEREST        9,604      628,434      594,466    5.7        9,604    2,291,652    2,180,976    5.1
GIFTS & SPECIALTY              26,005    1,384,654    1,228,670   12.7       26,005    5,546,582    5,273,013    5.2
COSTUME JEWELRY                 1,485      122,640      143,853  -14.7        1,485      622,289      632,450   -1.6
JEWELRY                         6,774    1,260,613    1,040,604   21.1        5,486    3,170,667    2,578,393   23.0
HEALTH & BEAUTY  AIDS           9,546      632,987      520,869   21.5        7,522      507,578      524,100   -3.2
OTHER RETAIL                   20,217      897,902      782,270   14.8       15,756    5,688,270    5,008,804   13.6
PERSONAL SERVICES               4,265      148,383      144,895    2.4        4,265    1,413,333    1,335,305    5.8
RECREATION & COMMUNITY          1,286       30,643       26,884   14.0        1,286      238,713      216,958   10.0
                              -------   ----------   ----------    ---      -------   ----------   ----------    ---

TOTAL                         285,907   15,040,871   13,941,195    7.9      246,039   64,767,713   60,649,258    6.8
                              =======   ==========   ==========    ===      =======   ==========   ==========    ===

                             <---------------- ROLLING 12 MONTHS THROUGH ------------->
                               AREA      12/95       PSF       12/94       PSP     +/-%
                              -----   ----------   ------   ----------    -----    ---
FOOD SPECIALTY                5,348    1,693,910   316.74    1,459,960   272.99   16.0
RESTAURANTS                   7,987    2,482,683   310.84    2,373,549   297.18    4.6
FOOD COURT                    3,159    1,672,477   529.43    1,599,474   506.32    4.6
WOMEN'S SPECIALTY            10,890    2,697,301   247.69    2,708,065   248.67   -0.4
WOMEN'S READY-TO-WEAR        60,312   11,161,992   185.07   11,181,590   185.40   -0.2
MEN'S READY-TO-WEAR          12,211    2,782,349   227.86    2,630,663   215.43    5.8
UNISEX APPAREL               26,788    7,901,160   294.95    6,790,948   253.51   16.3
OTHER APPAREL                 2,900    1,142,109   393.83      963,970   332.40   18.5
FAMILY SHOES                  4,071    1,047,973   257.42    1,053,479   258.78   -0.5
WOMEN'S SHOES                 7,914    2,532,573   320.01    2,413,349   304.95    4.9
MEN'S & BOYS' SHOES           1,732      310,928   179.52      307,073   177.29    1.3
CHILDREN'S SHOES              1,087      402,654   370.43      375,614   345.55    7.2
ATHLETIC SHOES                3,233    2,418,535   748.08    2,265,466   700.73    6.8
HOME FURNISHINGS              9,098    2,607,541   286.61    2,487,981   273.46    4.8
MUSIC & ELECTRONICS          17,900    4,434,445   247.73    4,288,077   239.56    3.4
HOBBY & SPECIAL INTEREST      9,604    2,291,652   238.61    2,180,976   227.09    5.1
GIFTS & SPECIALTY            26,005    5,546,582   213.29    5,273,013   202.77    5.2
COSTUME JEWELRY               1,485      622,289   419.05      632,450   425.89   -1.6
JEWELRY                       5,486    3,170,667   577.96    2,578,393   470.00   23.0
HEALTH & BEAUTY  AIDS         7,522      507,578    67.48      524,100    69.68   -3.2
OTHER RETAIL                 15,756    5,688,270   361.01    5,008,804    317.9   13.6
PERSONAL SERVICES             4,265    1,413,333   331.38    1,335,305   313.08    5.8
RECREATION & COMMUNITY        1,286      238,713   185.62      216,958   168.71   10.0
                            -------   ----------   ------   ----------   ------    ---

TOTAL                       246,039   64,767,713   263.24   60,649,258   246.50    6.8
                            =======   ==========   ======   ==========   ======    ===

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                            PROPERTY MANAGEMENT INFORMATION SYSTEM                          PAGE 3
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                         OPEN STORE SUMMARY
                                                        9114: ESPLANADE, THE

                                <--------------- DECEMBER ------------->     <----------- YEAR TO DATE ------------>
                                AREA          1995         1994      +/-%      AREA         1995         1994   +/-%
                                -----      -------      -------     ----      -----    ---------    ---------   ----
FOOD SPECIALTY                  5,934      325,310      238,380     36.5      5,934    1,804,459    1,459,960   23.6
RESTAURANTS                     7,987      363,881      356,561      2.1      7,987    2,482,683    2,373,549    4.6
FOOD COURT                      4,469      363,841      236,328     54.0      4,469    1,944,099    1,599,474   21.5
WOMEN'S SPECIALTY              10,890      674,641      638,265      5.7     10,890    2,697,301    2,708,065   -0.4
WOMEN'S READY-TO-WEAR          76,502    2,326,536    2,463,543     -5.6     76,502   13,830,579   13,291,496    4.1
MEN'S READY-TO-WEAR            12,211      611,261      659,358     -7.3     12,211    2,782,349    2,630,663    5.8
UNISEX APPAREL                 26,788    1,787,308    1,472,706     21.4     26,788    7,901,160    6,790,948   16.3
OTHER APPAREL                   4,260      339,351      303,033     12.0      4,260    1,836,808    1,442,642   27.3
FAMILY SHOES                    9,841      334,287      310,691      7.6      9,841    2,465,431    1,799,123   37.0
WOMEN'S SHOES                   9,014      410,804      374,625      9.7      9,014    2,833,970    2,413,349   17.4
MEN'S & BOYS' SHOES             1,732       45,988       61,806    -25.6      1,732      310,928      307,073    1.3
CHILDREN'S SHOES                1,087       38,084       32,117     18.6      1,087      402,654      375,614    7.2
ATHLETIC SHOES                 14,184      721,258      600,670     20.1     14,184    4,750,478    2,677,505   77.4
HOME FURNISHINGS                9,098      534,311      486,561      9.8      9,098    2,607,541    2,487,981    4.8
MUSIC & ELECTRONICS            18,910    1,349,407    1,224,037     10.2     18,910    5,257,742    4,723,963   11.3
HOBBY & SPECIAL INTEREST        9,604      628,434      594,466      5.7      9,604    2,291,652    2,180,976    5.1
GIFTS & SPECIALTY              27,202    1,470,361    1,228,670     19.7     27,202    5,866,728    5,273,013   11.3
COSTUME JEWELRY                 1,485      122,640      143,853    -14.7      1,485      622,289      632,450   -1.6
JEWELRY                         8,241    1,481,893    1,040,604     42.4      8,241    4,590,793    3,123,312   47.0
HEALTH & BEAUTY  AIDS           9,546      632,987      520,869     21.5      9,546    2,116,200    1,352,914   56.4
OTHER RETAIL                   47,192    1,482,933      782,270     89.6     47,192    8,370,221    5,605,439   49.3
PERSONAL SERVICES               4,265      148,383      144,895      2.4      4,265    1,413,333    1,335,305    5.8
RECREATION & COMMUNITY          1,286       30,643       26,884     14.0      1,286      238,713      216,958   10.0
                              -------   ----------   ----------     ----    -------   ----------   ----------   ----
TOTAL                         321,728   16,224,539   13,941,195     16.4    321,728   79,418,110   66,801,772   18.9
ANCHORS                             0            0            0      0.0          0      336,537      353,949   -4.9

TOTAL                         321,728   16,224,539   13,941,195     16.4    321,728   79,754,647   67,155,721   18.8
                              =======   ==========   ==========     ====    =======   ==========   ==========   ====

                             <-------------- ROLLING 12 MONTHS THROUGH -------------->
                              AREA        12/95      PSF        12/94      PSP   +/-%
                             -----    ---------   ------    ---------   ------   ----
FOOD SPECIALTY               5,934    1,804,459   304.09    1,459,960   246.03   23.6
RESTAURANTS                  7,987    2,482,683   310.84    2,373,549   297.18    4.6
FOOD COURT                   4,469    1,944,099   435.02    1,599,474   357.90   21.5
WOMEN'S SPECIALTY           10,890    2,697,301   247.69    2,708,065   248.67   -0.4
WOMEN'S READY-TO-WEAR       76,502   13,830,579   180.79   13,291,496   173.74    4.1
MEN'S READY-TO-WEAR         12,211    2,782,349   227.86    2,630,663   215.43    5.8
UNISEX APPAREL              26,788    7,901,160   294.95    6,790,948   253.51   16.3
OTHER APPAREL                4,260    1,836,808   431.18    1,442,642   338.65   27.3
FAMILY SHOES                 9,841    2,465,431   250.53    1,799,123   182.82   37.0
WOMEN'S SHOES                9,014    2,833,970   314.40    2,413,349   267.73   17.4
MEN'S & BOYS' SHOES          1,732      310,928   179.52      307,073   177.29    1.3
CHILDREN'S SHOES             1,087      402,654   370.43      375,614   345.55    7.2
ATHLETIC SHOES              14,184    4,750,478   334.92    2,677,505   188.77   77.4
HOME FURNISHINGS             9,098    2,607,541   286.61    2,487,981   273.46    4.8
MUSIC & ELECTRONICS         18,910    5,257,742   278.04    4,723,963   249.81   11.3
HOBBY & SPECIAL INTEREST     9,604    2,291,652   238.61    2,180,976   227.09    5.1
GIFTS & SPECIALTY           27,202    5,866,728   215.67    5,273,013   193.85   11.3
COSTUME JEWELRY              1,485      622,289   419.05      632,450   425.89   -1.6
JEWELRY                      8,241    4,590,793   557.07    3,123,312   379.00   47.0
HEALTH & BEAUTY  AIDS        9,546    2,116,200   221.68    1,352,914   141.73   56.4
OTHER RETAIL                47,192    8,370,221   177.37    5,605,439   118.78   49.3
PERSONAL SERVICES            4,265    1,413,333   331.38    1,335,305   313.08    5.8
RECREATION & COMMUNITY       1,286      238,713   185.62      216,958   168.71   10.0
                           -------   ----------   ------   ----------   ------   ----
TOTAL                      321,728   79,418,110   246.85   66,801,772   207.63   18.9
ANCHORS                          0      336,537     0.00      353,949     0.00   -4.9

TOTAL                      321,728   79,754,647   247.89   67,155,721   208.73   18.8
                           =======   ==========   ======   ==========   ======   ====


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                            PROPERTY MANAGEMENT INFORMATION SYSTEM                                   PAGE 4
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                         TOTAL SALES SUMMARY
                                                        9114: ESPLANADE, THE


                                <---------- DECEMBER ---------------->       <------------- YEAR TO DATE ---------->
                                 AREA         1995         1994     +/-%         AREA         1995         1994       +/-%
                                -----     --------   ----------      ---      -------   ----------   ----------        ---
FOOD SPECIALTY                  5,934      325,310      303,627      7.1        5,934    2,163,363    1,930,259       12.1
RESTAURANTS                     7,987      363,881      356,561      2.1        7,987    2,482,683    2,373,549        4.6
FOOD COURT                      4,469      363,841      347,085      4.8        4,469    2,371,955    2,431,263       -2.4
WOMEN'S SPECIALTY              10,890      674,641      638,265      5.7       10,890    2,697,301    2,708,065       -0.4
WOMEN'S READY-TO-WEAR          76,502    2,412,976    2,710,247    -11.0       76,502   14,603,534   15,212,293       -4.0
MEN'S READY-TO-WEAR            12,211      611,261      659,358     -7.3       12,211    2,782,349    2,793,895       -0.4
UNISEX APPAREL                 26,788    1,787,308    1,472,706     21.4       26,788    7,901,160    7,285,253        8.5
OTHER APPAREL                   4,260      339,351      303,033     12.0        4,260    1,836,808    1,442,642       27.3
FAMILY SHOES                    9,841      334,287      449,522    -25.6        9,841    2,551,278    2,289,608       11.4
WOMEN'S SHOES                   9,014      410,804      417,189     -1.5        9,014    2,959,558    2,790,160        6.1
MEN'S & BOYS' SHOES             1,732       45,988       61,806    -25.6        1,732      310,928      307,073        1.3
CHILDREN'S SHOES                1,087       38,084       32,117     18.6        1,087      402,654      375,614        7.2
ATHLETIC SHOES                 14,184      721,258      600,670     20.1       14,184    4,788,437    3,155,792       51.7
HOME FURNISHINGS                9,098      534,311      526,346      1.5        9,098    2,607,541    2,837,512       -8.1
MUSIC & ELECTRONICS            18,910    1,349,407    1,224,037     10.2       18,910    5,257,742    5,019,484        4.7
HOBBY & SPECIAL INTEREST        9,604      749,195      823,442     -9.0        9,604    2,780,182    2,744,170        1.3
GIFTS & SPECIALTY              27,202    1,470,361    1,310,510     12.2       27,202    5,919,156    5,615,212        5.4
COSTUME JEWELRY                 1,485      122,640      196,242    -37.5        1,485      651,472      904,758      -28.0
JEWELRY                         8,241    1,481,893    1,040,604     42.4        8,241    4,619,085    3,543,111       30.4
HEALTH & BEAUTY  AIDS           9,546      632,987      520,869     21.5        9,546    2,116,200    1,352,914       56.4
OTHER RETAIL                   47,192    1,482,933    1,097,199     35.2       47,192    8,702,747    6,295,534       38.2
PERSONAL SERVICES               4,265      159,351      164,966     -3.4        4,265    1,613,919    1,545,326        4.4
RECREATION & COMMUNITY          1,286       30,643       26,884     14.0        1,286      238,713      216,958       10.0
KIOSKS                              0            0       25,120   -100.0          0            0      198,042       -100.0
                              -------   ----------   ----------   ------      -------   ----------   ----------     ------
TOTAL                         321,728   16,442,709   15,308,404      7.4      321,728   82,358,763   75,368,487        9.3
ANCHORS                             0            0            0      0.0            0      336,537      353,949       -4.9
                              -------   ----------   ----------   ------      -------   ----------   ----------     ------
TOTAL                         321,728   16,442,709   15,308,404      7.4      321,728   82,695,300   75,722,436        9.2

                            <-----------------ROLLING 12 MONTHS THROUGH ------------->
                              AREA        12/95      PSF        12/94      PSP   +/-%
                           -------   ----------   ------   ----------   ------    ---
FOOD SPECIALTY               5,934    2,163,363   364.57    1,930,259   325.29    12.1
RESTAURANTS                  7,987    2,482,683   310.84    2,373,549   297.18     4.6
FOOD COURT                   4,469    2,371,955   530.76    2,431,263   544.03    -2.4
WOMEN'S SPECIALTY           10,890    2,697,301   247.69    2,708,065   248.67    -0.4
WOMEN'S READY-TO-WEAR       76,502   14,603,534   190.89   15,212,293   198.85    -4.0
MEN'S READY-TO-WEAR         12,211    2,782,349   227.86    2,793,895   228.80    -0.4
UNISEX APPAREL              26,788    7,901,160   294.95    7,285,253   271.96     8.5
OTHER APPAREL                4,260    1,836,808   431.18    1,442,642   338.65    27.3
FAMILY SHOES                 9,841    2,551,278   259.25    2,289,608   232.66    11.4
WOMEN'S SHOES                9,014    2,959,558   328.33    2,790,160   309.54     6.1
MEN'S & BOYS' SHOES          1,732      310,928   179.52      307,073   177.29     1.3
CHILDREN'S SHOES             1,087      402,654   370.43      375,614   345.55     7.2
ATHLETIC SHOES              14,184    4,788,437   337.59    3,155,792   222.49    51.7
HOME FURNISHINGS             9,098    2,607,541   286.61    2,837,512   311.88    -8.1
MUSIC & ELECTRONICS         18,910    5,257,742   278.04    5,019,484   265.44     4.7
HOBBY & SPECIAL INTEREST     9,604    2,780,182   289.48    2,744,170   285.73     1.3
GIFTS & SPECIALTY           27,202    5,919,156   217.60    5,615,212   206.43     5.4
COSTUME JEWELRY              1,485      651,472   438.70      904,758   609.26   -28.0
JEWELRY                      8,241    4,619,085   560.50    3,543,111   429.94    30.4
HEALTH & BEAUTY  AIDS        9,546    2,116,200   221.68    1,352,914   141.73    56.4
OTHER RETAIL                47,192    8,702,747   184.41    6,295,534   133.40    38.2
PERSONAL SERVICES            4,265    1,613,919   378.41    1,545,326   362.33     4.4
RECREATION & COMMUNITY       1,286      238,713   185.62      216,958   168.71    10.0
KIOSKS                           0            0     0.00      198,042     0.00  -100.0
                           -------   ----------   ------   ----------   ------  ------
TOTAL                      321,728   82,358,763   255.99   75,368,487   234.26     9.3
ANCHORS                          0      336,537     0.00      353,949     0.00    -4.9
                           -------   ----------   ------   ----------   ------  ------
TOTAL                      321,728   82,695,300   257.03   75,722,436   235.36     9.2


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 5
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9114: ESPLANADE, THE

                                         OPEN     SQFT/      1994    <------- DECEMBER --------->   <-------- YEAR TO DATE ------->
TENANT                                   DATE     CLOSE      SALES     1995       1994       +/-%        1995          1994    +/-%
------                                   ----     -----      -----     ----       ----       ----        ----          ----    ----

*** FOOD SPECIALTY ***  SIC CLASS: FOOD

BARNIE'S COFFEE AND TEA                  12/88      730    231,396    75,501      76,640     -1.5     250,830       231,396     8.4
CAFE DUMONDE                             11/93    2,386    550,073    91,119      84,397      8.0     577,508       550,073     5.0
GENERAL NUTRITION CENTER                 01/86    1,368    339,986    37,495      27,695     35.4     438,943       339,986    29.1
GREAT AMERICAN CHOCOL                    10/85   10/95     470,299    Closed      65,247    NOCMP     358,904       470,299   NOCMP
GREAT AMERICAN COOKIE                    11/95      586          0    65,720           0    NOCMP     110,549             0   NOCMP
SWENSEN'S                                06/95      642    195,895    33,106      27,576     20.1     271,561       195,895    38.6
        thru 5/31/95 in 704 square feet
TROPIK SUN FRUIT AND                     09/86      222    142,610    22,368      22,072      1.3     155,068       142,610     8.7
                                                                     -------     -------     -----  ----------    ----------  ------
COMPARABLE SUBTOTALS                                                 259,589     238,380      8.9   1,693,910     1,459,960    16.0
                                                                       AREA:       5,348                AREA:         5,348


------------------------------------------------------------------------------------------------------------------------------------
*** RESTAURANTS ***  SIC CLASS: REST

CHICK-FIL-A                              10/85    2,088    599,367    93,345      96,925     -3.7     652,934       599,367     8.9
RUBY TUESDAY                             10/85    4,514  1,155,067   172,782     162,351      6.4   1,223,327     1,155,067     5.9
SBARRO                                   11/93    1,385    619,115    97,754      97,285      0.5     606,422       619,115    -2.1
                                                                     -------     -------     -----  ----------    ----------  ------
COMPARABLE SUBTOTALS                                                 363,881     356,561      2.1   2,482,683     2,373,549     4.6
                                                                       AREA:       7,987                AREA:         7,987


------------------------------------------------------------------------------------------------------------------------------------
*** FOOD COURT ***  SIC CLASS: FCRT

A&W HOT DOGS & MORE                      11/90      630    153,075    34,788      28,682     21.3     182,659       153,075    19.3
ARBY'S                                   11/89      630    271,846    48,491      40,858     18.7     292,210       271,846     7.5
FRULLATI CAFE                            09/95      680          0    60,060           0    NOCMP     174,876             0   NOCMP
MANCHU WOK                               11/95      630          0    58,145           0    NOCMP      96,746             0   NOCMP
MANCHU WOK                               10/85   10/95     414,335    Closed      59,036    NOCMP     302,439       414,335   NOCMP
PHILLY'S                                 11/93   09/95     216,651    Closed      28,617    NOCMP     118,878       216,651   NOCMP
TACO BELL #3258                          11/86      738    535,171    68,406      71,292     -4.0     516,426       535,171    -3.5
WENDY'S OLD FASHIONED                    10/91    1,161    639,382    93,950      95,496     -1.6     681,182       639,382     6.5

                                            <--------- ROLLING 12 MONTHS SALES THROUGH ------->    <----- BREAK POINT -->
TENANT                                         12/95       PSF       12/94       PSF      +/-%       AMOUNT      %    #
------                                         -----       ---       -----       ---      ----       ------      -    -

*** FOOD SPECIALTY ***  SIC CLASS: FOOD

BARNIE'S COFFEE AND TEA                      250,830     343.60     231,396    316.98       8.4      521,429     7.00  1
CAFE DUMONDE                                 577,508     242.04     550,073    230.54       5.0      750,000     6.00  1
GENERAL NUTRITION CENTER                     438,943     320.86     339,986    248.52      29.1      586,286     7.00  1
GREAT AMERICAN CHOCOL                        358,904     612.46     470,299    802.55     NOCMP
GREAT AMERICAN COOKIE                        110,549     188.64           0      0.00     NOCMP      100,273    10.00  1
SWENSEN'S                                    271,561     422.99     195,895    305.13      38.6      205,205    10.00  1
        thru 5/31/95 in 704 square feet
TROPIK SUN FRUIT AND                         155,068     698.50     142,610    642.38       8.7      260,000    10.00  1

COMPARABLE SUBTOTALS                       1,693,910     316.73   1,459,960    272.99      16.0
                                                           AREA:      5,348


-------------------------------------------------------------------------------------------------------------------------
*** RESTAURANTS ***  SIC CLASS: REST

CHICK-FIL-A                                  652,934     312.70     599,367    287.05       8.9      870,000     6.00  1
RUBY TUESDAY                               1,223,327     271.00   1,155,067    255.88       5.9    1,669,995     5.00  1
SBARRO                                       606,422     437.84     619,115    447.01      -2.1      900,250     8.00  1

COMPARABLE SUBTOTALS                       2,482,683     310.84   2,373,549    297.17       4.6
                                                       AREA:          7,987


-------------------------------------------------------------------------------------------------------------------------
*** FOOD COURT ***  SIC CLASS: FCRT

A&W HOT DOGS & MORE                          182,659     289.93     153,075    242.97      19.3      250,000    10.00  1
ARBY'S                                       292,210     463.82     271,846    431.50       7.5      357,144     7.00  1
FRULLATI CAFE                                174,876     257.16           0      0.00     NOCMP      148,029     7.00  1
MANCHU WOK                                    96,746     153.56           0      0.00     NOCMP    1,206,027     6.00  1
MANCHU WOK                                   302,439     480.06     414,335    657.67     NOCMP
PHILLY'S                                     118,878     167.19     216,651    304.71     NOCMP      280,000    10.00  1
TACO BELL #3258                              516,426     699.76     535,171    725.16      -3.5      666,667     6.00  1
WENDY'S OLD FASHIONED                        681,182     586.71     639,382    550.71       6.5      400,000     6.00  1



Notes: NOCMP denotes any TENANT which does not have sales reported for all months in the period. SALES figures are for the PERIOD ending in DECEMBER 1995 SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of this report.


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                       PAGE 6
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9114: ESPLANADE, THE

                                         OPEN     SQ FT/     1,994    <------- DECEMBER --------->   <-------- YEAR TO DATE ------->
TENANT                                   DATE     CLOSE      SALES     1995       1994       +/-%        1995          1994    +/-%
------                                   ----     -----      -----     ----       ----       ----        ----          ----    ----
ZACK'S                                   11/87   01/95     200,804    Closed      23,103     NOCMP       6,539       200,804   NOCMP

COMPARABLE SUBTOTALS                                                 245,635     236,328       3.9   1,672,477     1,559,474     4.6
                                                                       AREA:       3,159                                AREA:  3,159

------------------------------------------------------------------------------------------------------------------------------------
WOMEN'S SPECIALTY  SIC CLASS: WSPC

FREDERICK'S OF HOLLYW                    05/90   1,696     393,721    60,058      63,485      -5.4     371,731       393,721    -5.6
MOTHERTIME                               10/86   2,364     324,113    45,922      39,173      17.2     339,598       324,113     4.8
VICTORIA'S SECRET                        10/93   6,830   1,990,231   568,661     535,607       6.2   1,985,971     1,990,231    -0.2

COMPARABLE SUBTOTALS                                                 674,641     638,265       5.7   2,697,301     2,708,065    -0.4
                                                                       AREA:      10,890                 AREA:        10,890


------------------------------------------------------------------------------------------------------------------------------------
WOMEN'S READY-TO-WEAR SIC CLASS WRTW

AUGUST MAX WOMAN #377                    10/86   2,477     531,612    75,279      78,613      -4.2     535,292       531,612     0.7
AVENUE, THE                              07/95   3,186           0    64,725           0     NOCMP     207,187             0   NOCMP
CASUAL CORNER #850                       10/85   5,868     887,272   131,753     166,791     -21.0     871,498       887,272    -1.8
CONTEMPO CASUALS                         10/86   3,870     641,533    97,641      91,144       7.1     620,552       641,533    -3.3
EXPRESS AND/OR COMPAG                    11/94   11028   2,172,205   396,917     466,944     -15.0   2,092,434     2,172,205    -3.7
    thru 11/15/94 in 7,967 square feet
LANE BRYANT                              11/93   6,899   1,250,447   210,653     214,617      -1.8   1,181,126     1,250,447    -5.5
LERNER NEW YORK #930                     01/91  12,135   1,642,069   298,616     323,985      -7.8   1,663,891     1,642,069     1.3
LILLIE RUBIN                             11/95   2,991     576,644    60,560      69,390     -12.7     593,377       576,644     2.9
LIMITED & LIMITED TOO                    03/94  13,004   2,109,906   441,871     505,638     -12.6   2,461,400     2,109,906   NOCMP
LIMITED, THE #605                        10/85  03/94      311,275    Closed           0     NOCMP           0       311,275   NOCMP
MARGO'S                                  04/94  12/95      500,199    86,440     102,262     NOCMP     546,688       500,199   NOCMP
N.E.T. WORKS                             10/85  01/95      295,354    Closed      76,821     NOCMP       6,977       295,354   NOCMP
ORMONDS                                  10/86  04/94      177,938    Closed           0     NOCMP           0       177,938   NOCMP
PAUL HARRIS DIP #2304                    10/85   3,265     862,711   149,486     135,080      10.7     889,231       862,711     3.1
PETITE SOPHISTICATES                     10/85   1,586     595,424    93,083      84,565      10.1     578,770       595,424    -2.8
RAVE #205                                11/85   2,275     548,620    89,316      90,415      -1.2     609,039       548,620    11.0
SIZE 5-7-9 SHOP                          10/85   1,302     377,697    65,437      56,835      15.1     421,958       377,697    11.7




                                            <--------- ROLLING 12 MONTHS SALES THROUGH ------->       <----- BREAK POINT -->
TENANT                                         12/95       PSF       12/94       PSF      +/-%          AMOUNT      %    #
------                                         -----       ---       -----       ---      ----          ------      -    -
ZACK'S                                         6,539       16.43     200,804    504.53    NOCMP

COMPARABLE SUBTOTALS                       1,672,477      529.43   1,599,474    506.32      4.6
                                                           AREA:       3,159

----------------------------------------------------------------------------------------------------------------------------
WOMEN'S SPECIALTY  SIC CLASS: WSPC

FREDERICK'S OF HOLLYW                        371,731      219.18     393,721    232.14     -5.6         605,715    7.00   1
MOTHERTIME                                   339,598      143.65     324,113    137.10      4.8         400,000    7.00   1
VICTORIA'S SECRET                          1,985,971      290.77   1,990,231    291.39     -0.2       2,868,600    5.00   1

COMPARABLE SUBTOTALS                       2,697,301      247.68   2,708,065    248.67     -0.4
                                                           AREA:      10,890


----------------------------------------------------------------------------------------------------------------------------
WOMEN'S READY-TO-WEAR SIC CLASS WRTW

AUGUST MAX WOMAN #377                        535,292      216.10     531,612    214.61      0.7       1,188,960    5.00   1
AVENUE, THE                                  207,187       65.03           0      0.00    NOCMP         373,155    6.00   1
CASUAL CORNER #850                           871,498      148.51     887,272    151.20     -1.8       1,877,760    5.00   1
CONTEMPO CASUALS                             620,552      160.34     641,533    165.77     -3.3       1,780,200    5.00   1
EXPRESS AND/OR COMPAG                      2,092,434      189.73   2,172,205    196.97     -3.7       1,970,080    5.00   1
    thru 11/15/94 in 7,967 square feet
LANE BRYANT                                1,181,126      171.20   1,250,447    181.25     -5.5       2,207,680    5.00   1
LERNER NEW YORK #930                       1,663,891      137.11   1,642,069    135.31      1.3       3,158,120    5.00   1
LILLIE RUBIN                                 593,377      198.38     576,644    192.79      2.9         150,376    6.00   1
LIMITED & LIMITED TOO                      2,461,400      189.28   2,109,906    162.25    NOCMP       6,241,920    5.00   1
LIMITED, THE #605                                  0        0.00     311,275     36.90    NOCMP       4,083,744    5.00   1
MARGO'S                                      546,688      121.59     500,199    111.25    NOCMP       1,618,560    5.00   1
N.E.T. WORKS                                   6,977        2.07     295,354     87.77    NOCMP       1,076,800    5.00   1
ORMONDS                                            0        0.00     177,938     28.93    NOCMP       2,213,640    5.00   1
PAUL HARRIS DIP #2304                        889,231      272.35     862,711    264.22      3.1       1,306,000    5.00   1
PETITE SOPHISTICATES                         578,770      364.92     595,424    375.42     -2.8         570,960    5.00   1
RAVE #205                                    609,039      267.70     548,620    241.15     11.0         910,000    5.00   1
SIZE 5-7-9 SHOP                              421,958      324.08     377,697    290.09     11.7         477,400    6.00   1



Notes: NOCMP denotes any TENANT which does not have sales reported for all months in the period. SALES figures are for the PERIOD ending in DECEMBER 1995 SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of this report.


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                   PAGE 7
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9114: ESPLANADE, THE

                                         OPEN     SQ FT/     1,994    <------- DECEMBER --------->   <-------- YEAR TO DATE ------->
TENANT                                   DATE     CLOSE      SALES     1995       1994       +/-%        1995          1994    +/-%
------                                   ----     -----      -----     ----       ----       ----        ----          ----    ----

UPS N DOWNS #552                         10/85   1,826     342,514    48,310      60,080     -19.6     367,705       342,514     7.4
WET SEAL                                 11/93   4,790     752,842   102,889     119,446     -13.9     737,119       752,842    -2.1
WOMAN'S WORLD SHOPS #                    10/85  06/95      421,630    Closed      67,621     NOCMP     219,290       421,630   NOCMP
YVONNE LA FLEUR                          05/88  06/94      214,401    Closed           0     NOCMP           0       214,401   NOCMP
----------------------                                             ---------   ---------     -----  ----------    ----------   -----

COMPARABLE SUBTOTALS                                               2,261,811   2,463,543      -8.2  11,161,992    11,181,590    -0.2
                                                                       AREA:      73,316                 AREA:        60,312

------------------------------------------------------------------------------------------------------------------------------------
MEN'S READY-TO-WEAR  SIC CLASS: MRTW

CHESS KING #9598                         10/85  09/94      163,232    Closed           0     NOCMP           0       163,232   NOCMP
D.J.'S FASHION CENTER                    10/86   2,616     383,202    87,255     101,147     -13.7     437,185       383,202    14.1
J.RIGGINGS                               10/85   2,312     630,479   138,450     145,448      -4.8     665,815       630,479     5.6
JEANS WEST #50408                        07/86   1,123     354,797    54,232      61,303     -11.5     380,993       354,797     7.4
OAKTREE #17004                           07/86   2,082     224,901    59,790      49,869      19.9     223,764       224,901    -0.5
STRUCTURE                                02/92   4,078   1,037,284   271,534     301,591     -10.0   1,074,592     1,037,284     3.6
----------------------                                             ---------   ---------     ----   ----------    ----------   -----

COMPARABLE SUBTOTALS                                                 611,261     659,358      -7.3   2,782,349     2,630,663     5.8
                                                                       AREA:      12,211                 AREA:        12,211

------------------------------------------------------------------------------------------------------------------------------------
UNISEX APPAREL SIC CLASS USEX

BANANA REPUBLIC #819                     10/87   3,120   1,235,603   253,805     213,103      19.1   1,424,588     1,235,603    15.3
COUNTY SEAT #316                         09/86   3,678     673,217   127,633     143,755     -11.2     738,557       673,217     9.7
EDDIE BAUER                              10/90   5,931   1,318,200   406,521     345,623      17.6   1,399,511     1,318,200     6.2
GADZOOKS                                 11/93   2,187     581,762   164,912     139,689      18.1     717,817       581,762    23.4
GAP, THE                                 09/93   8,780   2,273,647   661,802     472,076      40.2   2,915,069     2,273,647    28.2
MERRY-GO-ROUND #0617                     06/86   2,442     471,753    92,624      82,101      12.8     456,507       471,753    -3.2
PASTILLE                                 10/85  07/94      494,304    Closed           0     NOCMP           0       494,304   NOCMP
PERLIS CRAWFISH SHOP                     05/95     650     236,767    80,011      76,359       4.8     249,111       236,767     5.2
----------------------                                             ---------   ---------     ----   ----------    ----------   -----

COMPARABLE SUBTOTALS                                               1,787,308   1,472,706      21.4   7,901,160     6,790,948    16.3
                                                                       AREA:      26,788                 AREA:        26,788
------------------------------------------------------------------------------------------------------------------------------------

                                          <--------- ROLLING 12 MONTHS SALES THROUGH ------->    <----- BREAK POINT -->
TENANT                                       12/95       PSF       12/94       PSF      +/-%       AMOUNT      %    #
------                                       -----       ---       -----       ---      ----       ------      -    -

UPS N DOWNS #552                           367,705      201.37     342,514    187.57      7.4     584,320    5.00    1
WET SEAL                                   737,119      153.88     752,842    157.16     -2.1   1,756,333    6.00    1
WOMAN'S WORLD SHOPS #                      219,290       68.82     421,630    132.33    NOCMP
YVONNE LA FLEUR                                  0        0.00     214,401     30.40    NOCMP     589,246    0.00    1
----------------------                  ----------      ------  ----------    ------    -----

COMPARABLE SUBTOTALS                    11,161,992      185.07  11,181,590    185.39     -0.2
                                                         AREA:      60,312

------------------------------------------------------------------------------------------------------------------------
MEN'S READY-TO-WEAR  SIC CLASS: MRTW

CHESS KING #9598                                 0        0.00     163,232     85.01    NOCMP     768,000    6.00    1
D.J.'S FASHION CENTER                      437,185      167.11     383,202    146.48     14.1     784,800    6.00    1
J.RIGGINGS                                 665,815      287.98     630,479    272.69      5.6     693,600    5.00    1
JEANS WEST #50408                          380,993      339.26     354,797    315.93      7.4     580,217    6.00    1
OAKTREE #17004                             223,764      107.47     224,901    108.02     -0.5     832,800    6.00    1
STRUCTURE                                1,074,592      263.50   1,037,284    254.36      3.6   1,631,200    5.00    1
----------------------                  ----------      ------  ----------    ------    -----

COMPARABLE SUBTOTALS                     2,782,349      227.85   2,630,663    215.43      5.8
                                                         AREA:      12,211

------------------------------------------------------------------------------------------------------------------------
UNISEX APPAREL SIC CLASS USEX

BANANA REPUBLIC #819                     1,424,588      456.59   1,235,603    396.02     15.3           0    0.00    1
COUNTY SEAT #316                           738,557      200.80     673,217    183.03      9.7   1,287,300    6.00    1
EDDIE BAUER                              1,399,511      235.96   1,318,200    222.25      6.2   2,846,880    5.00    1
GADZOOKS                                   717,817      328.21     581,762    266.00     23.4     802,083    6.00    1
GAP, THE                                 2,915,069      332.01   2,273,647    258.95     28.2   4,390,000    6.00    1
MERRY-GO-ROUND #0617                       456,507      186.93     471,753    193.18     -3.2     927,960    5.00    1
PASTILLE                                         0        0.00     494,304     84.23    NOCMP
PERLIS CRAWFISH SHOP                       249,111      383.24     236,767    364.25      5.2     239,726    7.00    1
----------------------                  ----------      ------  ----------    ------    -----

COMPARABLE SUBTOTALS                     7,901,160      294.95   6,790,948    253.50     16.3
                                                        AREA:       26,788
------------------------------------------------------------------------------------------------------------------------

Notes: NOCMP denotes any TENANT which does not have sales reported for all months in the period. SALES figures are for the PERIOD ending in DECEMBER 1995 SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of this report.

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                       PAGE 8
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9114: ESPLANADE, THE

                                         OPEN     SQ FT/     1,994    <------- DECEMBER --------->   <-------- YEAR TO DATE ------->
TENANT                                   DATE     CLOSE      SALES     1995       1994       +/-%        1995          1994    +/-%
------                                   ----     -----      -----     ----       ----       ----        ----          ----    ----
*** OTHER APPAREL *** SIC CLASS: OAPL

GAP KIDS #9662                           08/87   2,900     963,970   229,351     198,013      15.8   1,142,109       963,970    18.5
GYMBOREE                                 04/94   1,360     478,672   110,000     105,020       4.7     694,699       478,672   NOCMP
----------------------                                             ---------   ---------     -----  ----------    ----------   -----
COMPARABLE SUBTOTALS                                                 339,351     303,033      12.0   1,142,109       963,970    18.5
                                                                       AREA:       4,260                  AREA:        2,900


*** FAMILY SHOES ***  SIC CLASS: FSHO

G. H. BASS                               05/86   1,445     418,408    57,813      63,094      -8.4     388,155       418,408    -7.2
KINNEY SHOES #1323                       10/85  10/95      138,803    Closed      84,996     NOCMP       4,155       138,803   NOCMP
PAYLESS SHOE SOURCE #                    11/88   2,626     635,071    80,479      73,219       9.9     659,818       635,071     3.9
RACK ROOM SHOES                          06/94   5,770     745,644   195,995     174,378      12.4   1,417,458       745,644   NOCMP
THOM MCAN #7667                          10/85  01/95      351,682    Closed      53,835     NOCMP      81,691       351,682   NOCMP
----------------------                                             ---------   ---------     ----   ----------    ----------   -----
COMPARABLE SUBTOTALS                                                 334,691     310,691       7.6   1,047,973     1,053,479    -0.5
                                                                       AREA:       9,841                 AREA:         4,071


*** WOMEN'S SHOES *** SIC CLASS WSHO

9 & CO.                                  12/93   1,869     475,803    86,735      78,350      10.7     551,102       475,803    15.8
9 WEST #2017                             10/85   1,440     770,962   130,033     140,898      -7.7     755,560       770,962    -2.0
BAKER'S #2247                            10/85   1,984     471,055    51,631      62,928     -18.0     462,237       471,055    -1.9
DOLCIS                                   10/85   1,750     390,873    66,524      58,170      14.4     460,008       390,873    17.7
EASY SPIRIT                              05/95   1,100           0    43,000           0     NOCMP     301,397             0   NOCMP
EASY SPIRIT                              10/85  05/95      376,811    Closed      42,564     NOCMP     125,588       376,811   NOCMP
NATURALIZER SHOES #34                    10/85     871     304,655    32,881      34,280      -4.1     303,666       304,655    -0.3
----------------------                                             ---------   ---------     ----   ----------    ----------   -----
COMPARABLE SUBTOTALS                                                 367,804     374,625      -1.8   2,532,573     2,413,349     4.9
                                                                       AREA:       7,914                 AREA:         7,914

                                            <--------- ROLLING 12 MONTHS SALES THROUGH ------->    <----- BREAK POINT -->
TENANT                                         12/95       PSF       12/94       PSF      +/-%       AMOUNT      %    #
------                                         -----       ---       -----       ---      ----       ------      -    -

*** OTHER APPAREL *** SIC CLASS: OAPL

GAP KIDS #9662                             1,142,109      393.83     963,970    332.40     18.5   1,276,000    5.00    1
GYMBOREE                                     694,699      510.80     478,672    351.96    NOCMP     780,000    5.00    1
----------------------                    ----------      ------  ----------    ------    -----
COMPARABLE SUBTOTALS                       1,142,109      393.83     963,970    332.40     18.5
                                                            AREA   :   2,900


*** FAMILY SHOES *** SIC CLASS: FSHO

G. H. BASS                                   388,155      268.61     418,408    289.55     -7.2   1,083,750    6.00    1
KINNEY SHOES #1323                             4,155        1.37     138,803     46.05    NOCMP
PAYLESS SHOE SOURCE #                        659,818      251.26     635,071    241.83      3.9   1,050,400    6.00    1
RACK ROOM SHOES                            1,417,458      245.66     745,644    129.22    NOCMP   2,163,750    4.00    1
THOM MCAN #7667                               81,691       26.77     351,682    115.26    NOCMP     254,110    6.00    1
----------------------                    ----------      ------  ----------    ------    -----
COMPARABLE SUBTOTALS                       1,047,973      257.42   1,053,479    258.77     -0.5
                                                            AREA:      4,071


*** WOMEN'S SHOES *** SIC CLASS WSHO

9 & CO.                                      551,102      294.86     475,803    254.57     15.8     747,600    6.00    1
9 WEST #2017                                 755,560      524.69     770,962    535.39     -2.0     320,000    6.00    1
BAKER'S #2247                                462,237      232.98     471,055    237.42     -1.9     760,533    6.00    1
DOLCIS                                       460,008      262.86     390,873    223.35     17.7
EASY SPIRIT                                  301,397      273.99           0      0.00    NOCMP     392,032    6.00    1
EASY SPIRIT                                  125,588      114.17     376,811    342.55    NOCMP     249,635    6.00    1
NATURALIZER SHOES #34                        303,666      348.64     304,655    349.77     -0.3
----------------------                    ----------      ------  ----------    ------    -----

COMPARABLE SUBTOTALS                       2,532,573      320.01   2,413,349    304.94      4.9
                                                           AREA:       7,914


Notes: NOCMP denotes any TENANT which does not have sales reported for all months in the period. SALES figures are for the PERIOD ending in DECEMBER 1995 SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of this report.


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                  PAGE 9
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9114: ESPLANADE, THE

                                         OPEN     SQ FT/     1,994    <------- DECEMBER --------->   <-------- YEAR TO DATE ------->
TENANT                                   DATE     CLOSE      SALES     1995       1994       +/-%        1995          1994    +/-%
------                                   ----     -----      -----     ----       ----       ----        ----          ----    ----

***MEN'S & BOY'S SHOES ***SICCLASS:MSHO

FATHER & SON SHOES                       04/87   1,732     307,073    45,988      61,806     -25.6     310,928       307,073     1.3
----------------------                                             ---------     -------   -------     -------       -------    ----
COMPARABLE SUBTOTALS                                                  45,988      61,806     -25.6     310,928       307,073     1.3
                                                                       AREA:       1,732                 AREA:         1,732

------------------------------------------------------------------------------------------------------------------------------------
*** CHILDREN'S SHOES ***SIC CLASS: CSHO

STRIDE RITE #1535                        10/85   1,087     375,614    38,084      32,117      18.6     402,654       375,614     7.2
----------------------                                             ---------     -------   -------     -------       -------    ----
COMPARABLE SUBTOTALS                                                  38,084      32,117      18.6     402,654       375,614     7.2
                                                                       AREA:       1,087                 AREA:         1,087

------------------------------------------------------------------------------------------------------------------------------------
*** ATHLETIC SHOES *** SIC CLASS: ASHO

ATHLETE'S FOOT                           04/92  11/94      478,288    Closed           0     NOCMP      37,959       478,288   NOCMP
ATHLETE'S FOOT, THE                      11/94   1,920     103,586    96,632      84,008      15.0     713,868       103,586   NOCMP
FOOT ACTION USA                          11/94   9,031     308,452   281,692     220,389      27.8   1,618,076       308,452   NOCMP
FOOTLOCKER #7719                         10/85   2,133   1,540,369   218,930     206,042       6.3   1,609,841     1,540,369     4.5
LADY FOOTLOCKER                          03/90   1,100     725,097   124,005      90,231      37.4     808,693       725,097    11.5
----------------------                                             ---------     -------   -------     -------       -------    ----
COMPARABLE SUBTOTALS                                                 721,258     600,670      20.1   2,418,535     2,265,466     6.8
                                                                       AREA:      14,184                 AREA:         3,233

------------------------------------------------------------------------------------------------------------------------------------
*** HOME FURNISHINGS *** SIC CLASS FURN

BOMBAY COMPANY, THE                      03/93   4,047   1,145,531   241,146     216,771      11.2   1,178,842     1,145,531     2.9
BUTTERFIELDS ETC.                        04/87   1,080     286,012    92,252      82,859      11.3     282,402       286,012    -1.3
CUTLERY WORLD #235                       10/85  09/94       85,449    Closed           0     NOCMP           0        85,449   NOCMP
DECK THE WALLS                           10/85   1,420     462,536    71,977      71,731       1.2     467,881       462,536     1.2
HOME MART                                09/93  03/94       36,403    Closed           0     NOCMP           0        36,403   NOCMP

                                             <--------- ROLLING 12 MONTHS SALES THROUGH ------->    <----- BREAK POINT -->
TENANT                                          12/95       PSF       12/94       PSF      +/-%       AMOUNT      %    #
------                                          -----       ---       -----       ---      ----       ------      -    -

***MEN'S & BOY'S SHOES ***  SIC CLASS: MSHO

FATHER & SON SHOES                            310,928      179.51     307,073    177.29      1.3     866,000     6.00   1
----------------------                        -------     -------    --------   -------     ----
COMPARABLE SUBTOTALS                          310,928      179.51     307,073    177.29      1.3
                                                            AREA:       1,732

---------------------------------------------------------------------------------------------------------------------------
*** CHILDREN'S SHOES ***  SIC CLASS: CSHO

STRIDE RITE #1535                             402,654      370.42     375,614    345.55      7.2
----------------------                        -------     -------    --------   -------     ----
COMPARABLE SUBTOTALS                          402,654      370.42     375,614    345.55      7.2
                                                            AREA:       1,087

---------------------------------------------------------------------------------------------------------------------------
*** ATHLETIC SHOES *** SIC CLASS: ASHO

ATHLETE'S FOOT                                 37,959       31.71     478,288    399.57    NOCMP     135,078     8.00   1
ATHLETE'S FOOT, THE                           713,868      371.80     103,586     53.95    NOCMP     832,000     6.00   1
FOOT ACTION USA                             1,618,076      179.16     308,452     34.15    NOCMP   3,612,400     5.00   1
FOOTLOCKER #7719                            1,609,841      754.73   1,540,369    722.16      4.5
LADY FOOTLOCKER                               808,693      735.17     725,097    659.17     11.5     700,000     6.00   1
----------------------                        -------     -------    --------   -------     ----
COMPARABLE SUBTOTALS                        2,418,535      748.07   2,265,466    700.73      6.8
                                                            AREA:      3,233

---------------------------------------------------------------------------------------------------------------------------
*** HOME FURNISHINGS *** SIC CLASS FURN

BOMBAY COMPANY, THE                         1,178,842      291.28   1,145,531    283.05      2.9   1,349,000     6.00   1
BUTTERFIELDS ETC.                             282,402      261.48     286,012    264.82     -1.3     462,857     7.00   1
CUTLERY WORLD #235                                  0        0.00      85,449    133.09    NOCMP
DECK THE WALLS                                467,881      329.49     462,536    325.72      1.2
HOME MART                                           0        0.00      36,403     21.05    NOCMP     489,883     6.00   1




Notes: NOCMP denotes any TENANT which does not have sales reported for all months in the period. SALES figures are for the PERIOD ending in DECEMBER 1995 SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of this report.


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 10
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9114: ESPLANADE, THE

                                         OPEN     SQ FT/     1,994    <------- DECEMBER --------->   <-------- YEAR TO DATE ------->
TENANT                                   DATE     CLOSE      SALES     1995       1994       +/-%        1995          1994    +/-%
------                                   ----     -----      -----     ----       ----       ----        ----          ----    ----

HOME MART                                03/94  12/94      199,655    Closed      39,785     NOCMP           0       199,655   NOCMP
PICTURE SHOW, THE #45                    10/85  06/94       28,023    Closed           0     NOCMP           0        28,023   NOCMP
PRINTS PLUS                              04/86   1,750     287,122    60,388      63,879      -5.5     301,943       287,122     5.2
THIS END UP                              10/86     801     306,781    68,547      51,322      33.6     376,474       306,781    22.7
----------------------                                             ---------     -------   -------     -------       -------    ----
COMPARABLE SUBTOTALS                                                 534,311     486,561       9.8   2,607,541     2,487,981     4.8
                                                                       AREA:       9,098                 AREA:         9,098

------------------------------------------------------------------------------------------------------------------------------------

MUSIC & ELECTRONICSSIC CLASS: ELEC

BABBAGE'S #105                           11/88   1,380     785,860   198,154     204,450      -3.1     656,755       785,860   -16.4
BLOCKBUSTER MUSIC                        02/92   2,064     535,869   159,555     156,200       2.1     535,648       535,869       0
CAMELOT MUSIC                            11/93   8,643   1,894,347   460,725     397,731      15.8   2,071,438     1,894,347     9.3
ELECTRONICS BOUTIQUE                     10/85  07/94      295,522    Closed           0     NOCMP           0       295,522   NOCMP
ELECTRONICS BOUTIQUE                     07/94   1,010     435,886   244,633     208,389      17.4     823,297       435,886   NOCMP
RADIO SHACK #01-8373                     10/85   2,753     326,407    81,298      86,239      -5.7     307,504       326,407    -5.8
RADIO SHACK #01-8373                     10/85   2,753      32,307     5,610       4,544      23.5      21,608        32,307   -33.1
SUNCOAST MOTION PICTURE                  09/90   3,060     713,287   199,431     166,485      19.8     841,492       713,287    18.0
----------------------                                             ---------     -------   -------     -------       -------    ----

COMPARABLE SUBTOTALS                                               1,349,407   1,224,037      10.2   4,434,445     4,288,077     3.4
                                                                       AREA:      18,910                 AREA:        17,900


------------------------------------------------------------------------------------------------------------------------------------
HOBBY & SPECIAL INTERESTS SIC CLASS HOBY

CHAMPS #14139                            10/85   4,884   1,070,919   218,419     211,841       3.1   1,139,899     1,070,919     6.4
CIRCUS WORLD/PLAYLAND                    10/86  12/95      563,194   120,762     228,976     NOCMP     488,530       563,194   NOCMP
KAY BEE TOY & HOBBY                      10/85   3,270     691,493   324,853     278,565      16.6     777,871       691,493    12.5
WOLF CAMERA                              10/85   1,450     418,564    85,161     104,060     -18.2     373,882       418,564   -10.7
----------------------                                             ---------     -------   -------     -------       -------    ----
COMPARABLE SUBTOTALS                                                 628,434     594,466       5.7   2,291,652     2,180,976     5.1
                                                                       AREA:       9,604                 AREA:         9,604

------------------------------------------------------------------------------------------------------------------------------------

                                            <--------- ROLLING 12 MONTHS SALES THROUGH ------->    <----- BREAK POINT -->
TENANT                                         12/95       PSF       12/94       PSF      +/-%       AMOUNT      %    #
------                                         -----       ---       -----       ---      ----       ------      -    -

HOME MART                                          0        0.00     199,655      0.00    NOCMP
PICTURE SHOW, THE #45                              0        0.00      28,023     29.90    NOCMP
PRINTS PLUS                                  301,943      172.53     287,122    164.06      5.2     729,167     6.00   1
THIS END UP                                  376,474      470.00     306,781    382.99     22.7     608,760     5.00   1
----------------------                       -------     -------    --------   -------     ----
COMPARABLE SUBTOTALS                       2,607,541      286.60   2,487,981    273.46      4.8
                                                           AREA:      9,098

--------------------------------------------------------------------------------------------------------------------------

*** MUSIC & ELECTRONICSSIC *** CLASS: ELEC

BABBAGE'S #105                               656,755      475.90     785,860    569.46    -16.4     883,200    5.00    1
BLOCKBUSTER MUSIC                            535,648      259.51     535,869    259.62        0     310,000    6.00    1
CAMELOT MUSIC                              2,071,438      239.66   1,894,347    219.17      9.3   1,728,600    6.00    1
ELECTRONICS BOUTIQUE                               0        0.00     295,522    317.08    NOCMP
ELECTRONICS BOUTIQUE                         823,297      815.14     435,886    431.56    NOCMP     583,275    6.00    1
RADIO SHACK #01-8373                         307,504      111.69     326,407    118.56     -5.8   1,104,075    3.00    1
RADIO SHACK #01-8373                          21,608        7.84      32,307     11.73    -33.1     682,500    1.00    1
SUNCOAST MOTION PICTURE                      841,492      274.99     713,287    233.10     18.0   1,836,000    5.00    1
----------------------                       -------     -------    --------   -------     ----

COMPARABLE SUBTOTALS                       4,434,445      247.73   4,288,077    239.55      3.4
                                                           AREA:      17,900


--------------------------------------------------------------------------------------------------------------------------
*** HOBBY & SPECIAL INTERESTS *** SIC CLASS HOBY

CHAMPS #14139                              1,139,899      233.39   1,070,919    219.27      6.4
CIRCUS WORLD/PLAYLAND                        488,530      143.68     563,194    165.64    NOCMP   1,303,333    6.00    1
KAY BEE TOY & HOBBY                          777,871      237.88     691,493    211.46     12.5   1,308,000    6.00    1
WOLF CAMERA                                  373,882      257.84     418,564    288.66    -10.7
----------------------                       -------     -------    --------   -------     ----
COMPARABLE SUBTOTALS                       2,291,652      238.61   2,180,976    227.09      5.1
                                                           AREA:       9,604

--------------------------------------------------------------------------------------------------------------------------

Notes: NOCMP denotes any TENANT which does not have sales reported for all months in the period. SALES figures are for the PERIOD ending in DECEMBER 1995 SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of this report.



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 11
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9114: ESPLANADE, THE

                                         OPEN     SQ FT/     1,994    <------- DECEMBER --------->   <-------- YEAR TO DATE ------->
TENANT                                   DATE     CLOSE      SALES     1995       1994       +/-%        1995          1994    +/-%
------                                   ----     -----      -----     ----       ----       ----        ----          ----    ----


*** GIFTS & SPECIALTY *** SIC CLASS: GIFT

B. DALTON BOOKSELLER                     10/85   3,550     778,683   168,307     180,965      -7.0     771,399       778,683    -0.9
EVERYTHINGS A $1.00                      10/91   2,938     543,998    92,356      98,965      -6.7     432,916       543,998   -20.4
FAMILY BOOKSTORES                        10/94   2,288     862,447   192,913     155,965      23.7     866,010       862,447     0.4
LYNN'S HALLMARK SHOP                     09/93   3,236     668,429   194,289     176,412      10.1     706,967       668,429     5.8
RAPPS LUGGAGE & GIFTS                    11/87   2,173     387,400   106,792     104,538       2.2     376,713       387,400    -2.8
SANRIO SURPRISES                         10/90   1,000     277,864    73,000      66,388      10.0     306,584       277,864    10.3
SCRIBBLES & GIGGLES                      10/86   2,543     316,290    90,845      84,880       7.0     327,948       316,290     3.7
THINGS REMEMBERED                        03/95   1,197           0    85,707           0     NOCMP     320,146             0   NOCMP
THINGS REMEMBERED #52                    02/87   03/95     342,198    Closed      81,840     NOCMP      52,428       342,198   NOCMP
TURQOISE GALLERY                         11/92   01/94           0    Closed           0     NOCMP           0             0   NOCMP
WALDENBOOKS/WALDENKID                    06/95   7,349   1,147,911   357,331     258,222      38.4   1,438,279     1,147,911    25.3
                                thru 06/05/95 in 3,225 square feet
WICKS 'N' STICKS                         11/95     928     289,991   108,821     102,334       6.3     319,765       289,991    10.3
-------------------------                                          ---------   ---------    ------   ---------     ---------   -----
COMPARABLE SUBTOTALS                                               1,384,654   1,228,670      12.7   5,546,582     5,273,013     5.2
                                                                       AREA:      26,005                 AREA:        26,005

------------------------------------------------------------------------------------------------------------------------------------
*** COSTUME JEWELRY *** SIC CLASS: CJWL

AFTERTHOUGHTS BOUTIQUE                   06/90     735     355,441    66,167      80,534     -17.8     341,410       355,441    -3.9
CLAIRE'S BOUTIQUE                        10/86     750     277,009    56,472      63,320     -10.8     280,879       277,009     1.4
IMAGES                                   08/92  03/95      196,476    Closed      37,688     NOCMP      29,182       196,476   NOCMP
PLUS                                     08/94  01/95       28,812    Closed      14,700     NOCMP           0        28,812   NOCMP
PLUS                                     12/85  06/94       47,019    Closed           0     NOCMP           0        47,019   NOCMP
-------------------------                                          ---------   ---------    ------   ---------     ---------   -----
COMPARABLE SUBTOTALS                                                 122,640     143,853     -14.7     622,289       632,450    -1.6
                                                                       AREA:       1,485                 AREA:         1,485

------------------------------------------------------------------------------------------------------------------------------------
*** JEWELRY *** SIC CLASS: JWLY

BAILEY, BANKS & BIDDL                    10/85   2,065   1,006,278   363,942     282,916      28.6   1,156,183     1,006,278    14.9

                                           <--------- ROLLING 12 MONTHS SALES THROUGH ------->    <----- BREAK POINT -->
TENANT                                        12/95       PSF       12/94       PSF      +/-%       AMOUNT      %    #
------                                        -----       ---       -----       ---      ----       ------      -    -


*** GIFTS & SPECIALTY ***  SIC CLASS: GIFT

B. DALTON BOOKSELLER                        771,399      217.29     778,683    219.34     -0.9   1,538,333    6.00    1
EVERYTHINGS A $1.00                         432,916      147.35     543,998    185.15     20.4     940,160    5.00    1
FAMILY BOOKSTORES                           866,010      378.50     862,447    376.94      0.4     686,400    6.00    1
LYNN'S HALLMARK SHOP                        706,967      218.46     668,429    206.56      5.8     922,857    7.00    1
RAPPS LUGGAGE & GIFTS                       376,713      173.36     387,400    178.27     -2.8     651,900    6.00    1
SANRIO SURPRISES                            306,584      306.58     277,864    277.86     10.3     485,714    7.00    1
SCRIBBLES & GIGGLES                         327,948      128.96     316,290    124.37      3.7     699,325    8.00    1
THINGS REMEMBERED                           320,146      267.45           0      0.00    NOCMP     462,246    8.00    1
THINGS REMEMBERED #52                        52,428       43.69     342,198    285.16    NOCMP      15,616    8.00    1
TURQOISE GALLERY                                  0        0.00           0      0.00    NOCMP     300,000    8.00    1
WALDENBOOKS/WALDENKID                     1,438,279      195.71   1,147,911    156.19     25.3   1,795,303    6.00    1
                                         thru 06/05/95 in 3,225 square feet
WICKS 'N' STICKS                            319,765      344.57     289,991    312.49     10.3      87,739    8.00    1
-------------------------                 ---------     -------   ---------   -------    -----
COMPARABLE SUBTOTALS                      5,546,582      213.28   5,273,013    202.76      5.2
                                                          AREA:      26,005

-------------------------------------------------------------------------------------------------------------------------
*** COSTUME JEWELRY ***  SIC CLASS: CJWL

AFTERTHOUGHTS BOUTIQUE                      341,410      464.50     355,441    483.59     -3.9     375,000    8.00    1
CLAIRE'S BOUTIQUE                           280,879      374.50     277,009    369.34      1.4     328,125    8.00    1
IMAGES                                       29,182       38.24     196,476    257.50    NOCMP     145,205    8.00    1
PLUS                                              0        0.00      28,812     31.87    NOCMP     136,054    8.00    1
PLUS                                              0        0.00      47,019     79.42    NOCMP
-------------------------                 ---------     -------   ---------   -------    -----
COMPARABLE SUBTOTALS                        622,289      419.05     632,450    425.89     -1.6
                                                           AREA:      1,485

-------------------------------------------------------------------------------------------------------------------------
*** JEWELRY ***  SIC CLASS: JWLY

BAILEY, BANKS & BIDDL                     1,156,183      559.89   1,006,278    487.30     14.9   1,376,667    6.00    1


Notes: NOCMP denotes any TENANT which does not have sales reported for all months in the period. SALES figures are for the PERIOD ending in DECEMBER 1995 SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of this report.

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 12
                                              SALES ANALYSIS FOR PERIOD ENDING DEC. 95
                                                        9114: ESPLANADE, THE

                                         OPEN     SQ FT/     1,994    <------- DECEMBER --------->   <-------- YEAR TO DATE ------->
TENANT                                   DATE     CLOSE      SALES     1995       1994       +/-%        1995          1994    +/-%
------                                   ----     -----      -----     ----       ----       ----        ----          ----    ----


FRIEDMAN'S JEWELRY                       07/95   1,467           0   221,280           0     NOCMP     562,340             0   NOCMP
GORDON'S JEWELERS                        10/86   1,369     659,925   215,164     205,258       4.8     631,378       659,925   -4.3
H.B. ROBINSON                            10/85   04/94     138,379    Closed           0     NOCMP      28,292       138,379   NOCMP
KAY JEWELERS                             07/94   1,288     544,919   260,601     268,572      -3.0     857,786       544,919   NOCMP
KAY JEWELERS #1587                       11/85   07/94     281,421    Closed           0     NOCMP           0       281,421   NOCMP
SHAAN'S                                  05/92   1,030     303,117   144,770      78,138      85.3     628,708       303,117   107.4
ZALES JEWELERS #1412                     10/85   1,022     609,073   276,135     205,719      34.2     754,399       609,073    23.9
-----------------------------                                      ---------   ---------    ------   ---------     ---------   -----
COMPARABLE SUBTOTALS                                               1,260,613   1,040,604      21.1   3,170,667     2,578,393    23.0
                                                                       AREA:       6,774                 AREA:         5,486


------------------------------------------------------------------------------------------------------------------------------------
HEALTH & BEAUTY AIDS  SIC CLASS: H&BA

BATH & BODY WORKS                        06/94   2,024     828,814   543,768     420,630      29.3   1,608,622       828,814   NOCMP
ECKERD DRUGS                             11/85   7,522     524,100    89,219     100,239     -11.0     507,578       524,100    -3.2
-----------------------------                                      ---------   ---------    ------   ---------     ---------   -----
COMPARABLE SUBTOTALS                                                 632,987     520,869      21.5     507,578       524,100    -3.2
                                                                       AREA:       9,546                 AREA:         7,522


------------------------------------------------------------------------------------------------------------------------------------
OTHER RETAIL SIC CLASS: FCRT

AMERICA'S BEST CONTAC                    07/92   4,112   1,580,567   198,154     119,835      65.4   1,726,256     1,580,567     9.2
AUTOGRAPH SHOP, THE                      11/95     590           0    12,678           0     NOCMP      15,066             0   NOCMP
B&L CUES & ETC                           11/95   1,399           0    21,331           0     NOCMP      30,934             0   NOCMP
B&L CUES & ETC                           05/95   10/95           0    Closed           0     NOCMP      42,707             0   NOCMP
BOOT COUNTRY                             00/00   3,225           0    54,425           0     NOCMP      95,614             0   NOCMP
CHANGING SEASONS                         10/94   02/95     118,478    Closed      68,941     NOCMP      55,628       118,478   NOCMP
CHANGING SEASONS                         10/94   12/94     118,478    Closed      68,941     NOCMP           0       118,478   NOCMP
DISNEY STORE, THE                        10/94   4,461     596,635   312,343     318,779      -2.0   1,419,673       596,635   NOCMP
HICKORY FARMS                            11/94   12/94      43,077    Closed      38,074     NOCMP      37,140        43,077   NOCMP
HOME MART                                01/95   3,599           0    39,319           0     NOCMP     188,856             0   NOCMP
LENS CRAFTER #141                        04/87   6,397   1,939,846   185,224     149,683      23.7   2,259,261     1,939,846    16.5
LINDZ'S-A PLACE OF CH                    10/95   5,868           0   182,181           0     NOCMP     289,016             0   NOCMP
MONOGRAM EXPRESS                         11/91     390     255,536    42,636      44,627      -4.5     260,369       255,536     1.9


                                             <--------- ROLLING 12 MONTHS SALES THROUGH ------->    <----- BREAK POINT -->
TENANT                                          12/95       PSF       12/94       PSF      +/-%       AMOUNT      %    #
------                                          -----       ---       -----       ---      ----       ------      -    -


FRIEDMAN'S JEWELRY                            562,340      383.32           0      0.00    NOCMP     507,534    6.00    1
GORDON'S JEWELERS                             631,378      461.19     659,925    482.04     -4.3     833,333    6.00    1
H.B. ROBINSON                                  28,292       28.63     138,379    140.05    NOCMP
KAY JEWELERS                                  857,786      665.95     544,919    423.07    NOCMP   1,083,208    6.00    1
KAY JEWELERS #1587                                  0        0.00     281,421    339.46    NOCMP
SHAAN'S                                       628,708      610.39     303,117    294.28    107.4     360,500   10.00    1
ZALES JEWELERS #1412                          754,399      738.15     609,073    595.96     23.9     885,733    6.00    1
-----------------------------               ---------     -------   ---------   -------   ------
COMPARABLE SUBTOTALS                        3,170,667      577.95   2,578,393    469.99     23.0
AREA:                                                       AREA:       5,486


-------------------------------------------------------------------------------------------------------------------------
HEALTH & BEAUTY AIDS  SIC CLASS: H&BA

BATH & BODY WORKS                           1,608,622      794.77     828,814    409.49    NOCMP     728,640    5.00    1
ECKERD DRUGS                                  507,578       67.47     524,100     69.67     -3.2   4,011,733    2.00    1
-----------------------------               ---------     -------   ---------   -------   ------
COMPARABLE SUBTOTALS                          507,578       67.47     524,100     69.67     -3.2
                                                            AREA:       7,522


-------------------------------------------------------------------------------------------------------------------------
OTHER RETAIL SIC CLASS: FCRT

AMERICA'S BEST CONTAC                       1,726,256      419.80   1,580,567    384.37      9.2     822,400    6.00    1
AUTOGRAPH SHOP, THE                            15,066       25.53           0      0.00    NOCMP     249,000   10.00    1
B&L CUES & ETC                                 30,934       22.11           0      0.00    NOCMP     144,000   10.00    1
B&L CUES & ETC                                 42,707       30.52           0      0.00    NOCMP     144,000   10.00    1
BOOT COUNTRY                                   95,614       29.64           0      0.00    NOCMP     137,250    8.00    1
CHANGING SEASONS                               55,628        9.47     118,478     20.19    NOCMP     240,000    7.00    1
CHANGING SEASONS                                    0        0.00     118,478      0.00    NOCMP
DISNEY STORE, THE                           1,419,673      318.24     596,635    133.74    NOCMP   2,342,025    4.00    1
HICKORY FARMS                                  37,140        0.00      43,077      0.00    NOCMP
HOME MART                                     188,856       52.47           0      0.00    NOCMP     489,883    6.00    1
LENS CRAFTER #141                           2,259,261      353.17   1,939,846    303.24     16.5   3,038,575    4.00    1
LINDZ'S-A PLACE OF CH                         289,016       49.25           0      0.00    NOCMP     162,000   10.00    1
MONOGRAM EXPRESS                              260,369      667.61     255,536    655.22      1.9     300,000    8.00    1


Notes: NOCMP denotes any TENANT which does not have sales reported for all months in the period. SALES figures are for the PERIOD ending in DECEMBER 1995 SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of this report.

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

FEB 1, 1996 03:43                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                       PAGE 13
                                              SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                                        9114: ESPLANADE, THE

                                   OPEN       SQ FT/   1994     ------------DECEMBER-----------  ----------YEAR TO DATE---------
TENANT                             DATE        CLOSE   SALES      1995       1994       +/-%       1995       1994          +/-%
---------------------------        -----      ------   -----    --------    -------     -------  ---------  ---------      -----
MONTOA                             05/95       3,365         0    29,661          0     NOCMP      133,508          0      NOCMP
MONTOA                             03/95      04/95          0    Closed          0     NOCMP       18,937          0      NOCMP
MONTOA                             01/95      03/95          0    Closed          0     NOCMP       31,075          0      NOCMP
MONTOA                             11/94      12/94     56,587    Closed     39,703     NOCMP            0     56,587      NOCMP
OLAN MILLS                         07/92       1,100   195,916    22,344     26,156     -14.6      178,389    195,916       -8.9
SEQUINS ORIGINALS                  09/95       4,149         0     5,460          0     NOCMP       22,628          0      NOCMP
SEQUINS ORIGINALS                  1/95       08/95          0    Closed          0     NOCMP       61,213          0      NOCMP
SPORTS AVENUE                      05/95       1,729         0   138,622          0     NOCMP      347,424          0      NOCMP
SPORTS AVENUE                      09/92      04/95    353,477    Closed     99,269     NOCMP       85,825    353,477      NOCMP
THE SUNGLASS CO. #D06              11/86         491   426,819    83,721     67,917      23.3      539,888    426,819       26.5
VISION PLAZA                       03/90       3,266   610,120    53,480     55,272      -3.2      724,107    610,120       18.7
WILSONS THE LEATHER E              10/95       3,051         0   101,346          0     NOCMP      139,233          0      NOCMP
---------------------                                  -------   -------    -------     -----    ---------  ---------      -----
COMPARABLE SUBTOTALS                                             897,902    782,270      14.8    5,688,270  5,008,804       13.6
                                                                   AREA:     20,217                  AREA:     15,756
====================================================================================================================================

*** PERSONAL SERVICES *** SIC CLASS: PSVC
JOHN JAY                           12/95       1,200   603,813    68,182     66,423       2.6      627,706    603,813        4.0
MITCHELL'S FORMAL WEA              10/85         800   223,929    17,626     20,421     -13.7      247,940    223,929       10.7
REGIS HAIRSTYLEST                  02/87       1,016   292,313    40,558     32,630      24.3      333,005    292,313      13.91
SUPERCUTS ID# LA523                10/85      09/95    210,021    10,968     20,070     NOCMP      200,585    210,021      NOCMP
TOP LINE NAILS                     12/91       1,249    99,256    10,021     10,275      -2.5       89,480     99,256       -9.8
WOLF CAMERA                        10/85       1,450   115,994    11,996     15,146     -20.8      115,202    115,994       -0.7
-----------                        -----       -----   -------    ------     ------     -----      -------    -------       ----
COMPARABLE SUBTOTALS                                             148,383    144,895       2.4    1,413,333  1,335,305        5.8
                                                                   AREA:      4,265                  AREA:      4,265

====================================================================================================================================

*** RECREATION & COMMUNITY *** SIC CLASS: COMM

CHALLENGES                         11/88       1,286   216,958    30,543     26,884      14.0      238,713    216,958       10.0


                              -----------ROLLING 12 MONTHS SALES THROUGH--------      ----BREAK POINT----
TENANT                          12/95       PSF      12/94        PSF       +/-%          AMOUNT    %     #
---------------------------------------  --------  ---------    ------     -----
MONTOA                          133,508     39.67          0      0.00     NOCMP       180,000     10.00  1
MONTOA                           18,937      3.07          0      0.00     NOCMP        20,028     10.00  1
MONTOA                           31,075      5.05          0      0.00     NOCMP        37,553     10.00  1
MONTOA                                0      0.00     56,587      0.00     NOCMP
OLAN MILLS                      178,389    162.17    195,916    178.10      -8.9       482,945      7.00  1
SEQUINS ORIGINALS                22,628      5.45          0      0.00     NOCMP       240,000     10.00  1
SEQUINS ORIGINALS                61,213     14.75          0      0.00     NOCMP       240,000     10.00  1
SPORTS AVENUE                   347,424    200.93          0      0.00     NOCMP       300,000      6.00  1
SPORTS AVENUE                    85,825     49.63    353,477    204.43     NOCMP       300,000      6.00  1
THE SUNGLASS CO. #D06           539,888  1,099.56    426,819    869.28      26.5       312,500      8.00  1
VISION PLAZA                    724,107    221.71    610,120    186.80      18.7     1,088,668      6.00  1
WILSONS THE LEATHER E           139,233     45.63          0      0.00     NOCMP       108,000     10.00  1
---------------------         ---------  --------  ---------    ------     -----
COMPARABLE SUBTOTALS          5,688,270    361.02  5,008,804    317.89      13.6
                                           AREA:      15,756
=============================================================================================================

*** PERSONAL SERVICES ***
JOHN JAY                        627,706    523.08    603,813    503.17       4.0        61,643      6.00  1
MITCHELL'S FORMAL WEA           247,940    309.92    223,929    279.91      10.7
REGIS HAIRSTYLEST               333,005    327.76    292,313    287.70      13.9       575,733      6.00  1
SUPERCUTS ID# LA523             200,585    151.95    210,021    159.10     NOCMP
TOP LINE NAILS                   89,480     71.64     99,256     79.46      -9.8
WOLF CAMERA                     115,202     79.44    115,994     79.99      -0.7
--------------------          ---------    ------  ---------    ------     -----
COMPARABLE SUBTOTALS          1,413,333    331.37  1,335,305    313.08       5.8
                                         AREA:         4,265

============================================================================================================

*** RECREATION & COMMUNITY ***

                               238,713    185.62    216,958    168.70      10.0       342,933     15.00  1


Note: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
      SALES figures are for the PERIOD ending in DECEMBER 1995.
      SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

FEB 1, 1996 03:43                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                       PAGE 14
                                              SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                                        9114: ESPLANADE, THE

                                   OPEN       SQ FT/   1994     ------------DECEMBER-----------  ----------YEAR TO DATE---------
TENANT                             DATE        CLOSE   SALES      1995       1994       +/-%       1995       1994          +/-%
---------------------------        -----      ------   -----    --------    -------     -------  ---------  ---------      -----
---------------------------                                     --------    -------     -------  ---------  ---------      -----
COMPARABLE SUBTOTALS                                            30,643      26,884       14.0      238,713   216,958        10.0
                                                                 AREA:       1,286                   AREA:     1,286
------------------------------------------------------------------------------------------------------------------------------------

*** KIOSKS *** SIC CLASS: KIOS
MARDI GRAS MADNESS                 01/94       02/94    40,989  Closed           0      NOCMP            0    40,989        NOCMP
SEASONS BY DESIGNER S              09/93       01/94     7,649  Closed           0      NOCMP            0     7,649        NOCMP
SEQUINS ORIGINALS                  09/94       12/94    59,545  Closed      25,120      NOCMP            0    59,545        NOCMP
UNIQUE FASHIONS                    02/94       08/94    89,859  Closed           0      NOCMP            0    89,859        NOCMP
---------------                                                 ------      ------      -----            -    ------        -----
COMPARABLE SUBTOTALS                                                 0           0       0.00            0         0          0.0
                                                                 AREA:           0                   AREA:         0
------------------------------------------------------------------------------------------------------------------------------------
*** ANCHORS *** SIC CLASS: ANCHORS

DILLARD'S II                       07/92           0   353,949  Reports in January                 336,537   353,949        NOCMP
--------------------                                            ---------- -------     ------      -------   -------        -----
COMPARABLE SUBTOTALS                                                 0           0       0.00            0         0          0.0
                                                                 AREA:           0                   AREA:         0
------------------------------------------------------------------------------------------------------------------------------------
*** NONB REPORTING TENANTS *** SIC CLASS: NONREP
3M COMPANY                         01/93           0             Does not report sales.
AIR BRUSH SHOP, THE                05/93      12/93      7,201      Closed
ART & CRAFT SHOWPLACE              11/95      12/95          0      Closed
AT&T PHONE CENTER                  08/94       2,428             Does not report sales.
CALIFORNIA CLOSETS                 05/95       2,581             Does not report sales.
CHILDREN'S PLACE                   03/93      01/94          0      Closed
CLANCY DEVELOPMENTS                06/87           0             Does not report sales.
ESPLANADE DENTAL CENT              08/88       2,258             Does not report sales.
FIRST NATIONAL BANK O              07/94          60             Does not report sales.
FLORSHEIM                          08/92           0             Does not report sales.


                              -----------ROLLING 12 MONTHS SALES THROUGH--------      -----BREAK POINT-----
TENANT                          12/95       PSF      12/94        PSF       +/-%          AMOUNT    %     #
---------------------------   ---------  --------  ---------    ------     -----      ---------------------
---------------------------   ---------  --------  ---------    ------     -----
COMPARABLE SUBTOTALS            238,713    185.62   216,958     168.70      10.0
                                            AREA:     1,286
-----------------------------------------------------------------------------------------------------------------------------------

*** KIOSKS ***
MARDI GRAS MADNESS                    0      0.00    40,989      11.38     NOCMP
SEASONS BY DESIGNER S                 0      0.00     7,649       1.84     NOCMP
SEQUINS ORIGINALS                     0      0.00    59,545       0.00     NOCMP       240,000     10.00  1
UNIQUE FASHIONS                       0      0.00    89,859       0.00     NOCMP
---------------                       -      ----    ------       ----      -----
COMPARABLE SUBTOTALS                  0      0.00         0       0.00       0.0
                                             AREA:        0
------------------------------------------------------------------------------------------------------------------------------------
*** ANCHORS ***

DILLARD'S II                    336,537      0.00   353,949       0.00     NOCMP      6,990,000     2.50   1
--------------------
COMPARABLE SUBTOTALS                   0     0.00         0       0.00       0.0
                                             AREA:        0
------------------------------------------------------------------------------------------------------------------------------------
*** NON REPORTING TENANTS ***
3M COMPANY
AIR BRUSH SHOP, THE
ART & CRAFT SHOWPLACE
AT&T PHONE CENTER
CALIFORNIA CLOSETS
CHILDREN'S PLACE
CLANCY DEVELOPMENTS
ESPLANADE DENTAL CENT
FIRST NATIONAL BANK O
FLORSHEIM


Note: NOCMP denotes any TENANT which does NOT have sales reported for all months in the period.
      SALES figures are for the PERIOD ending in DECEMBER 1995.
      SUBTOTALS are for COMPARABLE tenants only. Total sales are summarized at the beginning of the report.


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

FEB 1, 1996 03:43                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                       PAGE 15
                                              SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                                        9114: ESPLANADE, THE


                                   OPEN       SQ FT/   1994     ------------DECEMBER-----------  ----------YEAR TO DATE---------
TENANT                             DATE        CLOSE   SALES      1995       1994       +/-%       1995       1994          +/-%
---------------------------        -----      ------   -----    --------    -------     -------  ---------  ---------      -----
H & R BLOCK                        01/86      1,091             Does not report sales.
HEAKIN RESEARCH                    11/89      1,344             Does not report sales.
PAY TELEPHONE AMERICA              11/92          0             Does not report sales.
U.S. POSTAL SERVICE                11/95      1,320             Does not report sales.
VACANT UNIT              0116      00/00        851             Does not report sales.
VACANT UNIT              0301      00/00        464             Does not report sales.
VACANT UNIT              0304      00/00        976             Does not report sales.
VACANT UNIT              0616      00/00        414             Does not report sales.
VACANT UNIT              0617      00/00        803             Does not report sales.
VACANT UNIT              0618      00/00        362             Does not report sales.
VACANT UNIT              0802      00/00      1,454             Does not report sales.
VACANT UNIT              0804      00/00        889             Does not report sales.
VACANT UNIT              0806      00/00        285             Does not report sales.
VACANT UNIT              1106      00/00        133             Does not report sales.
VACANT UNIT              1204      00/00        442             Does not report sales.
VACANT UNIT              1422      00/00      1,841             Does not report sales.
VACANT UNIT              1620      00/00        769             Does not report sales.
VACANT UNIT              1718      00/00      1,228             Does not report sales.
VACANT UNIT              2114      00/00        933             Does not report sales.
VACANT UNIT              2116      00/00      1,340             Does not report sales.
VACANT UNIT              2216      00/00      1,917             Does not report sales.
WELLNESS CENTER OF KE              00/00        904             Does not report sales.



                              -----------ROLLING 12 MONTHS SALES THROUGH--------      -----BREAK POINT-----
TENANT                          12/95       PSF      12/94        PSF       +/-%          AMOUNT    %     #
---------------------------   ---------  --------  ---------    ------     -----      ---------------------
H & R BLOCK
HEAKIN RESEARCH
PAY TELEPHONE AMERICA
U.S. POSTAL SERVICE
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
VACANT UNIT
WELLNESS CENTER OF KE


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

FEB 1, 1996 03:43                              PROPERTY MANAGEMENT INFORMATION SYSTEM                                       PAGE 16
                                              SALES ANALYSIS FOR PERIOD ENDING DEC, 95
                                                        9114: ESPLANADE, THE

                                  ------- -----------------------------1994-------------------------------------
TENANT NAME         SLSCAT        Jan    Feb   Mar    Apr    May    Jun    Jul    Aug    Sep   Oct    Nov    Dec
-----------------   ------        ---    ---   ---    ---    ---    ---    ---    ---    ---   ---    ---    ---
BOOT COUNTRY        S06            X      X     X      X      X      X      X      X      X     X      X      X


                                  -------------------------------------1995-------------------------------------
TENANT NAME         SLSCAT        Jan    Feb    Mar    Apr    May   Jun    Jul    Aug    Sep    Oct   Nov    Dec
-----------------   ------        ---    ---    ---    ---    ---   ---    ---    ---    ---    ---   ---    ---
BOOT COUNTRY        S06            X      X      X      X     X      X      X      X      X


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996 10:34                                                                                                            PAGE 1
                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96
                                                                                           CPI
                                                                                 % RENT   Base   Operating    Pro-
Unit                       Square     Lease           Annual Base Rent         Brkpnt-$   Year   Expense      Rata    Base
Ten #    Tenant             Feet      Term      Amount     Start      PSF       %(&Cat)     &%   Type         Share   Amount Options
====================================================================================================================================
0102-01  ECKERD DRUGS #260  7,522    OCT 09,85   120,351  NOV 01,95  16.00     4,011,733         CAM 90015    2.32920
                                     OCT 31,00                                      2.00         RET 90009    2.02650

0104-01  RAVE #205          2,275    NOV 21,85    45,500  NOV 01,85  20.00       910,000         CAM 90000    .704500
                                     JAN 31,97                                      5.00         RET 90009    .615600

0106-01  PRINTS PLUS        1,750    APR 05,86    43,749  MAY 01,86  25.00       729,167         CAM 90015    .541900
                                     APR 30,98                                      6.00         RET 90009    .471500

0108-02  LANE BRYANT        6,899    NOV 22,93   110,384  DEC 01,95  16.00     2,207,680         CAM 90000    2.09540
                                     JAN 31,06   124,182  DEC 01,99  18.00          5.00         RET 90009    1.85860
                                                                               (STEP-UP)

0111-02  EASY SPIRIT        1,100    OCT 09,85    38,499  JUN 01,95  35.00       641,667         CAM 90003        80%    INC DILL
                                     OCT 31,02    42,350  NOV 01,97  38.50           6.0         RET 01           80%
                                                                               (STEP-UP)

0112-04  CAFE DUMONDE       2,386    NOV 08,93    43,186  JUN 01,95  18.10       750,000         CAM 90002       100%
                                     DEC 31,03                                      6.00         RET 90009       100%
0116     VACANT UNIT          851

0118-01  HEAKIN RESEARCH    1,344    AUG 15,89    29,191  SEP 01,92  21.72                       CAM 90015    .410900
                                     AUG 31,99                                                   RET 90009    .359100

0202-01  CAMELOT MUSIC      8,643    NOV 20,93   103,716  NOV 01,93  12.00     1,728,600         CAM 90005    2.42490
                                     JAN 31,04   129,645  NOV 01,98  15.00          6.00         RET 90008    2.42490
                                                                               (STEP-UP)

0208-01  VISION PLAZA       3,266    MAR 01,90    65,320  MAR 01,93  20.00     1,088,668         CAM 90015    .892800
                                     FEB 28,00    71,852  MAR 01,97  22.00          6.00         RET 90009    .791900
                                                                               (STEP-UP)

0210     VACANT UNIT        4,489

0212-01  J. RIGGINGS        2,312    OCT 09,85    34,680  NOV 01,85  15.00       693,600         CAM 90015    .702200
                                     OCT 31,97                                      5.00         RET 90009    .622900

0214-01  PAUL HARRIS DIP #  3,265    OCT 09,85   365,300  NOV 01,93  20.00     1,306,000         CAM 90015    1.01100
                                     OCT 31,97                                      5.00         RET 90009    .883500

0215-02  GNC                1,368    FEB 01,96    41,040  FEB 01,96  30.00       536,491
                                     JAN 31,06    42,408  FEB 01,99  31.00          7.00
                                                  43,776  FEB 01,03  32.00     (STEP-UP)

0216-02  UPS N DOWNS #552   1,826    OCT 09,95    29,216  NOV 01,85  16.00       584,320         CAM 90015    .554600
                                     OCT 31,97                                      5.00         RET 90009     491900

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996 10:34                                                                                                            PAGE 2
                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96

                                                                                           CPI
                                                                                 % RENT   Base   Operating    Pro-
Unit                       Square     Lease           Annual Base Rent         Brkpnt-$   Year   Expense      Rata    Base
Ten #    Tenant             Feet      Term      Amount     Start      PSF       %(&Cat)     &%   Type         Share   Amount Options
====================================================================================================================================
0218-02  ATHLETE'S FOOT, T  1,920   NOV 14, 94    49,920  DEC 01,94  26.00       832,000         CAM 90013    .544500
                                    DEC 31, 04    53,760  JAN 01,00  28.00          6.00         RET 90012    .544500
                                                                               (STEP-UP)

0220-04  MONTOA             3,365    JAN 01,96                                   162,000         CAM N/A
                                     JUN 30,09                                     10.00

0228-02  LIMITED & LIMITED 13,004    MAR 24,94   195,970  APR 01,94  15.07     6,241,920         CAM 90004    3.94960
                                     MAR 31,09   312,096  APR 01,96  24.00          5.00         RET 90010    3.55460
                                                                               (STEP-UP)

0234-02  STRUCTURE          4,078    OCT 24,91    81,560  NOV 01,93  20.00     1,631,200         CAM 90000    1.23860
                                     JAN 31,04    97,872  NOV 01,97  24.00          5.00         RET 90010    1.11470
                                                                               (STEP-UP)

0236-02  KAY JEWELERS       1,288    JUL 15,94    64,992  AUG 01,94  50.46     1,083,208         CAM 90005    .420900
                                     DEC 31,04                                      6.00         RET 90008    .420900

0241-05  WELLNESS CENTER  O   904    AUG 01,95                                                   CAM N/A
                                     JUL 31,96

0301     VACANT UNIT          464

0302-01  H & R BLOCK        1,091    JAN 01,96    32,730  JAN 01,91  30.00                       CAM 90015    .337800
                                     APR 30,96                                                   RET 90009    .295200

0303-03  VICTORIA'S SECRET  6,830    OCT 23,93   143,430  OCT 01,93  21.00     2,868,600         CAM 90000    2.07440
                                     JAN 31,06                                      5.00         RET 90010    1.86700
                                                                               (STEP-UP)
0304     VACANT UNIT          976

0306-02  AUTOGRAPH SHOP, T    590    NOV 01,95                                                   CAM N/A
                                     DEC 31,95

0308-02  SHAAN'S            1,030    MAY 01,87    36,050  MAY 01,87  35.00       360,500         CAM 90015    .318900
                                     APR 30,97                                     10.00         RET 90009    .278700

0310-02  JOHN JAY           1,200    DEC 02,95    45,000  JAN 01,96  37.50       750,000
                                     DEC 31,06    48,000  JAN 01,01  40.00          6.00
                                                                              (STEP-UP)

03518-01 BANANA REPUBLIC #  3,120    OCT 22,87    93,600  NOV 01,93  30.00             0         CAM 90015    .966100
                                     FEB 28,00                                      0.00         RET 900009   .796300
                                                                               (STEP-UP)

03520-02 SUNCOAST MOTION P  3,060    SEP 07,90    91,800  OCT 01,92  30.00     1,836,000         CAM 90015    .947500
                                     JAN 31,01    97,920  OCT 01,98  32.00          5.00         RET 90009    .828100
                                                                               (STEP-UP)

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996 10:34                                                                                                            PAGE 3
                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96

                                                                                           CPI
                                                                                 % RENT   Base   Operating    Pro-
Unit                       Square     Lease           Annual Base Rent         Brkpnt-$   Year   Expense      Rata    Base
Ten #    Tenant             Feet      Term      Amount     Start      PSF       %(&Cat)     &%   Type         Share   Amount Options
====================================================================================================================================
0322-03  BOMBAY COMPANY, T  4,047    MAR 19,93    80,940  MAR 01,93  20.00     1,439,548         CAM 90005    1.32240
                                     APR 30,03    89,034  MAY 01,96  22.00          6.00         RET 90008    1.32240
                                                  97,128  MAY 01,00  24.00     (STEP-UP)

0324-05  HOME MART          5,868    MAR 01,96                                   450,000         CAM N/A
                                     FEB 28,97                                      6.00

0330-01  CASUAL CORNER      5,868    OCT 09,85    93,888  NOV 01,85  16.00     1,877,760         CAM 90015    1.78220
                                     OCT 31,97                                      5.00         RET 90009    1.58090

0332-01  GAP KIDS #9662     2,900    AUG 04,87    63,800  SEP 01,93  22.00     1,276,000         CAM 90015    .898000
                                     AUG 31,99                                      5.00         RET 90009    .740200

0402-04  DISNEY STORE, THE  4,461    OCT 11,94    93,681  NOV 01,94  21.00     2,342,025         CAM 90018
                                     DEC 31,04   102,603  MAY 01,00  23.00          4.00         RET 90012
                                                                               (STEP-UP)

0414-01  BAKER'S #2247      1,984    OCT 09,85    45,632  NOV 01,85  23.00       760,533         CAM 90015    .602600
                                     OCT 31,97                                      6.00         RET 90009    .534500
0416     VACANT UNIT        2,082

0418     VACANT UNIT        3,014

0420     VACANT UNIT        3,225

0502-02  GYMBOREE           1,360    APR 12,94    39,000  MAY 01,94  28.68       780,000         CAM 90006    .385700
                                     JAN 31,05    40,999  FEB 01,00  30.15          5.00         RET 90012    .385700
                                                                               (STEP-UP)

0503-02  PERLIS CRAWISH S     650    MAY 01,95    24,999  MAY 01,95  38.46       357,142                          75%
                                     APR 30,00                                      7.00                          75%
                                                                               (STEP-UP)

0504-01  JEANS WEST #50408  1,123   JULY 31,86   34,812   AUG 01,92  31.00       580,217         CAM 90015    .341100
                                     JUL 31,98                                      6.00         RET 90009    .302500

0506-01  REGIS HAIRSTYLEST  1,016    FEB 13,87    35,559  MAR 01,96  35.00       592,666         CAM 90015    .314600
                                     FEB 28,97                                      6.00         RET 90009    .274900

0508-01  FOOTLOCKER #7719   2,133    OCT 09,85                                 1,066,500         CAM 90015    .660500
                                     OCT 31,95                                      6.00         RET 90009    .574600

060_-__  AMERICA'S BEST CO  4,112    JUL 13,92    49,344  JUL 01,92  12.00       822,400         CAM 90002    1.27330
                                     JUN 30,02                                      6.00         RET 90010    1.32410
                                                                               (STEP-UP)

060_-__  VACANT UNIT        3,550


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996 10:34                                                                                                            PAGE 4
                                               PROPERTY MANAGEMENT INFORMATION SYSTEM
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96

                                                                                           CPI
                                                                                 % RENT   Base   Operating    Pro-
Unit                       Square     Lease           Annual Base Rent         Brkpnt-$   Year   Expense      Rata    Base
Ten #    Tenant             Feet      Term      Amount     Start      PSF       %(&Cat)     &%   Type         Share   Amount Options
====================================================================================================================================
0606-01  RADIO SHACK #01    2,753    OCT 09,85    57,813  NOV 01,93  21.00     1,104,075         CAM 90015    .852500
                                     OCT 31,97                                      3.00         RET 90009    .745000
                                                                                     G02
                                                                               (STEP-UP)
                                                                                 682,500
                                                                                    1.00
                                                                                     G)7
                                                                               (STEP-UP)


0608-02  AVENUE, THE        3,186    JUL 14,95                                   796,500
                                     DEC 31,49                                      6.00
                                                                               (STEP-UP)

0610-01  CHAMPS #14139      4,884    OCT 09,85   107,448  NOV 01,92  22.00     2,148,960         CAM 90015    1.51230
                                     OCT 31,96                                      5.00         RET 90009    .862100

0612-01  9 WEST #2017       1,440    OCT 02,85                                   320,000         CAM 90015    .445900
                                     FEB 28,96                                      6.00         RET 90009    .389700

0613-03  ELECTRONICS BOUTI  1,010    JUL 25,94    34,996  AUG 01,94  34.65       583,275         CAM 90005    .330000
                                     JUL 31,04                                      6.00         RET 90008    .330000
                                                                               (STEP-UP)
0614-03  ORECK FLOOR CARE     620    MAR 01,90                                                   CAM 02          100%
                                     APR 30,93                                                   RET 01          100%

0615-01  WOLF CAMERA        1,450    OCT 09,85                                                   CAM 90015    .449000
                                     OCT 31,95                                                   RET 90009    .392400

0616     VACANT UNIT          414

0617     VACANT UNIT          803

0618     BACANT UNIT          362

0702-01  KAY BEE TOY & HOB  3,270    OCT 09,85    78,480  NOV 01,94  24.00     1,308,000         CAM 90015    1.01260
                                     OCT 31,97                                      6.00         RET 90009    .881000

0704-02  EVERYTHINGS A $1   2,938    OCT 30,91    47,008  NOV 01,94  16.00       940,160         CAM 90002    .946100
                                     DEC 31,01    55,821  NOV 01,98  19.00          5.00         RET 90010    .946100
                                                                               (STEP-UP)

070_-__  FAMILY BOOKSTORES  2,288    OCT 31,94    41,184  SEP 01,95  18.00       686,400         CAM 90015    .708500
                                     AUG 31,00                                      6.00         RET 90009    .619100

070_-__  VACANT UNIT        3,051

0710-01  COUNTY SEAT #316   3,678    SEP 05,86    77,238  OCT 01,93  21.00     1,287,300         CAM 90015    1.13890
                                     SEP 30,96                                      6.00         RET 90009    .995300



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996  10:34                            PROPERTY MANAGEMENT INFORMATION SYSTEM                                         PAGE 5
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96

                                                                                                               CPI
                                                                                                    % RENT     Base    Operating
Unit                                      Square     Lease     -------Annual Base Rent------      Brkpnt-$     Year    Expense
Ten #       Tenant                          Feet     Term      Amount      Start         PSF      % (&Cat)     &  %    Type
------------------------------------------------------------------------------------------------------------------------------------
0711-02     FRIEDMAN'S JEWELE              1,467   JUL 14, 95  65,000    AUG 01, 95    44.31     1,083,333             CAM 90017
                                                   JUN 30, 05                                         6.00             RET 90008
                                                                                                 (STEP-UP)

0714-01     NATURALIZER SHOES                871   OCT 09, 85                                                          CAM 90015
                                                   OCT 31, 00                                                          RET 90009

0716-03     SWENSEN'S                        642   JUN 01, 95  35,000    JUN 01, 95    54.52       350,000             CAM 90005
                                                   DEC 31, 05                                        10.00             RET 90008

0718-01     RUBY TUESDAY                   4,514   OCT 09, 84  83,499    NOV 01, 95    18.50     1,609,995             CAM 90015
                                                   OCT 31, 00                                         5.00             RET 90009

0802        VACANT UNIT                    1,454


0804        VACANT UNIT                      889


0806        VACANT UNIT                      285


0808-02     MITCHELL'S FORMAL                800   NOV 01, 95  26,000    NOV 01, 95    32.50       325,000
                                                   OCT 31, 05  27,999    NOV 01, 00    35.00          8.00
                                                                                                 (STEP-UP)

0810-02     BARNIE'S COFFEE A                730   DEC 01, 88  36,500    JAN 01, 94    50.00       521,429             CAM 90015
                                                   DEC 31, 96                                         7.00             RET 90009

0811-01     THE SUNGLASS CO.                 491   OCT 15, 86  24,999    NOV 01, 86    50.92       312,500             CAM 90015
                                                   OCT 31, 96                                         8.00             RET 90009

0812-02     AFTERTHOUGHTS BOU                735   MAY 01, 90  30,000    MAY 01, 93    40.82       375,000     1985    CAM 90015
                                                   APR 30, 00  32,500    MAY 01, 97    44.22          8.00             RET 90009
                                                                                                 (STEP-UP)

0814-02     9 & CO.                        1,869   DEC 21, 93  44,856    JAN 01, 94    24.00       747,600             CAM 90005
                                                   DEC 31, 03  48,594    JAN 01, 97    26.00          6.00             RET 90008
                                                               52,332    JAN 01, 00    28.00     (STEP-UP)

0815-02     TOP LINE NAILS                 1,249   DEC 01, 91  15,000    DEC 01, 91    12.01       150,000             CAM 90015
                                                   NOV 30, 97                                        10.00             RET 90009

0816-01     ESPLANADE DENTAL               2,258   AUG 01, 88  45,160    AUG 01, 94    20.00                           CAM 90015

0818-01     CHALLENGES                     1,286   NOV 25, 88  51,440    DEC 01, 95    40.00       342,933             CAM 90015
                                                   NOV 30, 98                                        15.00             RET 90009

0819        TROPIK SUN FRUIT                 222   SEP 23, 86  26,000    OCT 01, 95     117.12     260,000             CAM 90015
                                                   DEC 31, 99                                        10.00             RET 90009
                                                                                                 (STEP-UP)


                                Pro-
Unit                            Rata          Base
Ten #       Tenant              Share         Amount     Options
----------------------------------------------------------------
0711-02     FRIEDMAN'S JEWELE


0714-01     NATURALIZER SHOES  .269700
                               .235700

0716-03     SWENSEN'S

0718-01     RUBY TUESDAY       1.29880
                               1.15210

0802        VACANT UNIT


0804        VACANT UNIT


0806        VACANT UNIT


0808-02     MITCHELL'S FORMAL



0810-02     BARNIE'S COFFEE A  .226000
                               .197500

0811-01     THE SUNGLASS CO.   .152000
                               .132900

0812-02     AFTERTHOUGHTS BOU  .227600
                               .198900

0814-02     9 & CO.            .610700
                               .610700


0815-02     TOP LINE NAILS     .232200
                               .203000

0816        ESPLANADE DENTAL   .699200
                               .611000

0818        CHALLENGES         .398200
                               .348000

0819        TROPIK SUN FRUIT   .068700
                               .068100


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996  10:34                            PROPERTY MANAGEMENT INFORMATION SYSTEM                                         PAGE 6
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96

                                                                                                               CPI
                                                                                                    % RENT     Base    Operating
Unit -                                    Square     Lease     -------Annual Base Rent------      Brkpnt-$     Year    Expense
Ten #       Tenant                          Feet     Term      Amount      Start         PSF      % (&Cat)     &  %    Type
------------------------------------------------------------------------------------------------------------------------------------
0822-02     MANCHU WOK                        630   NOV 01, 95  62,000    NOV 01, 95    98.41    1,206,027
                                                    JAN 31, 06  65,000    NOV 01, 98    103.17        6.00
                                                                68,000    NOV 01, 02    107.94   (STEP-UP)

0824        VACANT UNIT                       711

0826-03     WENDY'S OLD FASHI               1,161   OCT 01, 91  25,000    OCT 01, 91    21.53      400,000              CAM 90002
                                                    JUL 31, 99                                        6.00              RET 90009
                                                                                                  (STEP-UP)

0828-01     TACO BELL #3258                   738   OCT 09, 85  39,999    NOV 01, 94    54.20      666,667              CAM 90015
                                                    OCT 31, 96                                                          RET 90009

0830-01     SBARRO                          1,385   NOV 16, 93  72,020    DEC 01, 93    52.00      900,250              CAM 90005
                                                    NOV 30, 03                                        8.00              RET 90011

0834-01     A&W HOT DOGS & MO                 630   NOV 01, 90  25,000    NOV 01, 90    39.68      250,000              CAM 90004
                                                    OCT 31, 00                                       10.00              RET 90009

0836-02     ARBY'S                            630   NOV 21, 89  25,000    DEC 01, 92    39.68      357,144              CAM 90015
                                                    NOV 30, 99  29,000    DEC 01, 96    46.03         7.00              RET 90009

0838-01     FRULLATI CAFE                     680   SEP 01, 95  31,001    SEP 01, 95    45.59      442,874
                                                    DEC 31, 05  33,000    SEP 01, 98    48.53         7.00
                                                                35,000    SEP 01, 02    51.47    (STEP-UP)

1001-01     ZALES JEWELERS #1               1,022   OCT 09, 85  53,144    NOV 01, 93    52.00      885,733              CAM 90015
                                                    OCT 31, 97                                        6.00              RET 90009

1002-01     FIRST NATIONAL BA                  60   JUL 01, 94  3,000     JUL 01, 94    50.00                           CAM 03
                                                    DEC 31, 97                                                          RET 03

1003        VACANT UNIT                     1,320


1004-04     CALIFORNIA CLOSET               2,581   MAY 01, 95                                                          CAM N/A
                                                    APR 30, 96

1006-01     CHICK-FIL-A                     2,088   OCT 09, 85  52,200    NOV 01, 95    25.00      870,000              CAM 90015
                                                    OCT 31, 00                                        6.00              RET 90009

100         DECK THE WALLS                  1,420   OCT 09, 85                                     710,000              CAM 90015
                                                    OCT 31, 95                                        6.00              RET 90009

101         WICKS' N' STICKS                  928   NOV 01, 95  42,000    NOV 01, 95    45.26      525,000
                                                    DEC 31, 05                                        8.00

101         PETITE SOPHISTICA               1,586   OCT 09, 85  28,548    NOV 01, 85    18.00      570,960              CAM 90015
                                                    OCT 31, 97                                        5.00              RET 90009


                                Pro-
Unit                            Rata          Base
Ten #       Tenant              Share         Amount     Options
----------------------------------------------------------------
0822-02     MANCHU WOK


0824        VACANT UNIT

0826-03     WENDY'S OLD FASHI   .373900
                                .325100

0828-01     TACO BELL #3258     .228500
                                .199700

0830-01     SBARRO              .452600
                                .452600

0834-01     A&W HOT DOGS & MO   .195100
                                .170500

0836-02     ARBY'S              .195100
                                .170500

0838-01     FRULLATI CAFE



1001-01     ZALES JEWELERS #1   .316500
                                .275300

1002-01     FIRST NATIONAL BA   0
                                0

1003        VACANT UNIT


1004-04     CALIFORNIA CLOSET


1006-01     CHICK-FIL-A         .600800
                                .532900

100         DECK THE WALLS      .431300
                                .382600

101         WICKS' N' STICKS


101         PETITE SOPHISTICA   .481700
                                .427300


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996  10:34                            PROPERTY MANAGEMENT INFORMATION SYSTEM                                         PAGE 7
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96

                                                                                                               CPI
                                                                                                    % RENT     Base    Operating
Unit                                      Square     Lease     -------Annual Base Rent------      Brkpnt-$     Year    Expense
Ten #       Tenant                          Feet     Term      Amount      Start         PSF      % (&Cat)     &  %    Type
------------------------------------------------------------------------------------------------------------------------------------
1014        VACANT UNIT                     2,442

1016-02     LILLIE RUBIN                    2,991   NOV 01, 95  53,987    NOV 01, 95    18.05      899,792
                                                    OCT 31, 05                                        6.00
                                                                                                  (STEP-UP)

1018-02     LYNN'S HALLMARK S               3,236   SEP 01, 93  61,474    SEP 01, 93    19.00       922,857            CAM 90013
                                                    AUG 31, 05  69,573    SEP 01, 97    21.50          7.00            RET 90012
                                                                77,664    SEP 01, 01    24.00     (STEP-UP)

1020-04     GADZOOKS                        2,187   NOV 19, 93  48,125    NOV 01, 93    22.01       802,083            CAM 90006
                                                    DEC 31, 03  52,500    NOV 01, 98    24.01          6.00            RET 90012
                                                                                                  (STEP-UP)

1104-02     LERNER NEW YORK #              12,135   JAN 30, 91  157,905   FEB 01, 91    13.01     3,158,120            CAM 90015
                                                    JAN 31, 03  176,184   FEB 01, 97    14.52          5.00            RET 90009
                                                                                                  (STEP-UP)

1106        VACANT UNIT                       133

1202-01     PAYLESS SHOE SOUR               2,626   NOV 22, 88  63,024    DEC 01, 88    24.00     1,050,400            CAM 90015
                                                    NOV 30, 98                                         6.00            RET 90009

1204        VACANT UNIT                       442

1206-02     GREAT AMERICAN CO                 586   NOV 01, 95  60,000    NOV 01, 95    102.39      600,000
                                                    OCT 31, 05  65,000    NOV 01, 00    110.92        10.00
                                                                                                  (STEP-UP)

1208-01     DOLCIS                          1,750   OCT 09, 85                                      875,000            CAM 90015
                                                    OCT 31, 95                                        10.00            RET 90009

1210-02     LADY FOOTLOCKER                 1,100   MAR 13, 90  42,000    APR 01, 90    38.18       700,000            CAM 90015
                                                    MAR 31, 00                                         7.00            RET 90009

1212-01     BUTTERFIELDS, ETC.              1,080   APR 01, 87  32,400    APR 01, 94    30.00       462,857            CAM 90015
                                                    MAR 31, 97                                         7.00            RET 90009

1214-02     RACK ROOM SHOES                 5,770   JUN 30, 94  86,500    AUG 01, 94    15.00     2,163,750            CAM 03
                                                    JUL 30, 04                                         4.00            RET 03
                                                                                                  (STEP-UP)

121?-??     VACANT UNIT                     2,064

13??-??     BAILEY, BANKS & B               2,065   OCT 09, 85  68,259    NOV 01, 93    33.06     1,376,667             CAM 90015
                                                    OCT 31, 97                                         6.00             RET 90009
                                                                                                  (STEP-UP)


                                Pro-
Unit                            Rata          Base
Ten #       Tenant              Share         Amount     Options
----------------------------------------------------------------
1014        VACANT UNIT

1016-02     LILLIE RUBIN


1018-02     LYNN'S HALLMARK S   .917700
                                .917700

1020-04     GADZOOKS            .620200
                                .620200

1104-02     LERNER NEW YORK #   3.68560
                                3.26920

1106        VACANT UNIT


1202-01     PAYLESS SHOE SOUR   .813100
                                .710600

1204        VACANT UNIT


1206-02     GREAT AMERICAN CO


1208-01     DOLCIS              .541900
                                .471500

1210-02     LADY FOOTLOCKER     .340600
                                .291000

1212-01     BUTTERFIELDS, ETC.  .328000
                                .291000

1214-02     RACK ROOM SHOES           0
                                      0

121?-??     VACANT UNIT

13??-??     BAILEY, BANKS & B   .639400
                                .556300

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996  10:34                            PROPERTY MANAGEMENT INFORMATION SYSTEM                                         PAGE 8
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96

                                                                                                               CPI
                                                                                                    % RENT     Base    Operating
Unit                                      Square     Lease     -------Annual Base Rent------      Brkpnt-$     Year    Expense
Ten #       Tenant                          Feet     Term      Amount      Start         PSF      % (&Cat)     &  %    Type
------------------------------------------------------------------------------------------------------------------------------------
1304-01     MONOGRAM EXPRESS                 390   NOV 01, 91  24,000    NOV 01, 92    61.54       300,000             CAM 90002
                                                   OCT 31, 99  26,000    NOV 01, 98    66.67          8.00             RET 90010
                                                                                                 (STEP-UP)

1306-01     STRIDE RITE #1535              1,087   OCT 09, 85                                                          CAM 90015
                                                   OCT 31, 95                                                          RET 90009

1308-01     SIZE 5-7-9 SHOP                1,302   OCT 09, 85  28,644    NOV 01, 85    22.00       477,400             CAM 90015
                                                   OCT 31, 97                                         6.00             RET 90009

1309-01     G. H. BASS                     1,445   APR 01, 86  65,025    APR 01, 93    45.00     1,083,750             CAM 90015
                                                   MAR 31, 96                                         6.00             RET 90009

1402-01     AUGUST MAX WOMAN               2,477   OCT 01, 86  59,448    OCT 01, 94    24.00     1,188,960             CAM 90015
                                                   SEP 30, 98                                         5.00             RET 90009

1406-03     BATH & BODY WORKS              2,024   JUN 21, 94  36,432    JUL 01, 94    18.00       728,640             CAM 90004
                                                   JUN 30, 06  40,479    AUG 01, 98    20.00          5.00             RET 90010
                                                               44,528    AUG 01, 02    22.00     (STEP-UP)

1408-02     GAP, THE                       8,780   SEP 15, 93  219,500   AUG 01, 93    25.00     4,390,000             CAM 90016
                                                   DEC 31, 98                                         6.00             RET 90009

1422        VACANT UNIT                    1,841


1602-01     SCRIBBLES & GIGGLE             2,543   OCT 01, 86  55,946    OCT 01, 86    22.00       699.325             CAM 90015
                                                   SEP 30, 96                                         8.00             RET 90009

1604-06     THE NEW ORLEANS C              4,489   MAR 01, 96                                            0             CAM N/A
                                                   DEC 31, 96                                        10.00

1606-01     CONTEMPO CASUALS               3,870   OCT 01, 86  89,010    OCT 01, 94    23.00     1,780,200             CAM 90015
                                                   SEP 30, 98                                         5.00             RET 90009

1610-02     WET SEAL                       4,790   NOV 12, 93  105,380   DEC 01, 93    22.00     1,756,333             CAM 90007
                                                   NOV 30, 05  114,960   DEC 01, 99    24.00          6.00             RET 90012
                                                                                                 (STEP-UP)

1620        VACANT UNIT                      769


1702-01     RAPPS LUGGAGE & G              2,173   NOV 07, 87  39,114    DEC 01, 95    18.00       651,900             CAM 90015
                                                   NOV 30, 97                                         6.00             RET 90009

1704-02     SANRIO SUPRISES                1,000   SEP 01, 90  34,000    SEP 01, 95    34.00       485,714             CAM 90015
                                                   DEC 31, 01  36,000    SEP 01, 98    36.00          7.00             RET 90009
                                                                                                 (STEP-UP)

1708        VACANT UNIT                    4,496


                                Pro-
Unit                            Rata          Base
Ten #       Tenant              Share         Amount     Options
----------------------------------------------------------------
1304-01     MONOGRAM EXPRESS   .125600
                               .125600

1306-01     STRIDE RITE #1535  .336600
                               .294100

1308-01     SIZE 5-7-9 SHOP    .395400
                               .350800

1309-01     G. H. BASS         .447400
                               .391000

1402-01     AUGUST MAX WOMAN   .752300
                               .667300

1406-03     BATH & BODY WORKS  .614700
                               .614700

1408-02     GAP, THE           2.36540
                               2.45840
1422        VACANT UNIT

1602-01     SCRIBBLES & GIGGLE .787400
                               .688100

1604-06     THE NEW ORLEANS C  .787400

1606-01     CONTEMPO CASUALS   1.19840
                               1.04720

1610-02     WET SEAL           1.35840
                               1.35840

1620        VACANT UNIT

1702-01     RAPPS LUGGAGE & G  .672900
                               .588000

1704-02     SANRIO SUPRISES    .309700
                               .270600

1708        VACANT UNIT


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996  10:34                            PROPERTY MANAGEMENT INFORMAION SYSTEM                                         PAGE 9
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96

                                                                                                               CPI
                                                                                                    % RENT     Base    Operating
Unit                                      Square     Lease     -------Annual Base Rent------      Brkpnt-$     Year    Expense
Ten #       Tenant                          Feet     Term      Amount      Start         PSF      % (&Cat)     &  %    Type
------------------------------------------------------------------------------------------------------------------------------------
1710-02     B&L CUES & ETC.                1,399   NOV 01, 95                                                          CAM N/A
                                                   DEC 31, 95

1712-01     CIRCUS WORLD/PLAY              3,400   OCT 01, 86  78,200    OCT 01, 86     23.00    1,303,333             CAM 90015
                                                   JAN 31, 97                                         6.00             RET 90009

1718        VACANT UNIT                    1,228


1812-02     EXPRESS AND/OR CO             11,028   NOV 16, 94  198,504   DEC 01, 94     18.00    3,970,080             CAM 90004
                                                   JAN 31, 06                                         5.00             RET 90010
                                                                                                 (STEP-UP)

2002-01     MOTHERTIME                     2,364   OCT 01, 86  27,999    OCT 01, 91     11.84      400,000             CAM 90015
                                                   JAN 31, 97                                         7.00             RET 90009
                                                                                                 (STEP-UP)

2004        VACANT UNIT                    2,616


2006-01     THIS END UP                      801   OCT 01, 86  30,438    OCT 01, 94     38.00      608.760             CAM 90015
                                                   SEP 30, 98                                         5.00             RET 90009

2008-01     FATHER & SON SHOE              1,732   APR 01, 87  51,960    APR 01, 94     30.00      866,000             CAM 90015
                                                   MAR 31, 97                                         6.00             RET 90009

2010-06     SPORTS AVENUE                  1,729   MAY 01, 95                                      300,000             CAM N/A
                                                   APR 30, 96                                         6.00

2012-01     BABBAGE'S # 105                1,380   NOV 14, 88  44,160    DEC 01, 93     32.00      883,200             CAM 90015
                                                   NOV 30, 98                                         5.00             RET 90009

2016-03     WALDENBOOKS/WALDE              7,349   JUN 01, 95  183,725   JUN 01, 95     25.00    3,062,083             CAM 90006
                                                                                                      6.00             RET 90012
                                                                                                 (STEP-UP)

2020-01     LENS CRAFTER #141              6,397   FEB 01, 87  121,542   FEB 01, 95     19.00    3,038,575             CAM 90015
                                                   JAN 31, 99                                         4.00             RET 90009

2022-01     CLAIRE'S BOUTIQUE                750   OCT 01, 86  26,250    OCT 01, 86     35.00      328,125             CAM 90015
                                                   SEP 30, 96                                         8.00             RET 90009

2024-01     AT&T PHONE CENTER              2,428   AUG 30, 94  43,558    SEP 01, 94     17.94                          CAM 90005
                                                   DEC 31, 01                                                          RET 90008

210         SEQUINS ORIGINALS              4,149   SEP 01, 96                                      240,000             CAM N/A
                                                   FEB 29, 96                                        10.00

210-05      EDDIE BAUER                    5,931   OCT 12, 90  142,344   NOV 01, 95     24.00    2,846,880             CAM 90015
                                                   NOV 30, 00                                         5.00             RET 90009
                                                                                                 (STEP-UP)


                                Pro-
Unit                            Rata          Base
Ten #       Tenant              Share         Amount     Options
----------------------------------------------------------------
1710-02     B&l CUES & ETC.

1712-01     CIRCUS WORLD/PLAY  1.05280
                               .916000

1718        VACANT UNIT

1812-02     EXPRESS AND/OR CO      90%
                                  3001

2002-01     MOTHERTIME         .732000
                               .639700


2004        VACANT UNIT


2006-01     THIS END UP        .248000
                               .215800

2008-01     FATHER & SON SHOE  .526000
                               .446600

2010-06     SPORTS AVENUE


2012-01     BABBAGE'S # 105    .427300
                               .373400

2016-03     WALDENBOOKS/WALDE


2020-01     LENS CRAFTER #141  1.98090
                               1.73110

2022-01     CLAIRE'S BOUTIQUE  .232200
                               .203000

2024-01     AT&T PHONE CENTER  .793400
                               .793400

210         SEQUINS ORIGINALS


210-05      EDDIE BAUER        1.83660
                               1.60500


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996  10:34                            PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 10
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96

                                                                                                               CPI
                                                                                                    % RENT     Base    Operating
Unit                                      Square     Lease     -------Annual Base Rent------      Brkpnt-$     Year    Expense
Ten #       Tenant                          Feet     Term      Amount      Start         PSF      % (&Cat)     &  %    Type
------------------------------------------------------------------------------------------------------------------------------------
2108-01     GORDON'S JEWELERS             1,369    OCT 01, 96  50,000    MAR 01, 93    36.52       833,333             CAM 90015
                                                   SEP 30, 96                                         6.00             RET 90009

2110-02     FREDERICK'S OF HO             1,696    MAY 26, 90  42,399    MAY 01, 90    25.00       605,715             CAM 90015
                                                   JAN 31, 99                                         7.00             RET 90009
                                                                                                 (STEP-UP)
2114        VACANT UNIT                     933

2116        VACANT UNIT                   1,340

2202-02     OLAN MILLS                    1,100    MAY 01, 92  29,700    MAY 01, 95    27.00       495,000             CAM 90002
                                                   APR 30, 97                                         7.00             RET 90009
                                                                                                 (STEP-UP)

2204-03     THINGS REMEMBERED             1,197    MAR 11, 95  45,600    APR 01, 95    38.10       570,000             CAM 90006
                                                   MAR 31, 05                                         8.00             RET 90012
                                                                                                 (STEP-UP)

2206-02     FOOT ACTION USA               9,011    NOV 17, 94  180,620   DEC 01, 94    20.00     3,612,400             CAM 90016
                                                   DEC 31, 04                                         5.00             RET 90009
2216        VACANT UNIT                   1,917

9020-01     MERVYN'S                          0    OCT 09, 85                                                          CAM 03
                                                   OCT 31, 10                                                          RET 03

9030-01     DILLARD'S                         0    OCT 09, 85                                                          CAM 03
                                                   OCT 31, 05                                                          RET 03

9040-01     MACY'S                            0    OCT 01, 86                                                          CAM 03
                                                   SEP 30, 01                                                          RET 03

9050-01     DILLARD'S II                      0    JUL 20, 92  174,750   JUL 01, 92    0.00      6,990,000             CAM 03
                                                   SEP 30, 11                                         2.50             RET 90009
                                                                                                 (STEP-UP)
K010        VACANT UNIT                       0

K100        VACANT UNIT                       0

K20         NORDIC TRACK                      0    AUG 01, 95                                      100,000             CAM N/A
                                                   JUN 30, 96                                        10.00
K30         VACANT UNIT                       0

K40         JEFFERSON GUARANT                 0    JUN 01, 95                                                          CAM N/A
                                                   MAY 31, 97

                                Pro-
Unit                            Rata          Base
Ten #       Tenant              Share         Amount     Options
----------------------------------------------------------------
2108-01     GORDON'S JEWELERS  .423900
                               .370500

2110-02     FREDERICK'S OF HO  .525200
                               .458900

2114        VACANT UNIT

2116        VACANT UNIT

2202-02     OLAN MILLS         .340600
                               .308000

2204-03     THINGS REMEMBERED


2206-02     FOOT ACTION USA    2.43300
                               2.43300

2216        VACANT UNIT

9020-01     MERVYN'S                 0
                                     0

9030-01     DILLARD'S                0
                                     0

9040-01     MACY'S                   0
                                     0

9050-01     DILLARD'S II            0%
                               11.2988

K010        VACANT UNIT

K100        VACANT UNIT

k20         NORDIC TRACK

K30         VACANT UNIT

K40         JEFFERSON GUARANT

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996  10:34                            PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 11
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96

                                                                                                               CPI
                                                                                                    % RENT     Base    Operating
Unit                                      Square     Lease     -------Annual Base Rent------      BRKPNT-$     Year    Expense
Ten #       Tenant                          Feet     Term      Amount      Start         PSF     % (& Cat)     &  %    Type
------------------------------------------------------------------------------------------------------------------------------------
K500-01     KIDDIE KONCEPTS,                  0    NOV 15, 95                                           0              CAM N/A
                                                   NOV 14, 98                                       30.00

K600-02     CENTURY 21 HOME I                 0    JAN 15, 96                                                          CAM N/A
                                                   JUN 30, 96

K700-01     THE CALENDAR COMP                 0    NOV 01, 95                                                          CAM N/A
                                                   DEC 31, 95

K800-01     HICKORY FARMS                     0    NOV 14, 95                                                          CAM N/A
                                                   DEC 31, 95

K900-01     AUTO PHOTO SYSTEM                 0    SEP 12, 95                                      14,400              CAM N/A
                                                   MAR 31, 96                                       25.00

P001        VACANT UNIT                       0


P002-02     RIBBONS & BOWS                    0    SEP 15 95                                                           CAM N/A
                                                   DEC 31, 95

P003-02     LA STYLES, INC.                   0    AUG 01, 95                                                          CAM N/A
                                                   DEC 31, 95

P004        VACANT UNIT                       0


P005-03     KAJUN KREATIONS                   0    AUG 21, 95                                                          CAM N/A
                                                   DEC 31, 95

P006-02     MUG SHOTS                         0    JAN 01, 96                                      48,600              CAM N/A
                                                   DEC 31, 96                                       15.00

P007-04     SILVER NIGHTS                     0    JAN 01, 96                                                          CAM N/A
                                                   DEC 31, 96

P008-03     WHAT'S IN A NAME                  0    SEP 01, 95                                                          CAM N/A
                                                   DEC 31, 96

P009-04     J.C. POGS                         0    OCT 01, 95                                                          CAM N/A
                                                   DEC 31, 95

P010-03     CUTE STUFF                        0    SEP 01, 95                                                          CAM N/A
                                                   DEC 31, 95

P010-03     FLORSHEIM                         0    AUG 03, 92                                                          CAM 03
                                                   JUN 01, 97                                                          RET 03

PN02        CHILDREN'S PLACE                  0    MAR 30, 93                                                          CAM 03
                                                   DEC 30, 93                                                          RET 03


                                Pro-
Unit                            Rata          Base
Ten #       Tenant              Share         Amount     Options
----------------------------------------------------------------
K500-01     KIDDIE KONCEPTS,


K600-02     CENTURY 21 HOME I


K700-01     THE CALENDAR COMP


K800-01     HICKORY FARMS


K900-01     AUTO PHOTO SYSTEM


P001        VACANT UNIT


P002-02     RIBBONS & BOWS


P003-02     LA STYLES, INC.


P004        VACANT UNIT


P005-03     KAJUN KREATIONS


P006-02     MUG SHOTS


P007-04     SILVER NIGHTS


P008-03     WHAT'S IN A NAME


P009-04     J.C. POGS


P010-03     FLORSHEIM               0
                                    0

PN02        CHILDREN'S PLACE        0
                                    0


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MAR 11, 1996  10:34                            PROPERTY MANAGEMENT INFORMATION SYSTEM                                        PAGE 12
                                               RENT ROLL FOR 9114 ESPLANADE, THE - 00
                                                          AS OF MAR 11, 96

                                                                                                               CPI
                                                                                                    % RENT     Base    Operating
Unit                                      Square     Lease     -------Annual Base Rent------      BRKPNT-$     Year    Expense
Ten #       Tenant                          Feet     Term      Amount      Start         PSF     % (& Cat)     &  %    Type
------------------------------------------------------------------------------------------------------------------------------------
T001-01     CLANCY DEVELOPMEN                 0    JUN 22, 87                                                          CAM 03
                                                   DEC 31, 49                                                          RET 03

T002-01     PAY TELEPHONE AME                 0    OCT 01, 92                                                          CAM 03
                                                   SEP 30, 97                                                          RET 03

T003-01     3M COMPANY                        0    JAN 01, 93                                                          CAM 03
                                                   DEC 31, 98                                                          RET 03

T418        VACANT UNIT                       0


T708        VACANT UNIT                       0

              TOTAL SQUARE FEET         366,435


                                Pro-
Unit                            Rata          Base
Ten #       Tenant              Share         Amount     Options
----------------------------------------------------------------
T001-01     CLANCY DEVELOPMEN       0
                                    0

T002-01     PAY TELEPHONE AME       0
                                    0

T003-01     3M COMPANY              0
                                    0

T418        VACANT UNIT             0

T708        VACANT UNIT             0

** EXPENSE TYPE LEGEND **

01 PRORATA NET OF MAJORS
02 PRORATA +15% NET OF MAJORS
03 FIXED BILLING



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                       Page 1

                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
PRIMARY TRADE AREA                                  COORD:  00:00.00   00:00.00
-------------------------------------------------------------------------------

DESCRIPTION                                                              TOTALS
-------------------------------------------------------------------------------

POPULATION
      2001 PROJECTION                                                   172,767
      1996 ESTIMATE                                                     171,682
      1990 CENSUS                                                       168,661
      1980 CENSUS                                                       171,351
      GROWTH 1980 - 1990                                                  -1.57%

HOUSEHOLDS
      2001 PROJECTION                                                    67,578
      1996 ESTIMATE                                                      65,702
      1990 CENSUS                                                        61,S37
      1980 CENSUS                                                        55,855
      GROWTH 1980 - 1990                                                  10.17%

1996 ESTIMATED POPULATION BY RACE                                       171,682
      WHITE                                                               82.25%
      BLACK                                                               14.40%
      ASIAN & PACIFIC ISLANDER                                             1.46%
      OTHER RACES                                                          1.88%

1996 ESTIMATED POPULATION                                               171,682
      HISPANIC ORIGIN                                                      7.59%

OCCUPIED UNITS                                                           61,537
      OWNER OCCUPIED                                                      66.28%
      RENTER OCCUPIED                                                     33.72%
      1990 AVERAGE PERSONS PER HH                                          2.73

1996 EST. HOUSEHOLDS BY INCOME                                           65,702
      $ 150,000  OR MORE                                                   4.03%
      $ 100,000   TO  $  149,999                                           4.25%
      $  75,000   TO  $   99,999                                           7.19%
      $  50,000   TO  $   74,999                                          20.91%
      $  35,000   TO  $   49,999                                          18.81%
      $  25,000   TO  $   34,999                                          14.09%
      $  15,000   TO  $   24,999                                          13.54%
      $   5,000   TO  $   15,000                                          12.51%
        UNDER $    5,000                                                   4.68%

1996 EST. AVERAGE HOUSEHOLD INCOME                                      $50,035
1996  EST. MEDIAN HOUSEHOLD INCOME                                      $39,137
1996  EST. PER CAPITA INCOME                                            $19,291

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                       Page 2

                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
PRIMARY TRADE AREA                                  COORD:  00:00.00   00:00.00
-------------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-------------------------------------------------------------------------------

1996 ESTIMATED POPULATION BY SEX                                       171,682
    MALE                                                                 47.74%
    FEMALE                                                               52.26%

MARITAL STATUS                                                         131,149
    SINGLE MALE                                                          13.31%
    SINGLE FEMALE                                                        11.89%
    MARRIED                                                              56.43%
    PREVIOUSLY MARRIED MALE                                               5.69%
    PREVIOUSLY MARRIED FEMALE                                            12.69%

HOUSEHOLDS WITH CHILDREN                                                24,661
    MARRIED COUPLE FAMILY                                                74.68%
    OTHER FAMILY-MALE HEAD                                                4.31%
    OTHER FAMILY-FEMALE HEAD                                             20.24%
    NON FAMILY                                                            0.77%

1996 ESTIMATED POPULATION BY AGE                                       171,682
     UNDER 5 YEARS                                                        6.75%
     5 TO 9 YEARS                                                         6.92%
     10 TO 14 YEARS                                                       6.88%
     15 TO 17 YEARS                                                       4.77%
     18 TO 20 YEARS                                                       3.77%
     21 TO 24 YEARS                                                       5.22%
     25 TO 29 YEARS                                                       7.08%
     30 TO 34 YEARS                                                       8.08%
     35 TO 39 YEARS                                                       9.33%
     40 TO 49 YEARS                                                      16.34%
     50 TO 59 YEARS                                                       9.76%
     60 TO 64 YEARS                                                       4.36%
     65 TO 69 YEARS                                                       3.99%
     70 TO 74 YEARS                                                       2.97%
     75 +  YEARS                                                          3.79%

     MEDIAN AGE                                                          35.28
     AVERAGE AGE                                                         35.71

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                       Page 3

                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
PRIMARY TRADE AREA                                  COORD:  00:00.00   00:00.00
-------------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-------------------------------------------------------------------------------

1996 ESTIMATED FEMALE POP. BY AGE                                      89,728
    UNDER 5 YEARS                                                        6.46%
    5 TO 9 YEARS                                                         6.41%
    10 TO 14 YEARS                                                       6.63%
    15 TO 17 YEARS                                                       4.38%
    18 TO 20 YEARS                                                       3.67%
    21 TO 24 YEARS                                                       5.18%
    25 TO 29 YEARS                                                       7.20%
    30 TO 34 YEARS                                                       8.00%
    35 TO 39 YEARS                                                       9.19%
    40 TO 49 YEARS                                                       6.58%
    50 TO 59 YEARS                                                       9.94%
    60 TO 64 YEARS                                                       4.50%
    65 TO 69 YEARS                                                       4.14%
    70 TO 74 YEARS                                                       3.06%
    75  + YEARS                                                          4.65%
    FEMALE MEDIAN AGE                                                   36.12
    FEMALE AVERAGE AGE                                                  36.69

POPULATION BY HOUSEHOLD TYPE                                          168,661
    FAMILY HOUSEHOLDS                                                   88.27%
    NON-FAMILY HOUSEHOLDS                                               11.19%
    GROUP QUARTERS                                                       0.53%

HOUSEHOLDS BY TYPE                                                     61,537
    SINGLE MALE                                                          9.69%
    SINGLE FEMALE                                                       12.59%
    MARRIED COUPLE                                                      57.81%
    OTHER FAMILY-MALE HEAD                                               3.47%
    OTHER FAMILY-FEMALE HEAD                                            12.62%
    NON FAMILY-MALE HEAD                                                 2.23%
    NON FAMILY-FEMALE HEAD                                               1.58%

POPULATION BY URBAN VS. RURAL                                         168,349
    URBAN                                                               99.98%
    RURAL                                                                0.02%

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                       Page 4

                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
PRIMARY TRADE AREA                                  COORD:  00:00.00   00:00.00
-------------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-------------------------------------------------------------------------------

FEMALES 16+ WITH CHILDREN 0 17: BASE                                   67,933
    WORKING WITH CHILD 0 - 5                                             5.81%
    NOT WORKING WITH CHILD 0 - 5                                         0.44%
    NOT IN LABOR FORCE WITH CHILD 0 - 5                                  3.07%
    WORKING WITH CHILD 6 - 17                                           12.98%
    NOT WORKING WITH CHILD 6 - 17                                        0.75%
    NOT IN LAD. FORCE WITH CHILD 6 - 17                                  4.65%
    WORKING WITH CHILD 0 - 5 & 6 - 18                                    3.48%
    NOT WORKING WITH CHILD 0-5& 6-18                                     0.35%
    NOT IN LAB. FORCE W/CHILD 0-5 &6-18                                  3.11%
    WORKING WITH NO CHILDREN                                            34.12%
    NOT WORKING WITH NO CHILDREN                                         2.29%
    NOT IN LAB. FORCE WITH NO CHILD.                                    28.95%

HH BY AGE BY POVERTY STATUS                                            61,413
    ABOVE POVERTY UNDER AGE 65                                          75.61%
    ABOVE POVERTY AGE 65 +                                              13.56%
    BELOW POVERTY UNDER AGE 65                                           8.73%
    BELOW POVERTY AGE 65 +                                               2.09%

POPULATION 16+ BY EMPLOYMENT STATUS                                   128,481
    EMPLOYED IN ARMED FORCES                                             0.20%
    EMPLOYED CIVILIANS                                                  64.34%
    UNEMPLOYED CIVILIANS                                                 4.14%
    NOT IN LABOR FORCE                                                  31.31%

POPULATION 16+ BY OCCUPATION                                           82,667
    EXECUTIVE AND MANAGERIAL                                            13.71%
    PROFESSIONAL SPECIALTY                                              14.76%
    TECHNICAL SUPPORT                                                    3.95%
    SALES                                                               16.52%
    ADMINISTRATIVE SUPPORT                                              19.41%
    SERVICE: PRIVATE HOUSEHOLD                                           0.33%
    SERVICE: PROTECTIVE                                                  2.03%
    SERVICE: OTHER                                                       8.94%
    FARMING FORESTRY & FISHING                                           0.80%
    PRECISION PRODUCTION & CRAFT                                        10.28%
    MACHINE OPERATOR                                                     2.61%
    TRANS. AND MATERIAL MOVING                                           3.74%
    LABORERS                                                             2.93%

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                       Page 5

                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
PRIMARY TRADE AREA                                  COORD:  00:00.00   00:00.00
-------------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-------------------------------------------------------------------------------

FAMILIES BY NUMBER OF WORKERS                                          46,001
    NO WORKERS                                                          10.46%
    ONE WORKER                                                          28.70%
    TWO WORKERS                                                         47.06%
    THREE + WORKERS                                                     13.78%

HISPANIC POPULATION BY TYPE                                           168,661
    NOT HISPANIC                                                        92.80%
    MEXICAN                                                              0.81%
    PUERTO RICAN                                                         0.33%
    CUBAN                                                                0.89%
    OTHER HISPANIC                                                       5.16%

1996 HISPANIC RACE BASE                                                13,030
    WHITE                                                               72.25%
    BLACK                                                                2.15%
    ASIAN                                                                0.78%
    OTHER                                                               24.82%

POPULATION BY TRANSPORTATION TO WORK                                   81,688
    DRIVE ALONE                                                         80.65%
    CAR POOL                                                            12.90%
    PUBLIC TRANSPORTATION                                                1.84%
    DRIVE MOTORCYCLE                                                     0.13%
    WALKED ONLY                                                          1.62%
    OTHER MEANS                                                          0.94%
    WORKED AT HOME                                                       1.92%

POPULATION BY TRAVEL TIME TO WORK                                      81,688
    UNDER 10 MINUTES/ WORK AT HOME                                      11.54%
    10 TO 29 MINUTES                                                    52.46%
    30 TO 59 MINUTES                                                    31.58%
    60 TO 89 MINUTES                                                     2.73%
    90+ MINUTES                                                          1.69%
    AVERAGE TRAVEL TIME IN MINUTES                                      23.55

HOUSEHOLDS BY NO. OF VEHICLES                                          61,447
    NO VEHICLES                                                          6.46%
    1 VEHICLE                                                           34.74%
    2 VEHICLES                                                          43.39%
    3+ VEHICLES                                                         15.41%
    ESTIMATED TOTAL VEHICLES                                          104,976


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                       Page 6

                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
PRIMARY TRADE AREA                                  COORD:  00:00.00   00:00.00
-------------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-------------------------------------------------------------------------------

POPULATION 25+ BY EDUCATION LEVEL                                     107,074
    ELEMENTARY (0-8)                                                     7.79%
    SOME HIGH SCHOOL (9-11)                                             12.08%
    HIGH SCHOOL GRADUATE (12)                                           31.04%
    SOME COLLEGE (13-15)                                                22.00%
    ASSOCIATES DEGREE ONLY                                               4.71%
    BACHELORS DEGREE ONLY                                               15.35%
    GRADUATE DEGREE                                                      7.02%

POPULATION ENROLLED IN SCHOOL                                          45,257
    PUBLIC PRE- PRIMARY                                                  2.86%
    PRIVATE PRE- PRIMARY                                                 6.68%
    PUBLIC ELEM/HIGH                                                    39.15%
    PRIVATE ELEM/HIGH                                                  27.18%
    ENROLLED IN COLLEGE  24.12%

HOUSING UNITS BY OCCUPANCY STATUS                                      66,596
    OCCUPIED                                                            92.40%
    VACANT                                                               7.60%

VACANT UNITS                                                            5,058
    FOR RENT                                                            52.92%
    FOR SALE                                                            14.39%
    SEASONAL-                                                            3.19%
    OTHER                                                               29.50%

OWNER OCCUPIED PROPERTY VALUES                                         36,652
    UNDER $25,000                                                        1.11%
    $25,000 TO $49,999                                                   8.81%
    $50,000 TO $74,999                                                  35.48%
    $75,000 TO $99,999                                                  29.69%
    $100,000 TO $149,999                                                15.94%
    $150,000 TO $199,999                                                 5.00%
    $200,000 TO $299,999                                                 2.86%
    $300,000 TO $399,999                                                 .67%
    $400,000 TO $499,999                                                 0.19%
    $500,000 +                                                           0.23%
MEDIAN PROPERTY VALUE                                                 $85,536
TOTAL RENTAL UNITS                                                     19,968

MEDIAN RENT                                                              $358

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                       Page 7

                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
PRIMARY TRADE AREA                                  COORD:  00:00.00   00:00.00
-------------------------------------------------------------------------------

DESCRIPTION                                                            TOTALS
-------------------------------------------------------------------------------

PERSONS IN UNIT                                                       61,537
    1 PERSON UNITS                                                     22.28%
    2 PERSON UNITS                                                     29.52%
    3 PERSON UNITS                                                     19.32%
    4 PERSON UNITS                                                     17.35%
    5 PERSON UNITS                                                      7.59%
    6 PERSON UNITS                                                      2.50%
    7 + UNITS                                                           1.44%

YEAR ROUND UNITS IN STRUCTURE                                         66,596
    SINGLE UNITS DETACHED                                              65.21%
    SINGLE UNITS ATTACHED                                               3.62%
    DOUBLE UNITS                                                        2.94%
    3 TO 9 UNITS                                                       11.50%
    10 TO 19 UNITS                                                      3.79%
    20 TO 49 UNITS                                                      6.12%
    50 + UNITS                                                          4.20%
    MOBILE HOME OR TRAILER                                              1.80%
    ALL OTHER                                                           0.82%

SINGLE/MULTIPLE UNIT RATIO                                              2.41

HOUSING UNITS BY YEAR BUILT                                           61,447
    BUILT 1989 TO MARCH 1990                                            0.62%
    BUILT 1985 TO 1988                                                  4.51%
    BUILT 1980 TO 1984                                                 12.50%
    BUILT 1970 TO 1979                                                 34.19%
    BUILT 1960 TO 1969                                                 27.03%
    BUILT 1950 TO 1959                                                 17.12%
    BUILT 1940 TO 1949                                                  2.88%
    BUILT 1939 OR EARLIER                                               1.16%

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 1
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
EFFECTIVE TRADE AREA                                 COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

POPULATION
         2001 PROJECTION                                         343,228
         1996 ESTIMATE                                           341,258
         1990 CENSUS                                             334,534
         1980 CENSUS                                             330,654
         GROWTH 1980 - 1990                                         1.17%

HOUSEHOLDS
         2001 PROJECTION                                         142,218
         1996 ESTIMATE                                           138,677
         1990 CENSUS                                             130,534
         1980 CENSUS                                             118,852
         GROWTH 1980 - 1990                                         9.83%

1996 ESTIMATED POPULATION BY RACE                                341,258
         WHITE                                                     84.89%
         BLACK                                                     12.15%
         ASIAN & PACIFIC ISLANDER                                   1.33%
         OTHER RACES                                                1.63%

1996 ESTIMATED POPULATION                                        341,258
         HISPANIC ORIGIN                                            6.60%

OCCUPIED UNITS                                                   130,534
         OWNER OCCUPIED                                            63.90%
         RENTER OCCUPIED                                           36.10%
         1990 AVERAGE PERSONS PER HH                                2.55

1996 EST. HOUSEHOLDS BY INCOME                                   138,677
         $150,000 OR MORE                                           4.38%
         $100,000 TO $149,999                                       4.72%
         $ 75,000 TO $ 99,999                                       7.07%
         $ 50,000 TO $ 74,999                                      20.06%
         $ 35,000 TO $ 49,999                                      18.18%
         $ 25,000 TO $ 34,999                                      13.53%
         $ 15,000 TO $ 24,999                                      14.01%
         $  5,000 TO $ 15,000                                      13.31%
         UNDER $ 5,000                                              4.74%

1996 EST. AVERAGE HOUSEHOLD INCOME                               $50,509
1996  EST. MEDIAN HOUSEHOLD INCOME                               $38,636
1996  EST. PER CAPITA INCOME                                     $20,642



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 2
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
EFFECTIVE TRADE AREA                                 COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

1996 ESTIMATED POPULATION BY SEX                                 341,258
         MALE                                                      47.54%
         FEMALE                                                    52.46%

MARITAL STATUS                                                   264,535
         SINGLE MALE                                               13.21%
         SINGLE FEMALE                                             11.97%
         MARRIED                                                   55.28%
         PREVIOUSLY MARRIED MALE                                    5.95%
         PREVIOUSLY MARRIED FEMALE                                 13.59%

HOUSEHOLDS WITH CHILDREN                                          45,812
         MARRIED COUPLE FAMILY                                     74.95%
         OTHER FAMILY-MALE HEAD                                     4.33%
         OTHER FAMILY-FEMALE HEAD                                  19.88%
         NON FAMILY                                                 0.84%

1996 ESTIMATED POPULATION BY AGE                                 341,258
         UNDER 5 YEARS                                              6.73%
         5 TO 9 YEARS                                               6.75%
         10 TO  14   YEARS                                          6.40%
         15 TO  17   YEARS                                          4.21%
         18 TO  20   YEARS                                          3.35%
         21 TO  24   YEARS                                          4.95%
         25 TO  29   YEARS                                          7.48%
         30 TO  34   YEARS                                          8.54%
         35 TO  39   YEARS                                          9.31%
         40 TO  49   YEARS                                         15.52%
         50 TO  59   YEARS                                          9.09%
         60 TO  64   YEARS                                          4.30%
         65 TO  69   YEARS                                          4.37%
         70 TO  74   YEARS                                          3.62%
         75 + YEARS                                                 5.38%

         MEDIAN AGE                                                35.86
         AVERAGE AGE                                               36.93



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 3
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
EFFECTIVE TRADE AREA                                 COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

1996 ESTIMATED FEMALE POP. BY AGE                                179,025
         UNDER 5 YEARS                                              6.37%
         5 TO 9 YEARS                                               6.25%
         10 TO 14 YEARS                                             6.12%
         15   TO  17  YEARS                                         3.84%
         18   TO  20  YEARS                                         3.26%
         21   TO  24  YEARS                                         4.99%
         25   TO  29  YEARS                                         7.54%
         30   TO  34  YEARS                                         8.32%
         35   TO  39  YEARS                                         9.00%
         40   TO  49  YEARS                                        15.51%
         50   TO  59  YEARS                                         9.22%
         60   TO  64  YEARS                                         4.48%
         65   TO  69  YEARS                                         4.63%
         70   TO  74  YEARS                                         3.89%
         75   + YEARS                                               6.60%
         FEMALE MEDIAN AGE                                         36.85
         FEMALE AVERAGE AGE                                        38.18

POPULATION BY HOUSEHOLD TYPE                                     334,534
         FAMILY HOUSEHOLDS                                         85.39%
         NON-FAMILY HOUSEHOLD                                      14.11%
         GROUP QUARTERS                                             0.50%

HOUSEHOLDS BY TYPE                                               130,534
         SINGLE MALE                                               11.30%
         SINGLE FEMALE                                             15.79%
         MARRIED COUPLE                                            53.89%
         OTHER FAMILY-MALE HEAD                                     3.20%
         OTHER FAMILY-FEMALE HEAD                                  11.68%
         NON FAMILY-MALE HEAD                                       2.37%
         NON FAMILY-FEMALE HEAD                                     1.77%

POPULATION BY URBAN VS. RURAL                                    334,577
         URBAN                                                     99.66%
         RURAL                                                      0.34%



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 4
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
EFFECTIVE TRADE AREA                                 COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

FEMALES 16+ WITH CHILDREN 0 - 17: BASE                          138,803
         WORKING WITH CHILD 0 - 5                                  5.50%
         NOT WORKING WITH CHILD 0  - 5                             0.39%
         NOT IN LABOR FORCE WITH CHILD 0 - 5                       3.08%
         WORKING WITH CHILD 6 - 17                                11.15%
         NOT WORKING WITH CHILD 6 - 17                             0.63%
         NOT IN LAB. FORCE WITH CHILD 6 - 17                       4.37%
         WORKING WITH CHILD 0 - 5 & 6 - 18                         3.33%
         NOT WORKING WITH CHILD 0-5 & 6-18                         0.31%
         NOT IN LAB. FORCE W/CHILD 0-5 &6-18                       2.83%
         WORKING WITH NO CHILDREN                                 33.80%
         NOT WORKING WITH NO CHILDREN                              2.02%
         NOT IN LAB. FORCE WITH NO CHILD.                         32.60%

HH BY AGE BY POVERTY STATUS                                     130,550
         ABOVE POVERTY UNDER AGE 65                               71.68%
         ABOVE POVERTY AGE 65 +                                   17.46%
         BELOW POVERTY UNDER AGE 65                                8.17%
         BELOW POVERTY AGE 65 +                                    2.69%

POPULATION 16+ BY EMPLOYMENT STATUS                             259,894
         EMPLOYED IN ARMED FORCES                                  0.16%
         EMPLOYED CIVILIANS                                       62.45%
         UNEMPLOYED CIVILIANS                                      3.74%
         NOT IN LABOR FORCE                                       33.65%

POPULATION 16+ BY OCCUPATION                                    162,312
         EXECUTIVE AND MANAGERIAL                                 14.32%
         PROFESSIONAL SPECIALTY                                   16.30%
         TECHNICAL SUPPORT                                         4.00%
         SALES                                                    15.99%
         ADMINISTRATIVE SUPPORT                                   18.98%
         SERVICE: PRIVATE HOUSEHOLD                                0.30%
         SERVICE: PROTECTIVE                                       1.93%
         SERVICE: OTHER                                            8.53%
         FARMING FORESTRY & FISHING                                0.75%
         PRECISION PRODUCTION & CRAFT                              9.85%
         MACHINE OPERATOR                                          2.68%
         TRANS. AND MATERIAL MOVING                                3.61%
         LABORERS                                                  2.76%



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 5
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
EFFECTIVE TRADE AREA                                 COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

FAMILIES BY NUMBER OF WORKERS                                    90,589
         NO WORKERS                                               11.96%
         ONE WORKER                                               30.08%
         TWO WORKERS                                              45.62%
         THREE + WORKERS                                          12.34%

HISPANIC POPULATION BY TYPE                                     334,534
         NOT HISPANIC                                             93.94%
         MEXICAN                                                   0.71%
         PUERTO RICAN                                              0.30%
         CUBAN                                                     0.74%
         OTHER HISPANIC                                            4.31%

1996 HISPANIC RACE BASE                                          22,512
         WHITE                                                    72.65%
         BLACK                                                     1.86%
         ASIAN                                                     0.79%
         OTHER                                                    24.71%

POPULATION BY TRANSPORTATION TO WORK                            160,459
         DRIVE ALONE                                              80.23%
         CAR POOL                                                 12.72%
         PUBLIC TRANSPORTATION                                     2.08%
DRIVE MOTORCYCLE                                                   0.16%
         WALKED ONLY                                               1.81%
         OTHER MEANS                                               1.11%
         WORKED AT HOME                                            1.88%

POPULATION BY TRAVEL TIME TO WORK                               160,459
         UNDER 10 MINUTES / WORK AT HOME                          12.90%
         10 TO 29 MINUTES                                         55.82%
         30 TO 59 MINUTES                                         27.20%
         60 TO 89 MINUTES                                          2.69%
         90 + MINUTES                                              1.39%
         AVERAGE TRAVEL TIME IN MINUTES                           22.22

HOUSEHOLDS BY NO. OF VEHICLES                                   130,397
         NO VEHICLES                                               7.99%
         1 VEHICLE                                                37.81%
         2 VEHICLES                                               40.70%
         3+ VEHICLES                                              13.50%
         ESTIMATED TOTAL VEHICLES                               211,764



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 6
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
EFFECTIVE TRADE AREA                                 COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

POPULATION 25+ BY EDUCATION LEVEL                                220,466
         ELEMENTARY (0-8)                                           7.95%
         SOME HIGH SCHOOL (9-11)                                   11.33%
         HIGH SCHOOL GRADUATE (12)                                 30.71%
         SOME COLLEGE (13-15)                                      21.69%
         ASSOCIATES DEGREE ONLY                                     4.54%
         BACHELORS DEGREE ONLY                                     15.70%
         GRADUATE DEGREE                                            8.08%

POPULATION ENROLLED IN SCHOOL                                     85,320
         PUBLIC PRE- PRIMARY                                        2.69%
         PRIVATE PRE- PRIMARY                                       6.55%
         PUBLIC ELEM/HIGH                                          36.67%
         PRIVATE ELEM/HIGH                                         27.68%
         ENROLLED IN COLLEGE                                       26.41%

HOUSING UNITS BY OCCUPANCY STATUS                                141,960
         OCCUPIED                                                  91.95%
         VACANT                                                     8.05%

VACANT UNITS                                                      11,426
         FOR RENT                                                  51.58%
         FOR SALE ONLY                                             15.45%
         SEASONAL                                                   4.23%
         OTHER                                                     28.74%

OWNER OCCUPIED PROPERTY VALUES                                    73,216
         UNDER $25,000                                              1.24%
         $25,000 TO $49,999                                         8.40%
         $50,000 TO $74,999                                        32.41%
         $75,000 TO $99,999                                        28.70%
         $100,000    TO  $149,999                                  17.40%
         $150,000    TO  $199,999                                   5.99%
         $200,000    TO  $299,999                                   3.75%
         $300,000    TO  $399,999                                   1.23%
         $400,000    TO  $499,999                                   0.41%
         $500,000    +                                              0.47%
MEDIAN PROPERTY VALUE                                            $91,825
TOTAL RENTAL UNITS                                                45,055

MEDIAN RENT                                                         $358



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 7
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
EFFECTIVE TRADE AREA                                 COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

PERSONS IN UNIT                                                  130,534
         1  PERSON  UNITS                                          27.09%
         2  PERSON  UNITS                                          30.59%
         3  PERSON  UNITS                                          17.51%
         4  PERSON  UNITS                                          15.03%
         5  PERSON  UNITS                                           6.51%
         6  PERSON  UNITS                                           2.11%
         7  + UNITS                                                 1.16%

YEAR ROUND UNITS IN STRUCTURE                                    141,960
         SINGLE UNITS DETACHED                                     61.26%
         SINGLE UNITS ATTACHED                                      4.82%
         DOUBLE UNITS                                               5.33%
         3 TO 9 UNITS                                               9.74%
         10 TO 19 UNITS                                             4.14%
         20 TO 49 UNITS                                             6.06%
         50 + UNITS                                                 5.56%
         MOBILE HOME OR TRAILER                                     2.02%
         ALL OTHER                                                  1.08%

SINGLE/MULTIPLE UNIT RATIO                                          2.14

HOUSING UNITS BY YEAR BUILT                                      130,397
         BUILT  1989   TO   MARCH 1990                              0.57%
         BUILT  1985   TO   1988                                    5.11%
         BUILT  1980   TO   1984                                   12.06%
         BUILT  1970   TO   1979                                   28.45%
         BUILT  1960   TO   1969                                   24.16%
         BUILT  1950   TO   1959                                   17.83%
         BUILT  1940   TO   1949                                    7.66%
         BUILT  1939   OR   EARLIER                                 4.16%



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 23, 1996              CUSTOM SUMMARY REPORT                      Page 1
                        (POP 80-01, HH 80-01, INC 80-01)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
PRIMARY TRADE AREA                                   COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

POP_80: TOTAL                                                    171,351
POP_90: TOTAL                                                    168,661
POP_96: TOTAL (EST.)                                             171,682
POP_01: TOTAL (PROJ.)                                            172,767
HH_80: TOTAL                                                      55,855
HH_90: TOTAL                                                      61,537
HH_96: TOTAL  (EST.)                                              65,702
HH_01: TOTAL  (PROJ.)                                             67,578
INC_80: PER CAPITA (EST.)                                         $8,130
INC_90: PER CAPITA                                               $13,984
INC_96: PER CAPITA (EST.)                                        $19,291
INC_01: PER CAPITA (PROJ.)                                       $25,368
HH_80_BY  INCOME_79: MEDIAN                                      $21,660
HH_90_BY  INCOME_89: MEDIAN                                      $31,649
HH_96_BY  INCOME: MEDIAN (EST.)                                  $39,137
HH_00_BY  INCOME: MEDIAN                                         $47,627
HH_80_BY  INCOME _79: AVERAGE                                    $24,941
HH_90_BY  INCOME _89: AVERAGE                                    $38,188
HH_96_BY  INCOME  AVERAGE (EST.)                                 $50,035
HH_01_BY  INCOME: AVERAGE                                        $64,307



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Wed May 23, 1996              CUSTOM SUMMARY REPORT                      Page 1
                        (POP 80-01, HH 80-01, INC 80-01)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
SECONDARY TRADE AREA                                  COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

POP_80: TOTAL                                                    159,303
POP_90: TOTAL                                                    165,873
POP_96: TOTAL (EST.)                                             169,576
POP_01: TOTAL (PROJ.)                                            170,461
HH_80: TOTAL                                                      62,997
HH_90: TOTAL                                                      68,997
HH_96: TOTAL (EST.)                                               72,975
HH_01: TOTAL  (PROJ.)                                             74,639
INC_80: PER CAPITA (EST.)                                         $9,370
INC_90: PER CAPITA                                               $16,200
INC_96: PER CAPITA (EST.)                                        $22,010
INC_01: PER CAPITA (PROJ.)                                       $28,861
HH_80_BY  INCOME_79: MEDIAN                                      $19,559
HH_90_BY  INCOME_89: MEDIAN                                      $30,246
HH_96_BY  INCOME. MEDIAN (EST.)                                  $38,154
HH_00_BY  INCOME: MEDIAN                                         $47,181
HH_80_BY  INCOME_79: AVERAGE                                     $23,694
HH_90_BY  INCOME_89: AVERAGE                                     $38,912
HH_96_BY  INCOME: AVERAGE (EST.)                                 $50,936
HA_01_BY  INCOME: AVERAGE                                        $65,632



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 23, 1996              CUSTOM SUMMARY REPORT                      Page 1
                        (POP 80-01, HH 80-01, INC 80-01)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
THE ESPLANADE
EFFECTIVE TRADE AREA                                  COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

POP_ 80: TOTAL                                                   330,654
POP_90: TOTAL                                                    334,534
POP_96: TOTAL  (EST.)                                            341,258
POP_01: TOTAL  (PROJ.)                                           343,228
HH_80: TOTAL                                                     118,852
HH_90: TOTAL                                                     130,534
HH_96: TOTAL   (EST.)                                            138,677
HH_01: TOTAL   (PROJ.)                                           142,218
INC_80: PER CAPITA  (EST.)                                        $8,727
INC_90: PER CAPITA                                               $15,083
INC_96: PER CAPITA  (EST.)                                       $20,642
INC_01: PER CAPITA  (PROJ.)                                      $27,103
HH_80_BY  INCOME_79: MEDIAN                                      $20,597
HH_90_BY  INCOME_89: MEDIAN                                      $30,945
HH_96_BY  INCOME. MEDIAN (EST.)                                  $38,636
HH_00_BY  INCOME: MEDIAN                                         $47,400
HH_80_BY  INCOME_79: AVERAGE                                     $24,280
HH_90_BY  INCOME_89: AVERAGE                                     $38,572
HH_96_BY  INCOME AVERAGE (EST.)                                  $50,509
HH_01_BY  INCOME: AVERAGE                                        $65,002



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 30, 1996              CUSTOM SUMMARY REPORT                      Page 1
                        (POP 80-01, HH 80-01, INC 80-01)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6510
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD, INC.
NEW ORLEANS METROPOLITAN AREA                         COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

POP_80: TOTAL                                                    1,303,800
POP_90: TOTAL                                                    1,285,270
POP_96: TOTAL (EST.)                                             1,310,241
POP_01: TOTAL (PROJ.)                                            1,324,271
HH_80: TOTAL                                                       452,994
HH_90: TOTAL                                                       469,823
HH_96: TOTAL (EST.)                                                491,037
HH_01: TOTAL (PROJ.)                                               499,325
INC_80: PER CAPITA (EST.)                                           $6,963
INC_90: PER CAPITA                                                 $12,005
INC_96: PER CAPITA (EST.)                                          $16,990
INC_01: PER CAPITA (PROJ.)                                         $22,401
HH_80_BY INCOME_79: MEDIAN                                         $16,295
HH_90_BY INCOME_89: MEDIAN                                         $24,495
HH_96_BY INCOME MEDIAN (EST.)                                      $31,819
HH_00_BY INCOME: MEDIAN                                            $40,477
HH_80_BY INCOME_79: AVERAGE                                        $19,829
HH_90_BY INCOME_89: AVERAGE                                        $32,455
HH_96_BY INCOME AVERAGE (EST.)                                     $44,419
HH_01_BY INCOME: AVERAGE                                           $58,403



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 23, 1996              CUSTOM SUMMARY REPORT                      Page 1
                        (POP 80-01, HH 80-01, INC 80-01)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
LOUISIANA                                             COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

POP_80: TOTAL                                                    4,205,901
POP_90: TOTAL                                                    4,219,973
POP_96: TOTAL (EST.)                                             4,334,057
POP_01: TOTAL (PROJ.)                                            4,398,029
HH_80: TOTAL                                                     1,411,788
HH_90: TOTAL                                                     1,499,269
HH_96: TOTAL (EST.)                                              1,578,212
HH_0l: TOTAL (PROJ.)                                             1,604,285
INC_80: PER CAPITA (EST.)                                           $6,430
INC_90: PER CAPITA                                                 $10,635
INC_96: PER CAPITA (EST.)                                          $14,653
INC_0l: PER CAPITA (PROJ.)                                         $18,898
HH_80_BY  INCOME_79: MEDIAN                                        $15,275
HH_90_BY  INCOME_89: MEDIAN                                        $22,287
HH_96_BY  INCOME: MEDIAN (EST.)                                    $27,716
HH_00_BY  INCOME: MEDIAN                                           $33,874
HH_80_BY  INCOME_79: AVERAGE                                       $18,925
HH_90_BY  INCOME_89: AVERAGE                                       $29,512
HH_96_BY  INCOME: AVERAGE (EST.)                                   $39,259
HH_01_BY  INCOME: AVERAGE                                          $50,591



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 1
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
LOUISIANA                                             COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

POPULATION
         2001 PROJECTION                                         4,398,029
         1996 ESTIMATE                                           4,334,057
         1990 CENSUS                                             4,219,973
         1980 CENSUS                                             4,205,901
         GROWTH 1980 - 1990                                           0.33%

HOUSEHOLDS
         2001 PROJECTION                                         1,604,285
         1996 ESTIMATE                                           1,578,212
         1990 CENSUS                                             1,499,269
         1980 CENSUS                                             1,411,788
         GROWTH 1980  - 1990                                          6.20%

1996 ESTIMATED POPULATION BY RACE                                4,334,057
         WHITE                                                       66.91%
         BLACK                                                       31.31%
         ASIAN & PACIFIC ISLANDER                                     0.92%
         OTHER RACES                                                  0.86%

1996 ESTIMATED POPULATION                                        4,334,057
         HISPANIC ORIGIN                                              2.30%

OCCUPIED UNITS                                                   1,499,269
         OWNER OCCUPIED                                              65.89%
         RENTER OCCUPIED                                             34.11%
         1990 AVERAGE PERSONS PER HH                                  2.74

1996 EST. HOUSEHOLDS BY INCOME                                   1,578,212
         $150,000  OR MORE                                            2.80%
         $100,000  TO   $149,999                                      3.06%
         $ 75,000  TO   $ 99,999                                      4.55%
         $ 50,000  TO   $ 74,999                                     14.81%
         $ 35,000  TO   $ 49,999                                     15.23%
         $ 25,000  TO   $ 34,999                                     13.09%
         $ 15,000  TO   $ 24,999                                     15.96%
         $  5,000  TO   $ 15,000                                     20.31%
           UNDER $5,000                                              10.18%

1996   EST. AVERAGE HOUSEHOLD INCOME                               $39,259
1996   EST. MEDIAN HOUSEHOLD INCOME                                $27,716
1996   EST. PER CAPITA INCOME                                      $14,653



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 2
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
LOUISIANA                                             COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

1996 ESTIMATED POPULATION BY SEX                                 4,334,057
         MALE                                                        48.17%
         FEMALE                                                      51.83%

MARITAL STATUS                                                   3,184,503
         SINGLE MALE                                                 14.58%
         SINGLE FEMALE                                               12.85%
         MARRIED                                                     52.95%
         PREVIOUSLY MARRIED MALE                                      6.06%
         PREVIOUSLY MARRIED FEMALE                                   13.56%

HOUSEHOLDS WITH CHILDREN                                           630,021
         MARRIED COUPLE FAMILY                                       68.09%
         OTHER FAMILY-MALE HEAD                                       4.65%
         OTHER FAMILY-FEMALE HEAD                                    26.41%
         NON FAMILY                                                   0.85%

1996 ESTIMATED POPULATION BY AGE                                 4,334,057
         UNDER 5 YEARS                                                7.68%
         5 TO 9 YEARS                                                 8.03%
         10 TO  14  YEARS                                             8.13%
         15 TO  17  YEARS                                             5.10%
         18 TO  20  YEARS                                             4.46%
         21 TO  24  YEARS                                             5.435
         25 TO  29  YEARS                                             7.03%
         30 TO  34  YEARS                                             8.12%
         35 TO  39  YEARS                                             8.70%
         40 TO  49  YEARS                                            13.48%
         50 TO  59  YEARS                                             9.05%
         60 TO  64  YEARS                                             3.51%
         65 TO  69  YEARS                                             3.36%
         70 TO  74  YEARS                                             3.04%
         75 + YEARS                                                   4.88%

         MEDIAN AGE                                                  32.55
         AVERAGE AGE                                                 34.31



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 3
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
LOUISIANA                                             COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

1996 ESTIMATED FEMALE POP. BY AGE                                2,246,378
         UNDER 5 YEARS                                                7.41%
         5 TO 9 YEARS                                                 7.63%
         10   TO  14   YEARS                                          7.80%
         15   TO  17   YEARS                                          4.69%
         18   TO  20   YEARS                                          4.38%
         21   TO  24   YEARS                                          5.40%
         25   TO  29   YEARS                                          7.01%
         30   TO  34   YEARS                                          8.04%
         35   TO  39   YEARS                                          8.53%
         40   TO  49   YEARS                                         13.47%
         50   TO  59   YEARS                                          9.12%
         60   TO  64   YEARS                                          3.69%
         65   TO  69   YEARS                                          3.59%
         70   TO  74   YEARS                                          3.29%
         75   + YEARS                                                 5.95%
         FEMALE MEDIAN AGE                                           33.54
         FEMALE AVERAGE AGE                                          35.45

POPULATION BY HOUSEHOLD TYPE                                     4,219,973
         FAMILY HOUSEHOLDS                                           86.01%
         NON-FAMILY HOUSEHOLDS                                       11.33%
         GROUP QUARTERS                                               2.67%

HOUSEHOLDS BY TYPE                                               1,499,269
         SINGLE MALE                                                 10.01%
         SINGLE FEMALE                                               13.73%
         MARRIED COUPLE                                              53.58%
         OTHER FAMILY-MALE HEAD                                       3.50%
         OTHER FAMILY-FEMALE HEAD                                    15.62%
         NON FAMILY-MALE HEAD                                         2.20%
         NON FAMILY-FEMALE HEAD                                       1.35%

POPULATION BY URBAN VS. RURAL                                    4,219,973
         URBAN                                                       68.06%
         RURAL                                                       31.94%



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 4
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
LOUISIANA                                             COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

FEMALES 16+ WITH CHILDREN 0 - 17: BASE                           1,650,399
         WORKING WITH CHILD 0 - 5                                     4.41%
         NOT WORKING WITH CHILD 0 - 5                                 0.76%
         NOT IN LABOR FORCE WITH CHILD 0 - 5                          3.79%
         WORKING WITH CHILD 6 - 17                                   11.51%
         NOT WORKING WITH CHILD 6 - 17                                1.17%
         NOT IN LAB. FORCE WITH CHILD 6 - 17                          6.26%
         WORKING WITH CHILD 0 - 5 & 6 - 18                            3.89%
         NOT WORKING WITH CHILD 0-5 & 6-18                            0.66%
         NOT IN LAB.  FORCE W/CHILD 0-5 &6-18                         3.72%
         WORKING WITH NO CHILDREN                                    25.19%
         NOT WORKING WITH NO CHILDREN                                 2.59%
         NOT IN LAB. FORCE WITH NO CHILD.                            36.03%

HH BY AGE BY POVERTY STATUS                                      1,498,371
         ABOVE POVERTY UNDER AGE 65                                  62.26%
         ABOVE POVERTY AGE 65 +                                      14.97%
         BELOW POVERTY UNDER AGE 65                                  16.98%
         BELOW POVERTY AGE 65 +                                       5.80%

POPULATION 16+ BY EMPLOYMENT STATUS                              3,119,293
         EMPLOYED IN ARMED FORCES                                     1.05%
         EMPLOYED CIVILIANS                                          52.63%
         UNEMPLOYED CIVILIANS                                         5.62%
         NOT IN LABOR FORCE                                          40.70%

POPULATION 16+ BY OCCUPATION                                     1,641,614
         EXECUTIVE AND MANAGERIAL                                    10.38%
         PROFESSIONAL SPECIALTY                                      14.05%
         TECHNICAL SUPPORT                                            3.65%
         SALES                                                       12.35%
         ADMINISTRATIVE SUPPORT                                      15.48%
         SERVICE: PRIVATE HOUSEHOLD                                   0.76%
         SERVICE: PROTECTIVE                                          2.08%
         SERVICE: OTHER                                              11.40%
         FARMING FORESTRY & FISHING                                   2.45%
         PRECISION PRODUCTION & CRAFT                                12.54%
         MACHINE OPERATOR                                             5.28%
         TRANS. AND MATERIAL MOVING                                   5.52%
         LABORERS                                                     4.04%



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 5
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
LOUISIANA                                             COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

FAMILIES BY NUMBER OF WORKERS                                     1,098,374
         NO WORKERS                                                   16.25%
         ONE WORKER                                                   33.96%
         TWO WORKERS                                                  40.12%
         THREE + WORKERS                                               9.67%

HISPANIC POPULATION BY TYPE                                       4,219,973
         NOT HISPANIC                                                 97.80%
         MEXICAN                                                       0.56%
         PUERTO RICAN                                                  0.15%
         CUBAN                                                         0.20%
         OTHER HISPANIC                                                1.30%

1996 HISPANIC RACE BASE                                              99,734
         WHITE                                                        64.87%
         BLACK                                                         8.65%
         ASIAN                                                         2.03%
         OTHER                                                        24.45%

POPULATION BY TRANSPORTATION TO WORK                              1,645,690
         DRIVE ALONE                                                  75.31%
         CAR POOL                                                     15.03%
         PUBLIC TRANSPORTATION                                         2.99%
         DRIVE MOTORCYCLE                                              0.16%
         WALKED ONLY                                                   2.93%
         OTHER MEANS                                                   1.68%
         WORKED AT HOME                                                1.90%

POPULATION BY TRAVEL  TIME TO WORK                                1,645,690
         UNDER 10 MINUTES / WORK AT HOME                              17.88%
         10 TO 29 MINUTES                                             53.53%
         30 TO 59 MINUTES                                             22.38%
         60 TO 89 MINUTES                                              3.66%
         90+ MINUTES                                                   2.55%
         AVERAGE TRAVEL TIME IN MINUTES                               21.86

HOUSEHOLDS BY NO. OF VEHICLES                                     1,499,269
         NO VEHICLES                                                  13.91%
         1 VEHICLE                                                    36.15%
         2 VEHICLES                                                   36.94%
         3+ VEHICLES                                                  13.00%
         ESTIMATED TOTAL VEHICLES                                 2,273,396



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 6
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
LOUISIANA                                             COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

POPULATION 25+ BY EDUCATION LEVEL                                2,536,994
         ELEMENTARY (0-8)                                            14.70%
         SOME HIGH SCHOOL (9-11)                                     16.99%
         HIGH SCHOOL GRADUATE (12)                                   31.66%
         SOME COLLEGE (13-15)                                        17.25%
         ASSOCIATES DEGREE ONLY                                       3.27%
         BACHELORS DEGREE ONLY                                       10.53%
         GRADUATE DEGREE                                              5.60%

POPULATION ENROLLED IN SCHOOL                                    1,185,759
         PUBLIC PRE- PRIMARY                                          3.83%
         PRIVATE PRE- PRIMARY                                         2.92%
         PUBLIC ELEM/HIGH                                            60.69%
         PRIVATE ELEM/HIGH                                           10.36%
         ENROLLED IN COLLEGE                                         22.20%

HOUSING UNITS BY OCCUPANCY STATUS                                1,716,241
         OCCUPIED                                                    87.36%
         VACANT                                                      12.64%

VACANT UNITS                                                       216,972
         FOR RENT                                                    33.53%
         FOR SALE  ONLY                                              12.49%
         SEASONAL                                                    13.98%
         OTHER                                                       40.01%

OWNER OCCUPIED PROPERTY VALUES                                     733,914
         UNDER $25,000                                               12.29%
         $25,000 TO $49,999                                          27.11%
         $50,000 TO $74,999                                          30.29%
         $75,000 TO $99,999                                          16.64%
         $100,000 TO $149,999                                         8.58%
         $150,000 TO $199,999                                         2.70%
         $200,000 TO $299,999                                         1.56%
         $300,000 TO $399,999                                         0.47%
         $400,000 TO $499,999                                         0.16%
         $500,000 +                                                   0.21%
MEDIAN PROPERTY VALUE                                              $58,500
TOTAL RENTAL UNITS                                                 452,077

MEDIAN RENT                                                           $260



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Tue Apr 16, 1996              CUSTOM SUMMARY REPORT                      Page 7
                          (POP FACTS: FULL DATA REPORT)
                BY EQUIFAX NATIONAL DECISION SYSTEMS 800-866-6511
                                  PREPARED FOR
                               CUSHMAN & WAKEFIELD
LOUISIANA                                             COORD:   00:00.00 00:00.00
-------------------------------------------------------------------------------
DESCRIPTION                                                      TOTALS
-------------------------------------------------------------------------------

PERSONS IN UNIT                                                  1,499,269
         1  PERSON  UNITS                                            23.75%
         2  PERSON  UNITS                                            28.88%
         3  PERSON  UNITS                                            18.42%
         4  PERSON  UNITS                                            16.19%
         5  PERSON  UNITS                                             7.79%
         6  PERSON  UNITS                                             2.93%
         7  +  UNITS                                                  2.04%

YEAR ROUND UNITS IN STRUCTURE                                    1,716,241
         SINGLE UNITS DETACHED                                       63.16%
         SINGLE UNITS ATTACHED                                        4.60%
         DOUBLE UNITS                                                 4.14%
         3 TO 9 UNITS                                                 8.15%
         10 TO 19 UNITS                                               2.93%
         20 TO 49 UNITS                                               2.00%
         50 + UNITS                                                   2.35%
         MOBILE HOME OR TRAILER                                      11.43%
         ALL OTHER                                                    1.24%

SINGLE/MULTIPLE UNIT RATIO                                            3.46

HOUSING UNITS BY YEAR BUILT                                      1,499,269
         BUILT   1989  TO  MARCH 1990                                 0.95%
         BUILT   1985  TO  1988                                       6.78%
         BUILT   1980  TO  1984                                      14.34%
         BUILT   1970  TO  1979                                      25.43%
         BUILT   1960  TO  1969                                      18.48%
         BUILT   1950  TO  1959                                      15.31%
         BUILT   1940  TO  1949                                       8.70%
         BUILT   1939  OR  EARLIER                                   10.02%



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                            THE ESPLANDE (KENNER, LA)
                            PROJECT DESIGNATOR: 6063
                            REVISION: 6/3/96 @ 13:47
                              LEASE ABSTRACT REPORT
                                 FOR ALL TENANTS
                                 6/3/96 @ 16:22

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
#1 - SUITE 102-01           1           7,522      10/85      10/00        --        16.00       120,352       2.00       UNLIMITED
ECKERD DRUGS                6


                                                                           1-10      21.81       164,073       5.00       UNLIMITED



#2 - SUITE 104-01           1           2,275      11/85       1/97        --        20.00        45,500       5.00       UNLIMITED
RAVE                        4


#3 - SUITE 106-01           1           1,750       4/86       4/98        --        25.00        43,750       6.00       UNLIMITED
PRINTS PLUS                 3


#4 - SUITE 108-02           1           6,899      11/93       1/06        --        16.00       110,384       5.00       UNLIMITED
LANE BRYANT                 6                                                  12/99 18.00       124,182


#5 - SUITE 111-02           1           1,100      10/85      10/02        --        35.00        38,500       6.00       UNLIMITED
                            2                                                  11/97 38.50        42,350


#6 - SUITE 112-04           1           2,386      11/93      12/03        --        18.10        43,187       6.00       UNLIMITED
CAFE DUMONDE                4


#7 - SUITE 116              1             851      10/96       9/06        --        38.00        32,338       5.00       UNLIMITED
VACANT                      2                                                  10/01 41.80        35,572


#8 - SUITE  118-01          1           1,344       8/89       8/99        --        21.72        29,192        --          --
HEAKIN RESEARCH             3


                            BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                 (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                 -------           ----------               ----------           -----------
#1 - SUITE 102-01             4,012          CAM2-RECOVERY CAM2            ZERO
ECKERD DRUGS                                 TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

                            NATURAL          CAM1-RECOVERY CAM1            ZERO
                                             TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

#2 - SUITE 104-01               910          CAM-CODE 9000
RAVE                                         TAX1-RECOVERY TAX1            ZERO
                                             ESC RECOVERY

#3 - SUITE 106-01               729          CAM2-RECOVERY CAM2            ZERO
PRINTS PLUS                                  TAX1-RECOVERY TAX1            ZERO
                                             ESC RECOVERY

#4 - SUITE 108-02             2,208          CAM-CODE 90000
LANE BRYANT                                  TAX1-RECOVERY TAX1            ZERO
                                             ESC  RECOVERY

#5 - SUITE 111-02               642          CAM - CODE 90003
                                             TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

#6 - SUITE 112-04               750          CAM2-RECOVERY CAM2            ZERO
CAFE DUMONDE                                 TAX1-RECOVERY TAX1            ZERO
                                             ESP RECOVERY

#7 - SUITE 116              NATURAL          CAM1-RECOVERY CAM1            ZERO
VACANT                                       TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

#8 - SUITE  118-01             --            CAM2-RECOVERY CAM2            ZERO
HEAKIN RESEARCH                              TAX1-RECOVERY TAX1            ZERO
                                             ESP RECOVERY



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
#9 - SUITE 202-01           1           8,634      11/93       1/04       --          12.00      103,716       6.00       UNLIMITED
CAMELOT MUSIC               6                                                  11/98  15.00      129,645


#10 - SUITE 208-01          1           3,266       3/90       2/00       --          20.00       65,320       6.00       UNLIMITED
VISION PLAZA                4                                                   3/97  22.00       71,852


#11 - SUITE 0210            1           4,489      10/96       9/06       --          20.00       89,780       5.00       UNLIMITED
VACANT                      5                                                  10/01  22.00       98,758


#12 - SUITE 212-01          1           2,312      10/85      10/97       --          15.00       34,680       5.00       UNLIMITED
J RIGGINS                   4


#13 - SUITE 214-01          1           3,265      10/85      10/97       --          20.00       65,300       5.00       UNLIMITED
PAUL HARRIS                 4


#14 - SUITE 215-02          1           1,368       2/96       1/06       --          30.00       41,040       7.00       UNLIMITED
GNC                                                                             2/99  31.00       42,408
                                                                                2/03  32.00       43,776

#15 - SUITE 216-01          1           1,826      10/85      10/97       --          16.00       29,216       5.00       UNLIMITED
UPS N DOWNS                 3


#16 - SUITE 220-02          1           1,920      11/94      12/04       --          26.00       49,920       6.00       UNLIMITED
ATHLETES FOOT               3                                                   1/00  28.00       53,760


#17 - SUITE 220-04          1           3,365       6/96       5/06       --          23.00       77,395       --            --
LECTHERS                    4                                                   6/99  25.00       84,125
                                                                                6/03  27.00       90,855

#18 - SUITE 228-02          1          13,004       3/94       3/09       --          15.07      195,970       5.00       UNLIMITED
LIMITED & LIMITED           7                                                   4/96  24.00      312,096


#19-SUITE 234-02            1           4,078      10/91       1/04       --          20.00       81,560       5.00       UNLIMITED
STRUCTURE                   5                                                  11/97  24.00       97,872


                           BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                -------           ----------               ----------           -----------
#9 - SUITE 202-01            1,729          CAM1-RECOVERY CAM1            ZERO
CAMELOT MUSIC                               TAX1-RECOVERY TAX1            ZERO
                                            HVAC & CONTRACT

#10 - SUITE 208-01           1,089          CAM2-RECOVERY CAM2            ZERO
VISION PLAZA                                TAX1-RECOVERY TAX1            ZERO
                                            ESP RECOVERY

#11 - SUITE 0210           NATURAL          CAM1-RECOVERY CAM1            ZERO
VACANT                                      TAX1-RECOVERY TAX1            ZERO
                                            HVAC & CONTRACT

#12 - SUITE 212-01             694          CAM2-RECOVERY CAM2            ZERO
J RIGGINS                                   TAX1-RECOVERY TAX1            ZERO
                                            ESP RECOVERY

#13 - SUITE 214-01           1,306          CAM2-RECOVERY CAM2            ZERO
PAUL HARRIS                                 TAX1-RECOVERY TAX1            ZERO
                                            ESP RECOVERY

#14 - SUITE 215-02             536          CAM2-RECOVERY CAM2            ZERO
GNC                                         TAX1-RECOVERY TAX1            ZERO
                                            ESP RECOVERY

#15 - SUITE 216-01             584          CAM2-RECOVERY CAM2            ZERO
UPS N DOWNS                                 TAX1-RECOVERY TAX1            ZERO
                                            ESC RECOVERY

#16 - SUITE 220-02         NATURAL          CAM - CODE 90013
ATHLETES FOOT                               TAX - CODE 90012
                                            ESC RECOVERY

#17 - SUITE 220-04             --           CAM1-RECOVERY CAM1            ZERO
LECTHERS                                    TAX1-RECOVERY TAX1            ZERO
                                            HVAC & CONTRACT

#18 - SUITE 228-02         NATURAL          CAM - CODE 90004
LIMITED & LIMITED                           TAX - CODE 90010
                                            ESC RECOVERY

#19-SUITE 234-02           NATURAL          CAM - CODE 90000
STRUCTURE                                   TAX - CODE 90010
                                            ESC RECOVERY


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
20 - SUITE 236-02           1           1,288       7/94      12/04       --         50.46        64,992       6.00       UNLIMITED
[ILLEGIBLE]                 3


21 - SUITE 241-05           1             904       1/97      12/06       --         30.60        27,662       5.00       UNLIMITED
VACANT                      2                                                  1/02  33.00        29,832


22 - SUITE 301              1             464       1/97      12/06       --         38.76        17,985       5.00       UNLIMITED
VACANT                      1                                                  1/02  41.80        19,395


23 - SUITE 302-01           1           1,091       1/86       4/96       --         30.00        32,730        --             --
[ILLEGIBLE]                 2


24 - SUITE 303-03           1           6,830      10/93       1/06       --         21.00       143,430       5.00       UNLIMITED
VICTORIAS SECRET            6


25 - SUITE 306-02           1           1,566      11/95      10/05       --         30.00        46,980       6.00       UNLIMITED
[ILLEGIBLE]                 3


26 - SUITE 308-02           1           1,030       5/87       4/97       --         35.00        36,050      10.00       UNLIMITED
[ILLEGIBLE]                 2


27 - SUITE 310-02           1           1,200      12/95      12/06       --         37.50        45,000       6.00       UNLIMITED
[ILLEGIBLE]                 2                                                  1/01  40.00        48,000


28 - SUITE 318-01           1           3,120      10/87       2/00       --          0.00             0       5.00       UNLIMITED
BANANA REPUBLIC             4                                                  8/97  30.00        93,600


29 - SUITE 320-01           1           3,060       9/90       1/01       --         30.00        91,800       5.00       UNLIMITED
[ILLEGIBLE]                 4                                                  1/01  32.00        97,920


30 - SUITE 322-03           1           4,047       3/93       4/03       --         20.00        80,940       6.00       UNLIMITED
[ILLEGIBLE]                 5                                                  5/96  22.00        89,034
                                                                               5/00  24.00        97,128


                            BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                 (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                 -------           ----------               ----------           -----------
20 - SUITE 236-02             1,083          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             ESC RECOVERY

21 - SUITE 241-05           NATURAL          CAM1-RECOVERY CAM1            ZERO
VACANT                                       TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

22 - SUITE 301              NATURAL          CAM1-RECOVERY CAM1            ZERO
VACANT                                       TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

23 - SUITE 302-01             --             CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

24 - SUITE 303-03           NATURAL          CAM - CODE 90000
VICTORIAS SECRET                             TAX - CODE 90010
                                             ESC RECOVERY

25 - SUITE 306-02               783          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

26 - SUITE 308-02               361          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

27 - SUITE 310-02               750          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

28 - SUITE 318-01           NATURAL          CAM2-RECOVERY CAM2            ZERO
BANANA REPUBLIC                              TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

29 - SUITE 320-01           NATURAL          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

30 - SUITE 322-03           NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             ESC RECOVERY


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
31 - SUITE 324-05           1           5,868       4/97       3/97       --         19.38       113,722       5.00       UNLIMITED
VACANT                      6                                                  4/02  19.80       116,186


32 - SUITE 330-01           1           5,868      10/85      10/97       --         16.00        93,888       5.00       UNLIMITED
[ILLEGIBLE]                 6


33 - SUITE 332-01           1           2,900       8/87       8/99       --         22.00        63,800       5.00       UNLIMITED
[ILLEGIBLE]                 4


34 - SUITE 402-04           1           4,461      10/94      12/04       --         21.00        93,681       4.00       UNLIMITED
[ILLEGIBLE]                 5                                                  5/00  23.00       102,603


35 - SUITE 414-01           1           1,984      10/85      10/97       --         23.00        45,632       6.00       UNLIMITED
[ILLEGIBLE]                 3


36 - SUITE 416              1           2,082       1/97      12/06       --         20.40        42,473       5.00       UNLIMITED
VACANT                      4                                                  1/02  22.00        45,804


37 - SUITE 418              1           3,014       7/97       6/07       --         20.40        61,486       5.00       UNLIMITED
VACANT                      4                                                  7/02  22.00        66,308


38 - SUITE 420              1           3,225       4/96       3/06       --         30.00        96,750       6.00       UNLIMITED
[ILLEGIBLE]                 4


39 - SUITE 502-02           1           1,360       4/94       1/05       --         28.68        39,005       5.00       UNLIMITED
[ILLEGIBLE]                 3                                                  2/00  30.15        41,004


40- SUITE 503-02            1             650       5/95       4/00       --         38.46        24,999       7.00       UNLIMITED
LIS CRAWFISH                1


41- SUITE 504-01            1           1,123       7/86       7/98       --         31.00        34,813       6.00       UNLIMITED
[ILLEGIBLE]                 2


                         BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT              (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------              -------           ----------               ----------           -----------
                         NATURAL          CAM1-RECOVERY CAM1            ZERO
31 - SUITE 324-05                         TAX1-RECOVERY TAX1            ZERO
VACANT                                    HVAC & CONTRACT

                           1,878          CAM2-RECOVERY CAM2            ZERO
32 - SUITE 330-01                         TAX2-RECOVERY TAX2            ZERO
[ILLEGIBLE]                               ESC RECOVERY

                           1,276          CAM2-RECOVERY CAM2            ZERO
33 - SUITE 332-01                         TAX2-RECOVERY TAX2            ZERO
[ILLEGIBLE]                               ESC RECOVERY

                         NATURAL          CAM - CODE 90018
34 - SUITE 402-04                         TAX - CODE 90012
[ILLEGIBLE]                               ESC RECOVERY

                             761          CAM2-RECOVERY CAM2            ZERO
35 - SUITE 414-01                         TAX2-RECOVERY TAX2            ZERO
[ILLEGIBLE]                               ESC RECOVERY

                         NATURAL          CAM1-RECOVERY CAM1            ZERO
36 - SUITE 416                            TAX1-RECOVERY TAX1            ZERO
VACANT                                    HVAC & CONTRACT

                         NATURAL          CAM1-RECOVERY CAM1            ZERO
37 - SUITE 418                            TAX1-RECOVERY TAX1            ZERO
VACANT                                    HVAC & CONTRACT

                         NATURAL          CAM1-RECOVERY CAM1            ZERO
38 - SUITE 420                            TAX1-RECOVERY TAX1            ZERO
[ILLEGIBLE]                               HVAC & CONTRACT

                         NATURAL          CAM - CODE 90006
39 - SUITE 502-02                         TAX - CODE 90012
[ILLEGIBLE]                               ESC RECOVERY

                         NATURAL          CAM1-RECOVERY CAM1            ZERO
40- SUITE 503-02                          TAX -CODE  90008
LIS CRAWFISH                              ESC RECOVERY

                             580          CAM2-RECOVERY CAM2            ZERO
41- SUITE 504-01                          TAX2-RECOVERY TAX2            ZERO
[ILLEGIBLE]                               ESC RECOVERY




                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
42 - SUITE 506-01           1           1,016       2/87       2/97       --         35.00        35,560       6.00       UNLIMITED
[ILLEGIBLE]                 2


43 - SUITE 508-01           1           2,133      10/85       3/96       --         30.00        63,990       6.00       UNLIMITED
[ILLEGIBLE]                 4


                                                                        1- 60        20.00        42,660       5.00       UNLIMITED



44 - SUITE 602-01           1           4,112       7/92       6/02       --         12.00        49,344       6.00       UNLIMITED
[ILLEGIBLE]                 5


45 - SUITE 604              1           3,550      10/97       9/07       --         20.40        72,420       5.00       UNLIMITED
[ILLEGIBLE]                 5                                                 10/02  22.00        78,100


46 - SUITE 606-01           1           2,753      10/85      10/97       --         21.00        57,813       3.00       UNLIMITED
[ILLEGIBLE]                 4


47 - SUITE 608-02           1           3,186       7/95      10/05       --         15.00        47,790       6.00       UNLIMITED
[ILLEGIBLE]                 4


48 - SUITE 610-01           1           4,884      10/85      10/96       --         22.00       107,448       5.00       UNLIMITED
[ILLEGIBLE]                 5


49 - SUITE 612-01           1           1,440      10/85      10/96       --         40.00        57,600       6.00       UNLIMITED
[ILLEGIBLE]                 3


50 - SUITE 613-03           1           1,010       7/94       7/04       --         34.65        34,997       6.00       UNLIMITED
ELECTRONICS BOUTIQ          2


51 - SUITE 614-03           1             620       1/97      12/06       --         38.76        24,031       5.00       UNLIMITED
[ILLEGIBLE]                 1                                                  1/02  41.80        25,916


                           BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                -------           ----------               ----------           -----------
42 - SUITE 506-01              593          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                 TAX2-RECOVERY TAX2            ZERO
                                            ESC RECOVERY

43 - SUITE 508-01            1,067          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                 TAX2-RECOVERY TAX2            ZERO
                                            ESC RECOVERY

                             1,067          CAM1-RECOVERY CAM1            ZERO
                                            TAX1-RECOVERY TAX1            ZERO
                                            HVAC & CONTRACT

44 - SUITE 602-01          NATURAL          CAM - CODE 90002
[ILLEGIBLE]                                 TAX - CODE  90010
                                            ESC RECOVERY

45 - SUITE 604             NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                 TAX1-RECOVERY TAX1            ZERO
                                            HVAC & CONTRACT

46 - SUITE 606-01            1,104          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                 TAX2-RECOVERY TAX2            ZERO
                                            ESC RECOVERY

47 - SUITE 608-02              797          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                 TAX1-RECOVERY TAX1            ZERO
                                            HVAC & CONTRACT

48 - SUITE 610-01            2,149          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                 TAX2-RECOVERY TAX2            ZERO
                                            ESC RECOVERY

49 - SUITE 612-01              960          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                 TAX2-RECOVERY TAX2            ZERO
                                            ESC RECOVERY

50 - SUITE 613-03          NATURAL          CAM1-RECOVERY CAM1            ZERO
ELECTRONICS BOUTIQ                          TAX1-RECOVERY TAX1            ZERO
                                            HVAC & CONTRACT

51 - SUITE 614-03          NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                 TAX1-RECOVERY TAX1            ZERO
                                            HVAC & CONTRACT




                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
52 - SUITE 615-01           1           1,450       1/97      12/06       --         27.54        39,933       5.00       UNLIMITED
[ILLEGIBLE]                 3                                                  1/02  29.70        43,065


53 - SUITE 616              1             414      10/97       9/07       --         38.76        16,047       5.00       UNLIMITED
[ILLEGIBLE]                 1                                                 10/02  41.80        17,305


54 - SUITE 617              1             803       7/97       6/07       --         30.60        24,572       5.00       UNLIMITED
[ILLEGIBLE]                 2                                                  7/02  33.00        26,499


55 - SUITE 618              1             362      10/97       9/07       --         38.76        14,031       5.00       UNLIMITED
[ILLEGIBLE]                 1                                                 10/02  41.80        15,132


56 - SUITE 702-01           1           3,270      10/85      10/97       --         24.00        78,480       6.00       UNLIMITED
[ILLEGIBLE] TOYS            4


57 - SUITE 704-02           1           2,938      10/91      12/01       --         16.00        47,008       5.00       UNLIMITED
[ILLEGIBLE]                 4                                                 12/01  19.00        55,822


58 - SUITE 706-03           1           2,288      10/94       8/00       --         18.00        41,184       6.00       UNLIMITED
[ILLEGIBLE] BOOKSTORE       4


59 - SUITE 708              1           3,051       1/98      12/07       --         21.01        64,108       5.00       UNLIMITED
[ILLEGIBLE]                 4                                                  1/03  22.00        67,122


60- SUITE 710-01            1           3,678       9/86       9/96       --         21.00        77,238       6.00       UNLIMITED
[ILLEGIBLE]                 5


61 - SUITE 711-02           1           1,467       7/95       6/05       --         44.31        65,003       6.00       UNLIMITED
[ILLEGIBLE] JEWELER         3


62 - SUITE 714-01           1             871      10/85      10/96       --         34.44        29,997       6.00       UNLIMITED
[ILLEGIBLE] SHOE            2

                               BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                    (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                    -------           ----------               ----------           -----------
52 - SUITE 615-01              NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                     TAX1-RECOVERY TAX1            ZERO
                                                HVAC & CONTRACT

53 - SUITE 616                 NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                     TAX1-RECOVERY TAX1            ZERO
                                                HVAC & CONTRACT

54 - SUITE 617                 NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                     TAX1-RECOVERY TAX1            ZERO
                                                HVAC & CONTRACT

55 - SUITE 618                 NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                     TAX1-RECOVERY TAX1            ZERO
                                                HVAC & CONTRACT

56 - SUITE 702-01                1,308          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE] TOYS                                TAX2-RECOVERY TAX2            ZERO
                                                ESC RECOVERY

57 - SUITE 704-02              NATURAL          CAM - CODE 90002
[ILLEGIBLE]                                     TAX - CODE 90010
                                                ESC RECOVERY

58 - SUITE 706-03                  686          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE] BOOKSTORE                           TAX2-RECOVERY TAX2            ZERO
                                                ESC RECOVERY

59 - SUITE 708                 NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                     TAX1-RECOVERY TAX1            ZERO
                                                HVAC & CONTRACT

60- SUITE 710-01                 1,287          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                     TAX2-RECOVERY TAX2            ZERO
                                                ESC RECOVERY

61 - SUITE 711-02              NATURAL          CAM - CODE 90017
[ILLEGIBLE] JEWELER                             TAX1-RECOVERY TAX1            ZERO
                                                ESC RECOVERY

62 - SUITE 714-01              NATURAL          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE] SHOE                                TAX2-RECOVERY TAX2            ZERO
                                                ESC RECOVERY


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
63 - SUITE 716-03           1             642       6/95      12/05      --          54.52        35,002      10.00       UNLIMITED
[ILLEGIBLE]                 1


64 - SUITE 718-01           1           4,514      10/85      10/00      --          18.50        83,509       5.00       UNLIMITED
[ILLEGIBLE]                 5


65 - SUITE 802              1           1,454       7/98       6/08      --          28.37        41,244       5.00       UNLIMITED
[ILLEGIBLE]                 3                                                   7/03 29.70        43,184


66 - SUITE 804              1             889      10/97       9/07      --          30.60        27,203       5.00       UNLIMITED
[ILLEGIBLE]                 2                                                  10/02 33.00        29,337


67 - SUITE 806              1             285      10/97       9/07      --          38.76        11,047       5.00       UNLIMITED
[ILLEGIBLE]                 1                                                  10/02 41.80        11,913


68 - SUITE 808-02           1             800      11/95      10/05      --          32.50        26,000       8.00       UNLIMITED
[ILLEGIBLE]                 2                                                  11/00 35.00        28,000


69 - SUITE 810-02           1             730      12/88      12/96      --          50.00        36,500       7.00       UNLIMITED
[ILLEGIBLE] COFFEE          1

70- SUITE 811-01            1             491      10/86      10/96      --          50.92        25,002       8.00       UNLIMITED
[ILLEGIBLE] SUNGLASS CO.    1


71 - SUITE 812-02           1             735       5/90       4/00      --          40.82        30,003       8.00       UNLIMITED
[ILLEGIBLE]                 8                                                   5/97 44.22        32,502



72 - SUITE 814-02           1           1,869      12/93      12/03      --          24.00        44,856       7.00       UNLIMITED
[ILLEGIBLE]                 3                                                   1/97 26.00        48,594
                                                                                1/00 28.00        52,332

73 - SUITE 815-02           1           1,249      12/91      11/97      --          12.01        15,000      10.00       UNLIMITED
[ILLEGIBLE]                 3

                               BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                    (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                    -------           ----------               ----------           -----------
63 - SUITE 716-03                  350          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                     TAX1-RECOVERY TAX1            ZERO
                                                ESC RECOVERY

64 - SUITE 718-01                1,670          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                     TAX2-RECOVERY TAX2            ZERO
                                                ESC RECOVERY

65 - SUITE 802                 NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                     TAX1-RECOVERY TAX1            ZERO
                                                HVAC & CONTRACT

66 - SUITE 804                 NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                     TAX1-RECOVERY TAX1            ZERO
                                                HVAC & CONTRACT

67 - SUITE 806                 NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                     TAX1-RECOVERY TAX1            ZERO
                                                HVAC & CONTRACT

68 - SUITE 808-02                  325          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                     TAX1-RECOVERY TAX1            ZERO
                                                HVAC & CONTRACT

69 - SUITE 810-02                  521          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE] COFFEE                              TAX2-RECOVERY TAX2            ZERO

70- SUITE 811-01                   313          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE] SUNGLASS CO.                        TAX2-RECOVERY TAX2            ZERO
                                                ESC RECOVERY

71 - SUITE 812-02                  375          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                     TAX2-RECOVERY TAX2            ZERO
                                                ESC RECOVERY
                                                FCT-FOOD COURT                ZERO

72 - SUITE 814-02              NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                     TAX1-RECOVERY TAX1            ZERO
                                                HVAC & CONTRACT

73 - SUITE 815-02                  150          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                     TAX2-RECOVERY TAX2            ZERO
                                                ESC RECOVERY



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
74 - SUITE 816-01           1           2,258       8/88       7/98      --          20.00        45,160       --            --
LANDE DENTAL                4


75 - SUITE 818-01           1           1,286      11/88      11/98      --          40.00        51,440      15.00       UNLIMITED
[ILLEGIBLE]                 8



76 - SUITE 819-01           1             222      9/86       12/99      --         117.12        26,001      10.00       UNLIMITED
[ILLEGIBLE]  SUN FRUIT      8


77 - SUITE 822-02           1             630      11/95       1/06      --          98.41        61,998       6.00       UNLIMITED
[ILLEGIBLE]                 8                                                 11/98 103.17        64,997
                                                                              11/02 107.94        68,002


78 - SUITE 824              1             711       4/98       3/08      --          39.92        28,385       5.00       UNLIMITED
[ILLEGIBLE]                 8                                                  4/03  41.80        29,720


79 - SUITE 826-03           1           1,161      10/91       7/99      --          21.53        24,996       6.00       UNLIMITED
[ILLEGIBLE]                 8



80- SUITE 828-03            1             738      10/85      10/96      --          54.20        40,000       6.00       UNLIMITED
[ILLEGIBLE]                 8



81 - SUITE 830-01           1           1,385      11/93      11/03      --          52.00        72,020       8.00       UNLIMITED
[ILLEGIBLE]                 8



82 - SUITE 834-01           1             630      11/90      10/00      --          39.68        24,998      10.00       UNLIMITED
[ILLEGIBLE]                 8

                                BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                     (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                     -------           ----------               ----------           -----------
74 - SUITE 816-01                  --            CAM2-RECOVERY CAM2           ZERO
LANDE DENTAL                                     TAX2-RECOVERY TAX2           ZERO
                                                 ESC RECOVERY

75 - SUITE 818-01                   343          CAM2-RECOVERY CAM2           ZERO
[ILLEGIBLE]                                      TAX2-RECOVERY TAX2           ZERO
                                                 ESC RECOVERY
                                                 FCT - FOOD COURT             ZERO

76 - SUITE 819-01               NATURAL          CAM2-RECOVERY CAM2           ZERO
[ILLEGIBLE]  SUN FRUIT                           TAX2-RECOVERY TAX2           ZERO
                                                 ESC RECOVERY

77 - SUITE 822-02                 1,206          CAM2-RECOVERY CAM2           ZERO
[ILLEGIBLE]                                      TAX2-RECOVERY TAX2           ZERO
                                                 ESC RECOVERY
                                                 FCT - FOOD COURT             ZERO

78 - SUITE 824                  NATURAL          CAM1-RECOVERY CAM1           ZERO
[ILLEGIBLE]                                      TAX1-RECOVERY TAX1           ZERO
                                                 HVAC & CONTRACT

79 - SUITE 826-03                   400          CAM2-RECOVERY CAM2           ZERO
[ILLEGIBLE]                                      TAX2-RECOVERY TAX2           ZERO
                                                 ESC RECOVERY
                                                 FCT - FOOD COURT             ZERO

80- SUITE 828-03                    667          CAM2-RECOVERY CAM2           ZERO
[ILLEGIBLE]                                      TAX2-RECOVERY TAX2           ZERO
                                                 ESC RECOVERY
                                                 FCT - FOOD COURT             ZERO

81 - SUITE 830-01                   900          CAM1-RECOVERY CAM1           ZERO
[ILLEGIBLE]                                      TAX - CODE 90011
                                                 ESC RECOVERY
                                                 FCT - FOOD COURT             ZERO

82 - SUITE 834-01                   250          CAM2-90004
[ILLEGIBLE]                                      TAX2-RECOVERY TAX2           ZERO
                                                 ESC RECOVERY
                                                 FCT - FOOD COURT             ZERO




                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
83 - SUITE 836-02           1             630      11/89      11/99      --          39.68        24,998       7.00       UNLIMITED
[ILLEGIBLE]                 8                                                 12/96  46.03        28,999



84 - SUITE 838-01           1             680       9/95      12/05      --          45.59        31,001       7.00       UNLIMITED
[ILLEGIBLE]                 8                                                  9/98  48.53        33,000
                                                                               9/02  51.47        35,000


85 - SUITE 1001-01          1           1,002      10/85      10/97      --          52.00        52,104       6.00       UNLIMITED
[ILLEGIBLE] JEWELERS        2


86 - SUITE 1002-01          1              60       7/94      12/97      --          50.00         3,000        --           --
[ILLEGIBLE]                 1

87 - SUITE 1003             1           1,320       4/98       3/08      --          28.37        37,443       5.00       UNLIMITED
[ILLEGIBLE]                 3                                                  4/03  29.70        39,204


88 - SUITE 1004-04          1           2,581       1/98      12/07      --          21.01        54,232       5.00       UNLIMITED
[ILLEGIBLE]                 4                                                  1/03  22.00        56,782


89 - SUITE 1006-01          1           2,088      10/85      10/00      --          25.00        52,200       6.00       UNLIMITED
[ILLEGIBLE] JEWELERS        4


90 - SUITE 1008-01          1           1,420      10/85      10/05      --          39.44        56,005       7.00       UNLIMITED
[ILLEGIBLE]                 3


91 - SUITE 1010-02          1             928      11/95      12/05      --          45.26        42,001       8.00       UNLIMITED
[ILLEGIBLE]                 2


92 - SUITE 1012-01          1           1,586      10/85      10/97      --          18.00        28,548       5.00       UNLIMITED
[ILLEGIBLE]                 3

                            BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                 (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                 -------           ----------               ----------           -----------
83 - SUITE 836-02               357          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY
                                             FCT - FOOD COURT              ZERO

84 - SUITE 838-01               443          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             HVAC - FOOD COURT
                                             FCT - FOOD COURT              ZERO

85 - SUITE 1001-01              886          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE] JEWELERS                         TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

86 - SUITE 1002-01               --          NONE
[ILLEGIBLE]

87 - SUITE 1003             NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

88 - SUITE 1004-04          NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

89 - SUITE 1006-01              870          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE] JEWELERS                         TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

90 - SUITE 1008-01          NATURAL          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

91 - SUITE 1010-02              525          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

92 - SUITE 1012-01              571          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
93 - SUITE 1014             1           2,442       4/98       3/08      --          21.01        51,311       5.00       UNLIMITED
[ILLEGIBLE]                 4                                                  4/03  22.00        53,724


94 - SUITE 1016-02          1           2,991      11/95      10/05                  18.05        53,988       6.00       UNLIMITED
[ILLEGIBLE]                 4                                            --


95 - SUITE 1018-02          1           3,236       9/93       8/05      --          19.00        61,484       7.00       UNLIMITED
[ILLEGIBLE]                 5                                                  9/97  21.50        69,574
                                                                               9/01  24.00        77,664

96 - SUITE 1020-04          1           2,187      11/93      12/03      --          22.01        48,136       6.00       UNLIMITED
[ILLEGIBLE]                 4                                                 11/98  24.01        52,510


97 - SUITE 1104-02          1          12,135       1/91       1/03      --          13.01       157,876       5.00       UNLIMITED
[ILLEGIBLE]                 7                                                  2/97  14.52       176,200


98 - SUITE 1106             1             133       4/98       3/08      --          39.92         5,310       5.00       UNLIMITED
[ILLEGIBLE]                 1                                                  4/03  41.80         5,559


99 - SUITE 1202-01          1           2,626      11/88      11/98      --          24.00        63,024       6.00       UNLIMITED
PAYLESS SHOES               4


100 - SUITE 1204            1             442       7/98       6/08      --          39.92        17,646       5.00       UNLIMITED
[ILLEGIBLE]                 1                                                  7/03  41.80        18,476


101 - SUITE 1206-02         1             586      11/95      10/05      --         102.39        60,001      10.00       UNLIMITED
[ILLEGIBLE]                 1                                                 11/00 110.92        64,999


102 - SUITE 1208-01         1           1,750      10/85      10/05      --          32.00        56,000       6.00       UNLIMITED
[ILLEGIBLE]                 3


103 - SUITE 1210-02         1           1,100       3/90       3/00      --          38.18        41,998       6.00       UNLIMITED
[ILLEGIBLE]                 2

                             BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                  (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                  -------           ----------               ----------           -----------
93 - SUITE 1014              NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                   TAX1-RECOVERY TAX1            ZERO
                                              HVAC & CONTRACT

94 - SUITE 1016-02               900          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                   TAX1-RECOVERY TAX1            ZERO
                                              HVAC & CONTRACT

95 - SUITE 1018-02           NATURAL          CAM - CODE 90013
[ILLEGIBLE]                                   TAX - CODE 90012
                                              HVAC & CONTRACT

96 - SUITE 1020-04           NATURAL          CAM - CODE 90006
[ILLEGIBLE]                                   TAX - CODE 90012
                                              ESC RECOVERY

97 - SUITE 1104-02           NATURAL          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                   TAX2-RECOVERY TAX2            ZERO
                                              ESC RECOVERY

98 - SUITE 1106              NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                   TAX1-RECOVERY TAX1            ZERO
                                              HVAC & CONTRACT

99 - SUITE 1202-01             1,050          CAM2-RECOVERY CAM2            ZERO
PAYLESS SHOES                                 TAX2-RECOVERY TAX2            ZERO
                                              ESC RECOVERY

100 - SUITE 1204             NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                   TAX1-RECOVERY TAX1            ZERO
                                              HVAC & CONTRACT

101 - SUITE 1206-02          NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                   TAX1-RECOVERY TAX1            ZERO
                                              HVAC & CONTRACT

102 - SUITE 1208-01              875          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                   TAX2-RECOVERY TAX2            ZERO
                                              ESC RECOVERY

103 - SUITE 1210-02              700          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                   TAX2-RECOVERY TAX2            ZERO
                                              ESC RECOVERY



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
104 - SUITE 1212-01         1           1,080       4/87       3/97      --          30.00        32,400       7.00       UNLIMITED
[ILLEGIBLE]                 2


105 - SUITE 1214-02         1           5,770       6/94       7/04      --          15.00        86,550       4.00       UNLIMITED
[ILLEGIBLE]                 6


106 - SUITE 1216            1           2,064       7/98       6/08      --          21.01        43,369       5.00       UNLIMITED
[ILLEGIBLE]                 4                                                  7/03  22.00        45,408


107 - SUITE 1302-01         1           2,065      10/85      10/97      --          33.06        68,269       6.00       UNLIMITED
[ILLEGIBLE]                 4


108 - SUITE 1304-01         1             390      11/91      10/99      --          61.54        24,001       8.00       UNLIMITED
[ILLEGIBLE]                 1                                                 11/98  66.67        26,001


109 - SUITE 1306-01         1           1,087      10/85      10/96      --          33.00        35,871       6.00       UNLIMITED
[ILLEGIBLE]                 2


110 - SUITE 1308-01         1           1,302      10/85      10/97      --          22.00        28,644       6.00       UNLIMITED
[ILLEGIBLE]                 3


111 - SUITE 1309-01         1           1,445       4/86       3/96      --          45.00        65,025       6.00       UNLIMITED
[ILLEGIBLE]                 3


112 - SUITE 1402-01         1           2,477      10/86       9/98      --          24.00        59,448       5.00       UNLIMITED
[ILLEGIBLE]                 4


113 - SUITE 1406-03         1           2,024       6/94       6/06      --          18.00        36,432       5.00       UNLIMITED
[ILLEGIBLE]                 4                                                  8/98  20.00        40,480
                                                                               8/02  22.00        44,528

114 - SUITE 1408-03         1           8,780      9/93       12/98      --          25.00       219,500       6.00       UNLIMITED
[ILLEGIBLE]                 6


                              BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                   (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                   -------           ----------               ----------           -----------
104 - SUITE 1212-01               463          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY

105 - SUITE 1214-02             2,164          CAM - CODE 90014
[ILLEGIBLE]                                    TAX - CODE 90008
                                               ESC RECOVERY

106 - SUITE 1216              NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                    TAX1-RECOVERY TAX1            ZERO
                                               HVAC & CONTRACT

107 - SUITE 1302-01             1,377          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY

108 - SUITE 1304-01           NATURAL          CAM - CODE 90002
[ILLEGIBLE]                                    TAX - CODE 90010
                                               ESC RECOVERY

109 - SUITE 1306-01           NATURAL          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY

110 - SUITE 1308-01               477          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY

111 - SUITE 1309-01             1,084          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY

112 - SUITE 1402-01             1,189          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY

113 - SUITE 1406-03           NATURAL          CAM - CODE 90004
[ILLEGIBLE]                                    TAX - CODE 90010
                                               ESC RECOVERY

114 - SUITE 1408-03             4,390          CAM1-CODE 90016
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
115 - SUITE 1422            1           1,841       7/98       6/08      --          28.37        52,222       5.00       UNLIMITED
VACANT                      3                                                  7/03  29.70        54,678


116 - SUITE 1602-01         1           2,543      10/86       9/96      --          22.00        55,946       8.00       UNLIMITED
CRIBBLES & GIGGLE           4


117 - SUITE 1604-06         1           4,489      10/98       9/08      --          21.01        94,323       5.00       UNLIMITED
VACANT                      5                                                 10/03  22.00        98,758


118 - SUITE 1606-01         1           3,870      10/86       9/98      --          23.00        89,010       5.00       UNLIMITED
CONTEMPO CASUALS            5


119 - SUITE 1610-02         1           4,790      11/93      11/05      --          22.00       105,380       6.00       UNLIMITED
[ILLEGIBLE]                 5                                                 12/99  24.00       114,960


120 - SUITE 1620            1             769       4/98       3/08      --          31.52        24,237       5.00       UNLIMITED
VACANT                      2                                                  4/03  33.00        25,377


121 - SUITE 1702-01         1           2,173      11/87      11/97      --          18.00        39,114       6.00       UNLIMITED
[ILLEGIBLE]                 4


122 - SUITE 1704-02         1           1,000       9/90      12/01      --          34.00        34,000       7.00       UNLIMITED
[ILLEGIBLE]                 2                                                  9/98  36.00        36,000


123 - SUITE 1708            1           4,496       1/99      12/08      --          21.64        97,304       5.00       UNLIMITED
[ILLEGIBLE]                 5                                                  1/04  22.00        98,192


124 - SUITE 1710-02         1           1,399      10/98       9/08      --          28.37        39,684       5.00       UNLIMITED
VACANT                      3                                                 10/03  29.70        41,550


125 - SUITE 1712-02         1           3,400      10/86       1/97      --          23.00        78,200       6.00       UNLIMITED
[ILLEGIBLE]                 4

                            BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                 (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                 -------           ----------               ----------           -----------
115 - SUITE 1422            NATURAL          CAM1-RECOVERY CAM1            ZERO
VACANT                                       TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

116 - SUITE 1602-01             699          CAM2-RECOVERY CAM2            ZERO
CRIBBLES & GIGGLE                            TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

117 - SUITE 1604-06         NATURAL          CAM1-RECOVERY CAM1            ZERO
VACANT                                       TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

118 - SUITE 1606-01           1,780          CAM2-RECOVERY CAM2            ZERO
CONTEMPO CASUALS                             TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

119 - SUITE 1610-02         NATURAL          CAM - CODE 90007
[ILLEGIBLE]                                  TAX - CODE 90008
                                             ESC RECOVERY

120 - SUITE 1620            NATURAL          CAM1-RECOVERY CAM1            ZERO
VACANT                                       TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

121 - SUITE 1702-01             652          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

122 - SUITE 1704-02         NATURAL          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

123 - SUITE 1708            NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

124 - SUITE 1710-02         NATURAL          CAM1-RECOVERY CAM1            ZERO
VACANT                                       TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

125 - SUITE 1712-02           1,303          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY


                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
126 - SUITE 1718            1           1,228       1/99      12/08      --          29.22        35,879       5.00       UNLIMITED
VACANT                      3                                                  1/04  29.70        36,472


127 - SUITE 1812-02         1          11,028      11/94       1/06      --          18.00       198,504       5.00       UNLIMITED
[ILLEGIBLE]                 7


128 - SUITE 2002-01         1           2,364      10/86       1/97      --          11.84        27,990       7.00       UNLIMITED
[ILLEGIBLE]                 4


129 - SUITE 2004            1           2,616       4/99       3/09      --          21.64        56,616       5.00       UNLIMITED
VACANT                      4                                                  4/04  22.00        57,552


130 - SUITE 2006-01         1             801      10/86       9/98      --          38.00        30,438       5.00       UNLIMITED
[ILLEGIBLE]                 2


131 - SUITE 2008-01         1           1,732       4/87       3/97      --          30.00        51,960       6.00       UNLIMITED
[ILLEGIBLE]                 3


132 - SUITE 2010-06         1           1,729       7/97       6/07      --          27.54        47,617       5.00       UNLIMITED
VACANT                      3                                                  7/02  29.70        51,351


133 - SUITE 2012-01         1           1,380      11/88      11/98      --          32.00        44,160       5.00       UNLIMITED
[ILLEGIBLE]                 3


134 - SUITE 2016-03         1           7,349       6/95       5/05      --          25.00       183,725       6.00       UNLIMITED
[ILLEGIBLE]                 6


135 - SUITE 2020-01         1           6,397       2/87       1/99      --          19.00       121,543       4.00       UNLIMITED
[ILLEGIBLE]                 6


136 - SUITE 2022-01         1             750      10/86       9/96      --          35.00        26,250       8.00       UNLIMITED
[ILLEGIBLE]                 1

                              BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                   (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                   -------           ----------               ----------           -----------
126 - SUITE 1718              NATURAL          CAM1-RECOVERY CAM1            ZERO
VACANT                                         TAX1-RECOVERY TAX1            ZERO
                                               HVAC & CONTRACT

127 - SUITE 1812-02             3,970          CAM - CODE 90004
[ILLEGIBLE]                                    TAX - CODE 90010
                                               ESC RECOVERY

128 - SUITE 2002-01               400          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY

129 - SUITE 2004              NATURAL          CAM1-RECOVERY CAM1            ZERO
VACANT                                         TAX1-RECOVERY TAX1            ZERO
                                               HVAC & CONTRACT

130 - SUITE 2006-01               609          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY

131 - SUITE 2008-01               866          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY

132 - SUITE 2010-06           NATURAL          CAM1-RECOVERY CAM1            ZERO
VACANT                                         TAX1-RECOVERY TAX1            ZERO
                                               HVAC & CONTRACT

133 - SUITE 2012-01               883          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY

134 - SUITE 2016-03             3,062          CAM - CODE 90006
[ILLEGIBLE]                                    TAX - CODE 90012
                                               ESC RECOVERY

135 - SUITE 2020-01             3,039          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY

136 - SUITE 2022-01               328          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                    TAX2-RECOVERY TAX2            ZERO
                                               ESC RECOVERY



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------
137 - SUITE 2024-01         1           2,428       8/94      12/01      --          17.94        43,558        --           --
[ILLEGIBLE]                 4


138 - SUITE 2102-05         1           4,149       7/99       6/09      --          21.64        89,794       5.00      UNLIMITED
[ILLEGIBLE]                 5                                                  7/04  22.00        91,278


139 - SUITE 2104-01         1           5,931      10/90      11/00      --          24.00       142,344       5.00       UNLIMITED
[ILLEGIBLE]                 6


140 - SUITE 2108-01         1           1,369      10/86       9/96      --          36.52        49,996       6.00       UNLIMITED
[ILLEGIBLE]                 3


141 - SUITE 2110-02         1           1,696       5/90       1/99      --          25.00        42,400       7.00       UNLIMITED
[ILLEGIBLE]                 3


142 - SUITE 2114            1             933       4/99       3/09      --          32.46        30,288       5.00       UNLIMITED
[ILLEGIBLE]                 2                                                  4/04  33.00        30,789


143 - SUITE 2116            1           1,340       7/99       6/09      --          29.22        39,151       5.00       UNLIMITED
[ILLEGIBLE]                 3                                                  7/04  29.70        39,798


144 - SUITE 2202-02         1           1,100       5/92       4/97      --          27.00        29,700       7.00       UNLIMITED
[ILLEGIBLE]                 2

145 - SUITE 2204-03         1           1,197       3/95       3/05      --          38.10        45,606       8.00       UNLIMITED
[ILLEGIBLE]                 2


146 - SUITE 2206-02         1           9,031      11/94      12/04      --          20.00       180,620       5.00       UNLIMITED
[ILLEGIBLE]                 6


147 - SUITE 2216            1           1,917       4/99      12/00      --          29.22        56,009       5.00       UNLIMITED
[ILLEGIBLE]                 3

                            BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                 (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                 -------           ----------               ----------           -----------
137 - SUITE 2024-01            --            CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

138 - SUITE 2102-05        NATURAL           CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

139 - SUITE 2104-01           2,847          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

140 - SUITE 2108-01             833          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

141 - SUITE 2110-02             606          CAM2-RECOVERY CAM2            ZERO
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

142 - SUITE 2114            NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

143 - SUITE 2116            NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT

144 - SUITE 2202-02             495          CAM1- CODE 90002              ZERO
[ILLEGIBLE]                                  TAX2- RECOVERY TAX2           ZERO

145 - SUITE 2204-03             570          CAM - CODE 90006
[ILLEGIBLE]                                  TAX - CODE 90012
                                             ESC RECOVERY

146 - SUITE 2206-02           3,612          CAM - CODE 90016
[ILLEGIBLE]                                  TAX2-RECOVERY TAX2            ZERO
                                             ESC RECOVERY

147 - SUITE 2216            NATURAL          CAM1-RECOVERY CAM1            ZERO
[ILLEGIBLE]                                  TAX1-RECOVERY TAX1            ZERO
                                             HVAC & CONTRACT


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         PAGE 15

                         PRIMARY/                                                               ANNUAL
                         SECONDARY      SQUARE     LEASE      LEASE    OPTION      MINIMUM      MINIMUM      OVERAGE      CEILING
      TENANT              CODES          FEET      BEGIN       END      #/MOS      RENT/SF       RENT           %         (000'S)
      ------              -----          ----      -----       ---      -----      -------       ----        -------      -------


148 - SUITE 9020-01         4          84,082      10/85      10/10      --           0.00             0        --          --
[ILLEGIBLE]                10

149 - SUITE 9020-01         4         117,940      10/85      10/05      --           0.00             0        --          --
[ILLEGIBLE]                10
                                                                        1-120         0.00             0        --          --

150- SUITE 9040-01          4         235,518      10/86       9/01      --           0.00             0        --          --
[ILLEGIBLE]                10

                                                                        1-120         0.00             0        --          --


151- SUITE 9050-01          4          46,600      7/92        9/11      --           3.75       174,750       2.50       UNLIMITED
[ILLEGIBLE]                10

                                      -------
                                      910,555
                                      =======








                             BREAKPOINT                                   PRO RATA            % OF RENT
      TENANT                  (000'S)           RECOVERIES               SHARE BASE           SUBJ TO CPI
      ------                  -------           ----------               ----------           -----------


148 - SUITE 9020-01              --           CAM CONTRIBUTION
[ILLEGIBLE]                                   ESC RECOVERY

149 - SUITE 9020-01              --           CAM CONTRIBUTION
[ILLEGIBLE]
                                 --           CAM CONTRIBUTION

150- SUITE 9040-01               --           CAM CONTRIBUTION
[ILLEGIBLE]                                   ESC RECOVERY

                                 --           CAM CONTRIBUTION
                                              ESC RECOVERY

151- SUITE 9050-01             6,990          CAM CONTRIBUTION
[ILLEGIBLE]                                   TAX2 - RECOVERY TAX2          ZERO





                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                            THE ESPLANDE (KENNER, LA)
                            PROJECT DESIGNATOR: 6063
                            REVISION: 6/ 3/96 @ 13:47
                           PROJECT ASSUMPTIONS REPORT
                                EXCLUDING TENANTS
                                 6/ 3/96 @ 16:22




BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF THE ESPLANDE (KENNER, LA) BEGINNING 6/1995
FOR 15 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES
-------------

SGLA
DESCRIBED AS GROSS LEASABLE AREA; MALL SHOP TENANTS
1995 VALUE - 366,415
1996 VALUE - 366,415
THEREAFTER - CONSTANT

AGLA
DESCRIBED AS GROSS LEASABLE AREA; ANCHOR TENANTS
1995 VALUE - 544,140
1996 VALUE - 544,140
THEREAFTER - CONSTANT

OGLA
DESCRIBED AS GROSS LEASABLE AREA; TOTAL OWNED GLA
1995 VALUE - 413,015
1996 VALUE - 413,015
THEREAFTER - CONSTANT

FDCT
DESCRIBED AS GROSS LEASED AREA OF FOOD COURT; USED FOR RECOVERY OF FOOD COURT MAINTENANCE
1995 VALUE - 8,586
THEREAFTER - CONSTANT

REST
DESCRIBED AS GROSS LEASABLE AREA OF RESTAURANT (RUBY TUESDAYS); EXCLUDED FROM GLA FOR CAM & RET RECOVERIES
1995 VALUE - 4,514
THEREAFTER - CONSTANT

OCCA
DESCRIBED AS GROSS OCCUPIED AREA OF MALL; USED AS BASIS FOR CAM & RET RECOVERIES (EXCLUDES ANCHORS)
1995 VALUE - 277,432
1996 VALUE - 293,814
1997 VALUE - 311,397
1998 VALUE - 338,293
1999 VALUE - 358,033
2000 VALUE - 361,512
2001 VALUE - 362,228
2002 VALUE - 363,232
2003 VALUE - 363,603
2004 VALUE - 361,976
2005 VALUE - 358,748
2006 VALUE - 357,738
2007 VALUE - 357,741
2008 VALUE - 356,062
2009 VALUE - 356,597
THEREAFTER - CONSTANT

STD
DESCRIBED AS GROSS OCCUPIED AREA; USED FOR CAM & RET RECOVERIES (STANDARD LEASE FORM)
+100.0% OF OCCA-100.0% OF REST


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

TAX1
DESCRIBED AS DESCRIBED AS OWNED OCCUPIED AREA (EOY), USED FOR TAX RECOVERY 1995 VALUE - 362,683
THEREAFTER - CONSTANT

GROWTH RATES
------------

SALG
DESCRIBED AS GROWTH RATE FACTOR; SALES GROWTH
1995 VALUE - 3.00
1996 VALUE - 3.00
THEREAFTER - CONSTANT

RENG
DESCRIBED AS GROWTH RATE FACTOR; MARKET RENT GROWTH
1995 VALUE - 0.00
1996 VALUE - 2.00
1997 VALUE - 3.00
THEREAFTER - CONSTANT

EXPG
DESCRIBED AS GROWTH RATE FACTOR; GENERAL EXPENSE GROWTH
1995 VALUE - 3.50
1996 VALUE - 3.50
THEREAFTER - CONSTANT

TAXG
DESCRIBED AS GROWTH RATE FACTOR; TAX EXPENSE GROWTH
1995 VALUE - 3.50
1996 VALUE - 3.50
THEREAFTER - CONSTANT

UTLG
DESCRIBED AS GROWTH RATE FACTOR; MISCELLANEOUS INCOME GROWTH
1995 VALUE - 2.00
1996 VALUE - 2.00
THEREAFTER - CONSTANT

MISG
1995 VALUE - 3.00
1996 VALUE - 3.00
THEREAFTER - CONSTANT


MARKET RATES
------------

MKT1
DESCRIBED AS MARKET RENTAL RATE; TENANTS < 750 SQ/FT
1995 VALUE - 38.00
1996 VALUE - 38.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT2
DESCRIBED AS MARKET RENTAL RATE; TENANTS 751-1200 SQ/FT
1995 VALUE - 30.00
1996 VALUE - 30.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT3
DESCRIBED AS MARKET RENTAL RATE; TENANTS 1201-2000 SO/FT
1995 VALUE - 27.00
1996 VALUE - 27.00
THEREAFTER - GROWING AT GROWTH RATE RENG


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

MKT4
DESCRIBED AS MARKET RENTAL RATE; TENANTS 2001-3500 SQ/FT
1995 VALUE - 20.00
1996 VALUE - 20.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT5
DESCRIBED AS MARKET RENTAL RATE; TENANTS 3501-5000 SO/FT
1995 VALUE - 20.00
1996 VALUE - 20.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT6
DESCRIBED AS MARKET RENTAL RATE; TENANTS 5001-10000 SQ/FT
1995 VALUE - 19.00
1996 VALUE - 19.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT7
DESCRIBED AS MARKET RENTAL RATE; TENANTS > 10000 SQ/FT
1995 VALUE - 18.00
1996 VALUE - 18.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT8
DESCRIBED AS MARKET RENTAL RATE; FOOD COURT TENANTS
1995 VALUE - 40.00
1996 VALUE - 40.00
THEREAFTER - GROWING AT GROWTH RATE RENG

MKT9
DESCRIBED AS MARKET RENTAL RATE; KIOSK TENANTS
1995 VALUE -  100
1996 VALUE -  100
THEREAFTER - GROWING AT GROWTH RATE RENG

MKTO
DESCRIBED AS  MARKET RENTAL RATE; OTHER
1995 VALUE - 4.00
1996 VALUE - 4.00
THEREAFTER - GROWING AT GROWTH RATE RENG

ALTN
DESCRIBED AS ALTERATION  RATE; NEW TENANTS
1995 VALUE - 10.00
1996 VALUE - 10.00
THEREAFTER - GROWING AT  GROWTH RATE EXPG

ALTR
DESCRIBED AS ALTERATION RATE; RENEWAL TENANTS
1995 VALUE - 2.00
1996 VALUE - 2.00
THEREAFTER - GROWING AT GROWTH RATE EXPG

ALTB
DESCRIBED AS ALTERATION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY +30.0% OF ALTN +70.0% OF ALTR

COMN
DESCRIBED AS COMMISSION  RATE; NEW TENANTS
1995 VALUE - 3.50
1996 VALUE - 3.50
1997 VALUE - 3.50
1998 VALUE - 3.50
1999 VALUE - 3.50
2000 VALUE - 3.50
2001 VALUE - 4.00
2002 VALUE - 4.00


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

2003 VALUE - 4.00
2004 VALUE - 4.00
2005 VALUE - 4.00
2006 VALUE - 4.50
THEREAFTER - CONSTANT

COMR
DESCRIBED AS  COMMISSION RATE; RENEWAL TENANTS
1995 VALUE - 1.50
1996 VALUE - 1.50
1997 VALUE - 1.50
1998 VALUE - 1.50
1999 VALUE - 1.50
2000 VALUE - 1.50
2001 VALUE - 1.75
2002 VALUE - 1.75
2003 VALUE - 1.75
2004 VALUE - 1.75
2005 VALUE - 1.75
2006 VALUE - 2.00
THEREAFTER - CONSTANT

COMB
DESCRIBED AS COMMISSION RATE; BLENDED RATE BASED ON RENEWAL PROBABILITY +30.0% OF COMN +70.0% OF COMR

RESX
DESCRIBED AS EXPENSE RATE; RESERVES FOR REPLACEMENT
1995 VALUE - 0.20
1996 VALUE - 0.20
THEREAFTER - GROWING AT GROWTH RATE EXPG

UTLR
DESCRIBED AS EXPENSE RATE; MALL SHOP UTILITIES
1995 VALUE - 0.00
1996 VALUE - 0.00
THEREAFTER - GROWING AT GROWTH RATE UTLG

W/SR
DESCRIBED AS EXPENSE RATE; MALL SHOP WATER/SEWER
1995 VALUE - 0.00
1996 VALUE - 0.00
THEREAFTER - GROWING AT GROWTH RATE UTLG

TSLE
1995 VALUE - 265
1996 VALUE - 265
THEREAFTER - GROWING AT GROWTH RATE SALG


MISCELLANEOUS INCOMES
---------------------

TEMPORARY INCOME
1995 VALUE - 250,000
1996 VALUE - 250,000
THEREAFTER - GROWING AT  GROWTH RATE MISG

MISCELLANEOUS
1995 VALUE - 25,000
1996 VALUE - 25,000
THEREAFTER - GROWING AT GROWTH RATE MISG


EXPENSES
--------

COMMON AREA MAINT., REFERRED TO AS CAMX


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

DESCRIBED AS COMMON AREA MAINTENANCE; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 2,220,000
1996 VALUE - 2,220,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

CMGT-MGMT.FEE       , REFERRED TO AS CMGT
DESCRIBED AS NON-RECOVERABLE EXPENSE; MANAGEMENT
AN INFORMATIONAL EXPENSE
ZERO

CANC-ANCHOR CONT.     , REFERRED TO AS CANC
DESCRIBED AS COMMON AREA MAINTENANCE; ANCHOR CONTRIBUTION POOL
AN INFORMATIONAL EXPENSE
1995 VALUE   -   309,044
1996 VALUE   -   309,044
1997 VALUE   -   309,044
1998 VALUE   -   309,044
1999 VALUE   -   309,044
2000 VALUE   -   309,044
2001 VALUE   -   309,044
2002 VALUE   -   309,044
2003 VALUE   -   309,044
2004 VALUE   -   309,044
2005 VALUE   -   309,044
2006 VALUE   -   309,044
2007 VALUE   -   309,044
2008 VALUE   -   309,044
2009 VALUE   -   309,044
THEREAFTER  -  CONSTANT

CAM AMORTIZATION         , REFERRED TO AS CAMT
DESCRIBED AS COMMON AREA MAINTENANCE; CAPITAL EXPENSE AMORTIZATION ADDED TO CAM FOR TENANT RECOVERY
AN INFORMATIONAL EXPENSE
1995 VALUE - 50,717
THEREAFTER - CONSTANT

CAM - RESTAURANT         , REFERRED TO AS CRST
DESCRIBED AS COMMON AREA MAINTENANCE; RESTAURANT CONTRIBUTION POOL AN INFORMATIONAL EXPENSE
1995 VALUE   -    29,824
1996 VALUE   -    29,824
1997 VALUE   -    30,982
1998 VALUE   -    32,180
1999 VALUE   -    33,420
2000 VALUE   -    28,920
2001 VALUE   -    36,107
2002 VALUE   -    37,367
2003 VALUE   -    38,692
2004 VALUE   -    40,287
2005 VALUE   -    42,483
2006 VALUE   -    45,771
2007 VALUE   -    46,979
2008 VALUE   -    48,833
2009 VALUE   -    50,640
THEREAFTER  -  CONSTANT

CAM - TEMPORARY          , REFERRED TO AS CTMP
DESCRIBED AS COMMON AREA MAINTENANCE; TEMPORARY TENANT POOL
AN INFORMATIONAL EXPENSE
1995 VALUE - 7,294
1996 VALUE - 7,294
THEREAFTER - GROWING AT GROWTH RATE EXPG

CAMl-RECOVERY CAM1, REFERRED TO AS CAM1
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 1 AN INFORMATIONAL EXPENSE


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

+115.0% OF CAMX+115.0% OF CAMT
-100.0% OF CANC-100.0% OF CRST
-100.0% OF CTMP

CAM2-RECOVERY CAM2, REFERRED TO AS CAM2
DESCRIBED AS COMMON AREA MAINTENANCE; FOR RECOVERY PASS-THRU TYPE 2 AN INFORMATIONAL EXPENSE
+115.0% OF CAMX+115.0% OF CAMT
-100.0% OF CANC-100.0% OF CTMP

REAL ESTATE TAXES        , REFERRED TO AS TAXX
DESCRIBED AS REAL ESTATE TAXES; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 500,000
1996 VALUE - 500,000
THEREAFTER - GROWING AT GROWTH RATE TAXG

TANC-ANCHOR CONT.        , REFERRED TO AS TANC
DESCRIBED AS REAL ESTATE TAXES; ANCHOR TAX CONTRIBUTIONS
AN INFORMATIONAL EXPENSE
1995 VALUE - 55,559
1996 VALUE - 55,559
THEREAFTER - GROWING AT GROWTH RATE TAXG

TAX-RESTAURANT      , REFERRED TO AS TRST
DESCRIBED AS REAL ESTATE TAXES; RESTAURANT CONTRIBUTION
AN INFORMATIONAL EXPENSE
1995 VALUE - 5,655
1996 VALUE - 5,655
1997 VALUE - 5,853
1998 VALUE - 6,058
1999 VALUE - 6,270
2000 VALUE - 5,408
2001 VALUE - 6,658
2002 VALUE - 6,663
2003 VALUE - 6,889
2004 VALUE - 7,163
2005 VALUE - 7,481
2006 VALUE - 7,746
2007 VALUE - 7,953
2008 VALUE - 8,269
2009 VALUE - 8,577
THEREAFTER - CONSTANT

TAX-TEMPORARY       , REFERRED TO AS TTMP
DESCRIBED AS REAL ESTATE TAXES; TEMPORARY TENANT CONTRIBUTIONS
AN INFORMATIONAL EXPENSE
1995 VALUE - 7,294
1996 VALUE - 7,294
THEREAFTER - GROWING AT GROWTH RATE EXPG

TAX1-RECOVERY TAX1, REFERRED TO AS TAX1
DESCRIBED AS REAL ESTATE TAXES; FOR RECOVERY PASS-THRU TYPE 1
AN INFORMATIONAL EXPENSE
+100.0% OF TAXX-100.0% OF TANC
-100.0% OF TRST-100.0% OF TTMP

TAX2-RECOVERY TAX2, REFERRED TO AS TAX2
DESCRIBED AS REAL ESTATE TAXES; FOR RECOVERY PASS-THRU TYPE 2
AN INFORMATIONAL EXPENSE
+100.0% OF TAXX-100.0% OF TTMP

UTILITIES      , REFERRED TO AS UTLX
ESCRIBED AS UTILITIES (HVAC); GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 990,000
1996 VALUE - 990,000
HEREAFTER - GROWING AT GROWTH RATE EXPG


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

CONTRACT SERVICES, REFERRED TO AS CTSV
DESCRIBED AS CONTRACT SERVICES (TRASH, WATER/SEWER, MISC); GENERAL EXPENSE CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 90,000
1996 VALUE - 90,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

FOOD COURT EXPENSE, REFERRED TO AS FCTX
DESCRIBED AS FOOD COURT; GENERAL EXPENSE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 55,000
1996 VALUE - 55,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

FOOD COURT AMORT., REFERRED TO AS FAMT
DESCRIBED AS FOOD COURT; AMORTIZATION OF CAPITAL EXPENSES
AN INFORMATIONAL EXPENSE
1995 VALUE - 20,972
1996 VALUE - 20,972
THEREAFTER - GROWING AT GROWTH RATE EXPG

FCT-FOOD COURT      , REFERRED TO AS FCTR
DESCRIBED AS FOOD COURT; PASS-THROUGH
AN INFORMATIONAL EXPENSE
+115.0% OF FCTX+115.0% OF FAMT

GENERAL & ADMIN.         , REFERRED TO AS G&AX
DESCRIBED AS NON-RECOVERABLE EXPENSE; GENERAL & ADMINISTRATIVE
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 183,000
1996 VALUE - 183,000
THEREAFTER - GROWING AT GROWTH RATE EXPG

MARKETING EXPENSE , REFERRED TO AS MKTX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MARKETING
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 90,000
1996 VALUE - 90,000
THEREAFTER - GROWING AT  GROWTH RATE EXPG

MISCELLANEOUS       , REFERRED TO AS MlSX
DESCRIBED AS NON-RECOVERABLE EXPENSE; MISCELLANEOUS
CHARGED AGAINST NET OPERATING INCOME
1995 VALUE - 36,500
1996 VALUE - 36,500
THEREAFTER - GROWING AT GROWTH RATE EXPG


VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1995 VALUE - 3.00
1996 VALUE - 3.00
1997 VALUE - 3.00
1998 VALUE - 5.00
1999 VALUE - 10.00
THEREAFTER - CONSTANT


MANAGEMENT  FEE
---------------

PERCENTAGE OF MINIMUM AND PERCENTAGE RENTS ONLY
FOR ALL TENANTS
NOT PASSED THROUGH TO TENANTS
1995 VALUE - 3.00


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

1996 VALUE - 3.00
THEREAFTER - CONSTANT


COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - PERCENT OF EACH YEAR'S RENT WITH EXTENSION:

STANDARD METHOD #2 - 0.000% OF TOTAL RENT

STANDARD METHOD #3 - 0.000% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


ALTERATION CALCULATION
----------------------

NONE


ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 -  CASHED OUT

STANDARD METHOD #2 -  CASHED OUT

STANDARD METHOD #3 -  CASHED OUT

STANDARD METHOD #4 -  CASHED OUT

STANDARD METHOD #5 -  CASHED OUT


COMMON AREA MAINTENANCE POOL
----------------------------

CONTRIBUTIONS CONTAINED IN EXPENSE CANC
BASED ON RECOVERIES ASSIGNED TO COST CENTER 2-CAM-ANCHOR TENANTS FOR THOSE TENANTS WITH THE FOLLOWING PRIMARY CLASSIFICATION CODE(S):
     4 - ANCHOR TENANTS


CAPITAL EXPENDITURES
--------------------

REPL'MENT RESERVE
MARKET RATE RESX MULTIPLIED BY AREA MEASURE OGLA

CAPITAL REPAIRS


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

1995 VALUE  - 0.00
1996 VALUE  - 0.00
THEREAFTER - GROWING AT GROWTH RATE EXPG


PRIMARY CLASSIFICATION CODES
----------------------------

     1 - MALL SHOP TENANTS
     2 - FOOD COURT TENANTS
     3 - KIOSK TENANTS
     4 - ANCHOR TENANTS
     5 -
     6 -


SECONDARY CLASSIFICATION CODES
------------------------------

     1 - TENANTS < 750
     2 - TENANTS 751-1200
     3 - TENANTS 1201-2000
     4 - TENANTS 2001-3500
     5 - TENANTS 3501-5000
     6 - TENANTS 5001-10000
     7 - TENANTS > 10000
     8 - FOOD COURT TENANTS
     9 - KIOSK TENANTS
    10 - ANCHOR TENANTS


COST CENTERS
-------------

     1 - CAM-MALL SHOPS
     2 - CAM-ANCHOR TENANTS
     3 - TAX-MALL SHOPS
     4 - TAX-ANCHOR TENANTS
     5 - UTL-UTILITY INCOME
     6 - W/S-WATER & SEWER
     7 - HVC-HVAC INCOME
     8 - FCT-FOOD COURT


SALES VOLUME PROFILE
--------------------

                PERCENT OF      RELATIVE
 MONTH         ANNUAL SALES      VOLUME
 -----         ------------      ------
  JAN             8.33%            1.00
  FEB             8.33%            1.00
  MAR             8.33%            1.00
  APR             8.33%            1.00
  MAY             8.33%            1.00
  JUN             8.33%            1.00
  JUL             8.33%            1.00
  AUG             8.33%            1.00
  SEP             8.33%            1.00
  OCT             8.33%            1.00
  NOV             8.33%            1.00
  DEC             8.33%            1.00
                -------           -----
  TOTALS        100.00%           12.00
                -------           -----


GLOBAL  RECOVERIES
------------------

CAMl-RECOVERY CAM1, REFERRED TO AS CAM1
DESCRIBED AS CAM RECOVERY; TYPE 1
ASSIGNED TO COST CENTER       1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE STD
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

CAM2-RECOVERY CAM2, REFERRED TO AS CAM2
DESCRIBED AS CAM RECOVERY; TYPE 2
ASSIGNED TO COST CENTER  1 - CAM-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE CAM2
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE STD
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX1
DESCRIBED AS TAX RECOVERY; TYPE 1
ASSIGNED TO COST CENTER  3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE STD
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

TAX1-RECOVERY TAX1, REFERRED TO AS TAX2
DESCRIBED AS TAX RECOVERY; TYPE 2
ASSIGNED TO COST CENTER   3 - TAX-MALL SHOPS
PRO RATA SHARE RECOVERY OF EXPENSE TAX1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE TAX1
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

HVAC & CONTRACT REFERRED TO AS ULTR
DESCRIBED AS UTILITY RECOVERY; MALL SHOPS
ASSIGNED TO COST CENTER 7 - HVC-HVAC INCOME
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE   - 4.83/SF
THEREAFTER     - GROWING AT GROWTH RATE EXPG
CAP            - NONE

HVAC - FOOD COURT    , REFERRED TO AS ULTF
DESCRIBED AS WATER/SEWER RECOVERY; MALL SHOPS
ASSIGNED TO COST CENTER     7 - HVC-HVAC INCOME
RECOVERY OF AMOUNTS OR RATES GROWING AT A RATE
YEAR 1 VALUE   - 11.20/SF
THEREAFTER     - GROWING AT GROWTH RATE EXPG
CAP            - NONE

FCT-FOOD COURT     , REFERRED TO AS FCTR
DESCRIBED AS FOOD COURT RECOVERY;
ASSIGNED TO COST CENTER     8 - FCT-FOOD COURT
PRO RATA SHARE RECOVERY OF EXPENSE FCTR
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE FDCT
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

GLB1
GLOBAL GROUPING
GLOBAL RECOVERY CAM1
GLOBAL RECOVERY TAX1
GLOBAL RECOVERY ULTR

GLB2


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

GLOBAL GROUPING
GLOBAL RECOVERY  CAM1
GLOBAL RECOVERY  TAX1
GLOBAL RECOVERY  ULTF
GLOBAL RECOVERY  FCTR


TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO
MARKET


REFERENCE TENANTS
-----------------

THERE ARE A TOTAL OF 9 REFERENCE TENANT(S):

-------------------------------------------------------------------------------

# 1 - MKT1
BASE LEASE DATES:   1/1996 TO 12/2005
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1  MALL SHOP TENANTS
SECONDARY CODE:          1  TENANTS < 750
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT - 0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:


         LENGTH            VACANT         SQ. FT.       MONTHS OF
TERM   YEARS. MONTHS       MONTHS        INCREASE       FREE RENT    COMMISSIONS         ALTERATIONS
----   -------------       ------        --------       ---------    -----------         -----------
 1         10.00             2             NONE           NONE           YES                  YES



RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT1 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

-------------------------------------------------------------------------------

# 2 - MKT2
BASE LEASE DATES:   1/1996 TO 12/2005
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1 -  MALL SHOP TENANTS
SECONDARY CODE:          2 -  TENANTS 751-1200
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:


         LENGTH            VACANT         SQ. FT.       MONTHS OF
TERM   YEARS. MONTHS       MONTHS        INCREASE       FREE RENT    COMMISSIONS         ALTERATIONS
----   -------------       ------        --------       ---------    -----------         -----------
 1         10.00             2             NONE           NONE           YES                  YES


RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT2 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

-------------------------------------------------------------------------------

3 - MKT3
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 1  MALL SHOP TENANTS
SECONDARY CODE:               3  TENANTS 1201-2000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -  0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:


         LENGTH            VACANT         SQ. FT.       MONTHS OF
TERM   YEARS. MONTHS       MONTHS        INCREASE       FREE RENT    COMMISSIONS         ALTERATIONS
----   -------------       ------        --------       ---------    -----------         -----------
 1         10.00             2             NONE           NONE           YES                  YES


RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT3 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

-------------------------------------------------------------------------------

# 4 - MKT4
BASE LEASE DATES:  1/1996 TO 12/2005
TYPE OF TENANT:  RETAIL
SQUARE FOOTAGE:  1


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

PRIMARY CODE:            1  MALL SHOP TENANTS
SECONDARY CODE:          4  TENANTS 2001-3500
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:


         LENGTH            VACANT         SQ. FT.       MONTHS OF
TERM   YEARS. MONTHS       MONTHS        INCREASE       FREE RENT    COMMISSIONS         ALTERATIONS
----   -------------       ------        --------       ---------    -----------         -----------
 1         10.00             2             NONE           NONE           YES                  YES


RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT4 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

-------------------------------------------------------------------------------

# 5 - MKT5
BASE LEASE DATES:   1/1996 TO 12/2005
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1 - MALL SHOP TENANTS
SECONDARY CODE:          5 - TENANTS 3501-5000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER - GROWING AT    0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:


         LENGTH            VACANT         SQ. FT.       MONTHS OF
TERM   YEARS. MONTHS       MONTHS        INCREASE       FREE RENT    COMMISSIONS         ALTERATIONS
----   -------------       ------        --------       ---------    -----------         -----------
 1         10.00             2             NONE           NONE           YES                  YES


RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT5 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

-------------------------------------------------------------------------------

# 6 - MKT6
BASE LEASE DATES:   1/1996 TO 12/2005
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1 MALL SHOP TENANTS
SECONDARY CODE:          6 TENANTS 5001-10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

COMMISSIONS: NONE

ALTERATIONS: NONE


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

SPECULATIVE RENEWALS:


         LENGTH            VACANT         SQ. FT.       MONTHS OF
TERM   YEARS. MONTHS       MONTHS        INCREASE       FREE RENT    COMMISSIONS         ALTERATIONS
----   -------------       ------        --------       ---------    -----------         -----------
 1         10.00             2             NONE           NONE           YES                  YES


RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT6 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:     MARKET RATE COMB
RENEWAL PAYOUT:          CASHED OUT

RENEWAL ALTERATIONS:     MARKET RATE ALTB
RENEWAL PAYOUT:          CASHED OUT

-------------------------------------------------------------------------------

# 7 - MKT7
BASE LEASE DATES:   1/1996 TO 12/2005
TYPE OF TENANT:     RETAIL
SQUARE FOOTAGE:          1
PRIMARY CODE:            1   MALL SHOP TENANTS
SECONDARY CODE:          7   TENANTS > 10000
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -      0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -          0/YEAR
THEREAFTER - GROWING AT 0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:


         LENGTH            VACANT         SQ. FT.       MONTHS OF
TERM   YEARS. MONTHS       MONTHS        INCREASE       FREE RENT    COMMISSIONS         ALTERATIONS
----   -------------       ------        --------       ---------    -----------         -----------
 1         10.00             2             NONE           NONE           YES                  YES


RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT7 MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT 0.00%,
FROM DATE OF ESTABLISHMENT




                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB1

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALT8
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 8 - MKT8-FOOD COURT
BASE LEASE DATES:        1/1996 TO 12/2005
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 2 11-11  FOOD COURT TENANTS
SECONDARY CODE:               8 11-11  FOOD COURT TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER      - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB2

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

         LENGTH        VACANT    SQ FT    MONTHS OF
TERM  YEARS.MONTHS     MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
----  ------------     ------  --------   ---------   -----------   -----------
  1      10.00           2      NONE        NONE         YES           YES

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT8
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT        0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 60
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES:

GLOBAL GROUPING
GLOBAL RECOVERY GLB2



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         PACE 18



RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE ALTB
RENEWAL PAYOUT:        CASHED OUT

--------------------------------------------------------------------------------

# 9 - MKT9-KIOSKS
BASE LEASE DATES:        1/1996 TO 12/2000
TYPE OF TENANT:          RETAIL
SQUARE FOOTAGE:               1
PRIMARY CODE:                 3 - KIOSK TENANTS
SECONDARY CODE:               9 - KIOSK TENANTS
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.00/SF/YR

PERCENTAGE RENT:
INITIAL SALES -            0/YEAR
THEREAFTER    - GROWING AT   0.00%
WITH A NATURAL BREAKPOINT PLUS MINIMUM RENT
RECAPTURES: NONE

RECOVERIES: NONE

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH         VACANT   SQ FT    MONTHS OF
TERM  YEARS.MONTHS     MONTHS  INCREASE   FREE RENT   COMMISSIONS   ALTERATIONS
---- ------------     ------  --------   ---------   -----------   -----------
  1      5.00           2       NONE         NONE        YES            NO
  2      5.00           2       NONE         NONE        YES            NO

RENEWAL MINIMUM RENT:
100.00% OF HIGHER OF 100.00% OF FINAL EFFECTIVE RENT, MARKET RATE MKT9
MULTIPLIED BY 1.000, OR FINAL RENT GROWING AT        0.00%
FROM DATE OF ESTABLISHMENT
WITH PERCENTAGE STEPS OF
10.00 AFTER MONTH 36
FINAL EFFECTIVE RENT IS LAST MINIMUM PLUS OVERAGE

RENEWAL PERCENTAGE RENT:
SALES AND OVERAGE PERCENTAGE(S) WILL CONTINUE FROM BASE LEASE

RENEWAL RECOVERIES: NONE

RENEWAL COMMISSIONS:   MARKET RATE COMB
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   NONE








                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                            THE ESPLANDE (KENNER, LA)
                            PROJECT DESIGNATOR: 6063
                            REVISION: 6/ 3/96 @ 13:47
                                 TENANT REGISTER
                                 6/ 3/96 @ 16:24




              TENANT                          SQUARE FEET  BEGIN DATE   END DATE
----------------------------------------      -----------  ----------   --------

#  1 - SUITE 102-01     ECKERD DRUGS                7,522     10/1985    10/2000
#  2 - SUITE 104-01     RAVE                        2,275     11/1985     1/1997
#  3 - SUITE 106-01     PRINTS PLUS                 1,750      4/1986     4/1998
#  4 - SUITE 108-02     LANE BRYANT                 6,899     11/1993     1/2006
#  5 - SUITE 111-02     EASY SPIRIT                 1,100     10/1985    10/2002
#  6 - SUITE 112-04     CAFE DUMONDE                2,386     11/1993    12/2003
#  7 - SUITE 116        VACANT                        851     10/1996     9/2006
#  8 - SUITE 118-01     HEAKIN RESEARCH             1,344      8/1989     8/1999
#  9 - SUITE 202-01     CAMELOT MUSIC               8,643     11/1993     1/2004
# 10 - SUITE 208-01     VISION PLAZA                3,266      3/1990     2/2000
# 11 - SUITE 0210       VACANT                      4,489     10/1996     9/2006
# 12 - SUITE 212-01     J RIGGINS                   2,312     10/1985    10/1997
# 13 - SUITE 214-01     PAUL HARRIS                 3,265     10/1985    10/1997
# 14 - SUITE 215-02     GNC                         1,368      2/1996     1/2006
# 15 - SUITE 216-01     UPS N DOWNS                 1,826     10/1985    10/1997
# 16 - SUITE 220-02     ATHLETES FOOT               1,920     11/1994    12/2004
# 17 - SUITE 220-04     LECTHERS                    3,365      6/1996     5/2006
# 18 - SUITE 228-02     LIMITED & LIMITED          13,004      3/1994     3/2009
# 19 - SUITE 234-02     STRUCTURE                   4,078     10/1991     1/2004
# 20 - SUITE 236-02     KAY JEWELERS                1,288      7/1994    12/2004
# 21 - SUITE 241-05     VACANT                        904      1/1997    12/2006
# 22 - SUITE 301        VACANT                        464      1/1997    12/2006
# 23 - SUITE 302-01     H & R BLOCK                 1,091      1/1986     4/1996
# 24 - SUITE 303-03     VICTORIAS SECRET            6,830     10/1993     1/2006
# 25 - SUITE 306-02     WOLF CAMERA                 1,566     11/1995    10/2005
# 26 - SUITE 308-02     SHAAN'S                     1,030      5/1987     4/1997
# 27 - SUITE 310-02     JOHN BAY                    1,200     12/1995    12/2006
# 28 - SUITE 318-01     BANANA REPUBLIC             3,120     10/1987     2/2000
# 29 - SUITE 320-01     SUNCOAST                    3,060      9/1990     1/2001
# 30 - SUITE 322-03     BOMBAY COMPANY              4,047      3/1993     4/2003
# 31 - SUITE 324-05     VACANT                      5,868      4/1997     3/2007
# 32 - SUITE 330-01     CASUAL CORNER               5,868     10/1985    10/1997
# 33 - SUITE 332-01     GAP KIDS                    2,900      8/1987     8/1999
# 34 - SUITE 402-04     DISNEY STORE                4,461     10/1994    12/2004
# 35 - SUITE 414-01     BAKER'S                     1,984     10/1985    10/1997
# 36 - SUITE 416        VACANT                      2,082      1/1997    12/2006
# 37 - SUITE 418        VACANT                      3,014      7/1997     6/2007
# 38 - SUITE 420        FOOTLOCKER                  3,225      4/1996     3/2006
# 39 - SUITE 502-02     GYMBORE                     1,360      4/1994     1/2005
# 40 - SUITE 503-02     PERLIS CRAWFISH               650      5/1995     4/2000
# 41 - SUITE 504-01     JEANS WEST                  1,123      7/1986     7/1998
# 42 - SUITE 506-01     REGIS HAIRSTYLES            1,016      2/1987     2/1997
# 43 - SUITE 508-01     FOOTLOCKER                  2,133     10/1985     3/1996
# 44 - SUITE 602-01     AMERICA'S BEST CO.          4,112      7/1992     6/2002
# 45 - SUITE 604        VACANT                      3,550     10/1997     9/2007
# 46 - SUITE 606-01     RADIO SHACK                 2,753     10/1985    10/1997
# 47 - SUITE 608-02     THE AVENUE                  3,186      7/1995    10/2005
# 48 - SUITE 610-01     CHAMPS                      4,884     10/1985    10/1996
# 49 - SUITE 612-01     9 WEST                      1,440     10/1985    10/1996
# 50 - SUITE 613-03     ELECTRONICS BOUTIQ          1,010      7/1994     7/2004
# 51 - SUITE 614-03     VACANT                        620      1/1997    12/2006
# 52 - SUITE 615-01     VACANT                      1,450      1/1997    12/2006
# 53 - SUITE 616        VACANT                        414     10/1997     9/2007
# 54 - SUITE 617        VACANT                        803      7/1997     6/2007
# 55 - SUITE 618        VACANT                        362     10/1997     9/2007
# 56 - SUITE 702-01     KAY BEE TOYS                3,270     10/1985    10/1997
# 57 - SUITE 704-02     EVERYTING A $1              2,938     10/1991    12/2001
# 58 - SUITE 706-03     FAMILY BOOKSTORE            2,288     10/1994     8/2000
# 59 - SUITE 708        VACANT                      3,051      1/1998    12/2007
# 60 - SUITE 710-01     COUNTY SEAT                 3,678      9/1986     9/1996
# 61 - SUITE 711-02     FRIEDMAN'S JEWELER          1,467      7/1995     6/2005
# 62 - SUITE 714-01     NATURALIZER SHOE              871     10/1985    10/1996





                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

THE ESPLANDE (KENNER, LA)                                                 PAGE 2



              TENANT                          SQUARE FEET  BEGIN DATE   END DATE
----------------------------------------      -----------  ----------   --------

# 63 - SUITE 716-03     SWENSEN'S                     642      6/1995    12/2005
# 64 - SUITE 718-01     RUBY'S TUESDAY              4,514     10/1985    10/2000
# 65 - SUITE 802        VACANT                      1,454      7/1998     6/2008
# 66 - SUITE 804        VACANT                        889     10/1997     9/2007
# 67 - SUITE 806        VACANT                        285     10/1997     9/2007
# 68 - SUITE 808-02     MITCHELL'S FORMAL             800     11/1995    10/2005
# 69 - SUITE 810-02     BARNIE'S COFFEE               730     12/1988    12/1996
# 70 - SUITE 811-01     THE SUNGLASS CO.              491     10/1986    10/1996
# 71 - SUITE 812-02     AFTERTHOUGHTS                 735      5/1990     4/2000
# 72 - SUITE 814-02     9 & Co.                     1,869     12/1993    12/2003
# 73 - SUITE 815-02     TOP LINE NAILS              1,249     12/1991    11/1997
# 74 - SUITE 816-01     ESPLANDE DENTAL             2,258      8/1988     7/1998
# 75 - SUITE 818-01     CHALLENGES                  1,286     11/1988    11/1998
# 76 - SUITE 819-01     TROPIK SUN FRUIT              222      9/1986    12/1999
# 77 - SUITE 822-02     MANCHU WOK                    630     11/1995     1/2006
# 78 - SUITE 824        VACANT                        711      4/1998     3/2008
# 79 - SUITE 826-03     WENDY'S                     1,161     10/1991     7/1999
# 80 - SUITE 828-01     TACO BELL                     738     10/1985    10/1996
# 81 - SUITE 830-01     SBARRO                      1,385     11/1993    11/2003
# 82 - SUITE 834-01     A & W                         630     11/1990    10/2000
# 83 - SUITE 836-02     ARBY'S                        630     11/1989    11/1999
# 84 - SUITE 838-01     FRULLATI                      680      9/1995    12/2005
# 85 - SUITE 1001-01    ZALES JEWELERS              1,002     10/1985    10/1997
# 86 - SUITE 1002-01    FIRST NATIONAL                 60      7/1994    12/1997
# 87 - SUITE 1003       VACANT                      1,320      4/1998     3/2008
# 88 - SUITE 1004-04    VACANT                      2,581      1/1998    12/2007
# 89 - SUITE 1006-01    CHICK-FIL-A                 2,088     10/1985    10/2000
# 90 - SUITE 1008-01    DECK THE HALLS              1,420     10/1985    10/2005
# 91 - SUITE 1010-02    WICK'S & STICKS               928     11/1995    12/2005
# 92 - SUITE 1012-01    PETITE SOPHISTICAT          1,586     10/1985    10/1997
# 93 - SUITE 1014       VACANT                      2,442      4/1998     3/2008
# 94 - SUITE 1016-02    LILLIE RUBIN                2,991     11/1995    10/2005
# 95 - SUITE 1018-02    LYNN'S HALLMARK             3,236      9/1993     8/2005
# 96 - SUITE 1020-04    GADZOOKS                    2,187     11/1993    12/2003
# 97 - SUITE 1104-02    LERNER NY                  12,135      1/1991     1/2003
# 98 - SUITE 1106       VACANT                        133      4/1998     3/2008
# 99 - SUITE 1202-01    PAYLESS SHOES               2,626     11/1988    11/1998
#100 - SUITE 1204       VACANT                        442      7/1998     6/2008
#101 - SUITE 1206-02    GREAT AMERICAN CO.            586     11/1995    10/2005
#102 - SUITE 1208-01    DOLCIS                      1,750     10/1985    10/2005
#103 - SUITE 1210-02    LADY FOOTLOCKER             1,100      3/1990     3/2000
#104 - SUITE 1212-01    BUTTERFIELDS                1,080      4/1987     3/1997
#105 - SUITE 1214-02    RACK ROOM                   5,770      6/1994     7/2004
#106 - SUITE 1216       VACANT                      2,064      7/1998     6/2008
#107 - SUITE 1302-01    BAILEY, BANKS & B           2,065     10/1985    10/1997
#108 - SUITE 1304-01    MONOGRAM EXPRESS              390     11/1991    10/1999
#109 - SUITE 1306-01    STRIDE RITE                 1,087     10/1985    10/1996
#110 - SUITE 1308-01    SIZE 5-7-9                  1,302     10/1985    10/1997
#111 - SUITE 1309-01    GH BASS                     1,445      4/1986     3/1996
#112 - SUITE 1402-01    AUGUST MAX WOMAN            2,477     10/1986     9/1998
#113 - SUITE 1406-03    BATH & BODY WORKS           2,024      6/1994     6/2006
#114 - SUITE 1408-02    THE GAP                     8,780      9/1993    12/1998
#115 - SUITE 1422       VACANT                      1,841      7/1998     6/2008
#116 - SUITE 1602-01    SCRIBBLES & GIGGLE          2,543     10/1986     9/1996
#117 - SUITE 1604-06    VACANT                      4,489     10/1998     9/2008
#118 - SUITE 1606-01    CONTEMPO CASUALS            3,870     10/1986     9/1998
#119 - SUITE 1610-02    WET SEAL                    4,790     11/1993    11/2005
#120 - SUITE 1620       VACANT                        769      4/1998     3/2008
#121 - SUITE 1702-01    RAPPS LUGAGE                2,173     11/1987    11/1997
#122 - SUITE 1704-02    SANRIO SURPRISE             1,000      9/1990    12/2001
#123 - SUITE 1708       VACANT                      4,496      1/1999    12/2008
#124 - SUITE 1710-02    VACANT                      1,399     10/1998     9/2008
#125 - SUITE 1712-01    CIRCUS WORLD                3,400     10/1986     1/1997
#126 - SUITE 1718       VACANT                      1,228      1/1999    12/2008
#127 - SUITE 1812-02    EXPRESS AND/OR             11,028     11/1994     1/2006
#128 - SUITE 2002-01    MOTHERTIME                  2,364     10/1986     1/1997








                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

THE ESPLANDE (KENNER, LA)                                                 PAGE 3




              TENANT                          SQUARE FEET  BEGIN DATE   END DATE
----------------------------------------      -----------  ----------   --------

#129 - SUITE 2004       VACANT                      2,616      4/1999     3/2009
#130 - SUITE 2006-01    THIS END UP                   801     10/1986     9/1998
#131 - SUITE 2008-01    FATHER & SONS               1,732      4/1987     3/1997
#132 - SUITE 2010-06    VACANT                      1,729      7/1997     6/2007
#133 - SUITE 2012-01    BABBAGE'S                   1,380     11/1988    11/1998
#134 - SUITE 2016-03    WALDEN BOOKS                7,349      6/1995     5/2005
#135 - SUITE 2020-01    LENS CRAFTER                6,397      2/1987     1/1999
#136 - SUITE 2022-01    CLAIRES BOUTIQUE              750     10/1986     9/1996
#137 - SUITE 2024-01    AT&T PHONE CENTER           2,428      8/1994    12/2001
#138 - SUITE 2102-05    VACANT                      4,149      7/1999     6/2009
#139 - SUITE 2104-01    EDDIE BAUER                 5,931     10/1990    11/2000
#140 - SUITE 2108-01    GORDON'S JEWELERS           1,369     10/1986     9/1996
#141 - SUITE 2110-02    FREDERICK'S OF HOL          1,696      5/1990     1/1999
#142 - SUITE 2114       VACANT                        933      4/1999     3/2009
#143 - SUITE 2116       VACANT                      1,340      7/1999     6/2009
#144 - SUITE 2202-02    OILAN MILLS                 1,100      5/1992     4/1997
#145 - SUITE 2204-03    THINGS REMBERED             1,197      3/1995     3/2005
#146 - SUITE 2206-02    FOOT ACTION                 9,031     11/1994    12/2004
#147 - SUITE 2216       VACANT                      1,917      4/1999    12/2000
#148 - SUITE 9020-01    MERVYN'S                   84,082     10/1985    10/2010
#149 - SUITE 9030-01    DILLARD'S                 177,940     10/1985    10/2005
#150 - SUITE 9040-01    MACY'S                    235,518     10/1986     9/2001
#151 - SUITE 9050-01    DILLARD'S II               46,600      7/1992     9/2011
                                                 --------
       151 TENANTS                                910,555
                                                 ========















                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                            THE ESPLANDE (KENNER, LA)
                            PROJECT DESIGNATOR: 6063
                            REVISION: 6/ 3/96 @ 13:47
                                EXPIRATION REPORT
                        YEARS 1996 To 2010, ALL TENANTS,
                     INCLUDING OPTIONS, EXCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                 6/ 3/96 @ 16:25


                                TERM/      BASE              TOTAL     MARKET
    TENANT          SQUARE FT  END DATE  RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------- ---------  --------  -------   -------  -------   -------

#111-SUITE 1309-01             INITIAL
GH BASS                 1,445   3/1996     45.00     13.67    58.67     27.00

# 23-SUITE 302-01              INITIAL
H & R BLOCK             1,091   4/1996     30.01     13.09    43.09     30.00
                    ---------             ------    ------   ------    ------
 2 FY 96 EXPIRATIONS    2,536              38.55     13.42    51.97     28.29


# 60-SUITE 710-01              INITIAL
COUNTY SEAT             3,678   9/1996     21.00     11.41    32.41     20.00

#116-SUITE 1602-01             INITIAL
SCRIBBLES & GIGGLE      2,543   9/1996     22.00     12.71    34.71     20.00

#136-SUITE 2022-01             INITIAL
CLAIRES BOUTIQUE          750   9/1996     35.01     13.66    48.67     38.00

#140-SUITE 2108-01             INITIAL
GORDON'S JEWELERS       1,369   9/1996     36.52     14.87    51.38     27.00

# 80-SUITE 828-01              INITIAL
TACO BELL                 738  10/1996     54.20     41.54    95.74     40.00

#109-SUITE 1306-01             INITIAL
STRIDE RITE             1,087  10/1996     33.00     12.84    45.84     30.00

# 49-SUITE 612-01              INITIAL
9 WEST                  1,440  10/1996     40.00     13.02    53.02     27.00

# 48-SUITE 610-01              INITIAL
CHAMPS                  4,884  10/1996     22.00     11.50    33.50     20.00

# 62-SUITE 714-01              INITIAL
NATURALIZER SHOE          871  10/1996     34.44     13.21    47.66     30.00

# 70-SUITE 811-01              INITIAL
THE SUNGLASS CO.          491  10/1996     50.91     15.35    66.26     38.00

# 69-SUITE 810-02              INITIAL
BARNIE'S COFFEE           730  12/1996     50.01      8.43    58.44     38.76

#128-SUITE 2002-01             INITIAL
MOTHERTIME              2,364   1/1997     11.84     16.66    28.50     20.40

#  2-SUITE 104-01              INITIAL
RAVE                    2,275   1/1997     20.00     12.46    32.47     20.40

#125-SUITE 1712-01             INITIAL
CIRCUS WORLD            3,400   1/1997     23.00     14.17    37.17     20.40

# 42-SUITE 506-01              INITIAL
REGIS HAIRSTYLES        1,016   2/1997     35.00     16.63    51.63     30.60




                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                TERM/      BASE              TOTAL     MARKET
    TENANT          SQUARE FT  END DATE  RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------- ---------  --------  -------   -------  -------   -------

#104-SUITE 1212-01             INITIAL
BUTTERFIELDS            1,080   3/1997     30.00     17.61    47.61     30.60

#131-SUITE 2008-01             INITIAL
FATHER & SONS           1,732   3/1997     30.00     13.01    43.01     27.54

# 26-SUITE 308-02              INITIAL
SHAAN'S                 1,030   4/1997     35.00     14.94    49.93     30.60

#144-SUITE 2202-02             INITIAL
OLAN MILLS              1,100   4/1997     27.00     8.37     35.37     30.60
                    ---------             ------    ------   ------    ------
19 FY 97 EXPIRATIONS   32,578              26.99     13.77    40.76     24.64
                    ---------             ------    ------   ------    ------
21 CUMULATIVE EXPS     35,114              27.82     13.74    41.57     24.90


#107-SUITE 1302-01             INITIAL
BAILEY, BANKS & B       2,065  10/1997     33.06     16.53    49.59     20.40

# 56-SUITE 702-01              INITIAL
KAY BEE TOYS            3,270  10/1997     24.00     11.71    35.71     20.40

#110-SUITE 1308-01             INITIAL
SIZE 5-7-9              1,302  10/1997     22.00     13.84    35.84     27.54

# 35-SUITE 414-01              INITIAL
BAKER'S                 1,984  10/1997     23.00     12.07    35.07     27.54

# 15-SUITE 216-01              INITIAL
UPS N DOWNS             1,826  10/1997     16.00     12.35    28.35     27.54

# 12-SUITE 212-01              INITIAL
J RIGGINS               2,312  10/1997     15.00     12.61    27.61     20.40

# 46-SUITE 606-01              INITIAL
RADIO SHACK             2,753  10/1997     21.00     12.28    33.28     20.40

# 13-SUITE 214-01              INITIAL
PAUL HARRIS             3,265  10/1997     20.00     11.84    31.84     20.40

# 85-SUITE 1001-01             INITIAL
ZALES JEWELERS          1,002  10/1997     52.00     16.80    68.80     30.60

# 92-SUITE 1012-01             INITIAL
PETITE SOPHISTICAT      1,586  10/1997     19.91     12.25    32.16     27.54

# 32-SUITE 330-01              INITIAL
CASUAL CORNER           5,868  10/1997     16.00     11.21    27.21     19.38

# 73-SUITE 815-02              INITIAL
TOP LINE NAILS          1,249  11/1997     12.01      8.82    20.83     27.54

#121-SUITE 1702-01             INITIAL
RAPPS LUGAGE            2,173  11/1997     18.00     11.97    29.97     20.40

# 86-SUITE 1002-01             INITIAL
FIRST NATIONAL             60  12/1997     50.00      0.00    50.00     39.92

# 3-SUITE 106-01               INITIAL
PRINTS PLUS             1,750   4/1998     25.00     12.91    37.91     28.37
                    ---------             ------    ------   ------    ------


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                TERM/      BASE              TOTAL     MARKET
    TENANT          SQUARE FT  END DATE  RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------- ---------  --------  -------   -------  -------   -------

15 FY 98 EXPIRATIONS   32,465              21.15     12.33    33.47     22.74
                    ---------             ------    ------   ------    ------
36 CUMULATIVE EXPS     67,579              24.62     13.06    37.68     23.87


# 74-SUITE 816-01              INITIAL
ESPLANDE DENTAL         2,258   7/1998     20.00     13.18    33.18     21.01

# 41-SUITE 504-01              INITIAL
JEANS WEST              1,123   7/1998     31.00     15.83    46.82     31.52

#112-SUITE 1402-01             INITIAL
AUGUST MAX WOMAN        2,477   9/1998     24.00     12.77    36.77     21.01

#130-SUITE 2006-01             INITIAL
THIS END UP               801   9/1998     38.01     14.07    52.07     31.52

#118-SUITE 1606-01             INITIAL
CONTEMPO CASUALS        3,870   9/1998     23.00     11.58    34.58     21.01

# 99-SUITE 1202-01             INITIAL
PAYLESS SHOES           2,626  11/1998     24.00     15.63    39.63     21.01

# 75-SUITE 818-01              INITIAL
CHALLENGES              1,286  11/1998     40.00     27.26    67.26     42.02

#133-SUITE 2012-01             INITIAL
BABBAGE'S               1,380  11/1998     32.00     15.63    47.63     28.37

#114-SUITE 1408-02             INITIAL
THE GAP                 8,780  12/1998     25.00     12.43    37.43     20.56

#141-SUITE 2110-02             INITIAL
FREDERICK'S OF HOL      1,696   1/1999     25.00     14.17    39.17     29.22

#135-SUITE 2020-01             INITIAL
LENS CRAFTER            6,397   1/1999     19.00     15.75    34.75     20.56

                    ---------             ------    ------   ------    ------
11 FY 99 EXPIRATIONS   32,694              24.50     14.28    38.78     22.98
                    ---------             ------    ------   ------    ------
47 CUMULATIVE EXPS    100,273              24.58     13.46    38.04     23.58



# 79-SUITE 826-03              INITIAL
WENDY'S                 1,161   7/1999     38.05     26.48    64.53     43.28

# 33-SUITE 332-01              INITIAL
GAP KIDS                2,900   8/1999     22.00     13.07    35.07     21.64

# 8-SUITE 118-01               INITIAL
HEAKIN RESEARCH         1,344   8/1999     21.72     14.71    36.44     29.22

#108-SUITE 1304-01             INITIAL
MONOGRAM EXPRESS          390  10/1999     66.68     15.91    82.58     41.12

# 83-SUITE 836-02              INITIAL
ARBY'S                    630  11/1999     46.04     34.50    80.53     43.28

# 76-SUITE 819-01              INITIAL
TROPIK SUN FRUIT          222  12/1999    117.14     12.70   129.84     44.58

# 10-SUITE 208-01              INITIAL
VISION PLAZA            3,266   2/2000     22.00     14.93    36.93     22.29



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                TERM/      BASE              TOTAL     MARKET
    TENANT          SQUARE FT  END DATE  RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------- ---------  --------  -------   -------  -------   -------

# 28-SUITE 318-01              INITIAL
BANANA REPUBLIC         3,120   2/2000     30.00     14.22    44.22     22.29

#103-SUITE 1210-02             INITIAL
LADY FOOTLOCKER         1,100   3/2000     97.41     18.55   115.95     33.44

# 71-SUITE 812-02              INITIAL
AFTERTHOUGHTS             735   4/2000     48.24     31.02    79.27     44.58

# 40-SUITE 503-02              INITIAL
PERLIS CRAWFISH           650   4/2000     38.46     16.67    55.13     42.35

                    ---------             ------    ------   ------    ------
11 FY100 EXPIRATIONS   15,518              35.52     17.16    52.69     28.67
                    ---------             ------    ------   ------    ------
58 CUMULATIVE EXPS    115,791              26.04     13.96    40.00     24.26


# 58-SUITE 706-03              INITIAL
FAMILY BOOKSTORE        2,288   8/2000     26.20     15.61    41.81     22.29

# 64-SUITE 718-01              INITIAL
RUBY'S TUESDAY          4,514  10/2000     18.50     16.32    34.82     22.29

# 82-SUITE 834-01              INITIAL
A & W                     630  10/2000     39.68     34.91    74.59     44.58

# 89-SUITE 1006-01             INITIAL
CHICK-FIL-A             2,088  10/2000     25.00     18.95    43.95     22.29

#139-SUITE 2104-01             INITIAL
EDDIE BAUER             5,931  11/2000     24.00     15.29    39.29     21.18

#147-SUITE 2216                INITIAL
VACANT                  1,917  12/2000     29.21     13.79    43.00     31.00

# 29-SUITE 320-01              INITIAL
SUNCOAST                3,060   1/2001     32.00     17.09    49.09     22.96

                    ---------             ------    ------   ------    ------
7 FY101 EXPIRATIONS    20,428              25.30     16.66    41.97     23.57

                    ---------             ------    ------   ------    ------
65 CUMULATIVE EXPS    136,219              25.93     14.36    40.29     24.16


# 43-SUITE 508-01              OPTION 1
100% VACATE             2,133   9/2001     38.12     14.82    52.94     22.96

#122-SUITE 1704-02             INITIAL
SANRIO SURPRISE         1,000  12/2001     36.00     16.50    52.50     35.47

# 57-SUITE 704-02              INITIAL
EVERYTING A $1          2,938  12/2001     19.00     16.31    35.31     23.65

#137-SUITE 2024-01             INITIAL
AT&T PHONE CENTER       2,428  12/2001     17.94     15.02    32.96     23.65

# 1-SUITE 102-01               OPTION 1
100% VACATE             7,522   2/2002     21.81     14.40    36.21     22.47

                    ---------             ------    ------   ------    ------
5 FY102 EXPIRATIONS    16,021              23.77     15.03    38.80     23.74
                    ---------             ------    ------   ------    ------
70 CUMULATIVE EXPS    152,240              25.71     14.43    40.14     24.11




                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                TERM/      BASE              TOTAL     MARKET
    TENANT          SQUARE FT  END DATE  RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------- ---------  --------  -------   -------  -------   -------

# 44-SUITE 602-01              INITIAL
AMERICA'S BEST CO.      4,112   6/2002     28.36     14.85    43.21     23.65

# 5-SUITE 111-02               INITIAL
EASY SPIRIT             1,100  10/2002     38.50     16.11    54.61     35.47

# 97-SUITE 1104-02             INITIAL
LERNER NY              12,135   1/2003     14.52     18.18    32.70     21.92

# 30-SUITE 322-03              INITIAL
BOMBAY COMPANY          4,047   4/2003     24.00     18.67    42.67     24.36

                    ---------             ------    ------   ------    ------
4 FY103 EXPIRATIONS    21,394              20.21     17.53    37.73     23.41
                    ---------             ------    ------   ------    ------
74 CUMULATIVE EXPS    173,634              25.03     14.81    39.84     24.03



# 81-SUITE 830-01              INITIAL
SBARRO                  1,385  11/2003     52.00     38.66    90.66     48.72

# 96-SUITE 1020-04             INITIAL
GADZOOKS                2,187  12/2003     24.01     17.74    41.75     25.09

# 72-SUITE 814-02              INITIAL
9 & Co.                 1,869  12/2003     28.00     16.10    44.10     33.87

# 6-SUITE 112-04               INITIAL
CAFE DUMONDE            2,386  12/2003     18.10     17.09    35.20     25.09

# 9-SUITE 202-01               INITIAL
CAMELOT MUSIC           8,643   1/2004     20.16     16.74    36.89     23.83

# 19-SUITE 234-02              INITIAL
STRUCTURE               4,078   1/2004     24.00     17.31    41.31     25.09
                    ---------             ------    ------   ------    ------
6 FY104 EXPIRATIONS    20,548              23.95     18.42    42.37     26.95

                    ---------             ------    ------   ------    ------
80 CUMULATIVE EXPS    194,182              24.91     15.19    40.11     24.34



#105-SUITE 1214-02             INITIAL
RACK ROOM               5,770   7/2004     15.00     17.74    32.75     23.83

# 50-SUITE 613-03              INITIAL
ELECTRONICS BOUTIQ      1,010   7/2004     34.65     19.35    54.00     37.63

# 34-SUITE 402-04              INITIAL
DISNEY STORE            4,461  12/2004     23.00     16.71    39.71     25.84

#146-SUITE 2206-02             INITIAL
FOOT ACTION             9,031  12/2004     20.00     10.27    30.27     24.55

# 20-SUITE 236-02              INITIAL
KAY JEWELERS            1,288  12/2004     50.46     18.58    69.04     34.89

# 16-SUITE 220-02              INITIAL
ATHLETES FOOT           1,920  12/2004     28.00     16.59    44.59     34.89

# 39-SUITE 502-02              INITIAL
GYMBORE                 1,360   1/2005     30.15     17.42    47.57     34.89


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                TERM/      BASE              TOTAL     MARKET
    TENANT          SQUARE FT  END DATE  RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------- ---------  --------  -------   -------  -------   -------

#145-SUITE 2204-03             INITIAL
THINGS REMBERED         1,197   3/2005     38.10     16.86    54.96     38.76

#134-SUITE 2016-03             INITIAL
WALDEN BOOKS            7,349   5/2005     25.00     14.32    39.32     24.55

                    ---------             ------    ------   ------    ------
9 FY105 EXPIRATIONS    33,386              23.78     14.80    38.58     26.92
                    ---------             ------    ------   ------    ------
89 CUMULATIVE EXPS    227,568              24.75     15.14    39.88     24.72



# 61-SUITE 711-02              INITIAL
FRIEDMAN'S JEWELER      1,467   6/2005     44.31     18.28    62.59     34.89

# 95-SUITE 1018-02             INITIAL
LYNN'S HALLMARK         3,236   8/2005     24.00     13.25    37.25     25.84

# 90-SUITE 1008-01             INITIAL
DECK THE HALLS          1,420  10/2005     39.44     17.43    56.86     34.89

# 47-SUITE 608-02              INITIAL
THE AVENUE              3,186  10/2005     21.37     17.44    38.81     25.84

#101-SUITE 1206-02             INITIAL
GREAT AMERICAN CO.        586  10/2005    110.93     17.45    128.38    49.10

#102-SUITE 1208-01             INITIAL
DOLCIS                  1,750  10/2005     32.00     17.77    49.78     34.89

# 94-SUITE 1016-02             INITIAL
LILLIE RUBIN            2,991  10/2005     18.05     17.44    35.49     25.84

# 68-SUITE 808-02              INITIAL
MITCHELL'S FORMAL         800  10/2005     34.99     17.44    52.44     38.76

# 25-SUITE 306-02              INITIAL
WOLF CAMERA             1,566  10/2005     30.00     17.44    47.44     34.89

#119-SUITE 1610-02             INITIAL
WET SEAL                4,790  11/2005     24.00     16.74    40.74     25.84

# 91-SUITE 1010-02             INITIAL
WICK'S & STICKS           928  12/2005     45.26     17.43    62.69     39.93

# 63-SUITE 716-03              INITIAL
SWENSEN'S                 642  12/2005     54.52     18.39    72.92     50.57

# 84-SUITE 838-01              INITIAL
FRULLATI                  680  12/2005     51.48     40.29    91.76     53.23

# 14-SUITE 215-02              INITIAL
GNC                     1,368   1/2006     32.00     18.99    50.99     35.93

# 4-SUITE 108-02               INITIAL
LANE BRYANT             6,899   1/2006     18.00     15.21    33.21     25.29

#127-SUITE 1812-02             INITIAL
EXPRESS AND/OR         11,028   1/2006     18.00     17.88    35.88     23.96

# 77-SUITE 822-02              INITIAL
MANCHU WOK                630   1/2006    107.94     41.77   149.71     53.23




                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                TERM/      BASE              TOTAL     MARKET
    TENANT          SQUARE FT  END DATE  RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------- ---------  --------  -------   -------  -------   -------

# 24-SUITE 303-03              INITIAL
VICTORIAS SECRET        6,830   1/2006     21.00     15.87    36.87     25.29

# 38-SUITE 420                 INITIAL
FOOTLOCKER              3,225   3/2006     30.00     17.86    47.87     26.62

# 17-SUITE 220-04              INITIAL
LECTHERS                3,365   5/2006     27.00     17.86    44.86     26.62

                    ---------             ------    ------   ------    ------
20 FY106 EXPIRATIONS   57,387              26.30     17.44    43.74     28.20
                    ---------             ------    ------   ------    ------
109 CUMULATIVE EXPS   284,955              25.06     15.60    40.66     25.42



#113-SUITE 1406-03             INITIAL
BATH & BODY WORKS       2,024   6/2006     28.35     16.02    44.37     26.62

#  7-SUITE 116                 INITIAL
VACANT                    851   9/2006     41.80     17.85    59.65     39.93

# 11-SUITE 0210                INITIAL
VACANT                  4,489   9/2006     22.00     17.87    39.87     26.62

# 21-SUITE 241-05              INITIAL
VACANT                    904  12/2006     33.00     17.64    50.64     41.12

# 51-SUITE 614-03              INITIAL
VACANT                    620  12/2006     41.81     17.63    59.44     52.09

# 52-SUITE 615-01              INITIAL
VACANT                  1,450  12/2006     29.70     17.63    47.33     37.01

# 27-SUITE 310-02              INITIAL
JOHN BAY                1,200  12/2006     44.29     25.36    69.65     41.12

# 22-SUITE 301                 INITIAL
VACANT                    464  12/2006     41.79     17.66    59.46     52.09

# 36-SUITE 416                 INITIAL
VACANT                  2,082  12/2006     22.00     17.63    39.63     27.42

# 31-SUITE 324-05              INITIAL
VACANT                  5,868   3/2007     19.80     18.28    38.08     26.05

                    ---------             ------    ------   ------    ------
10 FY107 EXPIRATIONS   19,952              26.32     18.19    44.50     30.77

                    ---------             ------    ------   ------    ------
119 CUMULATIVE EXPS   304,907              25.14     15.77    40.91     25.77



#132-SUITE 2010-06             INITIAL
VACANT                  1,729   6/2007     29.70     18.28    47.98     37.01

# 37-SUITE 418                 INITIAL
VACANT                  3,014   6/2007     22.00     18.27    40.28     27.42

# 54-SUITE 617                 INITIAL
VACANT                    803   6/2007     33.00     18.28    51.27     41.12

# 66-SUITE 804                 INITIAL
VACANT                    889   9/2007     33.00     18.28    51.28     41.12








                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                TERM/      BASE              TOTAL     MARKET
    TENANT          SQUARE FT  END DATE  RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------- ---------  --------  -------   -------  -------   -------

# 67-SUITE 806                 INITIAL
VACANT                    285   9/2007     41.81     18.27    60.08     52.09

# 45-SUITE 604                 INITIAL
VACANT                  3,550   9/2007     22.00     18.28    40.28     27.42

# 55-SUITE 618                 INITIAL
VACANT                    362   9/2007     41.80     18.30    60.10     52.09

# 53-SUITE 616                 INITIAL
VACANT                    414   9/2007     41.80     18.29    60.09     52.09

# 88-SUITE 1004-04             INITIAL
VACANT                  2,581  12/2007     22.00     18.05    40.05     28.24

# 59-SUITE 708                 INITIAL
VACANT                  3,051  12/2007     22.00     18.05    40.05     28.24

#l2O-SUITE 1620                INITIAL
VACANT                    769   3/2008     33.00     18.77    51.78     42.36

# 98-SUITE 1106                INITIAL
VACANT                    133   3/2008     41.77     18.86    60.63     53.65

# 87-SUITE 1003                INITIAL
VACANT                  1,320   3/2008     29.70     18.75    48.45     38.12

# 93-SUITE 1014                INITIAL
VACANT                  2,442   3/2008     22.00     18.76    40.76     28.24

# 78-SUITE 824                 INITIAL
VACANT                    711   3/2008     41.81     18.77    60.57     56.48
                    ---------             ------    ------   ------    ------
15 FY108 EXPIRATIONS   22,053              26.00     18.34    44.34     32.97

                    ---------             ------    ------   ------    ------
134 CUMULATIVE EXPS   326,960              25.20     15.94    41.14     26.25


#115-SUITE 1422                INITIAL
VACANT                  1,841   6/2008     29.70     18.76    48.46     38.12

# 65-SUITE 802                 INITIAL
VACANT                  1,454   6/2008     29.70     18.77    48.47     38.12

#100-SUITE 1204                INITIAL
VACANT                    442   6/2008     41.81     18.76    60.57     53.65

#106-SUITE 1216                INITIAL
VACANT                  2,064   6/2008     22.00     18.76    40.76     28.24

#117-SUITE 1604-06             INITIAL
VACANT                  4,489   9/2008     22.00     18.76    40.76     28.24

#124-SUITE 1710-02             INITIAL
VACANT                  1,399   9/2008     29.70     18.75    48.45     38.12

#126-SUITE 1718                INITIAL
VACANT                  1,228  12/2008     29.70     18.54    48.23     39.27

#123-SUITE 1708                INITIAL
VACANT                  4,496  12/2008     22.00     18.53    40.53     29.09





                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                TERM/      BASE              TOTAL     MARKET
    TENANT          SQUARE FT  END DATE  RENT/SF   RECV/SF  RENT/SF   RENT/SF
------------------- ---------  --------  -------   -------  -------   -------

#129-SUITE 2004                INITIAL
VACANT                  2,616   3/2009     22.00     19.18    41.18     29.09

#142-SUITE 2114                INITIAL
VACANT                    933   3/2009     33.00     19.19    52.19     43.63

# 18-SUITE 228-02              INITIAL
LIMITED & LIMITED      13,004   3/2009     24.00     17.74    41.74     26.18
                    ---------             ------    ------   ------    ------
11 FY109 EXPIRATIONS   33,966              24.67     18.38    43.04     30.14

                    ---------             ------    ------   ------    ------
145 CUMULATIVE EXPS   360,926              25.15     16.17    41.32     26.62



#143-SUITE 2116                INITIAL
VACANT                  1,340   6/2009     29.70     19.18    48.89     39.27

#138-SUITE 2102-05             INITIAL
VACANT                  4,149   6/2009     22.00     19.18    41.19     29.09

                    ---------             ------    ------   ------    ------
2 FY110 EXPIRATIONS     5,489              23.88     19.18    43.07     31.57
                    ---------             ------    ------   ------    ------
147 CUMULATIVE EXPS   366,415              25.13     16.22    41.35     26.69








                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                    OFFICES-URBAN, CLASS A

                                                                                                                         Projection
                      Going In Cap Rate   Terminal Cap Rate          IRR            Income Growth       Expense Growth     Period
====================================================================================================================================
                        Low       High      Low       High      Low       High      Low       High      Low       High      Years
------------------------------------------------------------------------------------------------------------------------------------
                       10.00%    10.50%    10.00%    10.00%    12.00%    13.00%     3.00%     3.00%     4.00%     4.00%       10
                        9.50%     9.75%     9.75%    10.00%    11.75%    12.25%     3.00%     3.50%     3.50%     3.50%       10
                        9.00%     9.00%     9.00%     9.00%    12.00%    12.00%     0.00%    10.00%     4.00%     4.00%       10
                        8.00%    10.00%     9.00%    11.00%    10.00%    13.00%     0.00%     4.00%     4.00%     4.00%       10
                        8.00%    10.00%     9.00%     9.00%    11.00%    13.00%     4.00%     5.00%     4.00%     4.00%       10
                        7.50%     9.00%     8.00%     9.50%    10.50%    11.50%     2.00%     3.50%     3.50%     3.50%       10
                        9.00%    10.00%    10.00%    11.00%    11.00%    13.00%     4.00%     4.00%     4.00%     4.00%       10
                        9.50%    10.00%    10.00%    10.50%    11.40%    11.70%     3.00%     4.00%     3.50%     4.50%       10
                       12.00%    12.00%    10.00%    10.00%    15.00%    15.00%     3.00%     4.00%     2.00%     4.00%        5
                       12.00%    12.00%    12.00%    12.00%    14.00%    14.00%     3.00%     3.00%     3.00%     3.00%       10
                        8.50%     9.00%     9.00%     9.50%    12.00%    12.50%     2.00%     3.00%     2.00%     3.00%       10
                        9.50%    10.00%    10.00%    11.00%    12.00%    13.00%     3.00%     3.00%     3.00%     3.00%       10
                                            8.00%     9.00%
                       10.00%    10.00%    10.00%    10.00%    12.50%    12.50%     2.00%     3.00%     3.00%     3.00%       10
                        7.00%     8.00%     9.00%     9.00%    11.00%    11.00%     6.00%     6.00%     4.00%     4.00%       10
                        8.00%     9.00%     9.00%    10.00%    11.00%    12.00%     3.00%     3.00%     3.00%     3.00%       10
                        9.00%     9.25%    10.00%    10.25%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses          16        16        17        17        16        16        16        16        16        16
Average                 9.16%     9.84%     9.51%     10.04%    11.82%    12.59%    2.81%     4.13%     3.41%     3.66%
-----------------------------------------------------------------------------------------------------------------------


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                    OFFICES-SUBURBAN

                                                                                                                         Projection
                      Going In Cap Rate   Terminal Cap Rate          IRR            Income Growth       Expense Growth     Period
====================================================================================================================================
                        Low       High      Low       High      Low       High      Low       High      Low       High      Years
------------------------------------------------------------------------------------------------------------------------------------
                        9.50%     11.00%    9.00%    10.50%    14.00%    14.00%     3.25%     3.25%     4.00%     4.00%        5
                        9.00%      9.00%    9.00%     9.50%    11.00%    11.00%     5.00%     5.00%     4.00%     4.00%       10
                        9.00%     10.00%    9.50%    10.00%    11.50%    12.50%                         3.50%     3.50%       10
                        9.50%      9.75%    9.75%    10.00%    11.75%    12.25%     3.50%     4.00%     3.50%     3.50%       10
                        9.00%      9.00%    9.00%     9.00%    12.00%    12.00%     4.00%    15.00%     4.00%     4.00%       10
                        9.00%     11.00%    9.75%    12.00%    11.00%    14.00%     0.00%     4.00%     4.00%     4.00%       10
                        9.00%     10.50%    9.50%    11.00%    11.50%    12.00%     2.00%     3.50%     3.50%     3.50%       10
                        8.00%      9.50%    9.00%    10.50%    11.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10
                        9.50%      9.75%    9.75%    10.50%    11.40%    11.70%     3.00%     4.00%     3.50%     4.50%       10
                       12.00%     12.00%   10.00%    10.00%    15.00%    15.00%     3.00%     4.00%     2.00%     4.00%        5
                       10.00%     10.00%   10.00%    10.00%    12.00%    12.00%     4.00%     4.00%     3.00%     3.00%       10
                        8.50%      9.00%    9.00%     9.50%    12.00%    12.50%     3.00%     5.00%     3.00%     4.00%       10
                        9.00%     10.00%    9.50%    10.50%    12.00%    12.50%     3.00%     3.00%     3.00%     3.00%       10
                                            9.00%     9.00%
                       10.50%     10.50%   10.50%    10.50%    12.50%    12.50%     2.00%     3.00%     3.00%     3.00%       10
                        9.00%     10.00%    9.00%     9.00%    15.00%    15.50%     5.00%     5.00%     3.00%     3.00%      5-7
                        9.00%      9.00%    9.00%     9.00%    11.25%    11.25%     5.00%     5.00%     4.00%     4.00%       10
                        8.00%      9.00%    9.00%    10.00%    11.00%    12.00%     3.00%     3.00%     3.00%     3.00%       10
                        9.00%      9.25%   10.00%    10.25%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses          18        18        19        19        18        18        17        17        18        18
Average                 9.25%     9.90%     9.43%    10.04%    12.11%    12.59%     3.34%     4.63%     3.44%     3.67%
-----------------------------------------------------------------------------------------------------------------------


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                    INDUSTRIAL

                                                                                                                         Projection
                      Going In Cap Rate   Terminal Cap Rate          IRR            Income Growth       Expense Growth     Period
====================================================================================================================================
                        Low       High      Low       High      Low       High      Low       High      Low       High      Years
------------------------------------------------------------------------------------------------------------------------------------
                        9.00%     9.00%     9.50%     9.50%    11.50%    11.50%     4.00%     4.00%     4.00%     4.00%       10
                        8.50%    10.00%     9.50%    10.00%    11.50%    12.50%                         3.50%     3.50%       10
                        9.00%     9.25%     9.50%     9.75%    11.50%    11.75%     3.50%     4.00%     3.50%     3.50%       10
                        9.00%     9.00%     9.50%     9.50%    11.50%    11.50%     2.00%     8.00%     4.00%     4.00%       10
                        9.00%    10.00%     9.75%    12.00%    10.00%    13.00%     2.00%     4.00%     4.00%     4.00%       10
                        9.00%    10.00%    10.00%    11.00%    11.50%    12.50%     4.00%     4.00%     4.00%     4.00%       10
                        9.00%     9.50%     9.50%     9.75%    11.20%    11.50%     3.00%     3.50%     3.50%     4.00%       10
                       12.00%    12.00%    10.00%    10.00%    14.00%    14.00%     2.00%     3.00%                            3
                        8.50%     8.50%     9.00%     9.50%    11.00%    11.50%     4.00%     4.00%     4.00%     4.00%       10
                        9.00%     9.50%     9.50%    10.00%    11.25%    11.75%     3.00%     3.00%     3.00%     3.00%       10
                                            9.00%    10.00%
                        9.00%     9.00%     9.50%     9.50%    11.25%    11.25%     4.00%     4.50%     4.00%     4.00%       10
                        9.00%     9.25%    10.00%    10.25%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses          12        12        13        13        12        12        11        11        11        11
Average                 9.17%     9.58%     9.56%    10.06%    11.52%    12.06%     3.23%     4.18%     3.77%     3.82%
-----------------------------------------------------------------------------------------------------------------------


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                    RETAIL, COMMUNITY AND NEIGHBORHOOD CENTERS

                                                                                                                         Projection
                      Going In Cap Rate   Terminal Cap Rate          IRR            Income Growth       Expense Growth     Period
====================================================================================================================================
                        Low       High      Low       High      Low       High      Low       High      Low       High      Years
------------------------------------------------------------------------------------------------------------------------------------
                        9.50%    11.00%     9.00%    10.50%    14.00%    14.00%     3.25%     3.25%     4.00%     4.00%        5
                        9.00%    10.00%     9.00%    10.00%    11.50%    12.50%     3.50%     3.50%     3.50%     3.50%       10
                        9.50%     9.75%     9.75%    10.00%    11.50%    11.75%     3.50%     4.00%     3.50%     3.50%       10
                        9.50%     9.50%    10.00%    10.00%    12.50%    12.50%     0.00%     4.00%     4.00%     4.00%       10
                        9.00%    10.50%     9.75%    11.50%    10.00%    14.00%     2.00%     4.00%     4.00%     4.00%       10
                       10.00%    10.00%    10.00%    10.00%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10
                        8.50%     9.50%     9.50%    10.50%    11.50%    12.50%     4.00%     4.00%     4.00%     4.00%       10
                        9.50%     9.75%     9.75%    10.00%    11.25%    11.50%     3.00%     4.00%     3.50%     4.50%       10
                        8.50%     9.00%     9.00%     9.50%    11.00%    12.00%     3.00%     3.00%     3.00%     3.00%       10
                        9.50%    10.00%    10.00%    10.50%    11.50%    12.50%     3.00%     3.00%     3.00%     3.00%       10
                                            9.00%    10.00%
                        9.50%     9.50%    10.00%    10.00%    12.00%    12.00%     3.00%     3.00%     3.00%     3.00%       10
                        8.50%     9.50%    10.00%    11.00%    11.25%    12.50%     3.00%     3.00%     3.00%     3.00%       10
                        9.00%     9.25%    10.00%    10.25%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses          13        13        14        14        13        13        13        13        13        13
Average                 9.19%     9.79%     9.63%    10.27%    11.69%    12.44%     3.02%     3.60%     3.58%     3.65%
-----------------------------------------------------------------------------------------------------------------------


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                    RETAIL, POWER CENTERS AND "BIG BOX"

                                                                                                                         Projection
                      Going In Cap Rate   Terminal Cap Rate          IRR            Income Growth       Expense Growth     Period
====================================================================================================================================
                        Low       High      Low       High      Low       High      Low       High      Low       High      Years
------------------------------------------------------------------------------------------------------------------------------------
                        9.25%     9.50%     9.50%    10.00%    11.50%    11.50%     3.00%     3.50%     4.00%     4.00%       10
                        9.50%     9.75%     9.75%    10.00%    10.50%    11.50%     3.50%     4.00%     3.50%     3.50%       10
                       10.00%    10.00%    10.00%    10.00%    12.00%    12.00%     0.00%     4.00%     4.00%     4.00%       10
                        9.00%     9.50%     9.50%    10.00%    11.00%    12.00%     2.00%     3.50%     3.50%     3.50%       10
                        8.00%     9.00%     9.00%    10.00%    11.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10
                        9.75%    10.00%     9.75%    10.00%    11.20%    11.50%     3.00%     3.50%     3.50%     4.00%       10
                        9.00%     9.50%    10.00%    10.00%    10.50%    11.00%     2.50%     2.50%     2.50%     2.50%       10
                        9.50%    10.00%    10.00%    10.50%    11.50%    12.50%     3.00%     3.00%     3.00%     3.00%       10
                                            8.50%     9.50%
                        9.00%     9.00%     9.50%     9.50%    11.50%    11.50%     3.00%     3.00%     3.00%     3.00%       10
                        9.50%     9.50%     9.75%     9.75%    11.25%    11.25%     4.00%     4.00%     4.00%     4.00%       10
                        9.00%     9.25%    10.00%    10.25%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses          11        11        12        12        11        11        11        11        11        11
Average                 9.23%     9.55%     9.60%     9.96%    11.27%    11.70%     2.91%     3.55%     3.55%     3.59%
-----------------------------------------------------------------------------------------------------------------------


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                    REGIONAL MALLS

                                                                                                                         Projection
                      Going In Cap Rate   Terminal Cap Rate          IRR            Income Growth       Expense Growth     Period
====================================================================================================================================
                        Low       High      Low       High      Low       High      Low       High      Low       High      Years
------------------------------------------------------------------------------------------------------------------------------------
                        8.00%     8.50%     8.50%     9.00%    10.50%    10.50%     3.00%     3.50%     4.00%     4.00%       10
                        7.75%     8.25%     8.50%     8.75%    11.00%    11.50%     3.50%     4.00%     3.50%     3.50%       10
                        7.50%     7.50%     8.00%     8.00%    11.50%    11.50%     0.00%     4.00%     4.00%     4.00%       10
                        7.50%     9.00%     8.00%     9.75%    10.00%    12.00%     2.00%     4.00%     4.00%     4.00%       10
                        7.00%     8.00%     7.00%     8.00%    11.00%    11.00%     4.00%     4.00%     4.00%     4.00%       10
                        7.50%     8.00%     7.50%     9.00%    10.50%    11.50%     2.00%     3.50%     3.50%     3.50%       10
                        7.00%     8.00%     9.00%    10.00%    10.50%    11.50%     4.00%     4.00%     4.00%     4.00%       10
                        7.50%     8.00%     8.50%     8.50%    10.00%    11.00%     3.00%     3.00%     3.00%     3.00%       10
                        7.50%     9.00%     8.50%     8.50%    11.50%    11.50%     4.00%     5.00%                           10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses          9          9         9         9         9         9         9         9         8         8
Average                 7.47%     8.25%     8.17%     8.83%    10.72%    11.33%     2.83%     3.89%     3.75%     3.75%
-----------------------------------------------------------------------------------------------------------------------


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                LODGING, FULL SERVICE


                      Going-In       Terminal     Blended       Equity                       Expense Projection Management
                      Cap Rate       Cap Rate       IRR           IRR       Income Growth     Growth   Period      Fees    Reserves
====================================================================================================================================
                     Low    High   Low    High   Low    High   Low    High   Low    High   Low    High  Years    %Revenue  %Revenue
------------------------------------------------------------------------------------------------------------------------------------
Luxury
----------------    8.00%  9.00% 10.00% 10.00% 15.00% 20.00% 20.00% 25.00%  6.00%  6.00%  4.00%  4.00%     7      2.50%     4.00%
                    5.00%  7.00% 10.50% 11.00% 12.50% 13.00%                4.00%  5.00%  3.00%  4.00%    10      3.50%     4.00%
                   11.00% 13.00% 11.00% 13.00% 15.00% 15.00% 20.00% 25.00%  4.00%  8.00%  4.00%  4.00%     5      4.00%     5.00%
                   10.50% 10.50% 10.00% 10.00%                                            3.50%  5.00%    10      4.50%     5.00%
                   11.00% 11.00% 13.00% 13.00%                              5.00%  6.00%  3.00%  4.00%     5      3.00%     4.00%
                    9.00%  9.00% 10.00% 10.00% 13.00% 13.00% 16.00% 16.00%  4.00%  4.50%  3.00%  3.00%    10      2.50%     3.00%
                   11.00% 12.00% 10.00% 11.00% 12.00% 16.00% 19.00% 23.00%  3.00%  4.00%  4.00%  4.00%     5      3.00%     3.50%
                    8.00%  8.00% 10.00% 10.00% 12.00% 14.00% 15.00% 20.00%  8.00%  8.00%  6.00%  6.00%    10      4.50%     5.50%
                    6.00%  8.00%  8.00%  9.00%               20.00% 25.00%  5.00%  5.00%  3.00%  4.00%     5      4.00%     4.00%
                    8.50%  8.50%  9.00%  9.00%                              5.00%  5.00%  4.00%  4.00%     5      3.00%     3.00%
                                  8.00% 10.00% 15.00% 18.00% 18.00% 22.00%                4.00%  4.00%     5      3.50%     4.00%

------------------------------------------------------------------------------------------------------------------------------------
No.of Responses       10     10     11     11      7      7      7      7      9      9     11     11     11        11        11
Average             8.80%  9.60%  9.95% 10.55% 13.50% 15.57% 18.29% 22.29%  4.89%  5.72%  3.77%  4.18%     7      3.45%     4.09%
------------------------------------------------------------------------------------------------------------------------------------

First Class
----------------   11.00% 11.00% 11.00% 11.00% 15.00% 20.00% 20.00% 20.00%  4.00%  4.00%  4.00%  4.00%     7      2.50%     3.00%
                   11.00% 11.00% 13.00% 13.00%                              5.00%  6.00%  3.00%  4.00%     5      3.00%     4.00%
                   10.00% 10.00% 11.00% 11.00% 15.00% 15.00% 18.00% 18.00%  4.00%  4.50%  3.00%  3.00%    10      2.50%     3.00%
                   10.00% 10.00% 11.00% 11.00% 15.00% 18.00% 15.00% 20.00% 10.00% 10.00%  5.00%  5.00%    10      3.50%     4.50%
                   10.00% 10.00% 10.50% 10.50% 16.00% 16.00% 25.00% 25.00%  4.00%  4.00%  3.00%  3.00%     7      2.50%     4.00%
                    8.00%  9.00% 10.00% 10.00%               20.00% 25.00%  5.00%  5.00%  3.00%  4.00%     5      3.00%     4.00%
                   10.00% 10.00% 10.50% 10.50%               22.00% 22.00%  4.00%  4.00%  4.00%  4.00%     5      3.00%     4.00%
                                  8.00% 10.00% 15.00% 18.00% 18.00% 22.00%                4.00%  4.00%     5      3.50%     4.00%
                    5.00%  5.00% 10.00% 11.00% 15.00% 15.00%                4.00%  4.00%  3.00%  3.00%     5      3.00%     4.50%
                    8.00%  8.00% 10.00% 10.00% 14.50% 14.50% 20.00% 20.00%  3.50%  3.50%  3.50%  3.50%    10      2.00%     4.00%
                   10.50% 10.50% 11.00% 11.00% 13.00% 13.00% 20.00% 23.00%  4.50%  4.50%  3.50%  3.50%    10      3.50%     4.00%

------------------------------------------------------------------------------------------------------------------------------------
No.of Responses       10     10     11     11      8      8      9      9     10     10     11     11     11        11        11
Average             9.35%  9.45% 10.55% 10.82% 14.81% 16.19% 19.78% 21.67%  4.80%  4.95%  3.55%  3.73%     7      2.91%     3.91%
------------------------------------------------------------------------------------------------------------------------------------



The blended IRR is the composite return on debt and equity and the rate to be applied to net operating income.

The equity return is rate of return on the equity component of the investment only.



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                LODGING, LIMITED SERVICE



                      Going-In       Terminal     Blended       Equity                       Expense Projection Management
                      Cap Rate       Cap Rate       IRR           IRR       Income Growth     Growth   Period      Fees    Reserves
====================================================================================================================================
                     Low    High   Low    High   Low    High   Low    High   Low    High   Low    High  Years    %Revenue  %Revenue
------------------------------------------------------------------------------------------------------------------------------------
Mid-Rate
----------------   10.00% 10.00% 12.00% 12.00%               20.00% 20.00%  4.00%  4.00%  4.00%  4.00%     7      2.50%     3.00%
                   10.00% 12.00% 10.00% 12.00% 15.00% 15.00% 20.00% 25.00%  4.00%  8.00%  4.00%  4.00%     5      4.00%     4.50%
                   11.00% 11.00% 10.00% 10.00%                                            3.50%  5.00%    10      4.00%     5.00%
                   10.00% 13.00% 12.00% 14.00% 10.00% 12.00% 12.00% 14.00%  4.00%  4.00%  3.50%  3.50%     5      4.00%     4.50%
                   12.00% 12.00% 14.00% 14.00%                              2.00%  3.00%  3.00%  4.00%     5      3.00%     6.00%
                   12.00% 12.00% 13.00% 13.00% 19.00% 19.00% 22.00% 22.00%  3.50%  4.00%  3.00%  3.00%     5      3.00%     3.00%
                   10.50% 10.50% 12.00% 12.00% 15.00% 20.00% 18.00% 20.00%  5.00%  5.00%  4.00%  4.00%    10      2.50%     4.00%
                                 10.00% 11.00%               22.00% 22.00%  6.00%  6.00%  4.00%  4.00%     5      5.00%     4.00%

------------------------------------------------------------------------------------------------------------------------------------
No.of Responses        7      7      8      8      4      4      6      6      7      7      8      8      8         8         8
Average            10.79% 11.50% 11.63% 12.25% 14.75% 16.50% 19.00% 20.50%  4.07%  4.86%  3.63%  3.94%     7      3.50%     4.25%
------------------------------------------------------------------------------------------------------------------------------------

Economy
----------------   10.00% 12.00% 12.00% 12.00%               18.00% 25.00%  4.00%  4.00%  4.00%  4.00%     7      2.50%     3.00%
                   10.00% 13.00% 12.00% 14.00% 10.00% 12.00% 12.00% 14.00%  4.00%  4.00%  3.50%  3.50%     5      4.00%     4.50%
                   12.50% 12.50% 14.00% 14.00%                              2.00%  3.00%  3.00%  4.00%     5      3.00%     6.00%
                   13.00% 13.00% 14.00% 14.00% 21.00% 21.00% 24.00% 24.00%  2.50%  4.00%  3.00%  3.00%     5      4.00%     3.00%
                   11.50% 11.50% 12.00% 12.00% 15.00% 20.00% 18.00% 20.00%  5.00%  5.00%  4.00%  4.00%    10      2.50%     4.00%

------------------------------------------------------------------------------------------------------------------------------------
No.of Responses        5      5      5      5      3      3      4      4      5      5      5      5      5         5         5
Average            11.40% 12.40% 12.80% 13.20% 15.33% 17.67% 18.00% 20.75%  3.50%  4.00%  3.50%  3.70%     6      3.20%     4.10%
------------------------------------------------------------------------------------------------------------------------------------

The blended IRR is the composite return on debt and equity and the rate to be applied to net operating income.

The equity return is rate of return on the equity component of the investment only.


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                  APARTMENTS

                                                                                                                         Projection
                      Going In Cap Rate   Terminal Cap Rate          IRR            Income Growth       Expense Growth     Period
====================================================================================================================================
                        Low       High      Low       High      Low       High      Low       High      Low       High      Years
------------------------------------------------------------------------------------------------------------------------------------
                        8.50%     9.00%     9.50%     9.50%    11.00%    11.00%     4.00%     4.00%     4.00%     4.00%       10
                        8.50%     9.00%     9.25%     9.50%    11.50%    12.00%     3.50%     4.00%     3.50%     3.50%       10
                        8.50%     9.25%     9.00%    10.00%    10.50%    12.00%     2.00%     6.00%     4.00%     4.00%       10
                        8.00%     9.00%     8.50%     9.50%                         3.50%     3.50%     3.50%     3.50%       10
                        8.50%     8.50%     9.25%     9.25%    11.25%    11.25%     4.00%     4.00%     4.00%     4.00%       10
                        9.00%     9.25%     9.25%     9.50%    11.20%    11.50%     3.75%     4.25%     4.00%     4.50%       10
                        8.50%     9.50%     9.00%    10.00%    11.00%    12.00%     3.00%     4.00%     3.00%     4.00%       10
                        8.75%     9.25%     9.25%     9.75%                         3.00%     3.00%     3.00%     3.00%
                                            9.00%     9.00%
                        9.00%     9.00%     9.50%     9.50%    11.50%    11.50%     3.00%     4.00%     3.00%     3.00%       10
                        8.00%     9.00%     9.00%    10.00%    11.00%    12.50%     3.00%     3.00%     3.00%     3.00%       10
                        9.00%     9.25%    10.00%    10.25%    12.00%    12.00%     4.00%     4.00%     4.00%     4.00%       10

-----------------------------------------------------------------------------------------------------------------------
No. of Responses          11        11        12        12         9         9        11        11        11        11
Average                 8.57%     9.09%     9.21%      9.65%   11.22%    11.75%     3.34%     3.98%     3.55%     3.68%
-----------------------------------------------------------------------------------------------------------------------


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

SURVEY OF RECENT CLOSED TRANSACTIONS

                                 Net Rentable Area        Sales Price Per Sq. Ft.      Going-in Cap Rate    Internal Rate of Return
                             -------------------------- -------------------------- ------------------------ ------------------------
          Property           No. Sales                  No. Sales                  No. Sales                No. Sales
            Type             Reported Average    Median Reported Average    Median Reported Average  Median Reported Average Median
---------------------------- -------------------------- -------------------------- ------------------------ ------------------------
Offices, Urban                   16   498,859   440,929     16   $130.66   $116.76     12    9.68%    9.13%      9   12.42%   12.75%
Offices, Suburban                66   230,760   191,893     66   $ 83.39   $ 78.78     57    9.97%   10.00%     11   13.20%   12.25%
Industrial                       57   150,787   118,400     57   $ 37.75   $ 37.87     28   10.80%   10.61%    (Sample Not Large
                                                                                                                Enough to Report)
Retail (Other Than Malls)        29   136,429   121,552     29   $ 95.99   $ 91.67     27   10.05%   10.00%      8   11.59%   11.33%
Malls                             9   615,102   649,130      9   $124.68   $ 96.00      9    9.29%    9.53%    (Sample Not Large
                                                                                                                Enough to Report)

                                   Number of Units         Sales Price Per Unit        Going-in Cap Rate
                             -------------------------- -------------------------- ------------------------
                             No. Sales                  No. Sales                  No. Sales
                             Reported Average    Median Reported Average    Median Reported Average  Median
                             -------------------------- -------------------------- ------------------------
Apartments                       50       201       190     50   $47,975   $46,458     41    9.19%    9.30%



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                         ==============================

                            CUSHMAN & WAKEFIELD, INC.
                            NATIONAL RETAIL OVERVIEW

                         ==============================























                                            Prepared by: Richard W. Latella, MAI


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               NATIONAL RETAIL MARKET OVERVIEW
================================================================================

Introduction

     Shopping centers constitute the major form of retail activity in the United States today. Approximately 55 percent of all non-automotive retail sales occur in shopping centers. It is estimated that consumer spending accounts for about two-thirds of all economic activity in the United States. As such, retail sales patterns have become an important indicator of the country's economic health.

     During the period 1980 through 1995, total retail sales in the United States increased at a compound annual rate of 6.16 percent. Data for the period 1990 through 1995 shows that sales growth has slowed to an annual average of
4.93 percent. This information is summarized on the following chart. The Commerce Department reports that total retail sales fell three-tenths of a percent in January 1996.

     =====================================================================
                           Total U.S. Retail Sales(1)
     =====================================================================
               Year            Amount (Billions)           Annual Change
     =====================================================================
               1980                $  957,400                   N/A
     ---------------------------------------------------------------------
               1985                $1,375,027                   N/A
     ---------------------------------------------------------------------
               1990                $1,844,611                   N/A
     ---------------------------------------------------------------------
               1991                $1,855,937                   .61%
     ---------------------------------------------------------------------
               1992                $1,951,589                  5.15%
     ---------------------------------------------------------------------
               1993                $2,074,499                  6.30%
     ---------------------------------------------------------------------
               1994                $2,236,966                  7.83%
     ---------------------------------------------------------------------
               1995                $2,346,577                  4.90%
     ---------------------------------------------------------------------
     Compound Annual Growth Rate
               1980-1995                                      +6 16%
     ---------------------------------------------------------------------
           CAGR: 1990-1995                                    +4.93%
     =====================================================================
     (1) 1985 - 1995 data reflects recent revisions by the U.S. Department of Commerce: Combined Annual and Revised Monthly Retail Trade.
     =====================================================================
     Source: Monthly Retail Trade Reports Business Division,
             Current Business Reports, Bureau of the Census,
             U.S. Department of Commerce.
     =====================================================================


     The early part of the 1990s was a time of economic stagnation and uncertainty in the country. The gradual recovery, which began as the nation crept out of the last recession, has shown some signs of weakness as corporate downsizing has accelerated. But as the recovery period reaches into its fifth year and the retail environment remains volatile, speculation regarding the nation's economic future remains. It is this uncertainty which has shaped recent consumer spending patterns.

Personal Income and Consumer Spending

     Americans' personal income advanced by six-tenths of a percent in December, which helped raise income for all of 1995 by 6.1 percent, the highest gain since
6.7 percent in 1990. This growth far outpaced the 2.5 percent in 1994 and 4.7 percent in 1993. Preliminary reports for January 1996 however, reported an anemic rate of only one-tenth of a percent.



================================================================================

                                      -1-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

     Consumer spending is another closely watched indicator of economic activity. The importance of consumer spending is that it represents two-thirds of the nation's economic activity. Total consumer spending rose by 4.8 percent in 1995, slightly off of the 5.5 percent rise in 1994 and 5.8 percent in 1993. These increases followed a significant lowering on unemployment and bolstered consumer confidence. The Commerce Department reported that Americans spent at an annual rate of $5.01 trillion in January 1996, a drop of five-tenths of a percent. It was the third drop in five month.

Unemployment Trends

     The Clinton Administration touts that its economic policy has dramatically increased the number of citizens who have jobs. Correspondingly, the nation's unemployment rate continues to decrease from its recent peak in 1992. Selected statistics released by the Bureau of Labor Statistics are summarized as follows:

================================================================================
                         Selected Employment Statistics
================================================================================
           Civilian Labor Force                 Employed
    ----------------------------------   -----------------------
               Total Workers             Total Workers              Unemployment
    Year (1)     (000)       % Change       (000)      % Change        Rate
================================================================================
    1990         124,787          .7        117,914         .5           5.5
--------------------------------------------------------------------------------
    1991         125,303          .4        116,877        -.9           6.7
--------------------------------------------------------------------------------
    1992         126,982         1.3        117,598         .6           7.4
--------------------------------------------------------------------------------
    1993         128,040          .8        119,306        1.5           6.8
--------------------------------------------------------------------------------
    1994         131,056         2.4        123,060        3.1           6.1
--------------------------------------------------------------------------------
    1995         132,337         .98        124,926        1.5           5.6
--------------------------------------------------------------------------------
   CAGR                         1.18                      1.16
 1990-1995
================================================================================
(1) Year ending December 31
================================================================================
Source: Bureau of Labor Statistics U.S. Department of Labor
================================================================================

     During 1995, the labor force increased by 1,281,000 or approximately 1.0 percent. Correspondingly, the level of employment increased by 1,866,000 or 1.5 percent. As such, the year end unemployment rate dropped by five-tenths of a percent to 5.6 percent. Further strengthening in the economy has continued to reduce the rate of unemployment. On balance, over 8.0 million jobs have been created since the recovery began.

Housing Trends

     The housing industry enjoyed a good year in 1994 with a total of 1.53 million starts; this up 13.0 percent from 1.45 million in 1993. Multi-family was up 60.0 percent in 1994 with 257,000 starts. However, the National Association of Homebuilders foresees a downshift in activity throughout 1995 resulting from the laggard effect of the Federal Reserve's policy of raising interest rates. The .50 percent increase in the federal funds rate on February 1, 1995 was the seventh increase over the past thirteen months, bringing it to its highest level since 1991. Sensing a retreat in the threat of inflation, the Fed reduced the Federal Funds rate by 25 basis points in July 1995 to 5.75 percent.




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                                       -2-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

     Total housing starts rose by 6.0 percent to a seasonally adjusted annual rate of 1.42 million units. Single family housing starts in November 1995 were at 1,102,000 units while multi-family jumped by 77,000 at an annual rate. Applications for building permits rose by 3.2 percent to a rate of 1.28 million. The median new home price of new homes sold in the first nine months of 1995 was $132,000. The median was $130,000 for all of 1994. The Commerce Department reported that construction spending rose 2.9 percent in October to an annual rate of $207.7 billion, compared to $217.9 billion in all of 1994.

     The home ownership rate seems to be rising, after remaining stagnant over the last decade. For the third quarter of 1995, the share of households that own their homes was 65.0 percent, compared to 64.1 percent for a year earlier. Lower mortgage rates are cited as a factor.

Gross Domestic Product

     The report on the gross domestic product (GDP) showed that output for goods and services expanded at an annual rate of just .9 percent in the fourth quarter of 1995. Overall, the economy gained 2.1 percent in 1995, the weakest showing in four years since the 1991 recession. The .9 percent rise in the fourth quarter was much slower than the 1.7 percent expected by most analysts. The Fed sees the U.S. economy expanding at a 2.0 to 2.25 percent pace during 1996 which is in-line with White House forecasts.

     The following chart cites the annual change in real GDP since 1990.

           ======================================================
                                    Real GDP
           ======================================================
                    Year                           % Change
           ======================================================
                    1990                             1.2
           ------------------------------------------------------
                    1991                             -.6
           ------------------------------------------------------
                    1992                             2.3
           ------------------------------------------------------
                    1993                             3.1
           ------------------------------------------------------
                    1994                             4.1
           ------------------------------------------------------
                    1995                             2.1
           ======================================================
           * Reflects new chain weighted system of measurement. Comparable 1994 measure would be 3.5 %
           ======================================================
           Source: Bureau of Economic Analysis
           ======================================================

Consumer Prices

     The Bureau of Labor Statistics has reported that consumer prices rose by only 2.5 percent in 1995, the fifth consecutive year in which inflation was under 3.0 percent. This was the lowest rate in nearly a decade when the overall rate was 1.1 percent in 1986. All sectors were down substantially in 1995 including the volatile health care segment which recorded inflation of only 3.9 percent, the lowest rate in 23 years.





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                                       -3-

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

                                               National Retail Market Overview
================================================================================

     The following chart tracks the annual change in the CPI since 1990.

             ==================================================
                            Consumer Price Index (1)
             ==================================================
                Year                CPI           % Change
             ==================================================
                1990               133.8             6.1
             --------------------------------------------------
                1991               137.9             3.0
             --------------------------------------------------
                1992               141.9             2.9
             --------------------------------------------------
                1993               145.8             2.7
             --------------------------------------------------
                1994               149.7             2.7
             --------------------------------------------------
                1995               153.5             2.5
             ==================================================
              (1) All Urban Workers
             ==================================================
             Source: Dept. of Labor, Bureau of Labor Statistics
             ==================================================


Other Indicators

     The government's main economic forecasting gauge, the Index of Leading Economic Indicators, shows that the vibrant 1994 economy continues to cool off. The index is intended to project economic growth over the next six months. The Conference Board, an independent business group, reported that the index rose two-tenths of a percent in December, 1995, breaking a string of three straight declines. It has become apparent that the Federal Reserve's conservative monetary policy has had an effect on the economy and some economists are calling for a further reduction in short term interest rates.

     The Conference Board also reported that consumer confidence rebounded in February 1996, following reports suggesting lower inflation. The board's index of consumer confidence rose 9 points to 97 over January when consumers worried about the government shutdown, the stalemate over the Federal budget and the recent flurry of layoff announcements by big corporations.

     In another sign of increasingly pinched household budgets, consumers sharply curtailed new installment debt in September 1995, when installment credit rose $5.4 billion, barely half as much as August. Credit card balances increased by $2.8 billion, the slimmest rise of the year. For the twelve months through September 1995, outstanding credit debt rose 13.9 percent, down from a peak of 15.3 percent in May. Still, installment debt edged to a record 18.8 percent of disposable income, indicating that consumers may be reaching a point of discomfort with new debt.

     The employment cost index is a measure of overall compensation including wages, salaries and benefits. In 1995 the index rose by only 2.9 percent, the smallest increase since 1980. This was barely ahead of inflation and is a sign of tighter consumer spending over the coming year.


================================================================================

                                       -4-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

Economic Outlook

     The WEFA Group, an economic consulting company, opines that the current state of the economy is a "central bankers" dream, with growth headed toward the Fed's 2.5 percent target, accompanied by stable if not falling inflation. They project that inflation will remain in the 2.5 to 3.0 percent range into the foreseeable future. This will have a direct influence on consumption (consumer expenditures) and overall inflation rates (CPI).

     Potential GDP provides an indication of the expansion of output, real incomes, real expenditures, and the general standard of living of the population. WEFA estimates that real U.S. GDP will grow at an average annual rate between 2.0 and 2.5 percent over the next year and at 2.3 percent through 2003 as the output gap is reduced between real GDP and potential GDP. After 2003, annual real GDP growth will moderate, tapering to 2.2 percent per annum.

     Consumption expenditures are primarily predicated on the growth of real permanent income, demographic influences, and changes in relative prices over the long term. Changes in these key variables explain much of the consumer spending patterns of the 1970s and mid-1980s, a period during which baby boomers were reaching the asset acquisition stages of their lives; purchasing automobiles and other consumer and household durables. Increases in real disposable income supported this spending spurt with an average annual increase of 2.9 percent per year over the past twenty years. Real consumption expenditures increased at an average annual rate of 3.1 percent during the 1970s and by an average of 4.0 percent from 1983 to 1988. WEFA projects that consumption expenditure growth will slow to 2.0 percent per year by 2006 as a result of slower population growth and aging. It is also projected that the share of personal consumption expenditures relative to GDP will decline over the next decade. Consumer spending as a share of GDP peaked in 1986 at 67.4 percent after averaging about 63.0 percent over much of the post-war period. WEFA estimates that consumption's share of aggregate output will decline to 64.5 percent by 2003 and 62.7 percent by 2018.

Retail Sales

     In their publication, NRB/Shopping Centers Today 1994 Shopping Center Census, the National Research Bureau reports that overall retail conditions continued to improve for the third consecutive year in 1994. Total shopping center sales increased 5.5 percent to $851.3 billion in 1994, up from $806.6 billion in 1993. The comparable 1993 increase was 5.0 percent. Retail sales in shopping centers (excluding automotive and gasoline service station sales) now account for about 55.0 percent of total retail sales in the United States.

     Total retail sales per square foot have shown positive increases over the past three years, rising by 8.7 percent from approximately $161 per square foot in 1990, to $175 per square foot in 1994. It is noted that the increase in productivity has exceeded the increase in inventory which bodes well for the industry in general. This data is summarized on the following table.





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                                       -5-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================


================================================================================
                       Selected Shopping Center Statistics
                                    1990-1994
================================================================================
                                                                  %     Compound
                                                               Change    Annual
                        1990    1991    1992    1993    1994   1990-93   Growth
================================================================================
Retail Sales in
  Shopping Centers*    $706.40 $716.90 $768.20 $806.60 $851.30  20.5%     4.8%
--------------------------------------------------------------------------------
Total Leasable Area**      4.4     4.6    4.7      4.8    4.9   11.4%     2.7%
--------------------------------------------------------------------------------
Unit Rate              $160.89 $157.09 $164.20 $169.08 $175.13   8.7%     2.1%
================================================================================
* Billions of Dollars
** Billions of Square Feet
================================================================================
Source: National Research Bureau
================================================================================


     To put retail sales patterns into perspective, the following discussion highlights key trends over the past few years.

     o As a whole, 1993 was a good year for most of the nation's major retailers. Sales for the month of December were up for most, however, the increase ranged dramatically from 1.1 percent at Kmart to 13.3 percent at Sears for stores open at least a year. It is noted that the Sears turnaround after years of slippage was unpredicted by most forecasters.

     o With the reporting of December 1994 results, most retailers posted same store gains between 2.0 and 6.0 percent. The Goldman Sachs Retail Composite Comparable Store Sales Index, a weighted average of monthly same store sales of 52 national retail companies rose 4.5 percent in December. The weakest sales were seen in women's apparel, with the strongest sales reported for items such as jewelry and hard goods. Most department store companies reported moderate increases in same store sales, though largely as a result of aggressive markdowns. Thus, profits were negatively impacted for many companies.

     o For 1994, specialty apparel sales were lackluster at best, with only .4 percent comparable sales growth. This is of concern to investors since approximately 30.0 percent of a mall's small shop space is typically devoted to apparel tenants. Traditional department stores experienced 3.4 percent same store growth in 1994, led by Dillard's
          5.0 percent increase. Mass merchants' year-to-year sales increased by
          6.7 percent in 1994, driven by Sears' 7.9 percent increase. Mass merchants account for 35.0 to 55.0 percent of the anchors of regional malls and their resurgence bodes well for increased traffic at these centers.



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                                      -6-


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

     o Sales at the nation's largest retailer chains rose tepidity in January, following the worst December sales figures since the 1990-91 recession in 1995. Same store sales were generally weak in almost all sectors, with apparel retailers being particularly hard hit. Some chains were able to report increases in sales but this generally came about through substantial discounting. As such, profits are going to suffer and with many retailers being squeezed for cash, 1996 is expected to be a period of continued consolidations and bankruptcy. The Goldman Sachs composite index of same store sales grew by 1.1 percent in January 1996, compared to 4.7 percent for January 1995.

     Provided on the following chart is a summary of overall and same store sales growth for selected national merchants for the most recent period.

================================================================================
                 Same Store Sales for the Month of January 1996
================================================================================
                                                % Change From Previous Year
            Name of Retailer           Overall       Same Store Basis
================================================================================
                Wal-Mart               +16.0%             + 2.6%
--------------------------------------------------------------------------------
                 Kmart                 + 4.0%             + 7.7%
--------------------------------------------------------------------------------
      Sears, Roebuck & Company         + 4.0%             +  .6%
--------------------------------------------------------------------------------
               J.C. Penney             - 3.0%             - 4.3%
--------------------------------------------------------------------------------
       Dayton Hudson Corporation       + 8.0%             + 2.0%
--------------------------------------------------------------------------------
         May Department Stores         + 7.0%             +  .7%
--------------------------------------------------------------------------------
      Federated Department Stores      + 3.0%             + 5.1%
--------------------------------------------------------------------------------
             The Limited Inc.          + 6.0%             - 2.0%
--------------------------------------------------------------------------------
                 Gap Inc.              +48.0%             + 6.0%
--------------------------------------------------------------------------------
               Ann Taylor               -1.0%             -17.0%
================================================================================
Source: New York Times
================================================================================

     According to the Goldman Sachs index, department store sales fell by 1.1 percent during January, discount stores rose by 4.5 percent, and specialty hard goods retailers fell by 4.7 percent.

     The outlook for retail sales growth is one of cautious optimism. Some analysts point to the fact that consumer confidence has resulted in increases in personal debt which may be troublesome in the long run. Consumer loans by banks rose 13.9 percent in the twelve months that ended on September 30, 1995. But data gathered by the Federal Reserve on monthly payments suggest that debt payments are not taking as big a bite out of income as in the late 1980s, largely because of the record refinancings at lower interest rates in recent years and the efforts by many Americans to repay debts.

GAIFO and Shopping Center Inclined Sales

     In a true understanding of shopping center dynamics, it is important to focus on both GAFO sales or the broader category of Shopping Center Inclined Sales. These types of goods comprise the overwhelming bulk of goods and products carried in shopping centers and department stores and consist of the following categories:


================================================================================

                                      -7-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
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                                                     VALUATION ADVISORY SERVICES
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

                                               National Retail Market Overview
================================================================================

     o    General merchandise stores including department and other stores;

     o    Apparel and accessory stores;

     o    Furniture and home furnishing stores; and

     o    Other miscellaneous shoppers goods stores.

     Shopping Center Inclined Sales are somewhat broader and include such classifications as home improvement and grocery stores.

     Total retail sales grew by 7.8 percent in the United States in 1994 to $2.237 trillion, an increase of $162 billion over 1993. This followed an increase of $125 billion over 1992. Automobile dealers captured $69+/- billion of total retail sales growth last year, while Shopping Center Inclined Sales accounted for nearly 40.0 percent of the increase ($64 billion). GAFO sales increased by $38.6 billion. This group was led by department stores which posted an $18.0 billion increase in sales. The following chart summarizes the performance for this most recent comparison period.

================================================================================
                        Retail Sales by Major Store Type
                                1993-1994 ($MIL.)
================================================================================
                                                                       1993-1994
            Store Type                    1994              1993        % Change
================================================================================
GAFO:
General Merchandise                    $  282,541       $  264,617        6.8%
Apparel & Accessories                     109,603          107,184        2.3%
Furniture Furnishings                     119,626          105,728       13.1%
Other GAFO                                 80,533           76,118        5.8%
--------------------------------------------------------------------------------
GAFO Subtotal                          $  592,303       $  553,647        7.0%
--------------------------------------------------------------------------------
Convenience stores:
Grocery                                $  376,330       $  365,725        2.9%
Other Food                                 21,470           19,661        9.2%
--------------------------------------------------------------------------------
Subtotal                               $  397,800       $  385,386        3.2%
Drug                                       81,538           79,645        2.4%
--------------------------------------------------------------------------------
Convenience Subtotal                   $  479,338       $  465,031        3.1%
--------------------------------------------------------------------------------
Other:
Home Improvement &
  Building Supplies Stores             $  122,533       $  109,604       11.8%
Shopping Center-Inclined               $1,194,174       $1,128,282        5.8%
Subtotal                                  526,319          456,890       15.2%
Automobile Dealers                        142,193          138,299        2.8%
Gas Stations                              228,351          213,663        6.9%
Eating and Drinking Places                145,929*         137,365*       6.2%
--------------------------------------------------------------------------------
All Other
--------------------------------------------------------------------------------
Total Retail Sales                     $2,236,966       $2,074,499        7.8%
================================================================================
* Estimated sales
================================================================================
Source: U.S. Department of Commerce and Dougal M. Casey: Retail Sales and Shopping Center
         Development Through The Year 2000 (ICSC White Paper)
================================================================================





================================================================================

                                      -8-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

     GAFO sales grew by 7.0 percent in 1994 to $592.3 billion, led by furniture and furnishings which grew by 13.1 percent. From the above it can be calculated that GAFO sales accounted for 26.5 percent of total retail sales and nearly 50.0 percent of all shopping center-inclined sales.

The International Council of Shopping Centers (ICSC) publishes a Monthly Mall Merchandise Index which tracks sales by store type for more than 400 regional shopping centers. The index shows that sales per square foot rose by 1.8 percent to $256 per square foot in 1994. The following chart identified the most recent year-end results.













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                                      -9-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

================================================================================
                           Index Sales per Square Foot
                            1993-1994 Percent Change
================================================================================
             Store Type                          1994        1993     ICSC Index
================================================================================
GAFO:
Apparel & Accessories:
Women's Ready-To-Wear                            $189        $196        - 3.8%
Women's Accessories and Specialties               295         283        + 4.2%
Men's and Boy's Apparel                           231         239        - 3.3%
Children's Apparel                                348         310        +12.2%
Family Apparel                                    294         292        + 0.4%
Women's Shoes                                     284         275        + 3.3%
Men's Shoes                                       330         318        + 3.8%
Family Shoes                                      257         252        + 1.9%
Shoes (Misc.)                                     340         348        - 2.2%
SUBTOTAL                                         $238        $238        - 0.2%
--------------------------------------------------------------------------------
Furniture & Furnishings:
Furniture & Furnishings                          $267        $255        + 4.5%
Home Entertainment & Electronics                  330         337        - 2.0%
Miscellaneous                                     291         282        + 3.3%
SUBTOTAL                                         $309        $310        - 0.3%
--------------------------------------------------------------------------------
Other GAFO:
Jewelry                                          $581        $541        + 7.4%
Other                                             258         246        + 4.9%
SUBTOTAL                                         $317        $301        + 5.3%
TOTAL GAFO                                       $265        $261        + 1.6%
NON-GAFO
--------------------------------------------------------------------------------
FOOD:
Fast Food                                        $365        $358        + 2.0%
Restaurants                                       250         245        + 2.2%
Other                                             300         301        - 0.4%
SUBTOTAL                                         $304        $298        + 1.9%
--------------------------------------------------------------------------------
OTHER NON-GAFO:
Supermarkets                                     $236        $291        -18.9%
Drug/HBA                                          254         230        +10.3%
Personal Services                                 264         253        + 4.1%
Automotive                                        149         133        +12.2%
Home Improvement                                  133         127        + 4.8%
Mall Entertainment                                 79          77        + 3.2%
Other Non-GAFO Miscellaneous                      296         280        + 5.7%
SUBTOTAL                                         $192        $188        + 2.4%
TOTAL NON-GAFO                                   $233        $228        + 2.5%
TOTAL                                            $256        $252        + 1.8%
================================================================================
Note: Sales per square foot numbers are rounded to whole dollars. Three categories illustrated here have limited representation in the ICSC sample. Automotive, +12.2%; Home Improvement, +4.8%; and
      Supermarkets, -18.9%.
================================================================================
Source:  U.S. Department of Commerce and Dougal M. Casey.
================================================================================


     GAFO sales have risen relative to household income. In 1990 these sales represented 13.9 percent of average household income. By 1994 they rose to 14.4 percent. Projections through 2000 show a continuation of this trend to 14.7 percent. On average, total sales were equal to nearly 55.0 percent of household income in 1994.




================================================================================

                                      -10-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================



================================================================================
   Determinants of Retail Sales Growth and U.S. Retail Sales by Key Store Type
================================================================================
                                        1990            1994           2000(P)
================================================================================
Determinants
Population                          248,700,000     260,000,000     276,200,000
Households                           91,900,000      95,700,000     103,700,000
Average Household Income                $37,400         $42,600         $51,600
Total Census Money Income            $3.4 Tril.      $4.1 Tril.      $5.4 Tril.
--------------------------------------------------------------------------------
% Allocations of Income to Sales
GAFO Stores                                13.9%           14.4%           14.7%
Convenience Stores                         12.9%           11.7%           10.7%
Home Improvement Stores                     2.8%            3.0%            3.3%
Total Shopping Center-
Inclined Stores                            29.6%           29.1%           28.8%
Total Retail Stores                        54.3%           54.6%           52.8%
--------------------------------------------------------------------------------
Sales ($Billion)
GAFO Stores                                $472            $592            $795
Convenience Stores                          439             479             580
Home Improvement Stores                      95             123             180
Total Shopping Center-
Inclined Stores                          $1,005          $1,194          $1,555
TOTAL RETAIL SALES                       $1,845          $2,237          $2,850
================================================================================
Note:P= Sales and income figures are for the full year: population and household figures are as of April 1 in each respective year. P = Projected.
================================================================================
Source: U.S. Census of Population, 1990; U.S. Bureau of the Census Current
        Population Reports: Consumer Income P6-168, 174, 180, 184 and 188; Berna Miller with Linda Jacobsen, "Household Futures", American Demographics, March 1995: Retail Trade sources already cited: and Dougal M. Casey:
        ICSC White Paper
================================================================================

     GAFO sales have risen at a compound annual rate of approximately 6.8 percent since 1991 based on the following annual change in sales.

                    ================================
                    1990/91                     2.9%
                    --------------------------------
                    1991/92                     7.0%
                    --------------------------------
                    1992/93                     6.6%
                    --------------------------------
                    1993/94                     7.0%
                    ================================


     According to a recent study by the ICSC, GAFO sales are expected to grow by
5.0 percent per annum through the year 2000, which is well above the 4.1 percent growth for all retail sales. This information is presented in the following chart.




================================================================================

                                      -11-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

================================================================================
             Retail Sales in the United States, by Major Store Type
================================================================================
                                       1994       2000(P)      Percent Change
                                                                       Compound
        Store Type                ($ Billions) ($ Billions)   Total     Annual
================================================================================
GAFO:
General Merchandise                   $  283      $  370      30.7%      4.6%
Apparel & Accessories                    110         135      22.7%      3.5%
Furniture/Home Furnishings               120         180      50.0%      7.0%
Other Shoppers Goods                      81         110      35.8%      5.2%
--------------------------------------------------------------------------------
GAFO Subtotal                         $  592      $  795      34.3%      5.0%
--------------------------------------------------------------------------------
CONVENIENCE GOODS:
Food Stores                           $  398      $  480      20.6%      3.2%
Drugstores                                82         100      22.0%      3.4%
--------------------------------------------------------------------------------
Convenience Subtotal                  $  479      $  580      21.1%      3.2%
--------------------------------------------------------------------------------
Home Improvement                         123         180      46.3%      6.6%
--------------------------------------------------------------------------------
Shopping Center-inclined Subtotal     $1,194      $1,555      30.2%      4.5%
--------------------------------------------------------------------------------
All Other                              1,043       1,295      24.2%      3.7%
--------------------------------------------------------------------------------
Total                                 $2,237      $2,850      27.4%      4.1%
================================================================================
Note:   P = Projected. Some figures rounded.
================================================================================
Source: U.S. Department of Commerce, Bureau of the Census and Dougal M. Casey.
================================================================================

     In considering the six-year period January 1995 through December 2000, it may help to look at the six-year period extending from January 1989 through December 1994 and then compare the two time spans.

     Between January 1989 and December 1994, shopping center-inclined sales in the United States increased by $297 billion, a compound growth rate of 4.9 percent. These shopping center-inclined sales are projected to increase by $361 billion between January 1995 and December 2000, a compound annual growth rate of
4.5 percent. GAFO sales, however, are forecasted to increase by 34.3 percent or
5.0 percent per annum.

Industry Trends

     According to the National Research Bureau, there were a total of 40,368 shopping centers in the United States at the end of 1994. During this year, 735 new centers opened, a 10.0 percent increase over the 667 that opened in 1993. The upturn marked the first time since 1989 that the number of openings increased. The greatest growth came in the small center category (less than 100,000 square feet) where 457 centers were constructed. In terms of GLA added, new construction in 1994 resulted in an addition of 90.16 million square feet of GLA from approximately 4.77 billion to 4.86 billion square feet. The following chart highlights trends over the period 1987 through 1994.




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                                      -12-

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

====================================================================================================================================
                                                     Census Data: 8-Year Trends
====================================================================================================================================
                                                  Total         Average       Average       % Change                     % Increase
                No. of          Total             Sales         GLA per      Sales per       in Sales        New           in Total
   Year.        Centers         GLA             (Billions)       Center       Sq. Ft.        per Sq. Ft.    Centers        Centers
====================================================================================================================================
   1987          30,641    3,722,957,095      $602,294,426       121,502      $161.78           2,41%        2,145          7.53%
------------------------------------------------------------------------------------------------------------------------------------
   1988          32,563    3,947,025,194      $641,096,793       121,212      $162.43           0.40%        1,922          6.27%
------------------------------------------------------------------------------------------------------------------------------------
   1989          34,683    4,213,931,734      $682,752,628       121,498      $162.02          -0.25%        2,120          6.51%
------------------------------------------------------------------------------------------------------------------------------------
   1990          36,515    4,390,371,537      $706,380,618       120,235      $160.89          -0.70%        1,832          5.28%
------------------------------------------------------------------------------------------------------------------------------------
   1991          37,975    4,563,791,215      $716,913,157       120,179      $157.09          -2.37%        1,460          4.00%
------------------------------------------------------------------------------------------------------------------------------------
   1992          38,966    4,678,527,428      $768,220,248       120,067      $164.20           4.53%          991          2.61%
------------------------------------------------------------------------------------------------------------------------------------
   1993          39,633    4,770,760,559      $806,645,004       120,373      $169.08           2.97%          667          1.71%
------------------------------------------------------------------------------------------------------------------------------------
   1994          40,368    4,860,920,056      $851,282,088       120,415      $175.13           3.58%          735          1.85%
------------------------------------------------------------------------------------------------------------------------------------
Compound
  Annual
  Growth         +4.01%            +3.88%            +5.07%         -.13%       +1.14%           N/A           N/A           N/A
====================================================================================================================================
Source: National Research Bureau Shopping Center Database and Statistical Model
====================================================================================================================================




     From the chart we see that both total GLA and total number of centers have increased at a compound annual rate of approximately 4.0 percent since 1987. New construction was up 1.85 percent in 1994, a slight increase over 1993 but still well below the peak year 1987 when new construction increased by 7.5 percent. Industry analysts point toward increased liquidity among shopping center owners, due in part to the influx of capital from securitized debt financing and the return of lending by banks and insurance companies. REITs have also been a source of capital and their appetite for new product has provided a convenient take out vehicle.

     Among the 40,368 centers in 1994, the following breakdown by size can be shown.

================================================================================
              U.S. Shopping Center Inventory, January 1995
================================================================================
                           Number of Centers           Square Feet (Millions)
                         -------------------------------------------------------
 Size Range (SF)           Amount       Percent       Amount            Percent
================================================================================
Under     100,000           25,450          63%          1,240             25%
--------------------------------------------------------------------------------
100,000 - 400,000           13,035          32%          2,200             45%
--------------------------------------------------------------------------------
400,000 - 800,000            1,210           3%            675             15%
--------------------------------------------------------------------------------
Over      800,000              673           2%            750             15%
--------------------------------------------------------------------------------
       Total                40,368         100%          4,865            100%
================================================================================
Source: National Research Bureau (some numbers slightly rounded).
================================================================================


     According to the National Research Bureau, total sales in shopping centers have grown at a compound rate of 5.07 percent since 1987. With sales growth outpacing new construction, average sales per square foot have been showing positive increases since the last recession. Aggregate sales were up 5.5 percent nationwide from $806.6 billion (1993) to $851.3 billion (1994). In 1994, average sales were $175.13 per square foot, up nearly 3.6 percent over 1993 and 1.14 percent on average over the past seven years. The biggest gain came in the super-regional category (more than 1 million square feet) where sales were up
5.05 percent to $193.13 per square foot.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

     The following chart tracks the change in average sales per square foot by size category between 1993 and 1994.

================================================================================
                          Sales Trends by Size Category
                                   1993-1994
================================================================================
                               Average Sales Per Square Foot
                           -----------------------------------------------------
       Category                    1993               1994           % Change
================================================================================
Lessthan     100,000 SF          $193.10            $199.70            +3.4%
--------------------------------------------------------------------------------
100,001 to   200,000 SF          $156.18            $161.52            +3.4%
--------------------------------------------------------------------------------
200,001 to   400,000 SF          $147.57            $151.27            +2.5%
--------------------------------------------------------------------------------
400,001 to   800,000 SF          $157.04            $163.43            +4.1%
--------------------------------------------------------------------------------
800,001 to 1,000,000 SF          $194.06            $203.20            +4.7%
--------------------------------------------------------------------------------
More than  1,000,000 SF          $183.90            $193.13            +5.0%
--------------------------------------------------------------------------------
          Total                  $169.08            $175.13            +3.6%
================================================================================
Source: National Research Bureau
================================================================================


     Empirical data shows that the average GLA per capita is increasing. In 1994, the average for the nation was 18.7. This was up from 16.1 in 1988 and more recently, 18.5 square feet per capita in 1993. Among states, Florida has the highest GLA per capita with 28.89 square feet and South Dakota has the lowest at 9.40 square feet. The estimate for 1995 is for an increase to 19.1 per square foot per capita. Per capita GLA for regional malls (defined as all centers in excess of 400,000 square feet) has also been rising. This information is presented on the following chart.

        ===============================================================
                                 GLA per Capita
        ===============================================================
        Year                       All Centers           Regional Malls
        ===============================================================
        1988                          16.1                    5.0
        ---------------------------------------------------------------
        1989                          17.0                    5.2
        ---------------------------------------------------------------
        1990                          17.7                    5.3
        ---------------------------------------------------------------
        1991                          18.1                    5.3
        ---------------------------------------------------------------
        1992                          18.3                    5.5
        ---------------------------------------------------------------
        1993                          18.5                    5.5
        ---------------------------------------------------------------
        1994                          18.7                    5.4
        ===============================================================
        Source: International Council of Shopping Center: The Scope
                of The Shopping Center Industry.
        ===============================================================


     The Urban Land Institute, in the 1995 edition of Dollars and Cents of Shopping Centers, reports that vacancy rates range from a low of 2.0 percent in neighborhood centers to 14.0 percent for regional malls. Super-regional malls reported a vacancy rate of 7.0 percent and community centers were 4.0 percent based upon their latest survey.

     The retail industry's importance to the national economy can also be seen in the level of direct employment. According to F.W. Dodge, the construction information division of McGraw-Hill, new projects in 1994 generated $2.6 billion in construction contract awards and supported 41,600 jobs in construction trade and related industries. This is nearly half of the construction employment level of 95,360 for new shopping center development in 1990. It is estimated that 10.18 million people are now employed in shopping centers, equal to about one of every nine non-farm workers in the country. This is up 2.9 percent over 1991.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

Market Shifts - Contemporary Trends in the Retail Industry

     During the 1980s, the department store and specialty apparel store industries competed in a tug of war for consumer dollars. Specialty stores emerged largely victorious as department store sales steadily declined as a percentage of total GAFO sales during the decade, slipping from 47.0 percent in 1979 to 44.0 percent in 1989. During this period, many anchor tenants teetered from high debt levels incurred during speculative takeovers and leveraged buyouts of the 1980s. Bankruptcies and restructuring, however, have forced major chains to refocus on their customer and shed unproductive stores and product lines. At year end 1994, department store sales, as a percentage of GAFO sales, were approximately 37.5 percent.

     The continued strengthening of some of the major department store chains, including Sears, Federated/Macy's, May and Dayton Hudson, is in direct contrast to the dire predictions made by analysts about the demise of the traditional department store industry. This has undoubtedly been brought about by the heightened level of merger and acquisition activity in the 1980s which produced a burdensome debt structure among many of these entities. When coupled with reduced sales and cash flow brought on by the recession, department stores were unable to meet their debt service requirements.

     Following a round of bankruptcies and restructurings, the industry has responded with aggressive cost-cutting measures and a focused merchandising program that is decidedly more responsive to consumer buying patterns. The importance of department stores to mall properties is tantamount to a successful project since the department store is still the principal attraction that brings patrons to the center.

     On balance, 1994/95 was a continued period of transition for the retail industry. Major retailers achieved varying degrees of success in meeting the demands of increasingly value conscious shoppers. Since the onset of the national economic recession in mid-1990, the retail market has been characterized by intense price competition and continued pressure on profit margins. Many national and regional retail chains have consolidated operations, closed underperforming stores, and/or scaled back on expansion plans due to the uncertain spending patterns of consumers. Consolidations and mergers have produced a more limited number of retail operators, which have responded to changing spending patterns by aggressively repositioning themselves within this evolving market. Much of the recent retail construction activity has involved the conversion of existing older retail centers into power center formats, either by retenanting or through expansion. An additional area of growth in the retail sector is in the "supercenter" category, which consists of the combined grocery and department stores being developed by such companies as Wal-Mart and Kmart. These formats require approximately 150,000 to 180,000 square feet in order to carry the depth of merchandise necessary for such economies of scale and market penetration.

     Some of the important developments in the industry over the past year can be summarized as follows:




================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

     o The discount department store industry emerged as arguably the most volatile retail sector, lead by regional chains in the northeast. Jamesway, Caldor and Bradlees each filed for Chapter 11 within six months and Hills Stores is on the block. Jamesway is now in the process of liquidating all of its stores. Filene's Basement was granted relief from some covenant restrictions and its stock price plummeted. Ames, based in Rocky Hill, Connecticut, will close 17 of its 307 stores. Kmart continues to be of serious concern. Its debt has been downgraded to junk bond status. Even Wal-Mart, accustomed to double digit sales growth, has seen some meager comparable sales increases. These trends are particularly troubling for strips since these tenants are typical anchors.

     o The attraction of regional malls as an investment has diminished in view of the wave of consolidations and bankruptcies affecting in-line tenants. Some of the larger restructurings include Melville with plans to close up to 330 stores, sell Marshalls to TJX-Companies, split into three publicly traded companies, and sell Wilsons and This End Up; Petrie Retail, which operates such chains as M.J. Carroll, G&G, Jean Nicole, Marianne and Stuarts, has filed for bankruptcy protection; Edison Brothers (Jeans West, J. Riggins, Oak Tree, 5-7-9 Shops, etc.) announced plans to close up to 500 stores while in Chapter 11; J. Baker intends to liquidate Fayva Shoe division (357 low-price family footwear stores); The Limited announced a major restructuring, including the sale of partial interests in certain divisions; Charming Shoppes will close 290 Fashion Bug and Fashion Bug Plus stores; Trans World Entertainment (Record Town) has closed 115 of its 600 mall shop locations. Other chains having trouble include Rickel Home Centers which filed Chapter 11; Today's Man, a 35 store Philadelphia based discount menswear chain has filed; nine subsidiaries of Fretta, including Dixon's, U.S. Holdings and Silo, filed Chapter 11; and Clothestime, also in bankruptcy will close up to 140 of its 540 stores. Merry-Go-Round, a chain that operates 560 stores under the names Merry-Go-Round, Dejaiz and Cignal is giving up since having filed in January 1994 and will liquidate its assets. Toys "R" Us has announced a global reorganization that will close 25 stores and cut the number of items it carries to 11,000 from 15,000. Handy Andy, a 50 year old chain of 74 home improvement centers which had been in Chapter 11, has decided to liquidate, laying off 2,500 people.

     o Overall, analysts estimate that 4,000 stores closed in 1995 and as many as 7,000 more will close in 1996. Mom-and-Pop stores, where 75 percent of U.S. retailers employ fewer than 10 people have been declining for the past decade. Dun and Bradstreet reports that retail failures are up 1.4 percent over Last year - most of them small stores who don't have the financial flexibility to renegotiate payment schedule.

     o With sales down, occupancy costs continue to be a major issue facing many tenants. As such, expansion oriented retailers like The Limited, Ann Taylor and The Gap, are increasingly shunning mall locations for strip centers. This has put further pressure on mall operators to be aggressive with their rent forecasts or in finding replacement tenants.

================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

     o While the full service department store industry led by Sears has seen a profound turnaround, further consolidation and restructuring continues. Woodward & Lothrop was acquired by The May Department Stores Company and JC Penney; Broadway Stores was acquired by Federated Department Stores; Elder Beerman has filed Chapter 11 and will close 102 stores; Steinbach Stores will be acquired by Crowley, Milner & Co.; Younkers will merge with Proffitts; and Strawbridge and Clothier has hired a financial advisor to explore strategic alternatives for this Philadelphia based chain.

     o Aside from the changes in the department store arena, the most notable transaction in 1995 involved General Growth Properties' acquisition of the Homart Development Company in a $1.85 billion year-end deal. Included were 25 regional malls, two current projects and several development sites. In November, General Growth arranged for the sale of the community center division to Developers Diversified for approximately $505 million. Another notable deal involved Rite Aid Corporation's announcement that it will acquire Revco Drug Stores in a $1.8 billion merger to form the nation's largest drug store company with sales of $11 billion and 4,500 +/- stores.

     o As of January 1, 1995 there were 311 outlet centers with 44.4 million square feet of space. Outlet GLA has grown at a compound annual rate of 18.1 percent since 1989. Concerns of over-building, tenant bankruptcies, and consolidations have now negatively impacted this industry as evidenced by the hit the outlet REIT stocks have taken. Outlet tenants have not been immune to the global troubles impacting retail sales as comparable store sales were down 3.1 percent through November 1995.

     o Category Killers and discount retailers have continued to drive the demand for additional space. In 1995, new contracts were awarded for the construction or renovation of 260 million square feet of stores and shopping centers, up from 173 million square feet in 1991 according to F.W. Dodge, matching the highest levels over the past two decades. It is estimated that between 1992 and 1994, approximately
          55.0 percent of new retail square footage was built by big box retailers. In 1994, it is estimated that they accounted for 80.0 percent of all new stores. Most experts agree that the country is over-stored. Ultimately, it will lead to higher vacancy rates and place severe pressure on aging, capital intensive centers. Many analysts predict that consolidation will occur soon in the office products superstores category where three companies are battling for market share - OfficeMax, Office Depot and Staples.

     o Entertainment is clearly the new operational requisite for property owners and developers who are incorporating some form of entertainment into their designs. With a myriad of concepts available, ranging from mini-amusement parks to multiplex theater and restaurant themes, to interactive high-tech applications, choosing the right formula is a difficult task.



================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

Investment Criteria and Institutional Investment Performance

     Investment criteria for mail properties range widely. Many firms and organizations survey individuals active in this industry segment in order to gauge their current investment criteria. These criteria can be measured against traditional units of comparison such as price (or value) per square foot of GLA and overall capitalization rates.

     The price that an investor is willing to pay represents the current or present value of all the benefits of ownership. Of fundamental importance is their expectation of increases in cash flow and the appreciation of the investment. Investors have shown a shift in preference to initial return, placing probably less emphasis on the discounted cash flow analysis (DCF). A DCF is defined as a set of procedures in which the quantity, variability, timing, and duration of periodic income, as well as the quantity and timing of reversions, are specified and discounted to a present value at a specified yield rate. Understandably, market thinking has evolved after a few hard years of reality where optimistic cash flow projections did not materialize. The DCF is still, in our opinion, a valid valuation technique that when properly supported, can present a realistic forecast of a property's performance and its current value in the marketplace.

     Equitable Real Estate Investment Management, Inc. reports in their Emerging Trends in Real Estate - 1996 that their respondents give retail investments generally poor performance forecasts in their latest survey due to the protracted merchant shakeout which will continue into 1996. While dominant, Class A malls are still considered to be one of the best real estate investments anywhere, only 13.0 percent of the respondents recommended buying malls. Rents and values are expected to remain flat (in real terms) and no one disputes their contention that 15 to 20 percent of the existing malls nationwide will be out of business by the end of the decade. For those centers that will continue to reposition themselves, entertainment will be an increasingly important part of their mix.

     Investors do cite that, after having been written off, department stores have emerged from the shake-out period as powerful as ever. The larger chains such as Federated, May and Dillard's, continue to acquire the troubled regional chains who find it increasingly difficult to compete against the category killers. Many of the nations largest chains are reporting impressive profit levels, part of which has come about from their ability to halt the double digit sales growth of the national discount chains. Mall department stores are aggressively reacting to power and outlet centers to protect their market share. Department stores are frequently meeting discounters on price.

     While power centers are considered one retail property type currently in a growth mode, most respondents feel that the country is over-stored and value gains with these types of centers will lag other property types, including malls, over five and ten year time frames.

     The following chart summarizes the results of their current survey.


================================================================================

                                      -18-
                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================


================================================================================
                     Retail Property Rankings and Forecasts
================================================================================
                  Investment Potential                   Predicted Value Gains
Property Type     --------------------      1996        ------------------------
                  Rating(1)  Ranking(2) Rent Increase   1 Yr.    5 Yrs.  10 Yrs.
================================================================================
Regional Malls        4.9       8th         2.0%         2%       20%      40%
--------------------------------------------------------------------------------
Power Centers         5.3       6th         2.3%         1%       17%      32%
--------------------------------------------------------------------------------
Community Centers     5.4       5th         2.4%         2%       17%      33%
================================================================================
1  Scale of 1 to 10
2  Based on 9 property types
================================================================================

     The NCREIF Property Index represents data collected from the Voting Members of the National Council of Real Estate Investment Fiduciaries. As shown in the following table, data through the third quarter of 1995 shows that the retail index posted a positive 1.23 percent increase in total return. Increased competition in the retail sector from new and expanding formats and changing locational references has caused the retail index to trail all other property types. As such, the -2.01 percent decline in value reported by the retail subindex for the year were in line with investors' expectations.

================================================================================
                             Retail Property Returns
                                  NCREIF Index
                             Third Quarter 1995 (%)
================================================================================
   Period          Income        Appreciation    Total        Change in CPI
================================================================================
3rd Qtr. 1995       1.95              -.72        1.23             .46
--------------------------------------------------------------------------------
  One Year          8.05             -2.01        5.92            2.55
--------------------------------------------------------------------------------
Three Years         7.54             -3.02        4.35            2.73
--------------------------------------------------------------------------------
 Five Years         7.09             -4.61        2.23            2.92
--------------------------------------------------------------------------------
 Ten Years          6.95               .54        7.52            3.53
================================================================================
Source: Real Estate Performance Report
        National Council of Real Estate Investment Fiduciaries
================================================================================

     It is noted that the positive total return continues to be affected by the capital return component which has been negative for the last five years. However, as compared to the CPI, the total index has performed relatively well.

Real Estate Investment Trust Market (REITs)

     To date, the impact of REITs on the retail investment market has been significant, although the majority of Initial Property Offerings (IPOs) involving regional malls, shopping centers, and outlet centers did not enter the market until the latter part of 1993 and early 1994. It is noted that REITs have dominated the investment market for apartment properties and have evolved into a major role for retail properties as well.


================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

     As of November 30, 1995, there were 297 REITs in the United States, about
79.0 percent (236) which are publicly traded. The advantages provided by REITs, in comparison to more traditional real estate investment opportunities, include the diversification of property types and location, increased liquidity due to shares being traded on major exchanges, and the exemption from corporate taxes when 95.0 percent of taxable income is distributed.

     There are essentially three kinds of REITs which can either be "open-ended", or Finite-life (FREITs) which have specified liquidation dates, typically ranging from eight to fifteen years.

     o Equity REITs center around the ownership of properties where ownership interests (shareholders) receive the benefit of returns from the operating income as well as the anticipated appreciation of property value. Equity REITs typically provide lower yields than other types of REITs, although this lower yield is theoretically offset by property appreciation.

     o Mortgage REITs invest in real estate through loans. The return to shareholders is related to the interest rate for mortgages placed by the REIT.

     o Hybrid REITs combine the investment strategies of both the equity and mortgage REITs in order to diversify risk.

     The influx of capital into REITs has provided property owners with an significant alternative marketplace of investment capital and resulted in a considerably more liquid market for real estate. A number of "non-traditional" REIT buyers, such as utility funds and equity/income funds, established a major presence in the market during 1993/94.

     1995 was not viewed as a great year for REITs relative to the advances seen in the broader market. Through the end of November, equity REITs posted a 9.3 percent total return according to the National Association of Real Estate Investment Trusts (NAREIT). The best performer among equity REITs was the office sector with a 29.4 percent total return. This was followed by self-storage (27.3%), hotels (26.7%), triple-net lease (20.6%), and health care (18.8%). Two equity REIT sectors were in the red-outlet centers and regional malls.

Retail REITs

     As of November 30, 1995, there were a total of 47 REITs specializing in retail, making up approximately 16 percent of the securities in the REIT market. Depending upon the property type in which they specialize, retail REITs are divided into three categories: shopping centers, regional malls, and outlet centers. The REIT performance indices chart shown as Table A on the following page, shows a two-year summary of the total retail REIT market as well as the performance of the three composite categories.



================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================



================================================================================
                       Table A - REIT Performance Indicies
--------------------------------------------------------------------------------
                        Y-T-D Total   Dividend    No. of REIT     Market
                           Return      Yield      Securities  Capitalization*
================================================================================
                            As of November 30, 1995
================================================================================
TOTAL RETAIL               0.49%        8.36%         47         $14,389.1

    Strip Centers          2.87%        8.14%         29          $8,083.3
    Regional Malls        -2.47%        9.06%         11          $4,886.1
    Outlet Centers        -2.53%        9.24%          6          $1,108.7
--------------------------------------------------------------------------------
                             As of November 30,1994
================================================================================
TOTAL RETAIL              -3.29%        8.35%         46         $12,913.1

    Strip Centers         -4.36%        7.98%         28          $7,402.7
    Regional Malls         2.84%        8.86%         11          $4,459.1
    Outlet Centers       -16.58%        8.74%          7          $1,051.4
--------------------------------------------------------------------------------
  * Number reported in thousands.
    Source, Realty Stock Review
================================================================================


     As can be seen, the 47 REIT securities have a market capitalization of approximately $14.4 billion, up 11.5 percent from the previous year. Total returns were positive through November 1995, reversing the negative return for the comparable period 12 months earlier. It is noted that the positive return was the result of the strength of the shopping center REITs which constitute nearly 60 percent of the market capitalization. Total retail REITs dividend yields have remained constant over the last year at approximately 8.36 percent. Regional mall and shopping center REITs dominate the total market, making up approximately 85 percent of the 47 retail REITs.

     While many of the country's best quality malls and shopping centers have recently been offered in the public market, this heavily capitalized marketplace has provided sellers with an attractive alternative to the more traditional market for large retail properties.

Regional Mall REITs

     The accompanying exhibit Table B summarizes the basic characteristics of eight REITs and one publicly traded real estate operating company (Rouse Company) comprised exclusively or predominantly of regional mall properties. Excluding the Rouse Company (ROUS), the IPOs have all been completed since November 1992. The nine public offerings with available information have a total of 281 regional or super regional malls with a combined leasable area of approximately 229 million square feet. This figure represents more than 14.0 percent of the total national supply of this product type.



================================================================================

                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

     The nine companies are among the largest and best capitalized domestic real estate equity securities, and are considerably more liquid than more traditional real estate related investments. Excluding the Rouse Company, however, these companies have been publicly traded for only a short period, and there is not an established track record. General Growth was the star performer in 1995 with a 15 percent increase in its stock price following the acquisition of the Homart retail portfolio from Sears for $1.85 billion - the biggest real estate acquisition of the decade.



====================================================================================================================================
Table B - REGIONAL MALL REIT ANALYSIS
Cushman & Wakefield, Inc.
====================================================================================================================================
REIT PORTFOLIO                         CBL       CWN        EJD        GGP        MAC       ROUS        SPG        TCO        URB
                                     CBL &      Crown     Edward    General   Macerich      Rouse      Simon    Taubman      Urban
                                    Assoc.   Amercian  Debartolo     Growth    Company    Company   Property    Centers   Shopping
====================================================================================================================================
Company Overview

Total Retail Centers                    95         23         51         40         16         67         56         19         12
    - Super Regional Centers*            5          1         28         14          4         27         21         16          7
    - Regional Centers                  11         22         23         25         10         27         35          3          2
    - Community Centers                 79                    11         11          1         13         55                     3
    - Other                             --         --         --         --         --         --          3         --         --
Total Mall GLA**                    17,129     12,686     44,460     28,881     10,620     44,922     39,329     22,031      8,895
Total Mall Shop GLA**                6,500      4,895     15,300     12,111         --     19,829     15,731      9,088      2,356
Avg. Total GLA/Center**                180        552        872        722        664        670        702      1,160        741
Avg. Mall Shop GLA/Center**             68        213        300        303         --        296        281        478        196

====================================================================================================================================
Mall Operations

Reporting Year                        1994       1994       1994       1994       1994       1994       1994       1994       1994
Avg. Sales PSF of Mall GLA            $226       $204       $260       $245       $262       $285       $259       $335       $348
Minimum Rent/Sales Ratio               8.6%       7.1%       8.3%        --         --         --        6.8%      10.2%       8.1%
Total Occupancy Cost/Sales Ratio      12.2%      10.0%      12.4%        --       11 2%        --       10.2%      14.8%      11.7%
Mall Shop Occupancy Level             88.7%      84.0%      85.0%      87.0%      92.9%        --       86.2%      86.6%      93.3%

====================================================================================================================================
Share Prices

IPO Date                          10/27/93     8/9/93    6/30/94     4/8/93     3/9/94       1966   12/26/93   11/18/92    10/6/93
IPO Price                           $19.50     $17.25     $14.75     $22.00     $19.00         --     $22.25     $11.00     $23.50
Current Price (12/15/95)            $21.63      $7.38     $13.00     $19.13     $19.75     $19.63     $25.13      $9.75     $21.75
52 - Week High                      $22.00     $14,13     $15.13     $22.63     $21,88     $22 63     $26.00     $10.38     $22.50
52 - Week Low                       $17.38      $6.50     $12.00     $18.13     $19.25     $17.50     $22.50      $8.88     $18.75


====================================================================================================================================
Capitalization & Yields

Outstanding Shares***                30.20      36.85      89.60      43.37      31,45      47.87      95.64     125.85      21.19
Market Capitalization***              $653       $272     $1,165       $830       $621       $940     $2,403     $1.227       $461
Annual Dividend                      $1.59      $0.80      $1.26      $1.72      $1.68      $0.80      $1.97      $0.88      $1.94
Dividend Yield (12/15/95)             7.35%     10.84%      9.69%      8.99%      8.51%      4.08%      7.84%      9.03%      8.92%
FFO 1995****                         $1.85      $1.50      $1.53      $1.96      $1.92      $1.92      $2.28      $0.91      $2.17
FFO Yield (12/15/95)                  8.55%     20.33%     11.77%     10.25%      9.72%      9.78%      9.07%      9.33%      9.98%

====================================================================================================================================
Source:  Salomon Bothers and Realty Stock Review; Annual Reports

*    Super Regional Center (>= 800,000 Sq. Ft.).
**   Numbers in thousands (000) includes malls only.
***  Numbers in millions.
**** Funds From Operations is defined as net income (loss) before depreciation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assets and before minority interests in the Operating
     Partnership.
====================================================================================================================================




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                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

Shopping Center REITs

     Shopping center REITs comprise the largest sector of the retail REIT market accounting for 29 out of the total 47 securities. General characteristics of eight of the largest shopping center REITs are summarized on Table C. The public equity market capitalization of the eight companies totaled $6.1 billion as of December 15, 1995. The two largest, Kimco Realty Corp. and New Plan Realty Trust have a market capitalization equal to approximately 34.5 percent of the group total.

     While the regional mall and outlet center REIT markets struggled through 1995, shopping center REITs showed a positive November 30, 1995 year-to-date return of 2.87%. Through 1995, transaction activity in the national shopping center market has been moderate. Most of the action in this market is in the power center segment. As an investment, power centers appeal to investors and REITs because of the high current cash returns and long-term leases. However, with their popularity, the potential for overbuilding is high. Also creating skepticism within this market is the stability of several large discount retailers such as Kmart, and other discount department stores which typically anchor power centers. Shopping center REITs which hold numerous properties where struggling retailers are located are currently keeping close watch over these centers in the event of these anchor tenants vacating their space.

     Similar to the regional mall REITs, shopping center REITs have been publicly traded for only a short period and do not have a defined track record.
While the REITs have been in existence for a relatively short period, the growth requirements of the companies should place upward pressure on values due to continued demand for new product.



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                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================



====================================================================================================================================
Table C - SHOPPING CENTER REIT ANALYSIS
Cushman & Wakefield, Inc.
====================================================================================================================================
REIT PORTFOLIO                                     DOR        FRT        GRT        JPR        KIM        NPR        VNO        WRI
                                                Devel.    Federal   Glimcher         JP      Kimco   New Plan    Vornado Weingarten
                                           Diversified Realty Inv     Realty Realty Inc Realty Corp    Realty     Realty     Realty
====================================================================================================================================
Company Overview

Total Properties                                   111         53         84         46        193        123         65        161
Total Retail Centers                               104         53         84         40        193        102         56        141
Total Retail GLA*                               23,600     11,200     12,300      6,895     26,001     14,500      9,501     13,293
Avg. Total GLA/Center*                             227        211        146        172        135        142        170         94

------------------------------------------------------------------------------------------------------------------------------------

Mall Operations

Reporting Year                                               --         1994       --         1994       --         --         1994
Total Rental Income                               --         --      $71,101       --     $125,272       --         --     $112,233
Average Rent/Square Foot                         $6.04                  --         --        $4.82       --         --        $8.44
Total Operating Expenses                          --         --      $45,746       --      $80,563       --         --      $76,771
Operating Expenses/Square Foot                    --         --        $3.72       --        $3.10       --         --        $5.78
Operating Expense Ratio                           --         --         64.3%      --         64.3%      --         --         68.4%
Total Occupancy Level                             96.6%      95.1%      96.3%      94.0%      94.3%      95.4%      94.0%      92.0%

------------------------------------------------------------------------------------------------------------------------------------

Share Prices

IPO Date                                          1992       1993       1994       1994       1991       1973       1993       1985
IPO Price                                       $19.50     $17.25     $14.75     $22.00     $19.00       --       $22.25       --
Current Price (12/15/95)                        $29.88     $23.38     $17,75     $20.63     $42.25     $21.63     $36.13     $36.13
52 - Week High                                  $32.00     $23.75     $22.38     $21.38     $42.25     $23.00     $38.13     $38.13
52 - Week Low                                   $26.13     $19.75     $16.63     $17.38     $35.00     $18.75     $32.75     $32.75

------------------------------------------------------------------------------------------------------------------------------------

Capitalization & Yields

Outstanding Shares**                             18.96      32.22      24.48      19.72      22.43      53.26      24.20      26.53
Market Capitalization**                           $567       $753       $435       $407       $948     $1,152       $874       $959
Annual Dividend                                  $2.40      $1.64      $1.92      $1.68      $2.16      $1.39      $2.24      $2.40
Dividend Yield (12/15/95)                         8.03%      7.01%     10.82%      8.14%      5.11%      6.43%      6.20%      6.64%
FFO 1995****                                     $2.65      $1.78      $2.25      $1.83      $3.15      $1.44      $2.67      $2.80
FFO Yield (12/15/95)                              8.87%      7.61%     12.68%      8.87%      7.46%      6.66%      7.39%      7.75%

------------------------------------------------------------------------------------------------------------------------------------
Source: Salomon Brothers and Realty Stock Review. Annual Reports

     *    Numbers in thousands (000) includes retail properties only.
     **   Numbers in millions.
     ***  Funds From Operations is defined as net income (loss) before depreciation, amortization, other non-cash items, extraordinary items, gains or losses on sales of assets and before minority interests in the Operating Partnership.
------------------------------------------------------------------------------------------------------------------------------------







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                                      -24-


                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                               National Retail Market Overview
================================================================================

Outlook

     A review of various data sources reveals the intensity of the development community's efforts to serve a U.S. retail market that is still growing, shifting and evolving. It is estimated 25-30 power centers appear to be capable of opening annually, generating more than 12 million square feet of new space per year. That activity is fueled by the locational needs of key power center tenants, 27 of which indicated in recent year-end reports to shareholders an appetite for 900 new stores annually, an average of 30 new stores per firm.

     With a per capita GLA figure of 19 square feet, most analysts are in agreement that the country is already over-stored. As such, new centers will become feasible through the following demand generators:

     o The gradual obsolescence of some existing retail locations and retail facilities;

     o The evolution of the locational needs and format preferences of various anchor tenants; and

     o Rising retail sales generated by increasing population and household levels.

     By the year 2000, total retail sales are projected to rise from $2.237 trillion in 1994 to almost $2.9 trillion; shopping center-inclined sales are projected to rise by $361 billion, from $1.194 trillion in 1994 to nearly $1.6 trillion in the year 2000. Those increases reflect annual compound growth rates of 4.1 percent and 4.5 percent, respectively, for the six-year period.

     On balance, we conclude that the outlook for the retail industry is one of cautious optimism. Because of the importance of consumer spending to the economy, the retail industry is one of the most studied and analyzed segments of the economy. One obvious benefactor of the aggressive expansion and promotional pricing which has characterized the industry is the consumer. There will continue to be an increasing focus on choosing the right format and merchandising mix to differentiate the product from the competition and meet the needs of the consumer. Quite obviously, many of the nations' existing retail developments will find it difficult if not impossible to compete. Tantamount to the success of these older centers must be a proper merchandising or repositioning strategy that adequately considers the feasibility of the capital intensive needs of such an undertaking. Coincident with all of the change which will continue to influence the industry is a general softening of investor bullishness. This will lead to a realization that the collective interaction of the fundamentals of risk and reward now require higher capitalization rates and long term yield expectations in order to attract investment capital.




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                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                          QUALIFICATIONS OF RICHARD W. LATELLA
================================================================================

Professional Affiliations

Member, American Institute of Real Estate Appraisers
  (MAI Designation #8346)

New York State Certified General Real Estate Appraiser #46000003892 Pennsylvania State Certified General Real Estate Appraiser #GA-001053-R
State of Maryland Certified General Real Estate Appraiser #01462
Minnesota Certified General Real Estate Appraiser #20026517
Commonwealth of Virginia Certified General Real Estate Appraiser #4001-003348 State of Michigan Certified General Real Estate Appraiser #1201005216

New Jersey Real Estate Salesperson (License #NS-130101-A)

Certified Tax Assessor - State of New Jersey

Affiliate Member - International Council of Shopping Centers, ICSC

Real Estate Experience

Senior Director, Retail Valuation Group, Cushman & Wakefield Valuation Advisory Services. Cushman & Wakefield is a national full service real estate organization and a Rockefeller Group Company. While Mr. Latella's experience has been in appraising a full array of property types, his principal focus is in the appraisal and counseling for major retail properties and specialty centers on a national basis. As Senior Director of Cushman & Wakefield's Retail Group his responsibilities include the coordination of the firm's national group of appraisers who specialize in the appraisal of regional malls, department stores and other major retail property types. He has personally appraised and consulted on in excess of 200 regional malls and specialty retail properties across the country.

Senior Appraiser, Valuation Counselors, Princeton, New Jersey, specializing in the appraisal of commercial and industrial real estate, condemnation analyses and feasibility studies for both corporate and institutional clients from July 1980 to April 1983.

Supervisor, State of New Jersey, Division of Taxation, Local Property and Public Utility Branch in Trenton, New Jersey, assisting and advising local municipal and property tax assessors throughout the state from June 1977 to July 1980.

Associate, Warren W, Orpen & Associates, Trenton, New Jersey, assisting in the preparation of appraisals of residential property and condemnation analyses from July 1975 to April 1977.

Formal Education Trenton State College, Trenton, New
Jersey Bachelor of Science, Business Administration - 1977

As of the date of this report, Richard W. Latella, MAI, has completed the requirements under the continuing education program of the Appraisal Institute.





                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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

================================================================================



                        Louisiana Real Estate Appraisers
                          State Board of Certification

                      TEMPORARY REGISTRATION CERTIFICATION

    Having complied with R. S. 1950, Title 37, Chapter 51, Subsection 3401.C.
      of the Louisiana Real Estate Appraisers Certification Law, temporary registration to operate as a non-resident real estate appraiser in the state of Louisiana is hereby granted to:
                              Vincent S. Maniscalco

            This certification shall remain in effect until such time as the appraisal assignment on the following real property is complete:

                     The Esplanade Regional Shopping Center
                              West Esplanade Avenue
                                Kenner, Louisiana
[SEAL]


Date Issued: June 18, 1996                              /s/ Jack E. Evans Jr.
                                                    ----------------------------
                                                    Jack E. Evans, Jr., Chairman




================================================================================



                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       QUALIFICATIONS OF VINCENT S. MANISCALCO
================================================================================

EDUCATION

UNIVERSITY OF CONNECTICUT

     Bachelor of Science, Real Estate and Urban Economics
     May, 1986

     The Appraisal Institute

     Course 1A-1 - Real Estate Appraisal Principles
     Course 1A-2 - Basic Valuation Procedures
     Course 1B-A - Capitalization Theory & Techniques Part A
     Course 1B-B - Capitalization Theory & Techniques Part B
     Course 2-1 -  Case Studies in Real Estate Valuation
     Course SPP - Standards of Professional Practice

     The Society of Real Estate Appraisers

     Course 202 - Applied Income Property Valuation

PROFESSIONAL AFFILIATIONS

     Candidate of The Appraisal Institute

     Certified General Appraiser - State of Connecticut 0000390

     Temporary Licensed Real Estate Appraiser - State of Rhode Island TA0005OG

EXPERIENCE

     Actively engaged in commercial real estate analysis since 1986 as follows:

     Cushman & Wakefield of CT, Inc, Stamford, CT
                                     April, 1988 - Present

     Senior Associate involved with the preparation of appraisals of a wide range of income producing properties, feasibility studies, market surveys, and investment analysis.

     L. W. Ellwood and Company,      Ridgewood, NJ
                                     June, 1986 - April, 1988

     Associate involved with the preparation of appraisals of a wide range of investment quality income producing properties throughout the continental United States.




                                                                       CUSHMAN &
                                                                   WAKEFIELD (R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------